  Filed pursuant to Rule 424(b)(3)

Registration Number 333-184550

SQN AIF IV, L.P.
Units of Limited Partnership Interests at $1,000 per Unit
Minimum Offering Proceeds — 1,200 Units ($1,200,000)
Maximum Offering Proceeds — 200,000 Units ($200,000,000)

We are SQN AIF IV, L.P., a Delaware limited partnership. Our General Partner is SQN AIF IV GP, LLC, a Delaware limited liability company, and our Investment Manager is SQN Capital Management, LLC, a Delaware limited liability company. We are offering a minimum of 1,200 units ($1,200,000) and a maximum of 200,000 units ($200,000,000). A minimum investment of 5 units ($5,000) is required. We intend to use the net proceeds from this offering to invest in business-essential, revenue-producing (or cost-saving) equipment and Other Physical Assets with substantial economic lives and, in many cases, associated revenue streams and for infrastructure and energy project finance. Many of our investments will be structured as equipment leases, but we also intend to use other structures, including, but not limited to, participation agreements, residual sharing agreements, project financings and vendor and rental programs.

We expect that approximately 87.5% of the gross proceeds of this offering will be available for investment and to pay fees associated with such investments and 0.5% of the gross proceeds from this offering will be used to fund a capital reserve. The remaining 12% of the gross proceeds of the offering will be used to pay fees and expenses related to our organization and this offering, including fees to be paid to our selling agent and commissions to be paid to third party broker-dealers. Our principal objectives are to generate non-correlated capital appreciation and make regular cash distributions to you. We anticipate that during our initial years of operation our distributions will be, to some extent, tax-deferred due primarily to depreciation deductions on a portion of our equipment and operating losses.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012.

Investing in our units involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should read “Risk Factors,” beginning on page 14 of this prospectus, for a discussion of factors you should consider before buying our units. Among the most prominent of these risks are the following:

•	A substantial portion, and possibly all, of the cash distributions you receive from us will be a return of capital and not a return on capital. The sources of Distributable Cash are: (i) cash from operations; and (ii) offering proceeds. Unlimited amounts from either source may be used for distributions to investors. As a result, the amounts paid as cash distributions will reduce the amount of funds available for investment. When we use the phrase “return of capital” we mean a return of your initial investment without any growth. When we use the term “return on capital” we mean a return of growth on your initial investment in addition to the return of your initial investment.

•	This is a “blind-pool” offering because we have not specifically identified our investments and likely will not have done so at the time you invest. As a result, you cannot evaluate the risks of, or potential returns from, any of our investments at the time you invest.

•	Our lack of operating history and our General Partner’s and our Investment Manager’s limited operating history decreases your ability to evaluate your investment.

•	We will not apply for an advance ruling from the Internal Revenue Service as to any federal tax consequences of an investment in us, and if the Internal Revenue Service classifies us as a corporation you will lose tax benefits.

•	Since there is no public market for our units, an investment in our units is considered illiquid. You should be prepared to hold your units for the life of the fund, which is anticipated to be approximately five to seven years, but may be longer.

•	You will have very limited voting rights and you must rely on our General Partner, our Investment Manager and their affiliates to manage us.

•	A prolonged economic recession or changes in general economic conditions, or both, including fluctuations in demand for equipment and other portfolio assets, lease rates, and interest rates may result in delays in investment and reinvestment, delays in leasing, re-leasing and disposition of equipment, and reduced returns on capital.

•	Our performance will be subject to the risk of lease and other investment defaults. Uncertainties associated with the equipment leasing and financing industry may have an adverse effect on our business and may adversely affect our ability to provide you any economic return from our units or a complete return of your capital.

•	Our success will depend in part on our ability to realize residual value from a portion of our assets and equipment once the leases on those assets and equipment terminate.

•	Our General Partner, our Investment Manager and their affiliates will receive significant compensation from us, which will reduce distributions to you.

•	There are potential conflicts of interest between us and our General Partner, our Investment Manager and their affiliates.

•	You may incur tax liabilities in excess of cash distributions you receive from us in a particular year.

•	There are material federal income tax risks associated with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

Offering	Price to Public	Selling Commissions (1)	Proceeds to Us(2)
Per Unit	$1,000	$100	$900
Total Minimum Offering	$1,200,000	$120,000	$1,080,000
Total Maximum Offering	$200,000,000	$20,000,000	$180,000,000
(1)	Includes Underwriting Fees and Sales Commissions. Underwriting Fees are to be paid by us to our selling agent or selling agents. Our initial selling agent will be SQN Securities, LLC. Sales Commissions are to be paid by us to Selling Dealers.
(2)	Before deducting organizational and offering expenses to be paid by us out of the proceeds of this offering. We will not pay any Underwriting Fees or Sales Commissions in connection with units sold, if any, to our General Partner or its affiliates. See “Estimated Use of Proceeds.”

SQN Securities, LLC, which is an affiliate of our General Partner, will act initially as the selling agent for the offering of our units. The units will be offered on a “best efforts,” “minimum-maximum” basis. This means the selling agent must sell at least 1,200 units and receive subscription proceeds of at least $1,200,000 in order for this offering to close (excluding subscription proceeds, if any, from our General Partner or its affiliates and from residents of Pennsylvania), and it must use only its best efforts to sell our remaining units. Our subscription proceeds were held in an interest-bearing escrow account until $1,200,000 was received. The initial closing of this offering occurred on May 29, 2013. At that time we admitted investors as limited partners, receive the escrowed subscription proceeds from the escrow agent and paid in cash to such investors interest earned on their escrowed subscription proceeds, net of bank fees. This offering will not extend beyond April 2, 2015.

SQN Securities, LLC — Selling Agent

The date of this prospectus is April 18, 2014

TABLE OF CONTENTS

INVESTOR SUITABILITY	v
General	v
General Investor Suitability Requirements	v
Additional State Investor Suitability Requirements	v
Additional Considerations for ERISA Plans, IRAs, and Tax-Exempt Organizations	viii
Investor Suitability Requirements in Connection with Transfers of Units	viii
Who Might Benefit from Investment	viii

QUESTIONS AND ANSWERS ABOUT THIS OFFERING	ix

PROSPECTUS SUMMARY	1
SQN AIF IV, L.P.	1
The Offering	5

ESTIMATED USE OF PROCEEDS	9

MANAGEMENT COMPENSATION	10
Summary Table	10
Defined Terms Used in the “Management Compensation” Section	13

RISK FACTORS	14
Risks Associated with this Offering	14
Risks Associated with our Business	17
Risks Associated with our Organization and Structure	22
Risks Associated With the Tax Treatment of Our Units	25

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS	27

CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES	28
General	28
Our General Partner, Our Investment Manager and Their Affiliates Will Receive Fees and Other Substantial Compensation From Us	28
Actions Taken by Our General Partner and Our Investment Manager Will Affect the Amount of Distributable Cash to Limited Partners and Our General Partner’s and Our Investment Manager’s Compensation	28
Our General Partner, Our Investment Manager and Their Affiliates Will Engage in Activities That Compete With Us	29
We May Enter Into Joint Ventures With Affiliated Programs	29
We Do Not Have Any Employees and Rely on the Employees of Our General Partner, Our Investment Manager and Their Affiliates	30
We May Reimburse Our General Partner, Our Investment Manager and Their Affiliates for Expenses	30
We Have Not Retained Separate Counsel or Other Professionals	30
Lack of Independent Underwriter and Due Diligence Investigation in This Offering	30
Conflicts Regarding Redemption of Units	30
Our General Partner is Our Tax Matters Partner	31
Our General Partner or Its Affiliates May Purchase Units as Investors	31
General Restrictions	31
Fiduciary Duty of Our General Partner	33

MANAGEMENT	36
Our General Partner	36
Our Investment Manager	36
Investment Committee	38
Code of Business Conduct and Ethics	38
Compensation	39
i

ii

iii

iv

In this prospectus, “we,” “us,” “our,” and “the Fund,” refer to SQN AIF IV, L.P., a Delaware limited partnership, references to our “General Partner” refer to SQN AIF IV GP, LLC, a Delaware limited liability company, and references to our “Investment Manager” refer to SQN Capital Management, LLC, a Delaware limited liability company.

INVESTOR SUITABILITY

General

Our units are illiquid assets and are not freely transferable. There is no public market in which to sell our units, and we do not expect a public market for the sale of our units to develop. You should purchase our units only if you:

•	have adequate financial means;

•	do not need liquidity of your investment; and

•	are able to withstand the risks inherent in a long-term investment, which we expect will be approximately five to seven years, but may be longer.

Our units are not an appropriate investment if you must rely on distributions from us as an important source of income or if you are seeking to shelter other sources of income from taxation. Thus, you must, at a minimum, meet the requirements described below in order to purchase our units.

We, or our selling agent, must have reasonable grounds to believe, on the basis of information obt-ained from you, (i) that an investment in our units is suitable and appropriate for you in light of your age, investment objectives, investment experience, income, financial situation and needs and other investments; (ii) that your net worth is sufficient to sustain the risks inherent in an investment in our units, including loss of investment and lack of liquidity; and (iii) that you are or will be in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus. We and our selling agent will rely on what you tell us in your subscription agreement, the form of which is attached to this prospectus as Appendix C, about your financial situation and investment objectives, and our selling agent must maintain documents in its files disclosing the basis on which it made the suitability determination of an investment in us by the investors to whom it sold our units. Thus, it is important that you provide complete and accurate information on your subscription agreement.

When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home. Also, you must value the assets included in your net worth calculation at their fair market value. For fiduciary accounts, such as IRAs, Keogh Plans, and other benefit plans or trusts, these suitability standards must be met by the beneficiary, the IRA, plan or trust or the donor or grantor who directly or indirectly supplies the funds to purchase our units, if that donor or grantor is the fiduciary of the IRA, plan or trust. We will maintain your suitability records for a minimum period of six years.

Investment in our units involves substantial risks. You should carefully consider the information in the “Risk Factors” section and all other information included in this prospectus before investing in our units.

General Investor Suitability Requirements

You must meet our general suitability requirements in order to purchase our units. In general, you must have either:

•	a net worth of at least $70,000 plus at least $70,000 of annual gross income; or

•	a net worth of at least $250,000.

Additional State Investor Suitability Requirements

Residents of certain states are required to meet suitability requirements that differ or are in addition to the general investor suitability requirements stated above. In addition, we are required to make certain disclosures regarding an investment in the units and their transferability. If you are a resident of one of the following states, the differing investor suitability requirements and/or disclosures apply to you. Any additional investor suitability requirements imposed by a state after the date of this prospectus will be disclosed in a supplement to this prospectus. You are urged to review any supplement to this prospectus to determine whether more

v

restrictive standards apply to your investment. If your state’s suitability requirements are less restrictive than our general investor suitability requirements, our general investor suitability requirements will apply.

•	Alabama Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and similar equipment leasing programs may not exceed 10% of your liquid net worth.

•	California Investors. You must have either (i) a liquid net worth of not less than $100,000 and a gross annual income of not less than $75,000, or (ii) a liquid net worth of $250,000, in both instances exclusive of your home, home furnishings and automobiles. In addition, your investment in us may not exceed 10% of your liquid net worth.

You will receive units that have certain additional restrictions on transfer as summarized by the following legend:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

•	Connecticut Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•	Florida Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•	Illinois Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•	Iowa Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our affiliates may not exceed 10% of your liquid net worth, calculated exclusive of your home, home furnishings and automobiles. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments that can be liquidated within a short time, excluding investments in an IRA or other retirement plan that can be liquidated.

•	Kansas Investors. Under suitability guidelines of the Office of the Kansas Securities Commissioner, you are cautioned to carefully evaluate whether your aggregate investment in us and other similar investments should exceed 10% of your liquid net worth. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax or other penalties that may apply for early distribution.

•	Kentucky Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us may not exceed 10% of your net worth.

•	Maine Investors. It is recommended by the Maine Office of Securities that Maine investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

•	Massachusetts Investors. Under suitability guidelines of the Massachusetts Securities Division, your aggregate investment in us and other illiquid direct participation programs may not exceed 10% of your liquid net worth. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax or other penalties that may apply for early distribution.

•	Michigan Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our Affiliated Programs may not exceed 10% of your liquid net worth.

•	Missouri Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.
vi

•	Nebraska Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our Affiliated Programs may not exceed 10% of your net worth, calculated exclusive of your home, home furnishings and automobiles.

•	New Jersey Investors. You must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, shares of our affiliates, and other direct participation investments may not exceed ten percent (10%) of his or her liquid net worth.

•	New Mexico Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and in Affiliated Programs may not exceed 10% of your liquid net worth, calculated exclusive of your home, home furnishings and automobiles.

•	New York Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•	North Carolina Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

•	North Dakota Investors. You must meet the general investor suitability requirements set forth above. In addition, you must have a net worth of at least ten times that of your investment in us.

•	Ohio Investors. It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded equipment programs to exceed ten percent (10%) of his or her liquid net worth. ‘‘Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

•	Oklahoma Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us may not exceed 10% of your net worth, calculated exclusive of your home, home furnishings and automobiles.

•	Oregon Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

•	Pennsylvania Investors. Because the minimum offering amount is less than $20,000,000, which represents 10% of the maximum offering amount, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions. In addition, subscription proceeds of Pennsylvania investors will be held in an escrow account until we receive and accept subscriptions for at least $10,000,000 in offering proceeds. We must offer you the opportunity to rescind your subscription if we have not received subscriptions for $10,000,000 within 120 days of the date the escrow agent receives your subscription proceeds. We must repeat this offer to you every 120 days during the Offering Period until we have received and accepted subscriptions for $10,000,000.

•	Rhode Island Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•	South Carolina Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•	Texas Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

•	Tennessee Investors. You must have (i) a minimum annual gross income of $100,000; and (ii) a minimum net worth of $100,000; or (iii) a minimum net worth of $500,000, calculated exclusive of home, home furnishings and automobile. In addition, your investment in us must not exceed 10% of your liquid net worth.

•	Vermont Investors. You must meet the general investor suitability requirements set forth above. In addition, your maximum investment in us and our affiliates may not exceed 10% of your net worth.
vii

•	Virginia Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

Additional Considerations for ERISA Plans, IRAs, and Tax-Exempt Organizations

An investment in our units will not, in and of itself, create an ERISA Plan or IRA. To form an ERISA Plan or IRA, we would have to comply with all applicable provisions of the Code and ERISA. ERISA Plans, IRAs and tax-exempt organizations should consider the following when deciding whether to invest:

•	any income or gain realized from an investment in our units could be unrelated business taxable income (“UBTI”), which is subject to the unrelated business income tax;

•	for ERISA Plans and IRAs, ownership of our units may cause a pro rata share of our assets to be considered plan assets for the purposes of ERISA and the excise taxes imposed by ERISA and the Code;

•	any entity that is exempt from federal income taxation will be unable to take full advantage of any tax benefits generated by us; and

•	charitable remainder trusts that have any UBTI will be subject to an excise tax equal to 100% of such UBTI.

Although our units may represent suitable investments for some ERISA Plans, IRAs and tax-exempt organizations, our units may not be suitable for your plan or organization due to the particular tax rules that apply to your plan or organization. Furthermore, the investor suitability requirements represent minimum requirements, and the fact that your plan or organization satisfies them does not mean that an investment would be suitable or prudent under your particular facts and circumstances. You should consult your plan’s fiduciary, tax and financial advisors to determine whether this investment would be advantageous for your particular situation.

If you are a fiduciary or investment manager of an ERISA Plan or IRA, or if you are a fiduciary of another tax-exempt organization, you should consider all risks and investment concerns, including those related to tax considerations, in deciding whether this investment is appropriate and economically advantageous for your plan or organization. See the “Risk Factors,” “Material U.S. Federal Income Tax Consequences” and “Investment by ERISA Plans and IRAs” sections of this prospectus.

Investor Suitability Requirements in Connection with Transfers of Units

Our units are subject to substantial transfer restrictions and may be transferred only under certain circumstances and subject to certain conditions. One condition is that you may sell or transfer our units only to a recipient who meets all applicable investor suitability requirements. If the transfer is affected through a member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the member firm must be satisfied that a proposed buyer meets investor suitability standards for this investment. FINRA conduct rules also require the member firm to inform the proposed buyer of all pertinent facts relating to the liquidity and marketability of our units. See the “Risk Factors” and the “Summary of Our Partnership Agreement — Transfer of Units” sections of this prospectus.

Who Might Benefit from Investment

You should purchase our units only if you:

•	meet the minimum income, net worth standards and other investor suitability requirements specified above;

•	are prepared to hold your investment in us for our entire term, which we expect will be approximately five to seven years, but may be longer;

•	have no need for your investment in us to be liquid; and

•	are prepared to assume the substantial risks associated with an investment in us.
viii

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Q-1.	What is SQN AIF IV, L.P. and what does it do?

A-1.	We are a form of investment opportunity that is commonly referred to as a direct participation program. That means you will beneficially own a pro-rata share of the equipment and other assets in which we invest and that you are eligible to receive the tax benefits inherent in the ownership of certain leased equipment and other assets.

We will offer our units and raise funds on a continuous basis until the earlier of (i) April 2, 2015, or (ii) the date that we have raised $200,000,000. We held our initial closing once a minimum of $1,200,000 in cash subscriptions were received (excluding cash subscriptions, if any, from our General Partner or its affiliates and from residents of Pennsylvania). Following the initial closing, we paid fees and expenses associated with our organization and this offering and funded a small capital reserve. In addition, we began to invest in business-essential, revenue-producing (or cost-saving) equipment and Other Physical Assets with substantial economic lives and, in many cases, associated revenue streams. Many of our investments will be structured as equipment leases, but we also intend to use other structures, including, but not limited to, participation agreements, residual sharing agreements, project financings and vendor and rental programs.

For a more detailed discussion of our investment objectives and strategies, please refer to the “Investment Objectives and Strategies” section of this prospectus beginning on page 46.

Q-2.	What types of investments will be in our portfolio?

A-2.	Although the composition of our portfolio cannot be determined at this stage, we expect to invest in equipment and other assets that are considered essential use or core to a business or operation in the agricultural, energy, environmental, medical, manufacturing, technology, and transportation industries. Our Investment Manager also may identify other assets or industries that meet our investment objectives. We expect to invest in equipment and other assets located primarily within the U.S., Canada and the European Union but may also make investments in other parts of the world.

Many of our investments will be structured as full payout or operating leases. Full payout leases generally are leases under which the rent over the initial term of the lease will return our invested capital plus an appropriate return without consideration of the residual value, and where the lessee may acquire the equipment or other assets at the end of the lease term. Operating leases generally are leases under which the aggregate non-cancelable rental payments during the original term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment or other assets leased under the lease.

For a more detailed discussion of our strategies to recover the residual value of equipment the Fund leases to others under operating leases, see the “Investment Objectives and Strategies — Leasing and Financing Strategies — Residual Realization” section of this prospectus beginning on page 53.

In addition, we intend to invest by way of participation agreements and residual sharing agreements where we would acquire an interest in a pool of equipment or other assets, or rights to the equipment or other assets, at a future date. We also may structure investments as project financings that are secured by, among other things, essential use equipment and/or assets. Finally, we may use other investment structures that our Investment Manager believes will provide us with the appropriate level of security, collateralization, and flexibility to optimize our return on investment while protecting against downside risk, such as vendor and rental programs. In many cases, the structure will include us holding title to or a priority or controlling position in the equipment or other asset.

For a more detailed discussion of the factors our Investment Manager will consider in selecting our investments, please refer to the “Investment Objectives and Strategies” section of this prospectus beginning on page 46.

Q-3.	What risks are associated with this offering?

A-3.	You should consult with your financial professional regarding the specific risks that this offering may present with respect to your individual investment objections and risk tolerances. Major risks include: you may lose some or all of your investment; we cannot predict the amount of cash we will generate; and the amount and timing of distributions may vary over time.

For a more detailed discussion of the risks associated with this offering, please refer to the “Risk Factors” section of this
ix

prospectus beginning on page 14.

Q-4.	What is the expected credit quality of the counterparties and what are the terms of the investments that will make up the portfolio?

A-4.	We will invest in a variety of credit qualities ranging from small private businesses, publicly listed entities, international organizations, colleges and universities, hospitals, governments and municipalities. Our Investment Manager is primarily an asset investor and will look at the underlying credit quality as further investment enhancement. In all cases, the investment committee of our Investment Manager, when contemplating investments, will consider a range of factors including, but not limited to, the following:

• the remaining economic useful life of the equipment or other assets;

• the anticipated residual value of the equipment or other assets;

• whether the equipment or other assets are new or used and their condition;

• required registrations;

• regulatory considerations;

• portfolio diversification;

• how essential the equipment or other assets are to the operations of the business; and

• the cash flow profile of the equipment or other assets, and the depth of the market and exit mechanisms.

Typical investments are expected to have a term of 36 to 60 months with some investments being shorter and others being longer. It is anticipated that our portfolio will be divided between investments that generate regular income on a monthly, quarterly, semi-annual, or annual basis and other investments that will not have cash flows until the end of their initial term. The investments that do not generate regular cash flows are intended to be higher yielding while the investments that do generate regular cash flows are intended to provide cash for operations and distributions during the Operating Period (as described below).

For a more detailed discussion of the anticipated lease types, please refer to the “Investment Objectives and Strategies” section of this prospectus beginning on page 46.

Q-5.	What are the investor suitability requirements for this investment?

A-5.	In general, you must have either (i) a net worth of at least $70,000, plus at least $70,000 of annual gross income, or (ii) a net worth of at least $250,000. Net worth is determined excluding your investment in us, the equity in your home, your home furnishings and your automobiles. Some states impose higher suitability requirements. If your state’s suitability requirements are less restrictive than our general investor suitability requirements, our general investor suitability requirements will apply. In addition, residents of certain states are required to meet suitability requirements that differ or are in addition to the general investor suitability requirements. Also, the minimum investment amount for most investors is 5 units ($5,000). Since there is no public market for our units, an investment in our units is considered illiquid. You should invest in us only if you are prepared to hold your units for the life of the Fund which is anticipated to be approximately five to seven years, but may be longer.

For a more detailed discussion of investor suitability requirements in particular states, please refer to the “Investor Suitability” section of this prospectus beginning on page v, above.

Q-6.	Who are our General Partner, SQN AIF IV GP, LLC, and our Investment Manager, SQN Capital Management, LLC?

A-6.	Our General Partner, SQN AIF IV GP, LLC, was formed in August 2012 as a limited liability company to serve as the general partner of publicly registered equipment leasing programs managed by our Investment Manager. Our General Partner is wholly-owned by our Investment Manager, SQN Capital Management, LLC, which was formed in December 2007 to manage direct participation programs.
x

Our Investment Manager’s senior management team has substantial experience in the lease investment and finance industries. The executive management of our Investment Manager has experience in managing over $1.0 billion of assets over the past two decades. Our Investment Manager is expected to act as servicer of all of our investments.

In addition, our Investment Manager serves as manager of SQN Alternative Investment Fund I, LLC (“SQN I”), SQN Alternative Investment Fund II, LLC (“SQN II”), SQN Alternative Investment Fund III L.P. (“SQN III”), and SQN Special Opportunity Fund, LLC (“SQN SOF,” and together with SQN I, SQN II and SQN III, the “Prior Funds”), which are prior equipment leasing and finance programs that were offered beginning in February 2008.

For a more detailed discussion of our General Partner and our Investment Manager, please refer to the “Management” section of this prospectus beginning on page 36 and for a more detailed discussion of the operating results of the Prior Funds please refer to the “Prior Performance Tables” in Appendix B to this prospectus.

Q-7.	What can you expect happens after you invest in us?

A-7.	Once our General Partner has accepted your subscription, you will receive a confirmation letter indicating our acceptance of your investment and a copy of your fully executed subscription agreement. We have three phases of different lengths. It is very important to be aware of how we will operate during these three phases so you can evaluate this investment opportunity.

We call the period when we are raising money from investors the “Offering Period.” This period will not exceed two years. We held our initial closing once a minimum of $1,200,000 in cash subscriptions (excluding cash subscriptions, if any, from our General Partner or its affiliates and from residents of Pennsylvania) were received. We then began to make investments in business-essential, revenue-producing (or cost-saving) equipment and Other Physical Assets with substantial economic lives and, in many cases, associated revenue streams. Many of our investments will be structured as equipment leases but we also will use other structures, including, but not limited to, participation agreements, residual sharing agreements, project financings and vendor and rental programs. We will continue to hold regular closings to admit new investors until the earlier of (i) April 2, 2015, or (ii) the date that we have raised $200,000,000.

After the initial closing, the “Operating Period” commenced and we began investing offering proceeds. The Operating Period will overlap with the Offering Period and, unless extended by our General Partner in its sole discretion, will last for three years from the date it begins. During the Operating Period, we will continue to invest and re-invest in business-essential, revenue-producing (or cost-saving) equipment and Other Physical Assets with substantial economic lives and, in many cases, associated revenue streams.

During the Operating Period, we plan to make quarterly distributions of cash to you and our other partners if, in our Investment Manager’s opinion, such distributions are in our best interests. Therefore, the amount and rate of cash distributions could vary and are not guaranteed. The targeted distribution rate is 6.5% annually, paid quarterly at 1.625%, of your capital contributions.

For a more detailed discussion of our distributions to you, please refer to the “Income, Losses and Distributions” section of this prospectus beginning on page 57.

Following the Operating Period, the “Liquidation Period” will begin. Unless extended by our General Partner, in its sole discretion, the Liquidation Period will last for two years. During the Liquidation Period we will make irregular distributions to you and our other limited partners as the investments in the portfolio mature. We generally will not reinvest the proceeds from investments during this period. However, if, in our Investment Manager’s opinion, it would be in the best interests of our limited partners to reinvest, we may do so. It is our intention to wind down the portfolio and distribute proceeds to you and our other limited partners during the Liquidation Period.

For a more detailed discussion of our investment objectives, please refer to the “Investment Objectives and Strategies” section of this prospectus beginning on page 46.

Q-8.	What will be the terms of the investments?

A-8.	We expect our investments to meet economic and legal standards that our Investment Manager has derived from its experience in the equipment lease investment and finance business. In general, we expect that the investment documents
xi

will be enforceable contracts that create non-cancelable obligations of the lessee or other counterparty with respect to timely payments, insurance, proper maintenance of the assets or equipment in which we invest, and, if applicable, the return of such assets or equipment in a specified condition. Often such investment documents will create rights for us in the event of a failure of the lessee or other counterparty to perform its payment and other obligations over and above the obligation to cure such a failure. In addition, such investment documents also may include guarantees by parent companies, affiliates, and individual owners of such lessees and other counterparties of such entities’ obligations to us under the investment documents.

For a more detailed discussion of the anticipated terms of our investments, please refer to the “Investment Objectives and Strategies” section of this prospectus beginning on page 46.

Q-9.	How did we determine the maximum offering size of 200,000 units ($200,000,000)?

A-9.	We determined the maximum offering size of 200,000 units ($200,000,000) after considering several factors including the demand and market for the offering, the timeline to invest the net offering proceeds and the average targeted transaction size.

Q-10.	Are there tax benefits and consequences of investing in us?

A-10.	We, as a limited partnership, will not pay income taxes ourselves. Instead, all of our taxable income or losses and other tax items will be passed through to you and our other limited partners. Our General Partner anticipates that during our early years, income taxes on distributions to you and to our other limited partners will be, to an extent, tax-deferred by operating losses and depreciation deductions available from the portion of our equipment leased to third party end users under our operating leases, but not under its full payout leases or other investments.

By the time we are in liquidation, the total tax you pay in the aggregate may likely be consistent with the tax you would pay with respect to other taxable investments. The benefit of paying taxes later instead of currently is commonly referred to as “tax deferral.” We use the term “tax deferral” to mean that, in the early years of the investment, only a small portion of the cash distributed to you, if any, will be considered a return on investment. To the extent in later years the portion considered a return on investment grows, it will be taxable at that time. This is not the same as a tax deferral commonly associated with ERISA Plans or IRAs where even the portion of your portfolio performance considered a return on investment is not taxable when distributed to the ERISA Plan or IRA and such earnings remain untaxed until withdrawn. An investment in our units should not be made solely because of the potential for tax deferral. In addition, in some cases other taxes or loss disallowance rules may offset the deferral benefit.

Also, the passive activity rules under the Code will apply to natural persons and most other types of investors in us. Thus, you should anticipate that your share of our net income or net loss in each of our taxable years generally will be characterized as passive activity income or loss.

Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans and IRAs, generally are exempt from federal income tax, except that any net UBTI that exceeds a specific deduction of $1,000 in any taxable year is subject to tax. Other charitable and tax exempt organizations are also subject to tax on UBTI. Most of our net income, if any, in a given year may constitute UBTI, because of the nature of equipment leasing.

For a more detailed discussion, please refer to the “Material U.S. Federal Income Tax Consequences” section of this prospectus beginning on page 59 and the “Investment by ERISA Plans and IRAs” section of this prospectus beginning on page 76. You are urged to seek advice based on your individual circumstances from an independent tax advisor with respect to the tax consequences to you of an investment in us.

Q-11.	Will you be able to sell your investment in our units?

A-11.	Since there is no public market for our units, an investment in our units is considered illiquid. You should only invest money that you can afford to have unavailable for at least seven years. Our units will not be listed on any national securities exchange at any time and we will take steps to ensure that no public trading market develops for our units. Also, in any calendar year, we are limited as to the number of units we may redeem (not to exceed 2% of our total capital or profits interests) so that we will not be treated as a publicly traded partnership for tax purposes. In addition, the redemption price for your units is unlikely to reflect the fair market value of your units at the time of redemption, particularly during the Liquidation Period. You may realize a greater return by holding on to your units for the duration of our term.
xii

For a more detailed discussion, please refer to the “Redemption of Units” section of this prospectus beginning on page 94.

Q-12.	Where can I get more information?

A-12.	We have filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) regarding the units we offer by this prospectus and we will file periodic reports and other information with the SEC. These documents are available at the SEC’s web site at http://www.sec.gov. After you are an investor in us, you may contact Investor Relations regarding your account information. The telephone number is (800) 258-6610. You are urged to thoroughly discuss an investment in us with your financial, tax and legal advisors.

For a more detailed discussion, please refer to the “Where You Can Find More Information” section of this prospectus beginning on page 103.
xiii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus, including the “Risk Factors” section, before deciding to invest in our units. Throughout this prospectus when there is a reference to you it is a reference to you as a potential investor or limited partner in us.

SQN AIF IV, L.P.

The Partnership	We are a Delaware limited partnership formed on August 10, 2012. The address of our principal executive office is 110 William Street, 26th Floor, New York, New York 10038. Our telephone number is (212) 422-2166.

We will operate a fund in which the capital you invest will be pooled with capital invested by other investors. This pool of capital will then be used to invest in business-essential, revenue-producing (or cost-saving) equipment and Other Physical Assets with substantial economic lives and, in many cases, associated revenue streams. The pooled capital contributions also will be used to pay fees and expenses associated with our organization and this offering and to fund a capital reserve. We will not borrow funds, but will instead use only our net proceeds from this offering and funds generated from our operations, less capital reserves, to make investments.

Many of our investments will be structured as full payout or operating equipment leases. In addition, we intend to invest by way of participation agreements and residual sharing agreements where we acquire an interest in a pool of equipment or other assets or rights to the equipment or other assets, at a future date. We also may structure investments as project financings that are secured by, among other things, essential use equipment and/or assets. Finally, we may use other investment structures, such as vendor and rental programs, which our Investment Manager believes will provide us the appropriate level of security, collateralization, and flexibility to optimize our return on investment while protecting against downside risk. In many cases, the structure will include us holding title to or a priority or controlling position in the equipment or other asset.

Although the composition of our portfolio cannot be determined at this stage, we expect to invest in assets and equipment that are considered essential use or core to a business or operation in the agricultural, energy, environmental, medical, manufacturing, technology, and transportation industries. Our Investment Manager also may identify other assets or industries that meet our investment objectives. We expect to invest in assets and equipment located primarily within the U.S., Canada and the European Union but may also make investments in other parts of the world. See the “Investment Objectives and Strategies” section of this prospectus beginning on page 46.

We expect that we will conduct our activities for approximately five to seven years and divide the life of the Fund into three periods:

• Offering Period. We will raise money from investors during this period which we expect will last until April 2, 2015. Our initial closing occurred after we raised $1,200,000 (excluding cash subscriptions, if any, from our General Partner or its affiliates and from residents of Pennsylvania). We will continue to hold regular closings to admit new investors until the earlier of (i) April 2, 2015, or (ii) the date that we have raised $200,000,000.

• Operating Period. The Operating Period commenced after the initial closing at which time we began investing offering proceeds in business-essential, revenue-producing (or cost-saving) equipment and Other Physical Assets with substantial economic lives and, in many cases, associated revenue streams. The Operating Period will overlap with the Offering Period and, unless extended by our General Partner in its sole discretion, will last for three years from the date it begins. During the Operating Period, we will continue to invest and re-invest in business-essential, revenue-producing (or cost-saving) equipment and Other Physical Assets with substantial economic lives and, in many cases, associated revenue streams.

• Liquidation Period. Unless extended by our General Partner in its sole discretion, the Liquidation Period will last two years. During the Liquidation Period we will make irregular distributions to you and our other limited partners as the investments in the portfolio mature. We generally will not reinvest the

1

proceeds from investments during this period. It is our intention to wind down the portfolio and distribute proceeds to you and the other limited partners during this period.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1,000,000,000; (ii) the date that we become a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common units that are held by non-affiliates exceeds $700,000,000 as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1,000,000,000 in non-convertible debt during the preceding three-year period. Emerging growth companies may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, Section 107(b) of the JOBS Act also provides that an emerging growth company may take advantage of the extended transition period for complying with new or revised accounting standards. In other words, an emerging growth company may delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Management	Our General Partner, SQN AIF IV GP, LLC, and our Investment Manager, SQN Capital Management, LLC, will manage all aspects of our business. Our General Partner will manage all of our day to day activities and operations and our Investment Manager will make all of our investment decisions and manage our investment portfolio. The principal office of our General Partner and Investment Manager is 110 William Street, 26th Floor, New York, New York 10038, and their telephone number is (212) 422-2166. Jeremiah J. Silkowski is the President and CEO of our General Partner and our Investment Manager and would be considered our promoter. Jeremiah Silkowski, Matthew Leszyk and Anna Kreditor are the current members of our Investment Manager’s investment committee. Mr. Silkowski will maintain ultimate investment discretion on the funding of any transactions and Mr. Silkowski’s approval will be needed to approve all such funding. The members of our Investment Manager’s investment committee may be contacted at SQN Capital Management, LLC, 110 William Street, 26th Floor, New York, New York 10038, telephone (212) 422-2166. See the “Management — Investment Committee” section of this prospectus beginning on page 38.

The management team of our General Partner, our Investment Manager and their affiliates has substantial experience in the lease investment and finance industries. See the “Management” section of this prospectus beginning on page 36.

Investment Objectives	Our investment objectives are to:

	•	preserve, protect and return your invested capital;

	•	generate quarterly cash distributions to you and our other partners during the Operating Period;

	•	during the period from the date of the initial closing through the end of the Operating Period make investments in business-essential, revenue-producing (or cost-saving) equipment and Other Physical Assets with substantial economic lives and, in many cases, associated revenue streams;

	•	during the Liquidation Period wind down our portfolio and distribute the proceeds therefrom to you and our other limited partners;

	•	generate investment returns that are not correlated to stock, bond, real estate or commodity markets; and

	•	generate a favorable total return on your investment.

2

During the Operating Period, we plan to make quarterly distributions of cash to you and our other partners, if, in our Investment Manager’s opinion, such distributions are in our best interests. Therefore, the amount and rate of cash distributions could vary and are not guaranteed. The targeted distribution rate is 6.5% annually, paid quarterly as 1.625%, of your capital contribution.

See the “Investment Objectives and Strategies” section of this prospectus beginning on page 46 and the “Income, Losses and Distributions” section of this prospectus beginning on page 57.

Most, if not all, of our equipment under our operating leases in the U.S., but not under our full payout leases or other investments, is expected to be depreciated using accelerated depreciation methods under the Modified Accelerated Cost Recovery System. See the “Material U.S. Federal Income Tax Consequences” section of this prospectus beginning on page 59.

Risk Factors	Investing in our units involves a high degree of risk. Accordingly, you should read this entire prospectus, including the section entitled “Risk Factors,” before making an investment decision.

	•	A substantial portion, and possibly all, of the cash distributions you receive from us will be a return of capital and not a return on capital. The sources of Distributable Cash are: (i) cash from operations; and (ii) offering proceeds. Unlimited amounts from either source may be used for distributions to investors. As a result, the amounts paid as cash distributions will reduce the amount of funds available for investment in equipment.

	•	This is a “blind-pool” offering because we have not specifically identified our investments at the time you invest. As a result, you cannot evaluate the risks of, or potential returns from, any of our investments at the time you invest.

	•	Our units will not be listed on any stock exchange or interdealer quotation system, and there are significant restrictions in our partnership agreement on your ability to transfer your units. We do not intend to assist in the development of any secondary market for, or provide qualified matching services for purchasers and sellers of our units. Any sale that you may be able to arrange for your units, including the redemption of units by us, which is at our General Partner’s sole discretion, is likely to be at a substantial discount to your investment, partnership equity per unit or other measures of value. Therefore, your units will effectively be illiquid. You should be prepared to hold your units for the life of the Fund, which is anticipated to be approximately five to seven years, but may be longer.

	•	You will have very limited voting rights and you must rely on our General Partner, our Investment Manager and their affiliates to manage us.

	•	A prolonged economic recession or changes in general economic conditions, or both, including fluctuations in demand for equipment and other portfolio assets, lease rates, and interest rates may result in delays in investment and reinvestment, delays in leasing, re-leasing and disposition of equipment, and reduced returns on capital.

	•	Higher than expected lease and other investment defaults may result in our inability to fully recover our investment or expected income from the affected equipment or physical assets and could reduce our cash distributions to you and our other limited partners. Uncertainties associated with the equipment leasing industry may have an adverse effect on our business and may adversely affect our ability to provide you any economic return from our units or a complete return of your capital.

	•	Our success will depend in part on our ability to realize residual value from a portion of our assets and equipment once the leases on those assets and equipment terminate.

	•	Our General Partner, our Investment Manager and their affiliates will receive significant compensation from us, which will reduce distributions to you.

	•	There are potential conflicts of interest between us and our General Partner, our Investment Manager and their affiliates.

	•	There are material income tax risks associated with this offering.

See the “Risk Factors” section of this prospectus beginning on page 14.

3

Income, Losses, and Distributions	Our income, losses and distributions will be allocated 99% to you and our other limited partners and 1% to our General Partner until you and our other limited partners have received total distributions equal to your and their capital contributions plus an 8% per annum, compounded annually, cumulative return on your and their capital contributions. After such time, all distributed Distributable Cash will be allocated 80% to you and our other limited partners and 20% to our General Partner. Until the end of the Operating Period (and in certain circumstances, during the Liquidation Period), we may invest our Net Disposition Proceeds in additional investments. See the “Income, Losses and Distributions” section of this prospectus beginning on page 57.

Material U.S. Federal Income Tax Consequences	This prospectus has a discussion of material U.S. Federal income tax consequences relating to an investment in our units. Our counsel, Troutman Sanders LLP, is of the opinion that we will be treated as partnership and not an association taxable as a corporation for federal income tax purposes and that we will not be a “publicly traded partnership” within the meaning of Section 7704 of the Code. For a more complete description of the Federal income tax consequences you should read the “Material U.S. Federal Income Tax Consequences” section of this prospectus beginning on page 59. Investors should consult with their tax and financial advisors to determine whether an investment in our units is suitable for their portfolio.

Investor Suitability Requirements	The units are a long-term investment. Investors must satisfy minimum net worth and income requirements. We have established minimum investor suitability requirements and many state securities commissioners have established investor suitability standards different from these minimum standards which apply to investors in their respective jurisdictions. See the “Investor Suitability” section of this prospectus beginning on page v.

Glossary	In general, defined terms in this prospectus have the meanings assigned to them in the Glossary to this prospectus, or if not defined therein, in our partnership agreement, which is attached as Appendix A to this prospectus.

4

The Offering

Securities Offered	A minimum of 1,200 units ($1,200,000) and a maximum of 200,000 units ($200,000,000). Our General Partner and Investment Manager have determined that the minimum offering amount represents a level of subscription proceeds which will enable our portfolio to be sufficiently diversified. Our General Partner and Investment Manager have limited our maximum offering amount to 200,000 units ($200,000,000).

Minimum Investment	You must purchase a minimum of 5 units for an aggregate of $5,000. However, the minimum may be waived by our General Partner, at its sole discretion, on a case-by-case basis.

Offering Period	The earlier of (i) April 2, 2015, or (ii) the date that we have raised $200,000,000. As state securities registrations are generally approved in one year increments, we will only be permitted to continue to offer limited partner interests after April 2, 2014 in those states in which we successfully renew our state securities registrations.

Escrow	We deposited investments in an interest-bearing escrow account until we received the minimum offering amount. Since we have received the minimum offering amount:

	•	you will be admitted as a limited partner, in our General Partner’s discretion;

	•	any escrowed subscription proceeds will be delivered to us for use as described in this prospectus; and

	•	the interest earned on any escrowed subscription proceeds, net of bank fees, will be paid to the investor you in cash.

Estimated Use of Proceeds	We expect that:

	•	approximately 87.5% of the gross proceeds of this offering will be available for investment and to pay fees associated with such investments;

	•	0.5% of the gross proceeds of this offering will be used to fund a capital reserve; and

	•	the remaining 12% of the gross proceeds of this offering will be used to pay fees and expenses related to our organization and this offering, including fees to be paid to our selling agent and commissions to be paid to third party broker-dealers.

We will not borrow funds, but will instead use only our net proceeds from this offering and funds generated from our operations, less capital reserves, to make investments.

See the “Estimated Use of Proceeds” section of this prospectus beginning on page 9.

Fees of Our General Partner, its Affiliates and Certain Non- Affiliates	Our General Partner, our Investment Manager and their affiliates, including SQN Securities, LLC in its capacity as our selling agent, and certain non-affiliates (namely, Selling Dealers) will receive fees and compensation from the offering of our units, including the following, with any and all compensation paid to our General Partner solely in cash:

	•	Underwriting Fees: We will pay 3% of the gross proceeds of this offering (excluding proceeds, if any, we receive from the sale of our units to our General Partner or its affiliates) to our selling agent or selling agents. While SQN Securities, LLC will initially act as our exclusive selling agent, we may engage additional selling agents in the future. From these Underwriting Fees, a selling agent may pay Selling Dealers as a marketing reallowance an aggregate of up to 1% of the offering proceeds of the units sold by such Selling Dealers. This marketing reallowance may be paid to Selling Dealers that actively assist in marketing efforts to reimburse them for permissible marketing expenses. This fee will vary, and may be up to 1%, depending upon separately negotiated agreements with each Selling Dealer.

	•	Sales Commissions: We will pay up to 7% of the gross proceeds of this offering (excluding proceeds, if any, we receive from the sale of our units to our General Partner or its affiliates) to Selling Dealers.

5

	•	Organizational and Offering Expense Allowance: Our General Partner will receive an organizational and offering expense allowance (the “Organizational and Offering Expense Allowance”) of up to 2% of our offering proceeds to reimburse it for expenses incurred in preparing us for registration or qualification under federal and state securities laws and subsequently offering and selling our units. The Organizational and Offering Expense Allowance will be paid out of the proceeds of this offering. The Organizational and Offering Expense Allowance will not exceed the actual fees and expenses incurred by our General Partner and its affiliates. Because organizational and offering expenses will be paid as and to the extent they are incurred, organizational and offering expenses may be drawn disproportionately to the gross proceeds of each closing.

	•	Management Fee: During the Operating Period and the Liquidation Period, our Investment Manager will receive a management fee in an amount equal to the greater of (i) 2.5% per annum of the aggregate offering proceeds, or (ii) $125,000, payable monthly, until such time as an amount equal to at least 15% of our limited partners’ capital contributions has been returned to them, after which the monthly management fee will equal 100% of the management fee as initially calculated above, less 1% for each additional 1% of our limited partners’ capital contributions returned to them, such amounts to be measured on the last day of each month, such that, for example, after the return of 16% of our limited partners’ capital contributions, the monthly management fee will equal 99% of the management fee payable as initially calculated above. In determining the Management Fees, amounts payable in respect of the 8% per annum cumulative return (including our targeted distributions of 6.5% annually) shall not be considered a return of our limited partners’ capital contributions regardless of when received or the tax treatment attributable to such amounts. The amount of the Management Fee payable in any year will be reduced to the extent that it would exceed the maximum amount of fees that are permissible under the Statement of Policy on Equipment Programs of the North American Securities Administrators Association, Inc. (“NASAA Guidelines”).

	•	Distributions and Promotional Interest. Our General Partner will initially receive 1% of all distributed Distributable Cash. Our General Partner will have a Promotional Interest in us equal to 20% of all distributed Distributable Cash after we have provided a return to our limited partners of their respective capital contributions plus an 8% per annum, compounded annually, cumulative return on their capital contributions.

Our General Partner’s and Investment Manager’s Relationship with Us May be Conflicted	Our General Partner, our Investment Manager and their affiliates may be subject to conflicts of interest because of their relationship to us. These potential conflicts include:

	•	our General Partner, our Investment Manager and their affiliates may compete with us;

	•	no independent underwriter conducted due diligence with respect to this offering;

	•	we and our General Partner, our Investment Manager and their affiliates are not represented by separate counsel;

	•	we will rely on employees of our General Partner, our Investment Manager and their affiliates;

	•	the resolution of conflicts will be undertaken by the investment committee of our Investment Manager; and

	•	our General Partner will act as our tax matters partner.

See the “Conflicts of Interest and Fiduciary Responsibilities” section of this prospectus beginning on page 28 and the “Other Programs Managed by Our Investment Manager or its Affiliates” section of this prospectus beginning on page 41.

Partnership Agreement	You and the other purchasers of our units will be our limited partners. Our partnership agreement will govern the following:
	•	our activities;

	•	the relationships among you and our other limited partners; and

6

	•	the relationship between our General Partner, our Investment Manager and their affiliates, on the one hand, and you and our other limited partners, on the other hand.

The following is a brief summary of some of the principal provisions of our partnership agreement, apart from the income, loss and distribution allocation provisions and the fees of our General Partner, our Investment Manager and their affiliates described previously in this summary. See the “Summary of Our Partnership Agreement” section of this prospectus beginning on page 88. In addition, you should read the form of our partnership agreement, which is included as Appendix A to this prospectus.

	•	Voting rights: You will have one vote for each unit you purchase. You and our other limited partners are entitled to vote on specified fundamental matters, such as:

		-	amendments to our partnership agreement;

		-	removal of our General Partner and election of a substitute general partner;

		-	our merger with another entity;

		-	the sale of all, or substantially all, of our assets (except during the Liquidation Period); or

		-	our dissolution.

Otherwise, you and our other limited partners have no participation in determining our operations or policies.

	•	Meetings: Our General Partner, or our limited partners holding 10% or more of our outstanding units, may call a meeting of the limited partners on matters on which they are entitled to vote.

	•	Limited liability: So long as you do not participate in the control of our business and otherwise act in conformity with our partnership agreement, your liability as a limited partner will be limited to the amount of your invested capital, plus your share of any of our undistributed profits and assets.

	•	Transferability of units: Our partnership agreement restricts the transfer of units so that we will not be treated as a “publicly traded partnership” for federal income tax purposes and will not be taxed as a corporation. As a result of these restrictions, you probably will not be able to transfer your units if, or when, you want to.

	•	Removal of general partner: Our General Partner may be removed only on a vote of limited partners holding a majority of our outstanding units. Neither our General Partner nor any of its affiliates may participate in any vote by you and our other limited partners to remove our General Partner as general partner.

	•	Amendment of partnership agreement: Our partnership agreement generally may be amended by the vote of limited partners holding a majority of our outstanding units. However, no amendment may be made that would change any partner’s interest in distributions without the consent of all affected partners.

	•	Term: Our term will end at midnight on December 31, 2036, unless we are sooner dissolved or our term is terminated by our General Partner.

	•	Fiduciary Duties of our Investment Manager: The fiduciary duties of our Investment Manager have been modified because our Investment Manager has sponsored and managed, continues to sponsor and manage, and may in the future sponsor and manage, other equipment funds similar to us.

Subscription Procedure	You must fill out and sign a subscription agreement, the form of which is attached to this prospectus as Appendix C, in order to purchase our units. You should send your subscription agreement and a check for the purchase price of your units as instructed in the subscription agreement. Wire transfer instructions are available on request.

Closings	We held the initial closing of this offering when we received subscription proceeds of at least $1,200,000, excluding subscription proceeds, if any, from Pennsylvania residents and from our General Partner and its

7

affiliates. The initial closing of this offering occurred on May 29, 2013. At that time, we (i) admitted investors as limited partners, (ii) received the escrowed subscription proceeds from the escrow agent, and (iii) paid to the investors in cash the interest earned on each of their escrowed subscription proceeds, net of bank fees. After the initial closing, we will hold regular closings until we have sold all of the units or this offering closes, whichever comes first.
8

ESTIMATED USE OF PROCEEDS

The table below sets forth information about our expected use of proceeds from this offering, assuming we pay the maximum compensation and expense reimbursements under our partnership agreement. Many of the amounts set forth below, such as the Underwriting Fees, Sales Commissions, organizational and offering expenses and capital reserves, are only estimates and not statements of expenditures already incurred. The actual amounts will depend on the course of the offering of our units and our operations. We expect to commit approximately 87.5% of the gross proceeds of this offering to the cash portion of the purchase price of our portfolio. Unlimited amounts of the net proceeds of this offering may be used as a source of cash distributions to limited partners. Any distributions made from the net proceeds of this offering will reduce the amount available for investment.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$1,200,000	100.00%	$200,000,000	100.00%
Less Underwriting Fees(1)	36,000	3.00%	6,000,000	3.00%
Less Sales Commissions(2)	84,000	7.00%	14,000,000	7.00%
Less Organizational and Offering Expense Allowance(3)	24,000	2.00%	4,000,000	2.00%
Net Offering Proceeds	1,056,000	88.00%	176,000,000	88.00%
Capital Reserves(4)	6,000	0.50%	1,000,000	0.50%
Total Proceeds Available for Investment(5)	1,050,000	87.50%	175,000,000	87.50%

(1)	We will pay 3% of the gross proceeds of this offering (excluding proceeds, if any, we receive from the sale of our units to our General Partner or its affiliates) to the selling agent or selling agents. From these Underwriting Fees, the selling agent may pay Selling Dealers as a marketing reallowance an aggregate of up to 1% of the offering proceeds of the units sold by such Selling Dealers. This marketing reallowance may be paid to Selling Dealers that actively assist in marketing efforts, to reimburse them for permissible marketing expenses. This fee will vary, and may be up to 1%, depending upon separately negotiated agreements with each Selling Dealer.

(2)	We will pay up to 7% of the gross proceeds of this offering (excluding proceeds, if any, we receive from the sale of our units to our General Partner or its affiliates) to Selling Dealers.

(3)	Includes expenses incurred in connection with our organization and expenses incurred in connection with the offering and the sale of our units other than Sales Commissions and Underwriting Fees. The Organizational and Offering Expense Allowance will be paid out of the proceeds of this offering as expenses are incurred and will be capped at the lesser of 2% of the maximum possible gross proceeds of this offering (assuming all 200,000 units are sold in this offering) and expenses actually incurred. Because organizational and offering expenses will be paid as and to the extent they are incurred, organizational and offering expenses may be drawn disproportionately to the gross proceeds of each closing. We may pay bona fide due diligence expense reimbursements to the dealer-manager and Selling Dealers on a fully accountable basis and only for bona fide due diligence activities and expense reimbursements. We will require expenses to be proven by receipt of detailed, itemized invoices for such bona fide due diligence expenses. These due diligence expenses will be paid out of the Organizational and Offering Expense Allowance.

(4)	We will initially establish capital reserves in an amount equal to 0.5% of offering proceeds for general working capital purposes. This amount may fluctuate from time to time as our General Partner determines the level of reserves necessary for our proper operation in the exercise of its business judgment. Any net offering proceeds not used to acquire portfolio investments or needed as capital reserves will be returned to our limited partners as described under “Investment Objectives and Strategies” beginning on page 46 of this prospectus.

(5)	Represents the amount available to pay the cash portion of the purchase price of equipment or other assets plus related acquisition expenses and management fees. We will not borrow funds, but will instead use only our net proceeds from this offering and funds generated from our operations, less capital reserves, to make investments.

9

MANAGEMENT COMPENSATION

Summary Table

The following table includes estimates of the maximum amounts of all compensation and other payments that our General Partner, our Investment Manager and their affiliates will receive, directly or indirectly, in connection with our organization, this offering and our operations. The terms of the compensation of our General Partner, our Investment Manager and their affiliates were not determined by arm’s-length negotiation, but are consistent with the NASAA Guidelines. Our partnership agreement does not permit our General Partner, our Investment Manager or their affiliates to receive more than the maximum fees or expenses stated for each type of compensation by reclassifying such items under a different category.

Entity Receiving Compensation	Type of Compensation	Estimated Amount

COMPENSATION RELATED TO OUR ORGANIZATION AND OFFERING

Selling Agent	Underwriting Fees. We will pay 3% of the gross proceeds of this offering (excluding proceeds, if any, we receive from the sale of our units to our General Partner or its affiliates) to the selling agent. From these Underwriting Fees, the selling agent may pay Selling Dealers as a marketing reallowance an aggregate of up to 1% of the offering proceeds of the units sold by such Selling Dealers. This marketing reallowance may be paid to Selling Dealers that actively assist in marketing efforts to reimburse them for permissible marketing expenses. This fee will vary, and may be up to 1%, depending upon separately negotiated agreements with each Selling Dealer.

Because Underwriting Fees are based upon the number of units sold, the total amount of Underwriting Fees cannot be determined until this offering is complete.

Underwriting Fees of up to $36,000 will be paid if the minimum number of 1,200 units is sold in this offering.

Underwriting Fees of up to $6,000,000 will be paid if the maximum number of 200,000 units is sold in this offering.

Selling Dealers	Sales Commissions. We will pay up to 7% of the gross proceeds of this offering (excluding proceeds, if any, we receive from the sale of our units to our General Partner or its affiliates) to Selling Dealers. Our General Partner and its affiliates do not currently intend to purchase any of our units offered hereby.	Because Sales Commissions are based upon the number of units sold by the Selling Dealers, the total amount of Sales Commissions cannot be determined until this offering is complete.

Sales Commissions of up to $84,000 will be paid if the minimum number of 1,200 units is sold in this offering.

Sales Commissions of up to $14,000,000 will be paid if the maximum number of 200,000 units is sold in this offering.

General Partner and affiliates	Organizational and Offering Expense Allowance. We will pay our General Partner an allowance for organizational and offering expenses out of the proceeds of this offering. The amount of the Organizational and Offering Expense Allowance is based upon the number of units sold, including units, if any, sold to our General Partner or its affiliates. Total organizational and offering expenses payable or reimbursable by us may not exceed 2% of the maximum offering proceeds. The Organizational and Offering Expense Allowance	Because the Organizational and Offering Expense Allowance is based upon the total amount of organizational and offering expenses incurred by our General Partner or its affiliates, the total amount of the Organizational and Offering Expense Allowance cannot be determined until this offering is complete. Notwithstanding the number of units sold in the offering, the total

10

	will not exceed the actual fees and expenses incurred by our General Partner or its affiliates in connection with our organization and this offering. Because organizational and offering expenses will be paid as and to the extent they are incurred, they may be drawn disproportionately to the gross proceeds of each closing.	Organizational and Offering Expense Allowance payable by us may not exceed 2% of the maximum offering proceeds, or $4,000,000.

We may pay bona fide due diligence expense reimbursements to the dealer-manager and Selling Dealers on a fully accountable basis and only for bona fide due diligence activities and expense reimbursements. We will require expenses to be proven by receipt of detailed, itemized invoices for such bona fide due diligence expenses. These due diligence expenses will be paid out of the Organizational and Offering Expense Allowance.

COMPENSATION RELATED TO OUR OPERATION AND LIQUIDATION

Investment Manager	Management Fee. During the Operating Period and the Liquidation Period, we will pay our Investment Manager a management fee in an amount equal to the greater of (i) 2.5% per annum of the aggregate offering proceeds, or (ii) $125,000, payable monthly, until such time as an amount equal to at least 15% of our limited partners’ capital contributions has been returned to them, after which we will pay our Investment Manager a monthly management fee equal to 100% of the management fee as initially calculated above, less 1% for each additional 1% of our limited partners’ capital contributions returned to them, such amounts to be measured on the last day of each month, such that, for example, after the return of 16% of our limited partners’ capital contributions, we will pay our Investment Manager a monthly management fee equal to 99% of the management fee payable as initially calculated above. In determining the Management Fees, amounts payable in respect of the 8% per annum cumulative return (including our targeted distributions of 6.5% annually) shall not be considered a return of our limited partners’ capital contributions regardless of when received or the tax treatment attributable to such amounts.	The total amount of the Management Fee to be paid each month cannot be determined because it is based on the aggregate offering proceeds.

The amount of the Management Fee payable in any year will be reduced for that year to the extent it would otherwise exceed the maximum amount of fees that are permissible under the NASAA Guidelines. The Management Fee will be paid for services rendered by our Investment Manager and its affiliates in determining portfolio and investment strategies and generally managing or supervising the management of the investment portfolio. Our Investment Manager will supervise performance of all management activities, including, among other activities:
11

	•	the acquisition and financing of the investment portfolio and the collection of lease and other revenues;

	•	monitoring compliance by lessees and other counterparties with their contract terms;

	•	assuring that investment assets are used in accordance with all operative contractual arrangements;

	•	paying operating expenses and arranging for necessary maintenance and repair of equipment and property in the event a lessee fails to do so;

	•	monitoring property, sales and use tax compliance;

	•	originating and servicing our investment portfolio; and

	•	preparation of operating financial data (excluding financial statements and tax matters).

General Partner and affiliates	Reimbursement of Operating and Administrative Expenses. We may reimburse our General Partner, our Investment Manager and their affiliates for expenses they pay on our behalf. These reimbursements will include:		The total amount of operating and administrative expenses cannot be determined at this time.

	•	the actual cost to our General Partner, our Investment Manager or their affiliates of services, goods and materials used for and by us and obtained from unaffiliated parties; and

	•	the cost of administrative services provided by our General Partner, our Investment Manager and their affiliates and necessary or prudent for our operation, provided that reimbursement for administrative services will be at the lower of (i) the actual cost of such services, or (ii) the amount that we would be required to pay to independent parties for comparable services.

General Partner and affiliates	Distributions and Promotional Interest. Our General Partner will initially have a Promotional Interest in us equal to 1% of all distributed Distributable Cash. Our General Partner will have a Promotional Interest in us equal to 20% of all distributed Distributable Cash after we have provided a return to our limited partners of their respective capital contributions plus an 8% per annum, compounded annually, cumulative return on		The total amount of distributions and Promotional Interest cannot be determined because it will depend upon the amount by which our income from operations and from the disposition of investments exceeds our expenses as well as whether the required investor return has been achieved.
12

their capital contributions. Our General Partner will not contribute any cash to us in return for such 20% Promotional Interest. The amount of the Promotional Interest payable in any year will be reduced for that year to the extent it would otherwise exceed the maximum amount of fees that are permissible under the NASAA Guidelines.

We estimate that the maximum aggregate front-end fees to be paid, assuming that we sell the maximum number of units (200,000 units) in this offering, will be $20,650,000.

Defined Terms Used in the “Management Compensation” Section

Definitions of certain capitalized terms used in the foregoing “Management Compensation” section are as follows. Capitalized terms used in the defined terms below are defined in the “Glossary” section of this prospectus beginning on page 103.

“Distributable Cash” means Cash Flow plus any amounts released from Reserves by our General Partner, less amounts allocated to Reserves by our General Partner.

“Promotional Interest” means the allocable share of all Distributable Cash payable to our General Partner pursuant to Sections 11.1(b)(i) and 11.1(b)(ii) of our partnership agreement.

13

RISK FACTORS

This investment involves a high degree of risk. You should consider the following risk factors together with all of the other information included in this prospectus in evaluating the purchase of our units. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In that case, you may lose some or all of your investment.

Risks Associated with this Offering

We may not return all of your investment or any rate of return on your investment.

A substantial portion, and possibly all, of the cash distributions you receive from us will be a return of capital. The portion of your total distributions that is a return of capital and the portion that is investment income will depend on a number of factors and cannot be determined until all of our investments have been sold or matured. At that time, you will be able to compare the total amount of all cash distributions received by you to your total capital invested in us, and determine your investment income.

We cannot predict the amount of cash we will generate. Therefore, we cannot predict the amount of cash distributions we will make to you and our other partners.

We cannot predict the amount of cash we will generate and, as a result, the amount of distributions we may pay you and our other partners, if any. The actual amounts of cash we generate will depend on numerous factors which may be beyond our control and may reduce or delay our cash distributions to you and our other partners, including:

•	the demand for the leases we provide;

•	profitability of our operations;

•	lease and other investment defaults;

•	prevailing economic conditions; and

•	government regulations.

The amount and timing of distributions may vary over time and cash distributions may not be made on schedule.

From time to time, our General Partner may vary the amount of, or completely suspend, cash distributions to you and our other partners if it believes it to be in our best interests to do so. Losses from our investments or unavailability of liquid assets also may result in suspensions of distributions. Furthermore:

•	during the Liquidation Period, cash distributions will be irregular while our investments are being disposed of; and

•	large returns of capital during our term will reduce the cash available for future distributions.

During the Operating Period, we plan to pay you and our other partners quarterly distributions in an aggregate amount equal to 1.625% on your and their respective capital contributions. However, you should not assume that we will generate cash sufficient to pay you and our other partners all or any part of the 1.625% quarterly distribution.

You should not rely on the cash distributions from your units as a regular source of cash.

We will pay our debts and expenses before we make liquidating distributions to our limited partners.

After liquidating our investments and other assets, we are first required to pay our debts and expenses before we make liquidating distributions, if any, to you and our other partners in accordance with your and their percentage ownership in us. You are not guaranteed the return of, or a return on, your investment in us.

14

Because we do not know what the composition of our investment portfolio will be, you cannot evaluate our portfolio at the time you invest.

We are what is typically referred to as a “blind pool” offering because we have not specifically identified any of our investments. Therefore, you will not be able to assess all of the potential risks associated with the investment in our units as you do not have information about the transactions we will enter into, including:

•	the types, ages, manufacturers, model or condition of the equipment and other assets in our portfolio;

•	the identity, financial condition and creditworthiness of the end-users;

•	the terms and conditions of the transactions;

•	the type of collateral securing the investment;

•	the purchase price that will be paid for our investments; or

•	the expected residual value of the investments.

You must rely upon our Investment Manager’s judgment and ability to select our investments, evaluate the asset’s condition, evaluate the ability of end-users to perform their obligations to us and negotiate transaction documents. We cannot assure you that our Investment Manager will be able to perform such functions in a manner that will achieve our investment objectives.

Our lack of operating history and our General Partner’s and our Investment Manager’s limited operating history decreases your ability to evaluate your investment.

We were formed on August 10, 2012 and have no performance history. Our Investment Manager was formed in December 2007 and our General Partner was formed in August 2012 and have a limited performance history. Thus, you have a limited performance history upon which to evaluate your investment. Also, we cannot predict whether our intended operations will meet our stated investment objectives. Further, we cannot predict whether our General Partner’s and Investment Manger’s performance history to date will be indicative of our future performance. Of the Prior Funds, three of which are prior private equipment leasing and finance funds and one of which is a publicly registered equipment leasing program sponsored by our Investment Manager, two are still in their operating stages, including the publicly registered program, and two are in their liquidation stages. All of the Prior Funds have only a limited performance history. Further, our Investment Manager’s previous experience involves managing equipment programs that are significantly smaller in size than our maximum offering of $200,000,000. Thus, our Investment Manager has only a limited history in managing funds similar to us for you to evaluate. See “Appendix B — Prior Performance Tables,” to this prospectus.

Since there is no public market for our units, an investment in our units is considered illiquid. You should be prepared to hold your units for the duration of the Fund, which is anticipated to be approximately five to seven years, but may be longer.

Our units will not be listed on any national securities exchange at any time and we will take steps to ensure that no public trading market develops for our units. Your ability to sell or transfer your units will be very limited. You should be prepared to hold your units for the life of the Fund, which is anticipated to be approximately five to seven years, but may be longer.

We have established these restrictions to comply with federal and state securities laws and so that we will not be considered to be a publicly traded partnership that is taxed as a corporation for federal income tax purposes. Thus, you probably will not be able to sell or otherwise liquidate your units in the event of an emergency and if you were able to arrange a sale, the price you would receive for your units would likely be at a substantial discount to the price you paid for your units.

You should invest in us only if you are prepared to hold your units for at least seven years, which is the period consisting of:

•	an Offering Period of up to two years;

•	an Operating Period of three years will begin after the initial closing, which will overlap with the Offering Period; and

•	a subsequent Liquidation Period of approximately two years, during which our investments will either mature or be sold.
15

Our General Partner may extend the Operating Period and subsequent Liquidation Period in its sole discretion.

Our General Partner, our Investment Manager and their affiliates will manage our operations and may make decisions with which you do not agree or which do not achieve our business objectives.

Our General Partner, our Investment Manager and their affiliates will have all management control over our operations and you are not permitted to take part in managing, establishing or changing our investment objectives or policies. Our success will significantly depend upon:

•	the ability of our Investment Manager to source appropriate transactions for us in a timely manner;

•	the quality of the investment decisions our Investment Manager makes, especially relating to the types of investments we make, the timing and management of those investments, assessments of potential end-users and the residual value of our investments; and

•	our Investment Manager’s ability to extract maximum value from assets and equipment once they reach the end of the lease term.

Unlike a holder of common stock in a corporation, as a limited partner you will have only limited voting rights on matters affecting our business. For example, an affirmative vote of partners owning not less than a majority of our units is required to remove our General Partner or anyone else as general partner. You should not purchase our units unless you are willing to entrust all aspects of our management to our General Partner and our Investment Manager.

If you request that we redeem your units you may receive much less than if you kept your units for the duration of our term.

At any time after you have been admitted as one of our limited partners, you may request us to redeem some or all of your units. However, the redemption of your units is subject to the following:

•	we have no obligation to redeem any of your units;

•	we will not maintain a cash reserve for this purpose; and

•	in any given year our total unit transfers, including redemptions of our units, may not exceed 2% of our total capital or profits interests.

If we do agree to redeem your units, the redemption price may provide you a much lower value than the value you would realize if you kept your units for the duration of our term. Depending on when you request redemption, the redemption price may be less than the unreturned amount of your investment.

Spreading the risks of leasing by diversifying our investments will be reduced if we raise less than the maximum offering proceeds.

If we raise less than our maximum offering amount of $200,000,000, our portfolio may be less diversified than would otherwise be the case. As we will be limited in the types and number of transactions we may enter into, a single transaction may have a greater impact on the overall performance of our portfolio. If we have a low level of capitalization, a loss on any single transaction may have a greater negative impact on our financial performance.

Any delays in the investment of the offering proceeds may diminish the returns on our investments.

We will receive only minimal, if any, returns on the offering proceeds until the time the offering proceeds are invested in equipment, other assets or other investments. If we do not invest the offering proceeds promptly, the delay may diminish the returns that the investment would have otherwise realized had a given investment been made earlier.

The price of the units offered by this prospectus has been arbitrarily determined. You should not rely on this price as an indication of the value of the units.

The offering price per unit has been determined arbitrarily and is not based upon our actual or potential earnings or any other criteria for determining value. No representation is made hereby that a unit has a market value equal to the purchase price or could be sold at the purchase price or at any other price.

16

Lack of independent counsel or an independent underwriter may reduce the due diligence review of us and our General Partner, our Investment Manager and their affiliates.

The legal counsel that represents our General Partner, our Investment Manager and their affiliates, including our selling agent, also represents us. You and our other limited partners, as a group, have not been represented by separate legal counsel, and the selling agent’s due diligence examination of us and this offering cannot be considered to be independent. See the “Conflicts of Interest and Fiduciary Responsibilities — Lack of Independent Underwriter and Due Diligence Investigation in This Offering” section of this prospectus.

You could be liable for our obligations if you participate in the control of our business, and you may be required to return improperly received distributions.

In general, limited partners are not liable for the obligations of a limited partnership unless they participate in the control of the limited partnership’s business. If it were determined that any of the following rights, or the exercise of those rights by the limited partners as a group, constituted participation in the control of our business, then you could be held liable for our obligations to the same extent as a general partner:

•	the right to remove our General Partner and elect a substitute general partner;

•	the right to approve certain amendments to our partnership agreement; or

•	the right to take other specified actions under our partnership agreement.

This means that if you were deemed to be a general partner, you could be held personally liable for our obligations and losses beyond the amount you paid for your units.

In addition, under the laws of the State of Delaware you may be required to return to us any distribution you received from us if you knew at the time the distribution was made that it was improper because it rendered us insolvent. For a further discussion of your liabilities as a limited partner, you should read the “Summary of Our Partnership Agreement — Limited Liability of Limited Partners” section of this prospectus.

Your ability to begin an action against our General Partner, our Investment Manager and their affiliates is limited by our partnership agreement.

Our partnership agreement provides that none of our General Partner, our Investment Manager or their affiliates will have any liability to us for any loss we suffer arising out of any action or inaction of our General Partner, our Investment Manager or their affiliates, if our General Partner, our Investment Manager or their affiliates, as the case may be, determined, in good faith, that the course of conduct was in our best interests and did not constitute negligence or misconduct. As a result of these provisions in our partnership agreement, your right to begin an action against our General Partner may be more limited than it would be without these provisions. For a discussion of these provisions of our partnership agreement, you should read the “Conflicts of Interest and Fiduciary Responsibilities — Fiduciary Duty of Our General Partner” section of this prospectus.

Risks Associated with our Business

Poor economic conditions may adversely affect our ability to build our portfolio.

A prolonged economic slowdown in the U.S., Canada and/or the European Union could adversely affect our ability to invest the proceeds of this offering as quickly as we would like to if businesses aggressively seek to reduce their costs. If this happens, our distributions to you and our other partners during the initial period of our operations may be less than if our offering proceeds were fully invested in accordance with our timetable. It also could result in reduced interest rates, which could reduce the returns we can obtain on our investments and, as a consequence, the distributions we can make to you and our other partners. Depending primarily on the severity and duration of a general economic slowdown, the creditworthiness of our end-users could be adversely affected if they have difficulty obtaining financing for their business operations, which could cause them to default on their obligations to us and cause us to incur a loss.

Our success will be subject to risks inherent in the equipment leasing and finance business, any of which may affect our ability to operate profitably.

A number of factors may affect our ability to operate profitably including, the following:

17

•	changes in economic conditions, including fluctuations in demand for equipment and other assets, interest rates and inflation rates;

•	the quality of the equipment or other assets we acquire and lease or finance;

•	the continuing strength of equipment manufacturers;

•	the timing of our investments and our ability to forecast technological advances;

•	technological and economic obsolescence of the equipment and other assets we acquire;

•	defaults by our lessees or other counterparties; and

•	increases in our expenses, including labor, tax and insurance expenses.

Fluctuations in demand for equipment may affect the ability of a leasing and finance program to invest its capital in a timely manner. Equipment lessors have experienced a more difficult market in which to make suitable investments during historical periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods. Economic recession resulting in lower levels of capital expenditure by businesses may result in more used equipment becoming available on the market and downward pressure on prices and lease rates due to excess inventory. Periods of low interest rates exert downward pressure on lease rates and may result in less demand for lease financing. There can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and lease financing in particular.

Higher than expected equipment lease or other investment defaults may result in losses.

Higher than expected equipment lease or other investment defaults may result in a loss of anticipated revenues. These losses may adversely affect our ability to make distributions to you and our other partners and, if the level of defaults is sufficiently large, may result in our inability to fully recover our investment.

While we will seek to repossess and re-lease or sell any equipment or other asset that is subject to a defaulted lease, we may not be able to do so on terms that are favorable to us. In some cases, the cost of repossessing the equipment or other asset subject to a defaulted lease or other investment may make trying to recover the equipment or other asset impractical. Also, if a lessee or borrower under a defaulted lease or other investment files for protection under the bankruptcy laws, then:

•	we may experience difficulties and delays in recovering the equipment or other asset from the defaulting party; and

•	we may be unable to enforce important contract provisions against the insolvent party, including the contract provisions that require the equipment or other asset to be returned to us in good condition.

In addition, we may suffer a loss due to, or our ability to make distributions may be adversely affected by, the high costs of:

•	enforcing a lessee’s or borrower’s contract obligations;

•	recovering the equipment or other asset from the defaulting party;

•	transporting, storing, and repairing the equipment or other asset; and

•	finding a new lessee or purchaser for the equipment or other asset.

The equipment leasing industry is highly competitive, which may hinder our ability to source appropriate or attractive investments.

The equipment leasing industry both in the U.S. and abroad, and across different equipment classes, is highly competitive. In particular:

•	it is often relatively easy for new entrants to enter the equipment leasing industry as lessors;

•	leasing companies often act irrationally or unprofitably to gain market share, reducing the availability of attractive lease transactions to other lessors in the market; and

•	lease transactions are not always written in a manner which provide the lessor with an appropriate rate of return for the risk being assumed.
18

The equipment leasing and finance business is highly fragmented. We will compete with:

•	a large number of national, regional and local banks, savings banks, leasing companies and other financial institutions;

•	captive finance and leasing companies affiliated with major equipment manufacturers; and

•	other sources of equipment lease financing, including other publicly-offered partnerships.

Some of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than either we or our General Partner and its affiliates will have, even if we sell the maximum number of units in this offering.

If we are unable to realize the residual value of our equipment or other assets under our operating leases, we may incur losses.

We expect that some of our leases will be “operating leases,” under which the net present value of aggregate rental payments during the initial lease term is structured to result in our recovery of an amount less than or equal to 90% of the purchase price of the equipment or other asset. Thus, our ability to recover the full purchase price of the equipment or other asset and our expected return in connection with an operating lease depends on the potential value of the equipment or other asset once the primary lease term expires. We call this the “residual value.” The residual value will depend on numerous factors beyond our control, including:

•	whether the original lessee wants to keep the equipment or other asset;

•	the cost of comparable new equipment or other asset;

•	whether the leased equipment or other asset is obsolete or in poor condition; and

•	whether there is a secondary market for the type of used equipment or other asset.

We cannot assure you that our value assumptions will be accurate or that the equipment or other assets will not lose value more rapidly than we anticipated.

The market value of our equipment or any asset may be lower than anticipated, resulting in a loss on our investment.

When we enter into a lease, we will not know what the remarketing price of the equipment or other asset leased will be when the lease ends and the equipment or other asset is returned to us. If the remarketing price is lower than anticipated, we will either lose money or receive lower returns than anticipated. There are numerous factors beyond our control which can materially adversely affect the remarketing price we can achieve for equipment or other assets, including:

•	the general market value for the equipment or other asset at the time we are attempting to remarket that equipment or other asset;

•	the cost of new equipment or other asset at the time we are remarketing the used equipment or other asset;

•	technological and regulatory developments since our initial purchase of the equipment or other asset which could reduce the market value of the equipment or other asset;

•	general economic conditions and the conditions in industry-specific market sectors; and

•	the condition of the equipment or other asset returned to or repossessed by us.

Additionally, there is a risk that the best remarketing price available is only obtainable in a market where we do not have appropriate or adequate remarketing resources. We cannot assure you that our assumptions with respect to value will be accurate or that the equipment or other asset will not lose value more rapidly than we anticipate.

Our inability to obtain insurance for certain types of losses means we must bear the cost of any losses from the non-insurable risks.

While our leases will generally require lessees to have comprehensive insurance on the equipment or other assets under lease and to assume the risk of loss, some losses may be either uninsurable or not economically feasible to insure, such as losses from war, earthquakes or terrorist acts. Furthermore, we can neither anticipate nor obtain insurance against all possible contingencies that may affect the equipment or other asset. If an event occurs for which we have no insurance, we could lose some

19

or all of our investment in the affected equipment or other asset. Furthermore, lessees who are obliged to insure equipment or any asset may nevertheless fail to do so in breach of their lease contract.

In leasing some types of equipment and other assets we may be exposed to environmental tort liability.

In leasing some types of equipment and other assets, such as transportation assets designed to carry hazardous materials, we may be exposed to environmental tort liability. Although we may attempt to obtain insurance to minimize our exposure to environmental tort liability, we cannot assure you that we or our equipment and other assets will be protected against environmental tort claims.

Failure to maintain equipment registrations and unexpected regulatory compliance costs may result in losses.

Certain types of transportation equipment are subject to registration requirements by governmental agencies in the U.S. and abroad. If we fail to properly maintain registration of that equipment, we may lose the ability to own or operate that equipment. In addition to impairing our ability to earn rentals from that equipment, penalties may be imposed upon us and we may be forced into a sale of that equipment on unfavorable terms. Furthermore, governmental agencies may require changes or improvements to equipment resulting in increased costs and loss of rental revenue while the changes are made. This would adversely affect our anticipated returns from that investment.

If we are, or become, subject to usury laws, we could experience reduced revenues or, possibly, loss on our investment.

Leases of equipment and other assets have sometimes been deemed to be loan transactions subject to state usury laws. These laws impose maximum interest rates that may be charged on loans as well as penalties for violation, including restitution of any excess interest received and declaring the debt to be unenforceable. We will seek to structure our leases of equipment and other assets so that they will not be deemed to be loans and violate state usury laws. However, uncertainties in the application of some laws may result in inadvertent violations which could result in reduced investment returns or, possibly, loss on our investment in the affected equipment and other assets.

Interest rate changes may reduce the value of our portfolio and our returns.

Changes in interest rates will affect the market value of our portfolio. In general, the market value of an equipment lease will change in inverse relation to an interest rate change when the lease has a fixed rate of return. Thus, in a period of rising interest rates, the market value of our equipment leases will decrease. A decrease in the market value of our portfolio will adversely affect our ability to liquidate it without suffering losses.

Participation with Affiliated Programs or third parties in joint ventures may require us to pay additional costs or incur losses because of actions taken by the third parties.

Our partnership agreement permits us to invest in equipment or other assets through joint venture arrangements with our General Partner’s affiliated investment programs or independent third parties. Investing in joint ventures involves risks not present when we invest by ourselves. These risks include:

•	our co-venturer may have business or economic objectives or interests that are inconsistent with ours and it may want to manage the joint venture in ways that do not maximize our return;

•	actions by a co-venturer might subject equipment or other asset leases owned by the joint venture to liabilities greater than those we contemplate; and

•	when more than one person owns property, there may be a stalemate on decisions, including decisions regarding a proposed sale or other transfer of the equipment or other assets.

Further, participation in joint ventures include risks associated with the following possibilities: (i) that a venture partner may go bankrupt; (ii) that disputes between us and our venture partners may result in litigation; and (iii) that we may not be able to sell our interest in any joint venture if we desire to exit the arrangement. Although our partnership agreement requires that any joint venture arrangement in which we participate must permit us to buy equipment or other assets from the other co-venturer in the case of a proposed sale of the equipment or other assets, we may not have the resources to do so. See the “Conflicts of Interest and Fiduciary Responsibilities — We May Enter Into Joint Ventures With Affiliated Programs” section of this prospectus.

20

We may suffer losses as a result of transacting business in foreign countries, dealing with foreign clients or having our equipment or other assets located in a foreign jurisdiction.

It is likely that we will enter into transactions:

•	with foreign clients;

•	where the equipment or other asset is permanently or temporarily located outside the U.S.; or

•	where the contracts are governed by foreign laws.

These transactions involve a number of risks, including the following:

•	we may have difficulty enforcing our rights under foreign contracts;

•	we may have difficulty repossessing our equipment or other assets outside the U.S.;

•	legal costs may be higher outside the U.S.;

•	foreign governments may confiscate equipment or other assets, nationalize equipment, retrospectively change laws, impose new or changed fees, duties or taxes or impose foreign exchange restrictions which hamper our ability to receive payment in the U.S.;

•	foreign courts may not recognize judgments obtained in U.S. courts;

•	we may have documentary risks where contracts are written in a language other than English;

•	complications may arise from interpretations of tax or legal codes and any regulatory registration requirements;

•	changes in, or interpretations of, foreign laws and regulations may adversely affect our ability to enter into leases, sell equipment or other assets or repatriate profits to the U.S.;

•	the income earned in foreign jurisdictions may be subject to withholding and/or income taxes, and depending on the foreign country, the U.S. may not have a tax treaty in place to reduce or eliminate the tax; and

•	the U.S. tax code imposes restrictions on the use of foreign tax credits, which may prevent you from claiming full credit for your share of foreign taxes. See the “Material U.S. Federal Income Tax Consequences” section of this prospectus.

Movements in foreign currency rates may result in losses.

We will enter into purchase, sale and lease contracts for equipment and other assets where the payments to be made or received are not in U.S. dollars. We do not anticipate that we will hedge our portfolio against foreign currency fluctuation risks. If we are due to receive payments from a client or purchaser in a currency other than U.S. dollars, a strengthening of the U.S. dollar against that currency will mean we are receiving less, as expressed in U.S. dollars, than initially anticipated, which would have a negative impact on our returns.

Negative movement in the residual value of some of our investments in residual interests may impact our ability to meet our investment objectives and to pay distributions to you.

Negative movements in the residual value of our investments in residual interests may result in us receiving less proceeds than anticipated. This is because there is no underlying income stream payable to us during the initial lease or other contract term. Therefore there will be an increase in the sensitivity of these investments to changes in the residual value of equipment or assets in which we have invested. This could affect our ability to meet our investment objectives and to pay distributions to you.

Realizations from investments in residual interests may be subject to the satisfaction of obligations to a third party and failure of such could affect our ability to recover our investment or realize a return on that investment.

Investments in residual interests are generally subject to the satisfaction of obligations to a third party under an initial lease term or other contract such as a receivable sale. Failure of the obligor to satisfy those obligations, which includes making payments, could affect our ability to recover our investment or realize a return on that investment if the third party, in the event of a default, forecloses on the underlying asset or equipment.

21

We may experience industry concentration risks which could adversely affect our operating results.

In the event we lease a substantial percentage of our equipment portfolio to businesses in one industry, any adverse economic circumstances that disproportionately impact that particular industry may have a magnified adverse effect on our operating results.

Risks Associated with our Organization and Structure

Our General Partner, our Investment Manager and their affiliates may be subject to various conflicts of interest arising out of their relationship to us.

The decisions of our General Partner, our Investment Manager and their affiliates will be subject to various conflicts of interest arising out of their relationship to us and their affiliates. Conflicts of interest that may affect us and our limited partners include:

•	our partnership agreement does not prohibit our General Partner, our Investment Manager or any of their affiliates from competing with us for investments and engaging in other types of business;

•	the initial selling agent, which is an affiliate of our General Partner and our Investment Manager and not an independent securities firm, will review and perform due diligence on us and the information in this prospectus and thus its review cannot be considered an independent review and may not be as meaningful as a review conducted by an unaffiliated broker-dealer;

•	the lack of separate legal representation for us and our General Partner and our Investment Manager and lack of arm’s-length negotiations regarding compensation payable to our General Partner and our Investment Manager;

•	we will pay fees to our General Partner, our Investment Manager and their affiliates including the initial selling agent, before distributions are paid to you and other partners even if we do not generate profits;

•	we rely on the employees of our General Partner, our Investment Manager and their affiliates;

•	the resolution of conflicts will be undertaken by the investment committee of our Investment Manager; and

•	our General Partner will act as our tax matters partner, and will negotiate with the Internal Revenue Service (“IRS”) to settle tax disputes that would bind us and our other partners; those negotiations might not be in your best interests given your individual tax situation.

Our General Partner’s, our Investment Manager’s or their affiliates’ operating systems could be damaged or disrupted by events beyond their control, which could interfere with our ability to conduct our business and make us less attractive to customers as a source of equipment leases.

Our ability to manage our operations and realize residual values from our leases of equipment and other investments depends on the operating systems of our General Partner, our Investment Manager and their affiliates. In particular, this includes our General Partner’s, our Investment Manager’s or their affiliates’ computer and telecommunications and related equipment, and their ability to protect those systems against damage or disruptions from such contingencies as:

•	power loss;

•	acts of God, such as earthquakes, etc.;

•	telecommunications failure;

•	acts of terrorism;

•	computer intrusions; and

•	viruses and similar adverse events.

Although our General Partner, our Investment Manager and their affiliates will implement security and protective measures, these systems could still be vulnerable. Any damage or disruption to these systems could make us less attractive to end-users as a source of equipment or other asset leases.

22

Our Investment Manager’s investment committee is not independent.

Any conflicts in determining and allocating investments between us and our General Partner, or between us and another program managed by our General Partner, our Investment Manager or their affiliates will be resolved by our Investment Manager’s investment committee, which also will serve as the investment committee for other funds managed by our Investment Manager. Since all of the members of our Investment Manager’s investment committee are officers of our General Partner, and are not independent, matters determined by the investment committee, including conflicts of interest between us and our General Partner, our Investment Manager and their affiliates involving investment opportunities, may not be as favorable to you and our other partners as they would be if independent members were on the committee. Generally, if an investment is appropriate for more than one program, our Investment Manager and its investment committee will allocate the investment to a program (which includes us) after taking into consideration at least the following factors:

•	which program has been seeking investments for the longest period of time;

•	whether the program has the cash required for the investment;

•	the effect the investment would have on the program’s cash flow;

•	whether the investment would further diversify, or unduly concentrate, the program’s investments in a particular lessee or borrower, class or type of equipment, location, industry, etc.; and

•	whether the term of the investment is within the term of the program.

Notwithstanding the foregoing, our Investment Manager and its investment committee may make exceptions to these general policies when, in our Investment Manager’s judgment, other circumstances make application of these policies inequitable or uneconomic.

Also, under our partnership agreement our General Partner, our Investment Manager and their affiliates may engage in equipment acquisitions, refinancing, leasing and releasing opportunities on their own behalf or on behalf of other partnerships, even if they compete with us.

We, our General Partner, our Investment Manager and their affiliates do not have independent audit and compensation committees.

Our General Partner believes that the fees and other compensation we will pay to it, our Investment Manager and their affiliates are reasonable and competitive in the industry. Such fees and other compensation were established by our General Partner and were not determined by an independent compensation committee composed of persons who are not affiliates of our General Partner. Also, our General Partner and our Investment Manager, rather than an independent audit committee composed of persons who are not affiliates of either our General Partner or our Investment Manager, will select our independent registered public accounting firm and supervise the preparation of our audited financial statements included in our annual reports to you. See the “Management Compensation” and “Reports to Limited Partners” sections of this prospectus.

We are an “emerging growth company” and as a result of reduced disclosure and governance requirements applicable to emerging growth companies, our units may be less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, the same reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements that smaller reporting companies are permitted to provide and exemptions from the requirements of holding a nonbinding advisory stockholder vote on executive compensation, frequency of approval of executive compensation and of any golden parachute payments not previously approved. We cannot predict whether investors will find our units less attractive because we will rely on these exemptions. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenue of $1,000,000,000 or more; (ii) the last day of the fiscal year following the fifth anniversary of the sale by us of common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended; (iii) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common units that are held by non-affiliates exceeds $700,000,000 as of the last business day of our most recently completed second fiscal quarter.

23

Our internal controls over financial reporting may not be effective which could have a significant and adverse effect on our business.

After our first full year of operations, our General Partner will be required to evaluate our internal controls over financial reporting in order to allow management to report on our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the SEC thereunder, which we refer to as “Section 404.” During the course of testing, our General Partner may identify deficiencies that it may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act of 2002, as amended, for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, our General Partner and its affiliates may be required to incur costs to improve our internal control system and hire additional personnel.

Our independent auditors will not be required to attest to the effectiveness of our internal controls over financial reporting while we are an emerging growth company. If our independent auditors determine we have a material weakness or significant deficiency in our internal control over financial reporting once our independent auditors begin their reviews and we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, our General Partner and its affiliates may be required to incur costs to improve our internal control system and hire additional personnel.

Our Investment Manager may have difficulty managing its growth, which may divert its resources and limit its ability to expand its operations successfully.

The amount of assets that our Investment Manager manages has grown substantially since our Investment Manager was formed in December 2007, and our Investment Manager intends to continue to sponsor funds similar to us, which may be concurrent with our term, and our Investment Manager expects to experience further growth in its assets under management. Our Investment Manager’s future success will depend on the ability of its officers and key employees to implement and improve its operational, financial and management controls, reporting systems and procedures, and manage a growing number of assets and investment funds. Our Investment Manager, however, may not implement improvements to its management information and control systems in an efficient or timely manner and may discover deficiencies in its existing systems and controls. Thus, our Investment Manager’s anticipated growth may place a strain on its administrative and operations infrastructure, which could increase its costs and reduce its efficiency and could negatively impact our operating results.

Our General Partner, our Investment Manager and their affiliates may receive expense reimbursements and fees from us and those reimbursements and fees are likely to exceed the income portion of distributions made to you during our early years.

Before making any distributions to you and our other partners, we may reimburse our General Partner, our Investment Manager and their affiliates for expenses incurred on our behalf, and pay our General Partner, our Investment Manager and their affiliates fees for selling our units and acquiring, managing, and realizing our investments for us, regardless of whether we are profitable. The expense reimbursements and fees of our General Partner, our Investment Manager and their affiliates were established by our General Partner and, are not based on arm’s-length negotiations, but are subject to the limitations set forth in our partnership agreement. Nevertheless, the amount of these expense reimbursements and fees is likely to exceed the income portion of distributions made to you in the early years of our term.

In general, expense reimbursements and fees will be paid without regard to the amount of our cash distributions to you and our other partners, and regardless of the success or profitability of our operations. For example, after we received our minimum offering proceeds and began operations, our General Partner, our Investment Manager and their affiliates were entitled to certain fees and expense reimbursements. Some of those fees and expense reimbursements were paid at the time of our initial closing in this offering and may be paid as we acquire our portfolio, and we may pay other expenses, such as accounting and interest expenses, costs for supplies, etc., even though we may not yet have begun to receive significant revenues from our investments.

We do not have independent management or independent directors.

The directors and executive officers of our General Partner and Investment Manager are not independent. As directors and executive officers of our General Partner and Investment Manager, these individuals will make management decisions on behalf of our General Partner and Investment Manager. Since these individuals also control our General Partner and Investment

24

Manager, their decisions regarding our management are subject to conflicts of interest, since such decisions could also benefit our General Partner, our Investment Manager, and their respective affiliates.

Risks Associated With the Tax Treatment of Our Units

You may be required to pay taxes on income from us, even if you do not receive commensurate cash distributions from us.

Generally, you will be required to pay federal income taxes, and probably state and local income taxes, on your share of our taxable income, regardless of whether or not you receive cash distributions from us. For example, your share of our taxable income could exceed the amount of cash that we distribute to you if we repay the principal of any debt we incur with our rental or interest income or net proceeds from the sale of our investments. This could happen because repaying the principal amount of a debt reduces the amount of Distributable Cash to you and our other partners, but is not tax deductible. Thus, your cash distributions from us may not equal your share of our taxable income or even equal your tax liability resulting from that income. See the “Material U.S. Federal Income Tax Consequences — Our Income Versus Our Distributions” section of this prospectus.

We will not apply for an advance ruling from the IRS as to any federal tax consequence of an investment in us, and if the IRS classifies us as a corporation you will lose tax benefits.

We will not apply for an advance ruling from the IRS as to whether we will be treated as a partnership for federal tax purposes or with respect to any other tax consequence to you of an investment in us. Instead, we intend to rely on the opinion of our counsel, Troutman Sanders LLP, that we will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes and that we will not be a “publicly traded partnership” within the meaning of Section 7704 of the Code. See the “Material U.S. Federal Income Tax Consequences — Opinion of Counsel” section of this prospectus. If the IRS were to successfully contend that we should be treated as a “publicly traded partnership,” then we would be treated as a corporation for federal income tax purposes rather than a partnership. This would have the following principal consequences to you:

•	tax losses realized by us would not pass through to you;

•	we would be taxed at income tax rates applicable to corporations, which would reduce our cash distributions to you and our other partners; and

•	our distributions to you and our other partners would be taxable to you and our other limited partners as dividend income to the extent of our current and accumulated earnings and profits.

To reduce the possibility that the IRS could successfully contend that our units are “publicly-traded,” Section 13.2 of our partnership agreement places substantial restrictions on your ability to transfer your units. With respect to our tax status as a partnership, see the “Material U.S. Federal Income Tax Consequences — Opinion of Counsel,” “— Taxation of Limited Partnerships in General,” and “— Publicly Traded Partnerships” sections of this prospectus.

We could lose cost recovery or depreciation deductions if the IRS treats our operating leases as sales or financings.

We intend to claim cost recovery or depreciation deductions on the equipment subject to our operating leases, but not the equipment subject to our full payout leases or other investments. In this regard, we anticipate that some portion of our leases will be operating leases and others will be full payout leases. In addition, our equipment and other assets may be financed for others under secured financings. If the IRS were to successfully contend that our operating leases were actually sales, including full payout leases or other investments, rather than operating leases, we would not be entitled to cost recovery or depreciation deductions with respect to the equipment covered by those leases. See the “Investment Objectives and Strategies — Equipment and Other Assets for Lease or Rental to End-Users” section of this prospectus. The IRS could also challenge our method of calculating our cost recovery or depreciation deductions, or our other deductions, and the amount of our deductions could be reduced if we were audited. See the “Material U.S. Federal Income Tax Consequences — Tax Treatment of Leases,” “— Cost Recovery,” and “— Limitations on Cost Recovery Deductions” sections of this prospectus.

You will need passive income in order to deduct any tax losses we may generate.

Because our operations generally will be treated as passive activities by you and our other partners, your share of any tax losses we generate will likely be passive losses which you may use on your personal federal income tax returns only to offset passive income you receive from us or from other passive activities (other than publicly-traded partnerships) in which you invest, if any, in calculating your personal federal income tax liability. For example, you cannot use a passive loss from us to offset any “active” (i.e., non-passive) income, such as your salary, on your personal federal income tax returns. In addition, a portion of your share of our gross income might be treated for federal income tax purposes as portfolio income or gross income that is not from a

25

passive activity, which cannot be offset by passive losses. See the “Material U.S. Federal Income Tax Consequences — Deductibility of Losses; Passive Activity Losses, Tax Basis and “At Risk” Limitation” section of this prospectus.

You will likely be subject to state and local taxes as a result of purchasing our units.

You will likely be subject to state and local taxes imposed by the various jurisdictions in which we do business or own property. It is your responsibility to file all of your personal federal, state and local tax returns. Our special tax counsel has not given any opinion on the state or local tax consequences of an investment in us. We urge you to seek advice based on your particular circumstances from an independent tax advisor with respect to the state and local tax consequences of purchasing our units. See the “Material U.S. Federal Income Tax Consequences — State and Local Taxation” section of this prospectus.

An IRS audit of our annual federal information tax return may result in adjustments to, or an audit of, your personal income tax returns.

We anticipate incurring tax losses during at least our early years due primarily to depreciation of equipment leased to others under our operating leases, and operating expenses. Also, we may be required to file disclosure reports with the IRS and its Office of Tax Shelter Analysis if the tax results of our intended activities cause us to be a “reportable transaction” under the Code and the Treasury Regulations. Our anticipated tax losses and any reportable transaction reports to the IRS would increase the risk of an IRS audit of our federal information income tax returns, and could result in an IRS audit of your personal federal income tax returns. Also, any adjustments to our returns required by the IRS could require you to make corresponding adjustments on your personal federal income tax returns. In addition, an IRS audit of your personal federal income tax return could include an examination by the IRS of your returns for prior years, and could cover items unrelated to your investment in us. See the “Material U.S. Federal Income Tax Consequences — Audit by the IRS” and “— Registration, Reportable Transactions, Interest and Penalties” sections of this prospectus.

Your investment in us may cause you to pay alternative minimum tax.

You may have to pay alternative minimum tax as a result of your investment in us, because you will be allocated a share of our alternative minimum tax preference and adjustment items. For example, depreciation or cost recovery deductions of equipment subject to our operating leases generally are computed differently for regular federal income tax purposes than for alternative minimum tax purposes. This would increase your alternative minimum taxable income, as compared to your regular taxable income, during the early years of the applicable cost recovery or depreciation period of the equipment subject to our operating leases. See the “Material U.S. Federal Income Tax Consequences — Alternative Minimum Tax” section of this prospectus.

IRAs and tax-exempt organizations may have unrelated business taxable income from an investment in us.

Tax-exempt organizations, such as pension plans, IRAs, and certain types of foreign entities or persons are potentially subject to tax on UBTI. Although rental and interest income generally are not included in UBTI, our General Partner anticipates that most of your income, if any, from an investment in us could constitute UBTI, because of a special rule in the Code that treats such income as UBTI to the extent it is attributable to equipment leases. See the “Material U.S. Federal Income Tax Consequences — Taxation of Tax-Exempt Organizations” section of this prospectus.

Foreign investors in us will be subject to U.S. tax withholding.

We generally will be required to withhold federal income tax at the highest applicable rate under the Code on the income, if any, we allocate to units owned by foreign investors, regardless of whether any corresponding cash distributions are made to them. If too much tax is withheld, foreign investors will have to file U.S. income tax returns to seek a refund. See the “Material U.S. Federal Income Tax Consequences” section of this prospectus.

26

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

Certain statements within this prospectus, including statements contained in the sections entitled “Prospectus Summary,” “Risk Factors,” “Investment Objectives and Strategies,” and “Management’s Discussion and Analysis of Financial Condition,” contain forward-looking statements concerning our objectives, plans, intentions, strategies, expectations and predictions concerning our future investment activities, results of operations and other future events or conditions based on views and opinions of our General Partner and our Investment Manager. For this purpose, any statements contained herein that are not of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believes,” “may,” “will,” “could,” “intends,” “anticipates,” “estimates,” “expects” or “might,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These forward-looking statements include such things as:

•	investment objectives;

•	references to future operating results, credit availability and financial success;

•	expected distributions;

•	business strategy;

•	competitive strengths and goals; and

•	other similar matters.

These statements are based on certain assumptions and analyses made by us, our General Partner and our Investment Manager in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, whether actual results will conform with these expectations is subject to a number of risks and uncertainties, many of which are beyond our control. Such risks include, but are not limited to, those described under the “Risk Factors” section of this prospectus and the following:

•	changes in economic conditions, including fluctuations in demand for equipment or other assets, interest rates and inflation rates;

•	the quality of equipment and other assets we acquire and lease or finance;

•	the continuing strength of equipment and other manufacturers;

•	the timing of our equipment and other asset purchases and our ability to forecast technological advances;

•	technological and economic obsolescence of the equipment and other assets we acquire;

•	defaults by our lessees or other counterparties; and

•	increases in our expenses.

Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we cannot assure investors that our expectations will be attained or that any deviations will not be material. You are cautioned that forward-looking statements speak only as of the date they are made and that, except as required by law, we undertake no obligation to update these forward-looking statements to reflect any future events or circumstances. All subsequent written or oral forward-looking statements attributable to us or to individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

27

CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES

General

Our General Partner and our Investment Manager may be subject to various conflicts of interest arising out of their relationship to us. Because of our General Partner’s and our Investment Manager’s organizational and operational control over us, these conflicts will not be resolved through arm’s-length negotiations but, rather, through the exercise of our General Partner’s and Investment Manager’s judgment consistent with their fiduciary responsibilities to you and us. Some provisions of our partnership agreement are designed to protect the interests of you and our other partners if conflicts arise. In this regard, you should read Article IX of our partnership agreement and, in particular, Section 9.5. These sections do the following:

•	limit the actions our General Partner may take on our behalf;

•	limit the compensation and fees we will pay our General Partner, our Investment Manager and their affiliates; and

•	limit the expenses for which we will reimburse our General Partner, our Investment Manager and their affiliates.

However, our partnership agreement does not necessarily directly respond to each potential conflict, and there will be no established mechanism to resolve these conflicts. In these situations, our Investment Manager will rely solely on its judgment, subject to its fiduciary duties, to resolve the conflict. The potential conflicts include those set forth below.

Our General Partner, Our Investment Manager and Their Affiliates Will Receive Fees and Other Substantial Compensation From Us

We will pay fees and other substantial compensation to our General Partner, our Investment Manager and their affiliates. Further, we may reimburse our General Partner, our Investment Manager and their affiliates for costs incurred by them in managing us and our portfolio.

Subject to its fiduciary duties and the terms of our partnership agreement, our Investment Manager has sole discretion with respect to the terms and timing of our investments, although it is anticipated that those investments will be consistent with our investment objectives and policies. The agreements and arrangements, including those relating to compensation, between us and our General Partner, our Investment Manager and their affiliates are not the result of arm’s-length negotiations and may create conflicts between the interests of our General Partner, our Investment Manager and their affiliates on the one hand and us and our limited partners on the other hand. However, our General Partner believes that the compensation and fees provided for in our partnership agreement are consistent with practices in the industry and the NASAA Guidelines in effect as of the date of this prospectus.

Actions Taken by Our General Partner and Our Investment Manager Will Affect the Amount of Distributable Cash to Limited Partners and Our General Partner’s and Our Investment Manager’s Compensation

The amount of cash we have available for distribution to you and our other partners will be affected by decisions of our General Partner and our Investment Manager regarding various matters, including:

•	the amount and timing of asset and equipment purchases and sales;

•	cash expenditures;

•	financing; and

•	the creation, reduction or increase of reserves.

See the “Management Compensation” section of this prospectus beginning on page10.

Our General Partner will be liable for our obligations to the extent that they exceed our assets. As a result, our General Partner has the right to cause us to establish and maintain cash reserves that it believes are necessary to meet our obligations. Because our General Partner may be exposed to liability to our creditors if our reserves are insufficient to pay our contingent liabilities, our General Partner may have a conflict of interest in allocating our cash flow between distributions to you and our other partners or to our reserve accounts. To the extent that our General Partner increases the amount of cash it allocates to reserves, the

28

amount of Distributable Cash to you and our other partners will decrease and our General Partner’s exposure to our contingent liabilities may be lessened.

Our General Partner, Our Investment Manager and Their Affiliates Will Engage in Activities That Compete With Us

Our partnership agreement does not prohibit our General Partner, our Investment Manager or their affiliates from investing in, acquiring or leasing equipment or other assets, and they will continue to engage in equipment and other asset acquisitions, leasing and re-leasing opportunities on their own behalf or on behalf of other partnerships or entities. None of our General Partner, our Investment Manager or their affiliates may, however, publicly offer for sale interests in more than one direct participation program simultaneously unless the programs:

•	have different investment objectives; or

•	are specified equipment programs, as defined under relevant securities regulations or state securities guidelines.

Our General Partner, our Investment Manager and their affiliates have the right to take for their own accounts, or to recommend to any program they manage, any particular investment opportunity, subject to the limitations set forth in our partnership agreement.

Any conflicts in determining and allocating investments between us and our General Partner, our Investment Manager or their affiliates, or between us and another program managed by our General Partner, our Investment Manager or their affiliates, will be resolved by our Investment Manager’s investment committee, which also serves as the Prior Funds’ investment committee as discussed in the “Management — Investment Committee” section of this prospectus beginning on page 38. Generally, if an investment is appropriate for more than one program our Investment Manager’s investment committee will allocate the investment to a program (which includes us) after taking into consideration at least the following factors:

•	which program has been seeking investments for the longest period of time;

•	whether the program has the cash required for the investment;

•	whether the amount of debt to be incurred with respect to the investment is acceptable for the program;

•	the effect the investment would have on the program’s cash flow;

•	whether the investment would further diversify, or unduly concentrate, the program’s investments in a particular lessee, class or type of equipment or other asset, location, industry, etc.; and

•	whether the term of the investment is within the term of the program.

Notwithstanding the foregoing, our Investment Manager’s investment committee may make exceptions to these general policies when, in its judgment, other circumstances make application of these policies inequitable or uneconomic.

We May Enter Into Joint Ventures With Affiliated Programs

We may invest in joint ventures with other programs that are sponsored by our General Partner, our Investment Manager or their affiliates. These investments may result in conflicts of interest resulting from the differing financial positions of the co-venturers. For example, it may be in the interest of one entity to sell jointly-held equipment while it may be in the interest of the other entity to continue holding the equipment. However, we will not participate in a joint venture unless:

•	we and the other program have substantially similar investment objectives;

•	we and the other program invest on substantially the same terms;

•	there are no duplicate fees;

•	our General Partner’s compensation in us and the other program is substantially the same;
29

•	we have the right of first refusal to buy any investment the other program wants to sell; and

•	the joint venture is entered into either for the purpose of effecting appropriate diversification for us and the other program, or for the purpose of relieving our General Partner or its affiliates from a commitment entered into for the purposes of:

-	facilitating our acquisition of equipment or other assets or investments; or

-	any other lawful purpose related to our business.

Notwithstanding, there may be an impasse on joint venture decisions since neither we nor the other program will have complete control over the joint venture’s equipment and, although we will have the right to buy the equipment from the other joint venturer in the event of a sale, we may not have the resources do so.

We Do Not Have Any Employees and Rely on the Employees of Our General Partner, Our Investment Manager and Their Affiliates

We will not have any independent employees or officers, and will rely solely on our General Partner and Investment Manager to manage us and our operations. Our General Partner and our Investment Manager will provide us with those administrative services necessary for our prudent operation in accordance with the terms of our partnership agreement. Those employees are not required to spend all of their time on affairs which affect us and in fact may devote significant time to the affairs of our General Partner, our Investment Manager or their affiliates and will be compensated by our General Partner, our Investment Manager or their affiliates for those services. The availability or lack thereof of these employees to provide services to us may create significant conflicts between us and our General Partner, our Investment Manager and their affiliates.

We May Reimburse Our General Partner, Our Investment Manager and Their Affiliates for Expenses

We may reimburse our General Partner, our Investment Manager and their affiliates for costs incurred by them in managing us and our portfolio, including specified costs incurred by them in providing corporate staff and support services properly allocable to us. See the “Management Compensation” section of this prospectus beginning on page 10.

We Have Not Retained Separate Counsel or Other Professionals

Troutman Sanders LLP, the legal counsel that represents our General Partner, our Investment Manager and their affiliates, including the initial selling agent, also represents us. You and our other limited partners, as a group, have not been represented by legal counsel. Prospective investors should seek independent counsel if they so desire or if any legal matters discussed in this prospectus are unclear.

Lack of Independent Underwriter and Due Diligence Investigation in This Offering

No independent lead underwriter has been engaged for the distribution of our units. Therefore, we will not have the benefit of an independent “due diligence” review and investigation of the type normally performed by an unaffiliated, independent lead underwriter in connection with an offering of securities. Although the initial selling agent believes that its investigation of us, our General Partner and our Investment Manager for purposes of this offering of units has been as complete as would be the case in dealing with unaffiliated parties, there is no assurance that the due diligence has been performed in the same manner as that of an independent lead underwriter.

Conflicts Regarding Redemption of Units

You and our other partners may present your units to us for redemption at any time. This creates the following conflicts of interest between you and our General Partner:

•	We have no obligation to redeem your units at any time for any reason. Our General Partner may decline your redemption request in its sole discretion. For example, if our General Partner determines that we do not have the necessary cash flow, taking into account future distributions to our other partners and foreseeable investments, reinvestments, and operating expenses, your request may be declined. In addition, our General Partner may conclude that the requested redemption might cause our total unit transfers in the year to exceed 2% of our total capital or
30

profits interests, which is not permitted under our partnership agreement. See Appendix A to this prospectus. All of these determinations will be made in our General Partner’s sole discretion.

•	Our General Partner also has determined the redemption price of our units. To the extent the redemption price, or the provisions for determining the redemption price in certain circumstances, includes any subjective decisions, they will fall within the discretion of our General Partner.

See the “Redemption of Units” section of this prospectus beginning on page 94.

Our General Partner is Our Tax Matters Partner

Our General Partner will serve as our tax matters partner and represent us before the IRS and all other taxing authorities. As tax matters partner, our General Partner will have broad authority to act on behalf of you and our other partners in any administrative or judicial proceeding involving the IRS or other tax agencies, and this authority may involve conflicts of interest. For example, a potential conflict would include whether to contest or settle a proposed adjustment by the IRS to the amount of our depreciation deductions under our operating leases, which are allocated 99% to you and our other partners, which would also affect your personal income tax returns. While our General Partner will take into account the interests of you and our other partners as a whole, there is no assurance that any settlement would be in the best interests of you or any other particular partner given your or his particular tax situation.

Our General Partner or Its Affiliates May Purchase Units as Investors

In connection with our formation, our General Partner made a cash capital contribution to us of $100 and our Original Limited Partner contributed $1,000. In addition, our General Partner loaned us $1,000 for incidental costs that may arise in connection with our formation. Accordingly, we had an initial equity capitalization of only $1,100 until the minimum offering amount was raised in this offering. We refunded the $1,000 capital contribution of our Original Limited Partner and it withdrew as a limited partner.

Our General Partner or its affiliates may, but are not obligated to, make additional capital contributions to us. Subscriptions made by our General Partner or its affiliates, if any, were not included in the minimum number of units required for us to begin operations. Thus these partners generally will, to the extent they make additional capital contributions:

•	share in our income, losses and distributions on the same basis as you and our other partners as described in the “Income, Losses and Distributions” section of this prospectus beginning on page 57; and

•	have the same voting rights, except that they are prohibited from voting on the removal of our General Partner as general partner and the appointment of a successor general partner.

Any purchase of units by our General Partner, its officers, directors, or other affiliates as limited partners will dilute the voting rights of you and our other partners and there may be a conflict with respect to certain matters. See the “Summary of Our Partnership Agreement — Voting Rights of Limited Partners” section of this prospectus beginning on page 91.

General Restrictions

To reduce, but not eliminate, certain conflicts of interest we will not:

•	issue any units after this offering terminates or issue units in exchange for property;

•	make loans to our General Partner, our Investment Manager or their affiliates;

•	receive loans from our General Partner, our Investment Manager or their affiliates unless the loan has a term of 12 months or less from the date on which it was made and any interest or other financing charges or fees we pay do not exceed the lower of the following:

-	if our General Partner, our Investment Manager or an affiliate borrowed to make the loan, the rate of interest and other amounts paid or payable by our General Partner, our Investment Manager or the affiliate in connection with the borrowing; or
31

-	if our General Partner, our Investment Manager or an affiliate did not borrow to make the loan, the rate of interest and other amounts paid or payable in an arm’s-length borrowing that we could obtain, without reference to our General Partner’s, our Investment Manager’s or the affiliate’s financial abilities or guarantees;

•	invest in or underwrite the securities of other partnership programs;

•	operate in a manner that would cause us to be classified as an “investment company” for purposes of the Investment Company Act of 1940, as amended;

•	grant our General Partner, our Investment Manager or any of their affiliates exclusive listing rights to sell our investments or other assets;

•	permit our General Partner, our Investment Manager or any of their affiliates to receive a fee or commission in connection with the reinvestment of our cash from sales or operations, or the resale, re-lease, exchange or refinancing of equipment, except as permitted by our partnership agreement and in the “Management Compensation” section of this prospectus beginning on page 10;

•	grant our General Partner, our Investment Manager or any of their affiliates any rebates or give-ups or participate in any reciprocal business arrangements with them that would circumvent the restrictions in our partnership agreement, including the restrictions applicable to transactions with affiliates of our General Partner;

•	permit our General Partner, directly or indirectly, to pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to the advisor to advise the purchaser of our units; but this does not prohibit the normal sales commissions and other compensation payable to the selling agent as described in the “Plan of Distribution” section of this prospectus beginning on page 98;

•	purchase or lease any equipment or other asset from, or sell or lease equipment or other assets to our General Partner, our Investment Manager or their affiliates or any investment program in which they have an interest. However, if the conditions set forth below are met, we expect that we will acquire substantially all of our equipment and other assets from our Investment Manager or its affiliates (other than affiliated equipment leasing and finance programs), provided that they acquire the equipment or other assets on a temporary or interim basis in order to facilitate our acquisition of the equipment or other assets or our financing needs. The conditions referred to above are the following:

-	we shall not purchase or lease equipment from nor sell or lease equipment to, our General Partner including equipment in which our General Partner has an interest, except that we may lease equipment to our General Partner under a lease arrangement made at the outset and on terms no more favorable to our General Partner than those offered other persons and fully described in this prospectus. Notwithstanding the foregoing, we may purchase new equipment from our General Partner if such person is in the business of manufacturing and selling such equipment to persons not affiliated with us, the transaction occurs at the formation of our offering and the terms thereof are fully described in this prospectus, the equipment is sold at the lower of manufacturer’s cost without mark up or fair market value, and the equipment is subject to a prearranged lease. Such equipment may not be leased to our General Partner.

-	our Investment Manager or its affiliates hold the equipment or other assets only on an interim basis, generally not longer than six months, for purposes of facilitating their acquisition by us, borrowing money or obtaining financing for us or for other purposes related to our business;

-	our Investment Manager determines that the acquisition of equipment or other assets is in our best interests;

-	we acquire the equipment or other assets at a price no greater than the cost to our Investment Manager or its affiliates, as adjusted for intervening operations, plus compensation permitted under our partnership agreement and described in this prospectus;

-	there is no difference in the interest terms of any financing secured by the equipment or other assets at the time acquired by our Investment Manager or its affiliates, and the time acquired by us, although there may be different interest terms if the applicable financing is provided through a different credit facility or different lender; and
32

-	our Investment Manager or its affiliates do not benefit from the transaction apart from compensation permitted under our partnership agreement and described in this prospectus. See “— We May Enter Into Joint Ventures With Affiliated Programs” above and the “Investment Objectives and Strategies — Management, Origination and Servicing Agreement” section of this prospectus beginning on page 56.

Also, except as permitted under the Management, Origination and Servicing Agreement and our partnership agreement, our General Partner may not enter into any other agreements, contracts or arrangements on our behalf with itself or any of its affiliates.

It is likely that our Investment Manager will manage the investments of other equipment leasing funds in the future. Investment opportunities may arise which are suitable both for us and for those other equipment leasing funds. In those cases, when allocating investment opportunities between us and other equipment leasing funds it manages, our Investment Manager will take into consideration factors which include the following:

•	specified equipment programs will have first preference for investment opportunities which meet their investment guidelines;

•	the period of time in which the funds have been seeking investments;

•	the size of the investment opportunity and the cash available to the funds to make such an investment;

•	the extent to which the investment will contribute to each fund meeting its investment objectives, including the objective of portfolio diversification;

•	the duration of the investment and the remaining duration of each fund; and

•	the anticipated cash flow and performance effect of the investment on each fund.

These considerations will not restrict our Investment Manager or its affiliates or other funds managed by our Investment Manager or its affiliates from considering or accepting investment opportunities.

Fiduciary Duty of Our General Partner

We are a Delaware limited partnership formed pursuant to the Delaware Revised Uniform Limited Partnership Act. The Delaware Revised Uniform Limited Partnership Act provides that the general partner of a Delaware limited partnership owes the traditional fiduciary duties of loyalty and care to the limited partnership and its partners, but allows the limited partnership to contractually modify or eliminate any and all liabilities for breach of duties, including fiduciary duties, of a general partner other than liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

The fiduciary duty owed by a general partner is analogous to the fiduciary duty owed by directors to a corporation and its stockholders and is subject to the same rule, commonly referred to as the “business judgment rule.” Under this rule, directors are not liable for mistakes made in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use.

Our General Partner’s duty of loyalty under Delaware law is limited to the following:

•	to account to us and hold as trustee for us any property, profit or benefit derived by our General Partner in the conduct or winding up of our business or affairs or derived from a use by our General Partner of partnership property, including the appropriation of a partnership opportunity;

•	to refrain from dealing with us in the conduct or winding up of our business or affairs as or on behalf of a party having an interest adverse to us; and

•	to refrain from competing with us in the conduct of our business or affairs before our dissolution.
33

Our General Partner’s duty of care under Delaware law is limited to refraining from engaging in grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law.

Our partnership agreement generally does not excuse our General Partner from liability for, or provide it with any defenses against, any breaches of its fiduciary duties under Delaware law. However, our partnership agreement permits our General Partner, our Investment Manager and their affiliates to have business interests or activities that may conflict with ours, including, without limitation, Affiliated Programs. Our partnership agreement includes provisions to resolve conflicts in allocating investment opportunities among us and other programs that may be sponsored by our General Partner, our Investment Manager or their affiliates, including without limitation, Affiliated Programs. In addition, under the terms of our partnership agreement our General Partner, our Investment Manager and their affiliates have limited their liability to us and to you and our other partners for any loss suffered by us or by you and our other partners that arises out of any action or inaction on their part if:

•	they determined in good faith that the course of conduct was in our best interest;

•	they were acting on behalf of, or performing services for, us; and

•	their course of conduct did not constitute negligence or misconduct.

If our partnership agreement did not explicitly permit our General Partner and its affiliates to acquire investments or to manage similar programs and thereby allocate investment opportunities among us and other programs it and its affiliates manage, a Delaware court could apply certain fiduciary obligations to our General Partner commonly applied to a general partner of a limited partnership formed under Delaware law. If a Delaware court were to so hold, our General Partner might not be permitted to serve as our general partner and our Investment Manager might not be permitted to serve as our investment manager while acting as the manager, general partner and/or investment manager of any programs that might make investments in equipment and Other Physical Assets at the same time. The provisions in our partnership agreement benefit our General Partner, our Investment Manager and their affiliates since those provisions allow them and such affiliates to act as the manager for more than one program and to make investments in equipment or Other Physical Assets, which a Delaware court potentially might not permit absent such provisions. The right of our General Partner, our Investment Manager and their affiliates to manage similar programs and make investments on their own behalf may operate as a detriment to you because there may be opportunities that will not be made available to us. However, our General Partner believes that we should benefit from the experience that our Investment Manager and its affiliates have gained from acting as a manager, general partner or investment manager of more than one program. Furthermore, our partnership agreement attempts to resolve any conflicts arising from the management of multiple programs in a manner consistent with the expectations of the investors of all of these programs, our General Partner’s and Investment Manager’s duties and obligations and our and other programs’ investment objectives.

In addition, in some respects our partnership agreement imposes a higher fiduciary standard than that provided for under Delaware law, because it limits the liability of our General Partner, our Investment Manager and their affiliates to only those instances where their course of conduct did not constitute negligence or misconduct. In the absence of such a provision, Delaware law would limit liability for those instances where their course of conduct did not constitute gross negligence, reckless conduct, intentional misconduct or a knowing violation of law. This provision in our partnership agreement is therefore beneficial to our limited partners and detrimental to our General Partner, our Investment Manager and their affiliates, because our General Partner, our Investment Manager and their affiliates could have liability under our partnership agreement for certain actions and inactions that they would not otherwise have liability for under Delaware law.

This is a rapidly developing and changing area of the law and if you have questions concerning the duties of our General Partner, our Investment Manager and their affiliates you should consult with your legal counsel.

In addition, as permitted by Delaware law and as discussed above, we will indemnify our General Partner, our Investment Manager and their affiliates against any loss of the kind described in the preceding sentences to the extent of our assets, but without any additional obligation on the part of you and our other partners. However, we will not indemnify our General Partner, our Investment Manager or their affiliates for any violation, or alleged violation, of federal or state securities laws unless:

•	there has been a judgment on the merits in favor of our General Partner, our Investment Manager or their affiliates or the claims were dismissed on the merits by the court;

•	the court has been advised by us of the position of the SEC and applicable state securities law authorities on the issue of indemnification for securities law violations; and
34

•	the court approves the indemnification of litigation and/or settlement costs.

The effect of the foregoing provisions may be to limit your recourse to our General Partner, our Investment Manager and their affiliates. However, you should be aware that, in the SEC’s opinion, the indemnification for liabilities under the Securities Act of 1933, as amended, is contrary to public policy and therefore unenforceable.

The Delaware Revised Uniform Limited Partnership Act provides that a limited partner may institute legal action (a “derivative” action) on a partnership’s behalf to recover damages from a third party when the general partner refuses to institute the action or where an effort to cause the general partner to do so is not likely to succeed. In addition, the statutory or case law may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners (a “class action”) to recover damages from a general partner for violations of its fiduciary duties to the limited partners. In addition, we will not incur the cost of that portion of any insurance that insures any party against any liability the indemnification of which is prohibited under our partnership agreement; provided, however, that with respect to public liability insurance obtained by us in connection with any of our equipment, other assets, leases or business operations, our General Partner is permitted to add itself and its affiliates as additional insureds thereunder so long as, and to the extent that, our General Partner or its affiliates pays for the resulting incremental premium costs. For this purpose, “public liability insurance” includes insurance that would cover damage to property or personal injury to non-affiliated persons incurred during the performance of services related to us and our operations.

35

MANAGEMENT

Our General Partner

Our General Partner is SQN AIF IV GP, LLC, a Delaware limited liability company with offices at 110 William Street, 26th Floor, New York, New York 10038. Our General Partner was formed in August 2012. As of the date of this prospectus, our General Partner had a Net Worth in excess of the minimum of $1,000,000 required under the NASAA Guidelines. The sole member of our General Partner is SQN Capital Management, LLC, our Investment Manager. As of the date of this prospectus, the executive officers of our General Partner are as follows:

Name	Age	Position
Jeremiah J. Silkowski	39	President, Chief Executive Officer and Acting Chief Financial Officer
Michael C. Ponticello	35	Senior Vice President and National Sales Manager
Matthew Leszyk	35	Vice President and Secretary
Anna Kreditor	29	Senior Accountant – Accounting Manager
David Konits	38	Chief Compliance Officer

Biographical information regarding the officers and directors of our General Partner follows the table setting forth information regarding our Investment Manager’s current managing director and executive officers.

Our Investment Manager

Our Investment Manager is SQN Capital Management, LLC, a Delaware limited liability company with offices at 110 William Street, 26th Floor, New York, New York 10038. Our Investment Manager was formed in December 2007 to act as the manager of direct participation programs and its managing director and executive officers will be responsible for selecting, managing and disposing of our assets, equipment and leases. In this regard, after we received the minimum offering proceeds and held our initial closing, we entered into the Management, Origination and Servicing Agreement under which our Investment Manager will originate leases and other investments for us, and our Investment Manager will service our portfolio of leases and other investments. Our Investment Manager had a Net Worth as of December 31, 2013, its most recent fiscal year end, in excess of the minimum of $1,000,000 required under the NASAA Guidelines. Our Investment Manager is responsible for all aspects of the performance by its affiliates of services necessary to our operation and for the facilities, personnel, equipment, financial and other resources used by its affiliates in the performance of those services.

As of the date of this prospectus, the managing director and executive officers of our Investment Manager are as follows:

Name	Age	Position
Jeremiah J. Silkowski	39	President, Chief Executive Officer, Managing Director and Acting Chief Financial Officer
Michael C. Ponticello	35	Senior Vice President and National Sales Manager
Matthew Leszyk	35	Vice President and Secretary
Anna Kreditor	29	Senior Accountant – Accounting Manager
David Konits	38	Chief Compliance Officer

Jeremiah J. Silkowski has been President and Chief Executive Officer of SQN Capital Corporation, a company that provides asset-backed and lease-based financing to multiple under-served market sectors including the off-shore oilfield services

36

industry, since its inception in January 2006. Mr. Silkowski has served as Managing Director of our Investment Manager since December 2007 and President and Chief Executive Officer since April 2010 and has served as President and Chief Executive Officer of our General Partner since August 2012. Prior to forming SQN Capital Corporation, Mr. Silkowski spent 13 years in various capacities with ICON Capital Corp., including Senior Vice President of Operations and head of Portfolio Management, Remarketing, Cash Management, Tax, Middle Market Acquisitions, and Structured Finance. Mr. Silkowski was responsible for the day-to-day management of over $1,000,000,000 of assets including two securitizations and eight public partnerships. Mr. Silkowski received his B.A. in Economics from New York University. He also holds Series 7, 24, and 63 licenses.

Michael C. Ponticello has served as Vice President of SQN Capital Corporation since April 2007 and was responsible for the establishment and development of the equity-raising arm of the company through our Investment Manager. Mr. Ponticello has also served as Senior Vice President and National Sales Manager of our Investment Manager since December 2007, and of our General Partner since August 2012. From June 2001 until December 2004, Mr. Ponticello served as a Management Associate of ICON Capital Corp., from December 2004 to January 2006, he served as Regional Marketing Director of the Southwest for ICON Securities Corp. and from March 2006 to April 2007, he served as Assistant Vice President of Operations at ICON Capital Corp. responsible for the management and monitoring of eight-investment funds with assets in excess of $1.0 billion. Mr. Ponticello received his B.B.A. from the Zicklin School of Business at Baruch College. He also holds Series 7, 24, and 63 licenses.

Matthew Leszyk has served as Vice President of our Investment Manager since June 2011 and as Secretary of our Investment Manager since February 2013. Prior to joining SQN Capital Management, LLC, Mr. Leszyk worked in various capacities at financial institutions, an investment fund manager and in the private practice of law. From July 2010 to May 2011, Mr. Leszyk was employed at the Law Office of John F. O’Halloran in Bayonne, New Jersey where his practice included acting as counsel to a local bank for commercial loan transactions.  From October 2009 to July 2010, Mr. Leszyk was employed at the Law Office of Richard A. Leszyk in Ontario, New York where his practice primarily focused on residential and commercial real estate transactions. From February 2009 to October 2009, Mr. Leszyk was engaged by Sterling National Bank to assist the workout department restructure and negotiate underperforming accounts. From November 2001 to May 2008, Mr. Leszyk was employed by ICON Capital Corp. During his tenure he was responsible for various matters including legal, operations, tax, portfolio management and remarketing. Mr. Leszyk received a J.D. from New York Law School and a B.A. from the University of Rochester with majors in Economics and Japanese. He is an attorney licensed in New York and New Jersey and he holds Series 7, 63 and 99 licenses.

Anna Kreditor has served as Senior Accountant with our Investment Manager since November of 2012 and as Accounting Manager of our Investment Manager and our General Partner since September 23, 2013. Prior to joining our Investment Manager, Ms. Kreditor was a tax auditor for the Franchise Tax Board where, among other things, she analyzed corporate federal and state returns of multistate corporations to determine whether they are in compliance with the California Revenue and Taxation Code. Prior to joining the Franchise Tax Board and beginning in 2009, Ms. Kreditor was an auditor with Holtz Rubenstein Reminick LLP where she participated in comprehensive financial statement audits for mid-market companies and federal compliance audits for large non-profit organizations. Ms. Kreditor received a B.A. in Accounting from the Zicklin School of Business at Baruch College.

David Konits has served as Chief Compliance Officer of our Investment Manager since December 2013 after having provided outsourced consulting and compliance services to our Investment Manager and affiliated broker-dealer since November 2010 through DMK Financial Holdings and Account and Compliance Consulting, LLC . Mr. Konits’ professional experience includes consulting for and managing retail, institutional, and alternative investment FINRA Member Broker Dealers, SEC and State Registered Investment Advisors, and NFA member Commodity Trading Advisors whose lines of business include equity, fixed income, options, mutual funds, futures, commodities, derivatives, as well as managed money, hedge funds, fund of hedge funds, direct participation programs, and real estate based private placements. Mr. Konits graduated with a B.A. from the University of Central Florida while serving in the United States Army Reserves and then the United States Army National Guard. Mr. Konits has actively been a General Securities Principal since 2002 and a Financial & Operations Principal since 2005 (FINOP) for an array of firms. Mr. Konits holds Series 7, 66, 24, 53, 4, 27, 28, 79, 3, 99 and 34 licenses.

37

Investment Committee

Our Investment Manager’s investment committee will review all transactions involving us that, in their judgment, are significant as well as potential conflicts of interest regarding the acquisition of an investment by us and another Affiliated Program. The current members of the investment committee are Jeremiah Silkowski, Matthew Leszyk, and Anna Kreditor. Mr. Silkowski will maintain ultimate investment discretion on the funding of any transactions and Mr. Silkowski’s approval will be required prior to the funding of all such transactions.

The members of the investment committee may change from time to time in the discretion of our Investment Manager. In addition, other officers and advisors of our Investment Manager, including the Chief Compliance Officer, may be called on by our Investment Manager to provide advice to the investment committee on an as needed basis. We will not pay fees to the members of our investment committee.

See the “Investment Objectives and Strategies” section of this prospectus beginning on page 46 for a discussion of the various services the investment committee will provide on behalf of us and our General Partner.

Code of Business Conduct and Ethics

Because we do not directly employ any persons, we rely on a Code of Business Conduct and Ethics adopted by our General Partner that applies to the principal executive officer, principal financial officer and principal accounting officer of our General Partner, as well as to persons performing services for us generally. You may request a copy of this code of ethics from our General Partner at SQN AIF IV GP, LLC, 110 William Street, 26th Floor, New York, New York 10038.

38

Compensation

We do not pay the officers or directors of our General Partner, our Investment Manager or their affiliates any compensation. However, we will pay our General Partner, our Investment Manager and their affiliates’ fees and reimburse certain of their expenses incurred on our behalf as described in the “Management Compensation” section of this prospectus beginning on page 10. These expense reimbursements include reimbursing our General Partner, our Investment Manager and their affiliates for certain costs incurred on our behalf, including the cost of personnel, other than controlling persons of our General Partner, our Investment Manager and their affiliates, who will perform administration, accounting, secretarial, transfer and other services required by us. These individuals also will perform similar services for our General Partner, our Investment Manager or their affiliates and other affiliated investment programs, including our Investment Manager’s prior equipment leasing and finance programs, as well as investment programs to be formed in the future by our General Partner and its affiliates. Our partnership agreement provides that expense reimbursements paid by us to our General Partner, our Investment Manager and their affiliates must be limited to the lesser of their actual cost or the cost of comparable services from third parties. We expect that we will allocate the cost of compensation and benefits of our General Partner’s officers, the officers and employees of our Investment Manager, and the officers and employees of their affiliates, excluding expenses allocable to their controlling persons, based on the amount of their business time spent on our business.

Change in Partnership Management

Our General Partner may withdraw as general partner, or be removed as general partner by our limited partners, under the circumstances described in the “Summary of Our Partnership Agreement — Withdrawal or Removal of Our General Partner” section of this prospectus beginning on page 88.

Promoters

Jeremiah J. Silkowski would be considered our “promoter.” As an officer of our General Partner and an officer and managing director of our Investment Manager, Mr. Silkowski would indirectly receive a portion of the compensation received by our General Partner and our Investment Manager as set forth under “Management Compensation.”

Affiliated Company

SQN Securities, LLC, the initially exclusive selling agent for this offering, is a Delaware limited liability company and a majority-owned subsidiary of SQN Capital Management, LLC, our Investment Manager. SQN Securities, LLC is a registered broker-dealer and a member of FINRA and the Securities Investor Protection Corporation.

39

CAPITALIZATION

Our capitalization, as of December 31, 2013 and as adjusted to reflect the issuance and sale of the units offered hereby assuming that the maximum 200,000 units are sold at the public offering price of $1,000 per unit and we receive the maximum offering amount of $200,000,000, is as follows:

	As of December 31, 2013 (Audited)	Maximum Offering ($200,000,000)

Units ($1,000 per unit)(1)(2)	7,587.65	200,000

Total Capitalization(2)	$7,586,650	$200,000,100

Less: Public Offering Expenses(3)	1,574,156	24,000,000

Net Capitalization	$6,012,494	176,000,100

(1)	We were originally capitalized by a contribution of $100 by our General Partner and $1,000 contributed by SQN Capital Management, LLC, our Original Limited Partner. In addition, our General Partner loaned us $1,000 for incidental costs that may arise in connection with our formation. Our Original Limited Partner made its initial cash payment to us of $500, and we recorded a subscription receivable of $500 from our Investment Manager for the remaining unpaid portion of the amount payable for our initial limited partnership interest. As of the date of this prospectus, our Original Limited Partner had paid the balance of $500 for the initial limited partnership interest. Our Original Limited Partner withdrew its capital contribution upon our achieving the minimum offering of units and admitting investors as limited partners.

(2)

As of December 31, 2013, we had admitted 84 limited partners with total capital contributions of $7,586,650 resulting in the sale of 7,586.65 units. We received cash of $7,046,490 and applied $540,160 which would have otherwise been paid as sales commissions to the purchase of an additional 540.16 units.

(3)	Public offering expenses for the offering include: (a) Underwriting Fees of up to 3%, (b) Sales Commissions of up to 7%, and (c) organizational and offering expenses of up to 2%. See “Estimated Use of Proceeds.”
40

OTHER PROGRAMS MANAGED BY OUR INVESTMENT MANAGER OR ITS AFFILIATES

This section contains information concerning the historical experience of certain equipment leasing and finance programs managed by our Investment Manager or its affiliates. Investors in SQN AIF IV, L.P. should not assume that they will experience returns, if any, comparable to those experienced by investors in any equipment leasing and finance program managed by our Investment Manager or its affiliates. Investors who purchase units will not thereby acquire any ownership or other interest in any partnership to which the following information relates or in any other of our affiliates.

Our Investment Manager and its affiliates previously sponsored three private equipment leasing and finance programs and one publicly registered equipment leasing and finance program in the last ten years. Three of the four programs previously sponsored by our Investment Manager or its affiliates are programs with investment objectives similar to our investment objectives. The information presented in this section and in the Prior Performance Tables included as Appendix B represents historical results of equipment funds sponsored by our Investment Manager. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our Investment Manager and its affiliates. The following discussion is intended to briefly summarize information concerning the Prior Funds.

SQN I was created in December 2007 and our Investment Manager serves as its investment manager. SQN I had its final closing in March 2009, with total offering proceeds of approximately $7,000,000 from 84 investors. SQN II was created in April 2009 and our Investment Manager serves as its investment manager. SQN II had its final closing in June 2010, with total offering proceeds of approximately $6,900,000 from 95 investors. SQN SOF was created in September 2010 and our Investment Manager serves as its investment manager. SQN SOF had its final closing in September 2012, with total offering proceeds of approximately $7,700,000 from 71 investors. SQN III is a publicly registered program and was created in March 2010 and our Investment Manager serves as its investment manager. SQN III had its final closing in March 15, 2013, with total offering proceeds of approximately $27,860,000 from 374 investors.

As of December 31, 2013, no unit holder of any Prior Fund had experienced a dilution of net tangible asset value. Each of the Prior Funds have strictly adhered to the selection criteria regarding the investment of offering proceeds set forth in each Prior Fund’s offering materials.

According to their respective offering materials, these programs expect to sell or otherwise dispose of all of their respective assets on an orderly basis and liquidate during the time periods set forth below, which are not binding on the programs under their respective partnership agreements:

•	SQN I — during a four-year liquidation period that began on February 12, 2011 and is anticipated to end on February 11, 2015.

•	SQN II — during a four-year liquidation period that began on April 15, 2012 and is anticipated to end on April 14, 2016.

•	SQN SOF — during an anticipated five-year liquidation period beginning on September 15, 2015 and ending on September 14, 2020.

•	SQN III — during an anticipated four-year liquidation period beginning on June 29, 2014 and ending on June 28, 2018.

As of December 31, 2013, the Prior Funds had originated or acquired investments, and their investment portfolios were, as follows:

41

Investments Originated or Acquired from Commencement of Operations Through December 31, 2013
(All amounts in U.S. Dollars of Original Acquisition Cost)

Fund	Leased Equipment	Other Transactions	Total Investments
SQN I	$7,759,800	$75,000	$7,834,800
SQN II	9,568,594	1,323,113	10,891,707
SQN SOF	3,140,742	4,608,481	7,749,223
SQN III	13,808,449	20,143,502	33,951,951

Total	$34,277,585	$26,150,096	$60,427,681

Investment Portfolio at December 31, 2013

Fund	Leased Equipment	Other Transactions	Total Investments
SQN I	$4,733,177	-	$4,733,177
SQN II	473,954	1,323,113	1,797,067
SQN SOF	2,736,762	4,608,481	7,345,243
SQN III	6,270,024	15,201,787	21,471,811

Total	$14,213,917	$21,133,381	$35,347,298

Set forth below for SQN I, SQN II and SQN III are charts of their respective equipment portfolios broken out by equipment type and by business type as of December 31, 2013. SQN SOF’s portfolio is comprised entirely of modular accommodations; therefore, set forth below is also a chart of SQN SOF’s portfolio broken out only by industry type as of December 31, 2013. SQN SOF is a direct participation program designed to make investments in modular accommodations and panelized structures used as classrooms, dormitories, hospitals, nurseries, clinics and government facilities and programs. As such, its investment objectives are much narrower and therefore differ from the other Prior Funds. The charts for SQN SOF and SQN III will vary from time to time for each of those programs as investments in their portfolios mature and reinvestments are made. The charts for SQN I and SQN II represent the fully invested portfolio of each fund prior to their respective liquidation periods. The charts below combine operating leases, full payout leases and secured financings for summary purposes. Additional information concerning the assets purchased by three of the Prior Funds is set forth in Table VI of Part II to the registration statement of which this prospectus forms a part, a copy of which we will provide upon request, without charge.

SQN I Portfolio

42

SQN I Portfolio

 SQN II Portfolio

43

SQN SOF Portfolio

SQN III Portfolio

44

Further information concerning the Prior Funds and their respective results of operations can be found in Appendix B to this prospectus.

We will provide the most recent Annual Report on Form 10-K (without exhibits) filed with the SEC by SQN III, the only other public program sponsored by our General Partner and its affiliates, without charge, upon request to Investor Relations, SQN AIF IV, L.P., 110 William Street, 26th Floor, New York, New York 10038. The telephone number is (800) 258-6610. If exhibit copies are requested, a copying charge of $0.20 per page applies. In addition, all of SQN III’s public filings, including its Annual Report, can be found free of charge on the website of the SEC at http://www.sec.gov. Neither the Annual Report nor any other public filings are incorporated by reference into this prospectus and such filings are not deemed to be a part of this prospectus.

45

INVESTMENT OBJECTIVES AND STRATEGIES

Principal Investment Objectives

Our principal objectives are to invest directly and indirectly in business-essential, revenue-producing (or cost-saving) equipment and Other Physical Assets with substantial economic lives and, in many cases, associated revenue streams. Many of our investments will be structured as full payout or operating equipment leases. In addition, we intend to invest by way of participation agreements and residual sharing agreements where we would acquire an interest in a pool of equipment or other assets, or rights to that equipment or other assets, at a future date. We also may structure investments as project financings that are secured by, among other things, essential use equipment and/or assets. Finally, we may use other investment structures that our Investment Manager believes will provide us the appropriate level of security, collateralization, and flexibility to optimize our return on investment while protecting against downside risk. In many cases, the structure will include us holding title to or a priority or controlling position in the equipment or other asset.

Principal Investment Strategies

We will focus our investments in business-essential, revenue-producing (or cost-saving) equipment and Other Physical Assets with high in-place value and long (relative to the investment term) economic life. We will acquire investments (i) originated directly by us; (ii) originated and warehoused by certain affiliates of our Investment Manager; or (iii) originated from brokers or other leasing/investment companies or banks. We will not borrow funds, but will instead use only our net proceeds from this offering and funds generated from our operations, less capital reserves, to make investments.

Originating an investment involves, among other things, identifying a lessee or other end-user, inspecting the equipment or other asset, undertaking a business, credit, and industry review, projecting the residual value of the equipment or other asset, pricing the investment, and documenting the transaction. When we acquire investments from an affiliate of our Investment Manager, such affiliate will likely perform all of these originating services and fund the transaction directly. In this situation, subject to the NASAA Guidelines, we will purchase the investment in the same way that the investments have been sold to third parties which have historically yielded investors an above-average return. Additionally, the affiliate will take a first loss position as a co-investor to our benefit. When we originate a transaction, our Investment Manager will perform these originating services on our behalf and we will fund the transaction directly.

For equipment and other assets that have a minimum economic life of six to ten years, the typical investment term will be three to five years. Each investment will typically be a “hell or high water,” triple-net lease that requires the lessee or other counterparty to bear all tax, maintenance, insurance, and other costs related to the lease or the operation of the underlying equipment or other asset. The contract provisions governing the investment will require that the end-user carry insurance covering all insurable damage that could occur to the equipment or other assets, including total loss insurance.

We may also provide financing for projects that involve assets and equipment that, after completion, generate regular cash flows and have long economic lives. Examples of projects that may be financed include magnetic resonance imaging (MRI) and gamma knife installations and the building of hydroelectric plants.

We intend to invest opportunistically; therefore, we cannot determine the dollar amounts or relative proportions of our investments that we will direct toward equipment and other assets as compared to financings for projects. We currently anticipate, however, that we may invest up to approximately 85% of our investable funds in equipment and other assets. We do not intend to invest more than a maximum of 15% of our investible funds in financings for projects, or any lesser amount required to assure that we are not deemed to be an investment company within the meaning of the Investment Company Act of 1940, as amended.

We will concentrate on transaction sizes below $20,000,000 with a maximum equity investment of $15,000,000. By doing so, we believe we will be operating in areas with limited competition. We will focus our investments on specific industries and asset types where the members or officers of our Investment Manager have extensive expertise and a deep and well developed sales and remarketing network. Our Investment Manager will focus on identifying equipment and other assets that are considered essential use or core to a business or operation in the agricultural, energy, environmental, medical, manufacturing, technology, and transportation industries. Our Investment Manager also may identify other assets or industries that meet our investment objectives.

We will invest through a variety of different legal structures which are generally designed to grant us direct title to the underlying equipment or assets or a security interest that would provide the same degree of control and collateralization. The

46

primary structures that we intend to use are single investor lease transactions, participation agreements, and purchases of residual interests. We will generally make investments in the U.S., Canada and the European Union but may invest in other countries or regions of the world. We intend to invest in as much as $400,000,000 of original equipment or other asset cost.

Single Investor Leases. Single investor leases will generally be leases in which we will pay 100% of the equipment or other asset cost. In a single investor lease, we receive 100% of the lease payments over the term of the lease. At all times, we hold unencumbered title to the underlying equipment or assets.

Participation Agreements. We will use participation agreements when investing in larger assets or pools of assets. When we do this, we are generally granted a priority interest in the entire pool or underlying assets even though our ownership interest is less than 100%. We use this structure as a form of credit enhancement and to protect against the loss of a single asset in a pool affecting our investment. Cash flow from investments in participation agreements can be monthly, quarterly, annually, or deferred until a later date.

Purchase of Residual Interests. We will participate in the benefits of leveraged leases and other larger transactions by way of purchasing residual interests in assets or equipment. When we purchase residual interests, we are purchasing the rights and/or title to equipment or assets at the end of the initial lease term or other underlying contract term. Cash flow from the purchase of residual interests generally does not commence until all of the obligations under the initial term are satisfied. Once those obligations are satisfied, unencumbered rights and/or title to the underlying equipment or assets is transferred to us.

Using participation agreements and purchasing residual interests allows us to invest in larger, higher-yielding transactions while minimizing our risks and increasing our investment diversification. Under all of the structures, it is our objective that the original term payments pay down all or substantially all of the original equipment or other asset cost and, in some cases, with a rate of return before the residual value is taken into account. The residual value is the projected market value of the equipment or other asset at the end of the original term.

At the end of the original term of most leases or other form of investment, the end-user will have three options:

(1)	Extend the term for an agreed upon rental amount which may be for the same amount or a discounted amount. In some cases, such as in vessels or modular building transactions, the extension rate may be higher than the original rate.

(2)	Purchase the equipment or other assets from us at an agreed price.

(3)	Return the equipment or other assets to us which includes, among other things, records, manuals, power cables, and all components. There are also certain usage standards that have to be met otherwise the end-user must pay a stipulated loss amount for the condition of the equipment or other assets. In many cases it is not economical for them to return the equipment or other assets.

Some contracts will have pre-negotiated end term provisions setting the price for an extension or sale. Many contracts will be open-ended or have fair market value end term provisions. In all cases, this is taken into account in pricing the investment.

We will realize the majority of our returns from the residual value of the equipment or other assets. Based on historical experience, our Investment Manager expects to begin to distribute returns on capital between years three and five and expects us to conclude within approximately five to seven years from the first closing date of this offering.

As discussed above, certain affiliates of our Investment Manager will regularly originate transactions and offer to sell all or part of such transactions to us either individually or as a portfolio depending upon, among other things, the appropriateness of the proposed investment for us (as determined by our Investment Manager, in its sole discretion) and the amount available for investment by us at such time. During the Operating Period, we will have a right of first refusal, subject to the existing rights of the Prior Funds (which will be in different stages in their respective investment cycles), on all transactions originated by affiliates of our Investment Manager that meet our investment objectives.

In the event an affiliate of our Investment Manager proposes to sell an asset or portfolio of assets (or a participation interest therein or any other suitable investment) to us, we may purchase such asset or portfolio of assets (or a participation interest therein or any other suitable investment) from the affiliate (but not including an Affiliated Program) if:

47

•	our Investment Manager determines, in its sole discretion, that making the investment is in our best interests;

•	the investment is purchased by us at a purchase price that does not exceed the sum of:

	-	the cost to the affiliate of our Investment Manager of acquiring and holding the investment (as determined under GAAP and as adjusted for any income received, capital or investment returned and reasonable and necessary expenses paid or incurred while holding the investment); plus

	-	any compensation to which the Investment Manager and any affiliate of our Investment Manager is entitled to under our partnership agreement;

•	there is no difference in the interest terms of any indebtedness secured by the investment at the time it is acquired by the affiliate of our Investment Manager and the time the investment is acquired by us, although there may be different interest terms if the applicable financing is provided through a different credit facility or different lender;

•	neither our Investment Manager nor any affiliate of our Investment Manager receives any other benefit, other than compensation permitted by our partnership agreement, as a result of us purchasing the investment; and

•	at the time of transfer of the investment to us, the affiliate of our Investment Manager had held the investment on a temporary or interim basis (generally not longer than six months) for the purposes of:

	-	facilitating the acquisition of the investment by us; or

	-	any other lawful purpose related to our business.

Our Investment Manager intends to structure each of our investments at a price that it determines will provide a present value return to us, including the estimated residual value of the equipment which may or may not be fully realized by us. However, our Investment Manager may not be successful in achieving our investment objectives.

We plan to make quarterly distributions of cash to you and our other partners, if, in our Investment Manager’s opinion, such distributions are in our best interests. We expect to begin distributions in the third month following the date the first partners are admitted and thereafter, every three months during the Operating Period. However, we cannot assure you of the following:

•	that our distributions to you and our other limited partners will be in any specific amount; or

•	whether or when our distributions to you and our other limited partners will be made.

We also expect that during the early years of our operations our distributions to you and our other limited partners will be substantially tax-deferred.

See the “Risk Factors,” and “Income, Losses and Distributions — Timing of Distributions” sections of this prospectus.

Equipment and Other Assets for Lease or Rental to End–Users

We will purchase equipment and other assets for lease or rental to end-users. We expect that the value of the underlying equipment or assets in each transaction that we purchase will generally range from $300,000 to $20,000,000 and the average transaction size will be between $2,000,000 and $5,000,000.

In addition to other investments, we will enter into both full payout leases and operating leases.

•	Full payout leases generally are leases under which the rent over the initial term of the lease will return our invested capital plus an appropriate return without consideration of the residual value, and where the lessee may acquire the equipment or other assets at the end of the lease term.

•	Operating leases generally are leases under which the aggregate non-cancelable rental payments during the original term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment or other assets leased under the lease.
48

We are not limited as to type of leases we may enter into and, as a result, either operating leases or full payout leases could possibly constitute most of our portfolio.

Equipment and Other Assets Already Subject to Lease

We also may acquire portfolios of equipment or other assets subject to existing leases from our General Partner’s or our Investment Manager’s respective affiliates or independent third parties. We anticipate that at the end of this offering our purchased portfolio of existing leases probably will not exceed 30% of our total investments; however, if appropriate portfolios become available in the market, we may purchase a larger percentage of existing lease assets than we currently anticipate. While the per unit cost range and average per unit cost for the equipment or other asset will depend on the existing portfolios of leases we may select for purchase, we anticipate that these costs may be less, and possibly materially less, than the cost of investments that we originate directly or through affiliates of our General Partner or our Investment Manager.

Types of Equipment and Other Assets

We expect that we will focus on equipment and other assets to invest in that are essential for businesses to conduct their operations so that the end–users will be highly motivated to make the required payments in order to keep the equipment or other assets in place during the initial term and afterward. We will focus in particular on business-essential equipment or other assets in the following areas:

Equipment/Asset Category	Example Equipment/Asset
Agricultural	Intermediate bulk containers
Medical	Magnetic resonance imaging machines
Manufacturing	Machine tools and production line facilities
Technological	Information technology infrastructure
Transportation	Tractors, trailers, and railcars
Energy	Energy efficient lighting and battery technology
Environmental	Waste management equipment
Infrastructure	Hydro-electric projects
Other	Anaerobic digestion and furniture and fixtures

Market

Equipment leasing and asset finance are methods by which companies access capital to sustain, grow, or improve their businesses and operations. Equipment leasing often provides companies with the lowest cost means to acquire revenue generating (or cost-saving) or other business-essential assets. Companies choose to lease or finance assets for a variety of different reasons including, but not limited to, cash flow management, preservation of working capital, off balance sheet treatment, the ability to pass the cost off to customers, and/or flexibility of capital equipment management.

Industry Participants and Segments

We group domestic lease providers into the four major categories set forth below:

•	Banks — companies that are either majority owned by, or affiliated with, a bank.

•	Industrial — companies that are majority owned by an industrial or non-financial services parent company.

•	Independent — public or privately owned and operated finance companies that offer leases or loans directly to businesses and are not affiliated with any particular manufacturer or dealer.

•	Captive — companies that are primarily engaged in supporting the financing or leasing of a parent company’s products.

Industry and Market Data

The industry and market data contained in this prospectus are based on independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by us to be

49

reasonable estimates. However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. We have not independently verified market and industry data from third party sources. In addition, consumption patterns and customer preferences can and do change. The industry and market data sources are publicly available and were not prepared for our benefit or paid for by us, nor were they paid by or prepared for the benefit of our General Partner’s or our Investment Manager’s affiliates.

Equipment Leasing Figures

The following figures, provided by the White Clarke Global Leasing Report 2013, provide an overview of features of the equipment leasing industry:

•	New business world leasing volume increased to $724 billion in 2011, representing a landmark year for growth in global leasing volume of 21.9% as compared to 2010.
•	Despite seven countries reporting double-digit negative growth rates, all regions reported improved performance as a whole: Europe 38.0%, North America 36.7%, Asia 19.3%, South America 3.5%, Australia/New Zealand 1.5% and Africa 1.1%.
•	North America led the global leasing industry with a market share in terms of dollar volume of 40.4% in 2011 as compared to 39.2% in 2010, representing the largest market share increase for any region during the period.
•	The top 15 countries, measured by way of annual leasing volume (in parentheses), are as follows: United States of America ($269 billion), Japan ($74 billion), Germany ($69 billion), People’s Republic of China ($60 billion), United Kingdom ($52 billion), France ($33 billion), Italy ($23 billion), Russia ($23 billion), Canada, ($22 billion), Switzerland ($12 billion), Australia ($12 billion), Brazil ($10 billion), Korea ($10 billion), Poland ($9 billion) and Sweden ($9 billion).

Competitive Conditions

Our investment strategy is based on the fundamental principles of asset-backed finance. Our competitive advantage lies in our approach to equipment leasing and asset finance. Other companies have one of two investment strategies depending on their cost of capital. Companies such as General Electric, CIT, and major banks make lease investments based on low risk credit score models on specific equipment only. These companies earn low margins but do tremendous standardized volume and are often tax driven. Private leasing companies with higher costs of capital purchase leases in the secondary market from banks and other institutions when their tax advantages have run their course to the original lessor. Leasing companies with a higher cost of capital generate profits through their expertise in residual pricing by buying these leases based on different assumptions of the residual value.

We approach leasing as an innovative financing vehicle to provide growth capital to strong management teams with solid business models in need of revenue-producing (or cost-saving) assets. We take the time to understand the underlying business in addition to having an existing expertise in the specific equipment being financed. We are not restricted to formulaic, cookie-cutter leases. We take a private equity-like approach to investing but have the collateral and security of equipment leasing.

By focusing on transactions below $20,000,000 and working with in-house equipment expertise as well as that of our Investment Manager’s partners and affiliates, we intend to invest in opportunities not sufficiently served by other leasing companies and banks simply because the detail-specific nature of the investments and the amount of capital the other companies need to put to work does not make it an efficient market for them to invest in.

We believe our strategy is effective in all market conditions. When access to the inexpensive capital is limited, leasing provides a less capital intensive way for business owners to acquire equipment. When business cycles are strong, equipment leasing activities increase with the growth of businesses.

50

Leasing and Financing Strategies

We believe the key factors in establishing and maintaining our portfolio of equipment, other assets and leases are as follows:

•	Origination — We expect our Investment Manager (directly and through its affiliates) and possibly independent third parties, will originate all of our investments. See “Management, Origination and Servicing Agreement,” below. Through an internal sales force, our Investment Manager and its affiliates will originate transactions through an established network of end-users that include small private businesses, publicly listed entities, international organizations, colleges and universities, hospitals, governments, municipalities, banks, investor groups, other leasing and finance companies and individuals. An increasing portion of new business will be generated from vendors and manufacturers with which our affiliates have established, are establishing, or will establish proprietary relationships as a funding source. We also will originate transactions from the existing customers of our Investment Manager and its affiliates and by referral.

•	Underwriting — Our Investment Manager along with other affiliates of our General Partner will underwrite and service all of our investments.

Overview of Our Underwriting Policies and Procedures

Our Investment Manager will be underwriting transactions from a diverse number of sources to a wide range of end-users targeting a premium return that reflects the nature of the underlying risks as well as the complexity of the transactions. The investment committee of our Investment Manager will assess risk with the intention that transactions are underwritten for the benefit of the portfolio within the specifications and characteristics of the portfolio and with the intention of achieving our stated investment objectives.

Investments will be made in equipment and equipment leases but also may be made in other equipment and Other Physical Asset related transactions that allow for the direct or indirect participation in the benefits and risks of ownership or usage. Such transactions may include but are not limited to equipment trading, residual sharing agreements, forward purchase agreements, investments in companies which lease equipment, participation agreements, equipment purchase options, and other transactions involving physical assets and equipment.

The key elements of risk will be identified and mitigation of those risks will be sought to secure an acceptable risk-reward ratio as determined by the investment committee of our Investment Manager.

The policies and procedures identify the ways that we will seek to minimize the risk from each transaction while enabling us to meet our strategic objectives.

Summary of Underwriting Policies

It is the intention of the underwriting policies to ensure that there is a mix of risk that will not create an imbalance of exposure for us in any industry, asset, or credit. Individual credit exposure to a single legal body, excluding national governments, is not intended to exceed 10% of our total equity raised or $15,000,000 whichever is the greater. It is not anticipated that more than 35% of total equity raised will be invested in a single industry. However, as the portfolio is being constructed and again when it is being liquidated, concentrations will at times be outside of these ranges. The normal investment period is expected to be between 36 and 60 months. All transactions must be clearly summarized enabling the investment committee of our Investment Manager to understand:

•	the structure of the transaction;

•	the source of the transaction;

•	the documentation;

•	the equipment or other assets being financed and the security they represent;

•	how the equipment or other assets are to be acquired;
51

•	the amount of residual risk within the transaction and the expected exit route or how the residual will be recovered;

•	the return that we anticipate from the transaction;

•	how the counterparty expects to benefit from the transaction;

•	the risks that are inherent within the transaction;

•	how the counterparty expects to be able to repay all monies due under the transaction;

•	any additional security that is being made available to support the transaction;

•	any third party security interests that may affect the equipment or other assets being financed; and

•	all other relevant information.

Financial Information

The investment committee of our Investment Manager must have sufficient financial information on the lessee, guarantor or any other participant or counterparty within the transaction to enable it to make an informed decision on the ability of the parties to be able to perform their obligations required within the transaction. The investment committee of our Investment Manager typically requires the following financial information:

•	if available, audited financial statements for the last two years;

•	unaudited financial statements for the latest completed quarter;

•	budget or forecast for the latest fiscal year;

•	confirmation that current customers are up to date with their payments or proposals clearly demonstrating how arrears will be brought up to date;

•	details of current levels of exposure within existing transactions aggregated with the new proposal; and

•	details of existing credit facilities, the remaining availability and any financial covenants affecting the counterparty, lessee, guarantor, or other parties.

General Information

Additional information must also be provided, when relevant, to assist in our Investment Manager’s assessment of the potential creditworthiness of a lessee or other counterparty including:

•	its structure;

•	its management structure and an overview of the experience of the key members of the management team;

•	an up to date business plan;

•	its marketing plan and any intelligence on its market share, market penetration and major competitors;

•	an analysis of its strengths, weaknesses, opportunities, and threats;

•	an overview of its customer base; and

•	details of any recent press or internet coverage.
52

Summary of Underwriting Procedures

Proposal Format	A proposal for all transactions should be presented for credit underwriting in a standard and consistent format containing all relevant information and a supporting summary advocating the transaction.

Searches	Searches will be undertaken for all companies other than for widely followed listed companies. Similarly, key directors will be checked and verified. This process should also be applied to equipment suppliers. In the event of any cash payments being made within the structure of the transaction, full compliance with the anti-money laundering regulations must be undertaken and the identities of any counterparty must be established and documented.

Approval	All transactions must be approved by vote of the investment committee of our Investment Manager. Jeremiah J. Silkowski will maintain ultimate investment discretion and will approve all transactions.

Site Inspection	All customers should be visited, at least once, at their premises either prior to the first drawdown or by way of asset inspection before funding.

Reviews	After the first anniversary of the funding of a transaction or the production of the final accounts of the company whichever is later, a review of its or any guarantor’s creditworthiness will be undertaken. For transactions of three years or less one such review will be undertaken and for transactions of a longer duration a review will be undertaken on the second anniversary. The review summary shall recommend if any further reviews should be undertaken. Transactions with payments delinquent to us for more than 30 days will be subjected to a formal review. Reviews notwithstanding, all customers and credits will be continuously monitored by way of press tracking and industry intelligence.

Residual Realization

One of the main tenets of our investment strategy is to write original term contracts for a period less than the economic useful life of the equipment or other asset. The result of this approach leads to a high probability that the equipment or other asset will stay in place at the end of the initial term. In this situation, the equipment or other asset is said to have “high in-place value.” As part of the same strategy, when possible, we set original terms against other factors of the end-user’s business. For example, we would write a 36 month information technology infrastructure lease for equipment that has a 48 month software contract attached, thereby assuring a high probability that we will receive a minimum one year lease extension. Another example, we may write a 48 month contract to finance furniture and fixtures against an underlying landlord/tenant lease of our end-user of 60 months. Some of the ways that we realize residual value are:

•	Automatic billing extension — Our lease documentation will require the lessee to provide notice before the lease matures in order to arrange for disposition of the equipment or other asset. If the lessee does not provide this notice, then they will automatically be billed for continued use until proper notice is delivered.

•	Re-leasing to lessee — We anticipate that a significant amount of our equipment and other assets will be re-leased to the current lessee at the end of the initial lease term.

•	Sold in place to lessee — We anticipate that we will sell the majority of our equipment and other assets in place to the original lessee at the end of its lease, re-lease or automatic billing extension period.

•	Resale market — On a limited basis, we may sell equipment and other assets that are not sold in place to the lessee at the end of its lease, re-lease or automatic billing extension period either to the original vendor or to a variety of used equipment dealers or other end-users.

We believe successful realization of residuals at the end of a lease term depends on an accurate residual value assessment at the beginning of a lease. Our Investment Manager, as servicer of our leases, will make residual value assessments on our behalf using information from a number of sources, including:

•	secondary market publications;

•	interviews with manufacturers and used equipment dealers;
53

•	auction sales guides;

•	historical sales data;

•	industry organizations;

•	valuation companies;

•	ongoing communications with the end-users; and

•	the prior experience of our Investment Manager’s management as to propensity to re-lease or be sold in place.

Based on its analysis of this information, our Investment Manager will establish a residual value for the end of each term for each type of equipment or other asset. However, as to any particular piece of equipment or other asset, our Investment Manager may not be able to re-lease or sell the equipment or other asset on our behalf at the end of the original lease term at a rate or price that will provide us the residual value our Investment Manager estimated on that equipment or other asset.

Our Investment Manager’s collections policy is designed to identify payment problems early enough to permit it to address delinquencies in our leases quickly and, when necessary, to act on our behalf to preserve our interest in the equipment or other assets.

Lease Provisions

The terms and provisions of each lease will vary depending on a number of factors, including:

•	the type and intended use of the equipment or other assets;

•	the business, operations and financial condition of the lessee;

•	any regulatory considerations; and

•	the tax consequences and accounting treatment of the lease transaction.

Certain terms and provisions, however, generally will be included in all of our leases. For example, we anticipate that each lease will hold the lessee responsible for:

•	paying rent without deduction or offset of any kind;

•	bearing the risk of equipment or other asset loss and maintaining both casualty and liability insurance on the equipment or other asset;

•	paying sales, use or similar taxes relating to the lease or other use of the equipment or other asset;

•	paying all miscellaneous charges such as documentation fees, late charges, charges for returned checks and similar fees and costs;

•	indemnifying us against any liability resulting from any act or omission of the lessee or its agents related to the equipment or other asset;

•	maintaining the equipment or other asset in good working order and condition during the term of the lease;

•	notifying us and obtaining our approval for moving the equipment or other asset; and

•	requiring our prior written consent before assigning or subleasing the equipment or other asset.

Similar provisions will be included in our other investment documentation.

54

Our investments will usually have terms ranging from 36 to 60 months. We anticipate that the average term over our aggregate portfolio will range from 42 to 54 months. We also anticipate that most of our investments will not be cancelable during their initial terms. However, we may agree to allow cancellation of a lease if the lessee pays us sufficient compensation so that the cancellation will not prevent us from achieving our objectives. At the end of each lease term, the lessee may have the option to buy the equipment or other assets, or renew the lease, either at set prices or at prices tied to current fair market value.

Portfolio Acquisition Strategies

We may purchase portfolios of equipment and other assets subject to existing leases. We anticipate that the principal sources for these portfolios will be:

•	international banks and investment banks;

•	other leasing companies;

•	regional and national commercial banks; and

•	captive finance companies of large manufacturers.

In evaluating a portfolio acquisition, we expect to consider the following factors:

•	the business objectives of the seller in selling the portfolio;

•	the amount of the equipment and other assets and the number of leases in the portfolio;

•	how the leases were originated, whether directly with the end-user or through vendors or brokers;

•	the portfolio characteristics, including geographic and lessee and/or borrower concentrations, equipment and other asset cost range, types of leases and the original and remaining terms of the leases;

•	the seller’s credit decision process;

•	the seller’s lease documentation and any material variations from industry practices;

•	the seller’s servicing policies; and

•	the portfolio’s aging, performance and default history, including the default history of other portfolios sold by the seller.

We also will consider other elements such as:

•	who the seller is and its overall industry reputation;

•	the performance of other portfolios we may have acquired from the seller;

•	the effect of the acquisition on our own portfolio; and

•	credit enhancements available from the seller, such as guarantees or additional security.

If we then decide to pursue the portfolio acquisition, our Investment Manager will do a credit analysis of the entire portfolio, or financial analysis or other appropriate procedures. The results of our Investment Manager’s analysis will be presented to our Investment Manager’s investment committee which will decide which portfolios, if any, we will make an offer to acquire and the terms of our offer.

In acquiring portfolios of equipment or other assets subject to existing leases, we will seek portfolios that will be consistent with the types of credits, industries and equipment we will focus on in our direct equipment leasing and financing activities. However, because a portfolio is often sold only in its entirety, it is possible that a material portion of the equipment,

55

other assets and the related leases in a portfolio offered to us will not conform to these criteria. We will consider a portfolio for acquisition only when:

•	at least two-thirds of the equipment leases, by book value, conform to our equipment type and market criteria; or

•	our Investment Manager’s investment committee believes that the lessees are creditworthy and that such acquisition is strategically beneficial to meet our investment objectives.

Once we acquire a portfolio of equipment or other assets subject to existing leases, it will become part of our overall portfolio and subject to our Investment Manager’s normal administrative processes and procedures as the servicer of our leases.

Transaction Approval Policies

From time to time, our Investment Manager’s investment committee will set and if necessary revise standards and procedures for the review and approval of our equipment and other asset acquisitions, leases, participation and residual sharing agreements and other investments. The investment committee will, among other things:

•	determine whether to approve transactions and portfolio purchases;

•	determine whether to approve transactions that vary from standard credit criteria and policies;

•	resolve conflicts, if any, that may arise in the allocation of investments between us and our Investment Manager or among us and other programs managed by our Investment Manager or its affiliates as described in the “Conflicts of Interest and Fiduciary Responsibilities — Our General Partner, Our Investment Manager and Their Affiliates Will Engage in Activities That Compete With Us” section of this prospectus; and

•	advise our General Partner and our Investment Manager with respect to any other matters submitted to the investment committee of our Investment Manager for its evaluation, as determined in the discretion of our Investment Manager.

Our Investment Manager’s investment committee will review all transactions involving us that, in its judgment, are significant as well as potential conflicts of interest regarding the acquisition of an investment by us and another Affiliated Program. The current members of the investment committee are Jeremiah Silkowski, Matthew Leszyk, and Anna Kreditor. Mr. Silkowski will maintain ultimate investment discretion on the funding of any transactions and Mr. Silkowski’s approval will be required prior to the funding of all such transactions. The members of the investment committee may change from time to time in the discretion of our Investment Manager. In addition, other officers and advisors of our Investment Manager, including the Chief Compliance Officer, may be called on by our Investment Manager to provide advice to the investment committee on an as-needed basis.

Management, Origination and Servicing Agreement

We have entered into a Management, Origination and Servicing Agreement with our Investment Manager, and we may enter into agreements with other affiliates of our General Partner and our Investment Manager. Under these agreements, in order to facilitate our acquisition of equipment, other assets and leases, our General Partner, our Investment Manager or their affiliates may:

•	temporarily acquire equipment and other assets from third parties on our behalf;

•	originate leases with third parties on our behalf, including equipment and other assets directly leased to end-users and equipment and other assets already subject to leases;

•	negotiate and arrange portfolio acquisitions, participatory interests in assets or equipment;

•	negotiate and arrange vendor programs and residual sharing agreements; and

•	purchase existing portfolios of equipment leases.
56

We expect to purchase equipment and other assets from affiliates of our Investment Manager which will regularly originate transactions and offer to sell all or part of such transactions to us either individually or as a portfolio depending upon, among other things, the appropriateness of the proposed investment for us (as determined by our Investment Manager, in its sole discretion) and the amount available for investment by us at such time. During the Operating Period, we will have a right of first refusal, subject to the existing rights of the Prior Funds (which will be in different stages in their respective investment cycles), on all transactions originated by our affiliates that meet our investment objectives. We will acquire the equipment or other assets at a price no greater than the cost to the affiliates of our Investment Manager, as adjusted for intervening operations, plus compensation permitted under our partnership agreement and described in this prospectus.

In the event an affiliate of our Investment Manager proposes to sell an asset or portfolio of assets (or a participation interest therein or any other suitable investment) to us, it will do so under a structure that creates and maintains an alignment of interests between us and the affiliate.

We further expect that our Investment Manager will service all of our equipment, other assets and other investments under the Management, Origination and Servicing Agreement, including but not limited to:

•	underwriting;

•	receivables management;

•	re-leasing or selling the equipment or other assets after the termination of a lease or other contract; and

•	marketing our services.

The compensation to our Investment Manager for providing these services will be from the fees and reimbursements described in the “Management Compensation” section of this prospectus. The form of Management, Origination and Servicing Agreement is included as an exhibit to the registration statement of which this prospectus is a part. See the “Where You Can Find More Information” section of this prospectus. We also may use independent third parties to originate or service a portion of our equipment, other assets and other investments at competitive rates.

Changes in Investment Objectives and Policies

You and our other partners will have no right to vote on the establishment or implementation of our investment objectives and policies, all of which are the responsibility of our General Partner. However, our General Partner cannot make any material changes in our investment objectives and policies without the consent of partners owning a majority of the total outstanding units entitled to vote. Any material change proposed by our General Partner, or any non-material change made by our General Partner without the vote of a majority of units held by you and our other partners, will be subject to our General Partner’s duty to act in our best interests. In proposing a material change, our General Partner will consider whether the proposed change will be beneficial to our ability to preserve, protect and return your capital or make regular distributions to you and our other partners.

INCOME, LOSSES AND DISTRIBUTIONS

Our taxable income, losses and cash distributions will be allocated 99% to you and our other partners, as a group, and 1% to our General Partner until you and our other partners have received total distributions equal to your and their capital contributions plus an 8% per annum, compounded annually, cumulative return on your and their capital contributions. After such time, all distributed Distributable Cash will be allocated 80% to you and our other partners as a group and 20% to our General Partner. The sources of Distributable Cash are: (i) cash from operations; and (ii) offering proceeds. Unlimited amounts from either source may be used for distributions to investors.

Allocations of Net Income, Net Loss and Distributions Among Investors

For any fiscal period, we will apportion net income, net loss and cash distributions allocable to you and our other investors, as a group, including our General Partner and its affiliates to the extent they purchase units, in the ratio that the number of units held by each investor, multiplied by the number of days during the period the investor owned the units, bears to the amount obtained by totaling the number of units outstanding on each day during that period.

57

We will not make distributions in kind, that is, of our non-cash assets, except possibly on our liquidation, and then only to a liquidating trust.

Timing of Distributions

Generally, we intend to make cash distributions on a quarterly basis during the Operating Period. Since cash distributions are subject to the availability of funds, any anticipated distributions may not be made.

Reinvestments in Additional Equipment, Other Assets, Leases and Other Investments During the Operating Period

We have the right to invest our Net Disposition Proceeds during the Operating Period. Before we can reinvest our Net Disposition Proceeds, however, we must, at a minimum, distribute to you and our other partners an amount which satisfies the following requirement:

•	the amount distributed must include an amount of net proceeds from sales and refinancing of our equipment and other asset investments, if any, sufficient for you and our other partners to pay your federal, state and local income taxes, if any, resulting from those sales, based on our assumption that you and our other investors are in a 30% tax bracket.

Reinvestment of Distributable Cash

Distributable Cash may be reinvested provided that such cash shall be reinvested for all limited partners upon the same terms. This policy is designed to prevent the creation of differing classes of limited partner interests resulting from inequitable allocations of tax or economic benefits.

Reinvestment of Proceeds on Disposition of Equipment

Reinvestment of proceeds resulting from the sale or refinancing of our equipment may take place if sufficient cash will be distributed to pay state and federal income tax, if any, assuming limited partners are in a specified tax bracket, created by the sale or refinancing of such equipment.

Return of Unused Capital

We will return to you and our other partners, without interest, any of your net subscription proceeds that we do not anticipate investing within two years after the beginning of this offering or that are not required as reserves.

“Net subscription proceeds” means your original subscription amount minus the Underwriting Fees, Sales Commissions and Organizational and Operating Expenses paid on the sale of your units to you.

Subscription proceeds will be considered committed for investment, and need not be returned, to the extent we have written agreements in principle, commitment letters, letters of intent, option agreements or similar contracts for the use of your net subscription proceeds in our investments. However, we must complete our investments under those agreements within an additional period of 12 months or return the uninvested funds to you and our other partners, except that the additional period for investments under those agreements using funds from Ohio investors will only be three months.

Reserve Account and Sources of Funds for Distributions

Our partnership agreement requires us to establish an initial cash reserve for general working capital purposes of 0.5% of our offering proceeds. Any cash reserves used need not be restored, but if they are restored they may be restored from our operating revenues. We may distribute to you and our other partners any cash reserves that our General Partner determines are no longer required for our operations. However, our General Partner intends to make distributions primarily out of our:

•	cash from operations; and

•	cash from sales or refinancings.

We will not borrow for the purpose of making distributions.

58

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of acquiring, holding and disposing of our units for an individual investor who is a U.S. citizen or resident. It is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published positions of the IRS, judicial decisions and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or different interpretations (possibly with retroactive effect). This summary does not purport to deal with all of the federal income tax consequences applicable to the Fund or to all categories of investors, some of whom may be subject to special rules (including, without limitation, dealers in securities or currencies, holders of units held as part of a “straddle,” “hedge,” “constructive sale” or “conversion transaction” with other investments, U.S. persons whose “functional currency” is not the U.S. dollar, persons who have elected “mark to market” accounting, persons who have not acquired their units upon their original issuance, persons who hold their unit through a partnership or other entity which is a pass-through entity for federal income tax purposes, or persons for whom an unit is not a capital asset). The tax treatment for other investors, such as trusts, corporations, tax-exempt organizations and employee benefit plans, and foreign investors, are likely to differ significantly from the principal tax consequences outlined in this section. See “— Tax Treatment of Certain Trusts and Estates,” “— Taxation of Tax-Exempt Organizations” and “— Corporate Investors.” State and local tax consequences may differ from the federal income tax consequences described below. See “— State and Local Taxation.” The tax consequences of an investment in the Fund will depend not only on the nature of our operations and the then applicable federal tax principles, but also on certain factual determinations that cannot be made at this time, and upon a particular Limited Partner’s individual circumstances. No advance rulings have been or will be sought from the IRS regarding any matter discussed in this prospectus.

Opinion of Counsel

Troutman Sanders LLP has acted as our counsel in this offering. In that capacity, Troutman Sanders LLP is of the opinion that we will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes and that we will not be a “publicly traded partnership” within the meaning of Section 7704 of the Code. No ruling has been or will be requested from the IRS, and no assurance can be given that the IRS will concur with the foregoing opinion. Counsel’s opinion is based upon the facts described in this prospectus and upon additional facts that we provided to counsel about our operations and, among other things, our representations that: (1) our business will be conducted as described in this prospectus and (2) we will not elect to be classified as an association taxable as a corporation. Any alteration of our activities from the description we provided counsel may render the opinion unreliable. Furthermore, the opinion of counsel is based upon existing law, which is subject to change either prospectively or retroactively.

Troutman Sanders LLP will not prepare or review our income tax information returns, which will be prepared by or on behalf of our General Partner and our independent registered public accounting firm. Our General Partner will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized and many similar matters. Such matters are usually handled by a limited partnership’s general partner, often with the advice of independent accountants, and are usually not reviewed with counsel.

With regard to the tax consequences to you of an investment in our units, your use of our counsel’s tax opinion letter is subject to the limitations of the Code and proposed Treasury Regulations set forth below.

With respect to any material federal tax issue on which our counsel has issued an opinion, its opinion may not be sufficient for you to use for the purpose of avoiding penalties relating to any substantial understatement of income tax under Section 6662(d) of the Code.

Because we have entered into a compensation arrangement with Troutman Sanders LLP to provide certain legal services to us, including its tax opinion letter, such tax opinion letter was not written and cannot be used by you for the purpose of avoiding penalties relating to any reportable transaction understatement of income tax under Section 6662A of the Code.

The limitations set forth above on your use of our counsel’s tax opinion letter apply only for the purposes stated therein. They do not apply to your right to rely on our counsel’s tax opinion letter for other purposes and the discussion in the “Material U.S. Federal Income Tax Consequences” section of this prospectus under the federal securities laws.

59

Taxation of Limited Partnerships in General

Multi-owner business organizations generally are treated either as corporations or partnerships for tax purposes. For income tax purposes, an unincorporated entity that is not subject to a specific classification provision and that does not elect to be taxed as a corporation is treated as a partnership and, thus, a pass through entity, which is generally a tax reporting entity and not a taxpaying entity. This means that the individual owners, i.e., the partners, and not the entity, i.e., the limited partnership, pay tax on the entity’s income and deduct the entity’s losses. As a limited partner, you will report your share of our income, deductions, capital gains and losses on your federal income tax return. You also will pay taxes on your share of any taxable income or gains earned by us.

One tax advantage of being taxed as a partnership is that the federal government taxes our earnings only once. The limited partnership files an informational return with the IRS, but has no federal income tax liability. Because it pays no federal income taxes, the limited partnership has more cash to distribute to its investors. By contrast, the federal government effectively taxes a corporation’s earnings twice. The corporation itself must pay taxes on its taxable income, reducing the amount available to distribute in dividends to its shareholders and the shareholders are then required to pay income taxes on the dividends they receive. Another tax advantage of partnerships is that, subject to the limitations discussed in this section, investors often can deduct their share of any losses the limited partnership incurs, whereas a corporation does not pass through deductible losses to its investors.

We believe that your most substantial tax risk from this investment would be for the IRS to treat us as a corporation for tax purposes, by classifying us as a “publicly traded partnership,” under Code Section 7704. Were that to happen, we would have to pay tax on our income, reducing the amount of Distributable Cash to you; and you would not be able to deduct your share of any of our losses. Such a classification would adversely affect your after-tax return, especially if the classification were to occur retroactively. Furthermore, a change in our tax status would be treated as an exchange by the IRS, which could give rise to additional tax liabilities. See “— Publicly Traded Partnerships.”

Your ability to deduct our losses is limited to the amounts that you have at risk in this investment. This is generally the amount of your investment, plus any profit allocations and minus any loss allocations and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because our operations predominantly will constitute passive activities to an individual investor, you may only use our losses to offset passive income in calculating your tax liability. For example, passive losses may not be used to offset portfolio income, including interest income from our lending activities. See “— Deductibility of Losses; Passive Activity Losses, Tax Basis and “At-Risk” Limitation.”

Leasing activities will generate a significant portion of our income. We expect that, for federal income tax purposes, our operating and leveraged leases will be treated as true leases and we will be considered the owner and lessor of the asset. The IRS may challenge the leases, however, and instead assert that they are sales or financings. This would result in the loss of your share of our cost recovery or depreciation deductions. See “— Tax Treatment of Leases.”

We also plan to generate income by loaning money to acquirers of assets. We may be in the trade or business of making loans due to the manner in which we conduct our lending activities. However, our lending activities may not rise to the level of being in a trade or business, or the IRS could assert that was the case even if we believed that our lending activities did constitute a trade or business of making loans. Finally, we may generate our remaining income through the buying and selling of financial instruments. This type of activity is governed by many specific tax rules. See “— Tax Treatment of Lending Activities.”

Publicly Traded Partnerships

The Code classifies some partnerships as “publicly traded partnerships” for tax purposes (“PTPs”). If we are classified as a PTP, we will be taxed as a corporation, the treatment of which is described above. A PTP is a partnership in which interests are traded on an established securities market or are readily tradable on either a secondary market or the substantial equivalent of a secondary market. The Code contains an exception, however, from being taxed as a corporation if the PTP derives 90% or more of its gross income from sources such as interest and dividends, rents from real property and gains from the sale of real property. Because of our leasing activities, we do not expect to qualify for this exception.

The legislative history of Code Section 7704 provides that a secondary market for interests in a partnership or the substantial equivalent thereof exists if investors are readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on established securities markets. A secondary market is generally indicated by the existence of a person standing ready to make a market in the interests. The substantial equivalent of a secondary market will be deemed to exist if (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in

60

the interests; (ii) any person regularly makes available to the public (including customers and subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) if the holders of interests in the partnership have a readily available, regular and ongoing opportunity to sell or exchange their interests through a public means of obtaining or providing information of offers to buy, sell, or exchange interests; or (iv) buyers and sellers have the opportunity to buy, sell, or exchange interests in the partnership in a time frame that a market-maker would provide and prospective buyers have similar opportunities to acquire such interests. The legislative history of Code Section 7704 also indicates that a regular plan of redemptions or repurchases by a partnership may constitute public trading where holders of interests have readily available, regular and ongoing opportunities to dispose of their interests.

We do not intend to list our units on any market. Our units also will not be readily tradable on a secondary market, nor do we expect them to be in the future. Therefore, we will be a PTP only if our units become readily tradable on the substantial equivalent of a secondary market. Our units will not become readily tradable merely because we provide information to our partners regarding other partners’ desires to buy or sell units to each other, or occasionally arrange transfers between partners. Moreover, our units will not become readily tradable if we create a qualified matching program, because transfers made through a qualified matching service are also not counted. A matching service qualifies for this exclusion if it satisfies all seven of the following conditions:

(1)	it consists of a system that lists customers’ bid and ask quotes in order to match sellers and buyers;
(2)	deals occur either by matching the list of interested buyers to interested sellers or by bidding on listed interests;
(3)	sellers cannot enter into a binding agreement to sell their interest until at least 15 days after information regarding their offering is made available to potential buyers;
(4)	the closing of the sale does not occur until at least 45 days after information about the offering is made available;
(5)	the matching service only displays quotes that express interest in trading but do not represent firm commitments to buy or sell at the quoted price;
(6)	the seller’s information is removed from the matching service within 120 days after the posting and, if removed for any reason other than a sale, no offer to sell from that seller is entered into the matching service for at least 60 days; and
(7)	the percentage of interests in the capital or profits transferred during the tax year (other than through private transfers) does not exceed 10% of the total interests in partnership capital or profits.

The opinion of Troutman Sanders LLP that we will not be a PTP is based in part on our representation to them that our units will not be listed on any securities exchange and that, in accordance with Section 13.2 of our partnership agreement, our General Partner will refuse to recognize or give effect to any assignment of our units for any purpose (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly our distributions or to acquire an interest in our capital or profits) that it knows or has reason to know occurred on an established securities market or a secondary market (or the substantial equivalent thereof), within the meaning of Section 7704 of the Code and the Treasury Regulations and published notices promulgated thereunder, or to permit, recognize or give effect to any assignment of units that would result in the transfer of more than 2% of our units in any year other than those that our General Partner determines in good faith fall within certain safe harbor provisions under Treasury Regulation Section 1.7704-1. See “Summary of our Partnership Agreement – Transfer of Units” and “Redemption of Units – Restrictions on Redemption of Units.” This is pursuant to a “safe harbor” under Treasury Regulation Section 1.7704-1 that provides that a secondary market or its equivalent will not exist if the sum of the interests in partnership capital or profits attributable to those partnership interests that are sold, redeemed, or otherwise disposed of during the partnership’s taxable year and do not fall within other “safe harbor” provisions does not exceed 2% of the total interests in partnership capital or profits. In determining whether we satisfy the 2% safe harbor, redemptions of our units pursuant to Section 13.5 of our partnership agreement will be counted.

While we will use our best efforts to limit the type and number of transfers of units to those that will allow us to remain within the 2% safe harbor, we do not warrant that we will satisfy this safe harbor during each of our taxable years. It is conceivable that transfers of units could occur that would cause us to fall outside the safe harbor. In this regard, Treasury Regulation Section 1.7704-1(c)(3) states that failure to meet any of the safe harbors will not create a presumption that a secondary

61

market or its equivalent exists for units. No assurances can be offered, however, that, if the amount and type of trading in our units were to fall outside the safe harbor, the IRS would not assert PTP status with respect to us.

If we are classified as a PTP, we would be treated for federal income tax purposes as a corporation unless, as noted above, 90% or more of our income were to come from certain “qualified sources.” A significant portion of our business will be the leasing of personal (but not real) property, and income from this source is not “qualified.” Thus, if we were a PTP, we would be taxed as a corporation. As described above, the major consequences of corporate tax treatment would be that, in addition to being taxed when distributed to you, our income would be subject to corporate income tax and our losses would not be passed through to you. If we are taxed as a corporation, and particularly if the PTP classification is made retroactively, corporate taxation would have a substantial adverse effect on your after-tax return on your investment. Furthermore, the IRS would treat a change in tax status from a partnership to a PTP taxable as a corporation as an exchange that would give rise to tax liabilities for our limited partners if our debt exceeded the tax basis of our assets at the time of the change in tax status — even though limited partners likely would not receive cash distributions from us to cover such tax liabilities. See “— Taxation of Limited Partnerships in General” and “— Sale or Other Disposition of Units.” In addition, our distributions would be classified as portfolio income (dividends) rather than passive activity income, and thus, would not be eligible to be offset by passive activity losses attributable to us or other activities giving rise to passive activity losses. See “— Deductibility of Losses; Passive Activity Losses, Tax Basis and “At-Risk” Limitation.”

Taxation of Current Distributions

Because we will be a partnership for federal income tax purposes, we will not be subject to federal income tax. Rather, you will be required to report on your federal income tax return, and pay taxes with respect to, your share of our annual income, gains, losses, deductions and credits. You must pay tax on your distributive share of our income regardless of the amount of distributions you receive. See “— Our Income Versus Our Distributions.” Our tax returns (information returns) will be prepared using the accrual method of accounting. Under the accrual method, we will recognize as income items such as rentals and interest as and when earned by us, even if the proceeds are not received until a subsequent tax year.

We will furnish you with all information about us necessary to prepare your federal income tax return not later than 75 days after the end of each fiscal year. We also will file an annual information return with the IRS and will report our finances on an accrual basis using a December 31 fiscal year. Our income and loss for the taxable year will be allocated among our partners to take into account the varying interests of our partners during the year using any method permissible under Code Section 706 that our General Partner may select. If any partners hold their units for less than the entire year, they will be allocated income and loss using such method as selected by our General Partner that reflects such part-year ownership as is permissible under Code Section 706. For purposes of allocating income or loss among our partners, we will treat our operations as occurring ratably over each fiscal year — in other words, we will assume that income and loss are spread evenly over the fiscal year. Thus, if some limited partners are admitted after others, those limited partners admitted later may receive a smaller portion of each item of our net profits and net losses than the limited partners who were admitted earlier. Nevertheless, those limited partners still will be obligated to make the same capital contributions to us for their interests as the limited partners who were admitted previously. In addition, where a limited partner transfers units during a taxable year, a limited partner may be allocated net profits for a period for which such limited partner will not receive a corresponding cash distribution. Moreover, depreciation or other cost recovery with respect to our assets may create a deferral of tax liability during your ownership of our units. Larger cost recovery deductions in the early years may reduce or eliminate our taxable income in the initial years of our operations. This deferral, however, will be offset in later years, when smaller depreciation and cost recovery deductions will offset less of our income, while an increasing portion of our revenue must be applied to reduce debt principal. In later years, it is possible that taxable income will exceed cash distributions.

With the exception noted below, you will not be required to pay income tax on cash distributions that exceed your share of our taxable income; however, the excess will reduce your tax basis for your units. Your tax basis also will increase or decrease annually based on your allocable share of our income or loss for the year. Any cash distributions you receive that exceed your tax basis (after adjustment for your allocated share of our income or loss) will be taxable to you, generally as capital gains, provided the units are held by you as capital assets. Any reduction in your share of non-recourse liabilities, such as might arise as a result of a reduction of your percentage interest in us upon issuance of additional units to new or existing partners, will be treated as a distribution of cash to you. A portion of any distribution in excess of your tax basis, however, will be recharacterized as ordinary income in the same percentage that ordinary income would be realized upon a sale by us of all our assets, for example, because of depreciation recapture. In addition, to the extent that a distribution would cause the amount you are considered to have “at risk” with respect to assets placed in service in a given year to become negative, you will have to include such amount in your gross income up to the amount of losses previously taken with respect to such assets. Further, a non-pro rata distribution of money or

62

property, such as might arise as a result of a reduction of your share of our liabilities upon the admission of additional partners, may result in ordinary income to you, regardless of your tax basis in your units, if the distribution reduces your share of our “unrealized receivables,” including depreciation recapture, or substantially appreciated “inventory items.” These terms are defined in Section 751 of the Code, and are known as “Section 751 assets.” To that extent, you will be treated as having been distributed your proportionate share of our Section 751 assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to you. This last deemed exchange generally will result in your realization of ordinary income under Section 751(b) of the Code. That ordinary income will equal the excess of (i) the non-pro rata portion of that distribution over (ii) your tax basis for your share of Section 751 assets deemed relinquished in the exchange. Similarly, upon our redemption of your units, it is possible that you could recognize both ordinary income and a capital loss.

Each limited partner is responsible for keeping its own records for determining such limited partner’s tax basis in its units and calculating and reporting any gain or loss resulting from a Fund distribution or disposition of a unit.

Our Income Versus Our Distributions

The taxable income we report to you each year will not equal the cash distributions that you receive during that year. The difference between reported income and cash distributions arises primarily from six facts: (i) depreciation and other cost recovery deductions reduce our taxable income, but not our Distributable Cash; (ii) our revenues or gain on sale that we reinvest or use to repay debt principal will generally constitute income even though using revenues for those purposes reduces the cash distributed to you. See “— Cost Recovery”; (iii) we will determine our income using the accrual method of accounting, which includes rental income as it accrues, even if not yet received; (iv) our financial assets may be subject to specific tax rules governing the timing of any inclusions of income and loss irrespective of any cash generated by our assets; (v) certain rules, such as the “at-risk” rules and the tax-exempt leasing rules, may prevent losses attributable to some of our investments in assets from being used to offset income attributable to our other investments in assets, with the result that our taxable income (and your share thereof) may be greater than our overall income (and your share thereof). Moreover, allowable “at-risk” losses may not offset our income from our lending activities under the passive loss rules; and (vi) we may need to disproportionately allocate our income on a per unit basis to equalize the limited partners’ capital accounts (as adjusted by certain items) on a per unit basis. Therefore, the cash distributions that we make to you may be greater or less than your share of our taxable income in any given year.

Allocations of Profits and Losses

Your share of any item of our income, gain, loss, deduction or credit is determined by our partnership agreement. As a general rule, we will allocate 99% of our profits among our limited partners (including our General Partner to the extent it owns units), and 1% to our General Partner. This allocation will continue until the excess of the cumulative profits allocated to our limited partners, in the aggregate, over the cumulative losses allocated to our limited partners, in the aggregate (not taking into account certain items that are specially allocated, such as non-recourse deductions and minimum gain chargebacks) would, if distributed currently to the extent not previously distributed, provide our limited partners in the aggregate with an 8% per annum, compounded annually, cumulative return. Thereafter our profits will be allocated 80% among our limited partners (including our General Partner to the extent it owns units) and 20% to our General Partner.

As a general rule, 1% of our losses will be allocated to our General Partner and 99% will be allocated among our limited partners (including our General Partner to the extent it owns units). However, losses will be allocated 20% to our General Partner and 80% to our limited partners to reverse profits that were allocated in such 20%/80% ratio, described above. Non-recourse deductions (deductions generally attributable to our debt financed property) will be allocated 1% to our General Partner and 99% among our limited partners (including our General Partner to the extent it owns units).

The IRS respects a partnership’s allocation of income, gain, loss, deductions or credits if:

(a)	the allocation has economic effect and is substantial, or
(b)	the partners can show that the allocation accords with each partner’s respective interest in us, and
(c)	in the case of either (a) or (b), the allocation complies with special rules requiring that partners receiving allocations of losses or deductions generated by purchasing assets with borrowed money be charged back income and gain as those funds are repaid.

63

Treasury Regulation Section 1.704-1(b)(2) generally provides that, for an allocation to have economic effect, the following conditions must be true:

•	the allocation must be reflected by an increase or decrease in the relevant partner’s capital account, as those accounts are maintained in accordance with the Treasury Regulations;
•	liquidation proceeds must be distributed in accordance with the partner’s positive capital account balances; and
•	the partnership agreement must provide that if a partner will have a deficit balance in his or her capital account upon liquidation of the partnership, the partner must be required to restore the deficit amount to the partnership, so that amount may be distributed to other partners with positive capital account balances. However, the Treasury Regulations provide that in the absence of an obligation to restore the deficit, the partnership agreement must contain a qualified income offset provision. A qualified income offset provision mandates that when a partner receives a distribution from the partnership that causes a deficit in the partner’s capital account or increases a preexisting deficit, that partner must be allocated income and gains as quickly as possible to eliminate any deficit balance in his or her capital account that is greater than any amount that he or she is obligated to restore.

The economic effect of an allocation is substantial if there is a reasonable possibility that it will substantially affect the amount to be received by our partners from us, independent of tax consequences. In addition, an economic effect is not substantial if, at the time the allocation becomes part of our partnership agreement: (1) at least one partner’s after-tax return may, in present value terms, be enhanced compared to his or her return if the allocation were not contained in our partnership agreement; and (2) there is a strong likelihood that no partner’s after-tax return will, in present value terms, be substantially diminished compared to his or her return if the allocation were not contained in our partnership agreement. Treasury Regulation Section 1.704-1(b)(2) generally states that, in determining after-tax return, a partner’s entire tax situation, including aspects unrelated to the partnership, will be taken into account.

Our partnership agreement contains several provisions designed to cause allocations to have substantial economic effect so that allocations will be respected for federal income tax purposes, including:

(1)	It requires that all allocations of income, gains, losses, deductions and distributions are reflected by an increase or decrease in the relevant partners’ capital accounts.
(2)	All partners who are allocated losses and deductions generated by assets acquired with borrowed money will be charged back income and gains generated by those assets.
(3)	Although no partner (other than our General Partner’s limited commitment) having a deficit balance in his or her capital account after the final liquidating distribution will be required to make a cash contribution to us to eliminate the deficit, our partnership agreement contains a provision for a qualified income offset and requires that, upon liquidation, our assets generally will be distributed to our partners first to the extent of any unreturned capital contributions and thereafter in the same manner as current distributions (which should correspond with such partners’ positive capital accounts).

However, notwithstanding the foregoing provisions contained in our partnership agreement, depending on when a limited partner acquired a unit and for what price, it is possible that the allocations set forth in our partnership agreement have the effect of providing deferral for that partner. If, for example, the partner obtaining deferral is an individual in the highest tax bracket while the partner currently allocated income is tax-exempt, the allocations in our partnership agreement could lack substantial economic effect under Treasury Regulation Section 1.704-1(b)(2). Nevertheless, because of the large number of expected partners, we do not believe there is a strong likelihood of this occurring. If upon audit the IRS were to take the position that any of our allocations of profits and losses should not be recognized, and if the IRS’s position were sustained by the courts, you could be taxed on a portion of the income allocated to our General Partner or to another limited partner, and part of the deductions allocated to you could be disallowed.

Estimated Tax Payments

You may be required to make estimated tax payments due to your liability for paying the taxes on your distributive share of our taxable income. See “— Taxation of Limited Partnerships in General.” We do not anticipate withholding or making payments to any taxing authority on behalf of our partners. Nevertheless, there may be some circumstances under which we are required to withhold on behalf of a partner. For example, under certain circumstances we are required to withhold a foreign

64

partner’s share of our income effectively connected with the conduct of a U.S. trade or business. If we do withhold or make a payment to a governmental authority on your behalf, we will treat any excess of that amount over your next entitled distribution as a demand loan carrying an interest rate of 12% per year.

For further information regarding the tax consequences of our right or obligation to withhold or make a payment on your behalf, please consult your tax advisor.

Retroactive Allocations

Under Code Section 706(d), “retroactive allocations” — i.e., allocations of items to partners before they become partners — are prohibited, and Code Section 706(d) and the Treasury Regulations thereunder effect this prohibition by providing that if there is a change of a partner’s interest in a partnership in any taxable year, each partner’s distributive share of partnership tax items is to be determined by any method prescribed in the Treasury Regulations that takes into account the varying interests of the partners in the partnership during that year. Our partnership agreement provides that our items will, to the extent necessary in order to comply with Code Section 706(d), be allocated on a daily, monthly or other basis as determined by our General Partner using any permissible method under Code Section 706(d) and the Treasury Regulations promulgated thereunder. If, as a result, an amount of profit or loss allocated to a partner is limited compared to what would otherwise have been the case with respect to the general rules regarding the allocation of profits and losses, such excess will be allocated to the other partners in relation to the amounts otherwise allocated to them. As a result, if some limited partners are admitted after others, they may receive a smaller portion of our profits and losses even though they are required to contribute the same amount as those limited partners who were admitted earlier. As stated above, some of this disparity results from a timing issue that will resolve itself over the life of the fund due to our allocation provisions beginning in our first fiscal year. However, a portion of this disparity may result from the receipt of additional cash distributions by those partners who invested earlier.

Deductibility of Losses; Passive Activity Losses, Tax Basis and “At Risk” Limitation

Passive Activity Losses. The passive activity loss rules generally allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include portfolio income like interest, dividends and royalties, or ordinary income from salary and other types of compensation for personal services. Therefore, taxpayers generally will be required to segregate income and loss into three categories: active trade or business income or loss; passive activity income or loss; and portfolio income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely held corporations (including S corporations).

A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. The IRS generally considers rental activities passive, whether or not a taxpayer materially participates. Furthermore, the IRS generally considers the status of limited partners to be passive with respect to a limited partnership’s activities. Accordingly, we expect that you should treat your share of our rental income or loss as passive activity income or loss. We expect our lending activities to consist of the origination of loans to buy assets and secured by such assets and the buying and selling of existing loans secured by assets. In addition, regardless of whether we are in the trade or business of making secured financings, we expect that our interest income will not be considered from a passive activity and, therefore, may not be offset by any of your passive activity losses due to our expectation that our lending activity will be equity-financed (that is financed primarily with our equity capital rather than with funds we have borrowed). However, the treatment of gains and losses from our lending activities will depend on whether we are in the trade or business of lending. If we are in the trade or business of lending, then our lending activities may generate passive activity gains or passive activity losses during the time you hold your units. Moreover, any interest you incur on debt used to acquire or maintain our units attributable to our leasing activities will be treated as a passive activity deduction. Regardless of whether we are in the trade or business of lending, the portion of any interest you incur on debt that is attributable to our lending activities will be attributable to our portfolio income (including our interest income from our lending activities), if any, and deduction of such amounts will be limited by the same principles as those applicable to losses passed through to you by us. We also will generate portfolio income or loss from our financial transactions, including interest on our funds pending their investment in assets. Finally, interest expense of a limited partner attributable to such portfolio income may be subject to other limitations on its deductibility. See “— Interest Expense.”

You can deduct passive activity losses against passive activity income to reduce your overall income tax liability, but you cannot offset ordinary or portfolio income with passive activity losses. Accordingly, your tax deduction for passive activity losses will be limited by the amount of your passive activity income in any given tax year. If your share of our passive activity losses is greater than your passive activity income, you will have a suspended loss, meaning that you cannot deduct the loss in the year you incurred it. You can, however, carry the suspended loss forward indefinitely to offset any passive activity income you derive in

65

future years, whether from us or another passive activity. Additionally, any suspended losses generally may be deducted against non-passive income when you recognize a gain or loss from the sale of your entire interest in us. Finally, passive activity income from us can be used to absorb losses from other passive activities, subject to special rules regarding PTPs.

Losses from a PTP are treated as passive activity losses that may only be used to offset income subsequently generated by the same PTP that is taxed as a partnership. The IRS generally treats income from a PTP as portfolio income, unless it is used to offset previous losses from the same PTP. We have been structured to avoid being classified as a PTP; however, these rules mean that our income or losses may not be used to offset any losses or income you may derive from another limited liability company or partnership that is classified as a PTP.

Tax Basis. Your initial tax basis in your units will be the price you paid for your units. Your tax basis will then be increased by your share of our income, by your share of our non-recourse indebtedness (that is, indebtedness for which none of the partners are personally liable) and any liabilities we have to you. Your basis will be reduced by the amount of any cash distributions you receive from us, your share of any of our losses, any reductions in your share of our non-recourse indebtedness, and any reduction in any liabilities we have to you. You may deduct your share of our losses, if any, only to the extent of the tax basis in your unit. Any losses allocated to you in excess of your tax basis in your unit are rolled over to your subsequent tax years until the earlier of (1) your ability to use the loss due to having sufficient tax basis in your unit or (2) the disposition of your unit.

“At-Risk” Limitation. Generally, taxpayers may not deduct partnership losses they incur that exceed the total amount they have at risk in the partnership at the end of a partnership’s tax year. For the most part, the amount a taxpayer has at risk equals the money and the adjusted basis of other property contributed to the partnership. At-risk is determined on an activity, and not an entity, basis. Thus, a single entity, like us, will have multiple at-risk activities, each of which will be subject to a separate at-risk limitation.

You will not be at risk, and will not be entitled to increase the at-risk basis of your unit, with respect to our recourse liabilities, such as trade payables. Nor will you be at risk with respect to non-recourse liabilities incurred by us, such as amounts borrowed to finance asset purchases, even though our non-recourse liabilities (and, under certain circumstances, our recourse liabilities) may increase the tax basis of your unit. Thus, your initial amount at risk will be the amount of your investment, i.e., the price you paid for your units.

A limited partner’s amount at risk will be reduced by (i) net losses that are allowed as a deduction to the limited partner under the “at-risk” rules and (ii) cash distributions received by a limited partner with respect to the limited partner’s units, and increased by that limited partner’s distributive share of our net profits. Investors should note that net losses that may be allowable as a deduction under the at-risk rules may be disallowed currently under the passive activity loss limitations.

If a limited partner’s at-risk amount is reduced below zero (due to a cash distribution to a limited partner), the limited partner must recognize income to the extent of the deficit at risk amount, up to the amount of loss the limited partner previously recognized that reduced his or her at-risk amount. Our losses that have been disallowed as a deduction in any year because of the at-risk rules will be allowable, subject to other limitations, as a deduction to the limited partner in subsequent years to the extent that the limited partner’s amount at-risk has been increased. It is not anticipated that, on an aggregate basis, we will incur losses. For purposes of the “at risk” rules, however, the Code will not allow us to aggregate our equipment leasing and lending businesses. Moreover, we can only aggregate our equipment leasing activities with respect to assets placed in service during the same taxable year. Therefore, the “at risk” rules will be applied separately to the net taxable income or loss resulting from leasing assets that were placed in service during separate taxable years. This could result in a limited partner’s deduction for losses with respect to certain items of assets being limited by the “at risk” rules, even though he or she must recognize income with respect to other assets. It also will require a limited partner to allocate his or her at-risk basis over the different activities described above, specifically, the different years’ assets and our lending activities. In such circumstances, the application of the “at risk” rules could compel a limited partner to recognize more taxable income in a year than that limited partner’s share of our aggregate income because of a limitation imposed by such rules on the ability to set off losses attributable to assets placed in service in one year against income attributable to assets placed in service in another year or against income from our lending activities.

The sum of the amounts for which a limited partner will be considered “at-risk” for purposes of Section 465 of the Code, in any taxable year with respect to assets placed in service in that taxable year and in each prior year (treating all assets placed in service in the same year as a single activity separate from the activities represented by assets placed in service in other years) will be equal to (i) the capital contributions (as such term is defined in our partnership agreement) of such limited partner (provided that funds for such capital contributions are not from borrowed amounts other than amounts: (A) for which the limited partner is personally liable for repayment, or (B) for which property other than units are pledged as security for such borrowed amounts, but

66

only to the extent of the fair market value of such pledged property and provided further that such capital contributions are invested in assets or otherwise expended in connection with our organization or leasing activities (or are subject to the rights of our creditors for amounts incurred by it with respect to same)), less (ii) the sum determined on a cumulative basis of (A) the total net losses with respect to such assets that have been allowed as deductions to the limited partner under the at risk rules and (B) cash distributions received by the limited partner with respect to the aforementioned assets, plus (iii) the limited partner’s distributive share, determined on a cumulative basis, of total net profits with respect to our assets. We expect that your at-risk basis will be less than your investment in us due to fees and the amount of your investment allocable to our lending activities.

Deductions for Organizational and Offering Expenses; Start-Up Costs

The costs of our organization and the sale of our units, as well as other start-up costs, generally may not be deducted in the year they are incurred; rather, they must be capitalized. Organizational expenses and start-up costs may be currently deducted on a limited basis (up to $5,000) in the year incurred. However, this $5,000 amount is reduced (but not below zero) by the amount by which the cumulative cost of such expenditures exceeds $50,000. The remainder of the start-up costs can be amortized over a period of 180 months.

Syndication expenses, which are the costs incurred to promote or effect the sale of our units are non-deductible, must reduce partners’ capital accounts when incurred and give rise to a tax offset, if at all, only upon our liquidation, and then, in most cases, only as a capital loss. Syndication expenses include brokerage fees (such as the Underwriting Fees and Sales Commissions provided for in our partnership agreement); registration and filing fees with the SEC and each State in which our units are sold; our legal fees for securities advice and advice concerning the adequacy of tax disclosures in the offering materials; accounting fees for the preparation of information to be included in the offering materials; printing and reproduction costs; and other selling or promotional expenses.

We will endeavor to treat our organizational, start-up and syndication costs in accordance with the foregoing rules. There is uncertainty, however, about the distinction between trade or business expenses that may be currently deducted, and organizational, start-up and syndication costs that must be capitalized or deferred. Because of this uncertainty, the IRS could challenge the current deduction of some of our expenses on the grounds that the expenses are not deductible in the year incurred. Under our partnership agreement, Underwriting Fees and Sales Commissions are specially allocated to those limited partners with respect to whose purchase of units such commissions and fees were paid. Other syndication expenses will be allocated, to the extent possible, in equal amounts per unit. If such equality is not possible, our General Partner may make compensating allocations of items of income or loss to achieve the same effect on capital accounts.

Tax Treatment of Leases

Your depreciation and cost recovery deductions with respect to any item of our leased assets depend, in part, on the tax classification of the agreement under which such asset is leased. These deductions are only available if the agreement is a true lease of an asset for income tax purposes, which means we retain ownership of the asset. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, or as a financing or refinancing arrangement where, for tax purposes, the nominal lessee is treated as the owner of the asset.

Whether we are the owner of any particular asset, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been in a number of instances.

Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether we will be treated for tax purposes as the owner of each asset acquired by us, will depend upon the specific facts in each case. Because these facts cannot now be determined with regard to leases that will be entered into in the future, our counsel cannot render an opinion on this issue.

Cost Recovery

Generally, a significant portion of the assets that we plan to acquire and lease generally will be as 3-year, 5-year or 7-year property and may be written off for federal income tax purposes, through cost recovery or depreciation deductions, over our respective recovery period. The amount deductible in each year generally may be calculated using the 200 percent declining-

67

balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. A taxpayer may, however, choose to use a straight-line method of depreciation for the entire recovery period.

In some circumstances, a taxpayer will be required to recover the cost of an asset over a longer period of time than described above. These circumstances include the use of assets predominantly outside the U.S. and the use of assets by a tax-exempt entity. See “— Limitations on Cost Recovery Deductions.”

Limitations on Cost Recovery Deductions

Property Used Predominantly Outside the U.S. We may own and lease assets that are used predominantly outside the U.S. The cost of these assets must be written off for federal income tax purposes using the straight-line method of depreciation over a period corresponding to the asset’s ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property. If the asset does not have an ADR Class Life, a 12-year period must be used. Certain types of property used predominantly outside the U.S. nevertheless qualify for the normal rules discussed above, that is, a shorter depreciable life should be allowable. The exceptions include the following:

(1)	aircraft registered in the U.S. that are operated to and from the U.S.;
(2)	some railroad rolling stock used within and without the U.S.;
(3)	vessels documented under the laws of the U.S. that are operated in the foreign or domestic commerce of the U.S.; and
(4)	containers owned by a U.S. taxpayer that are used in the transportation of property to and from the U.S.

Tax-Exempt Leasing. We may lease assets to tax-exempt entities. Property leased to tax-exempt entities, called tax-exempt use property, must be written off for federal income tax purposes using the straight-line method of depreciation. The depreciation period is the longer of

•	the asset’s ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for property not leased to tax-exempt entities; or
•	125% of the term of the lease, including all options to renew as well as some successor leases for the asset.

The definition of a tax-exempt entity includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, some foreign persons and entities and some international organizations. The term also generally includes organizations that were tax-exempt at any time during the five-year period before the organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if less than 50% of the income derived from the leased property is subject to U.S. income tax.

The term tax-exempt use property does not include:

(1)	property that is used predominantly by a tax-exempt entity in an unrelated trade or business, if the entity pays unrelated business income tax on the income from the trade or business;
(2)	property leased to a tax-exempt entity under a short-term lease, meaning a lease that has a term of either less than one year, or less than 30% of the property’s ADR Class Life as long as that is less than three years; and
(3)	certain high-technology equipment.

In addition, under Code Section 470, enacted as part of the American Jobs Creation Act of 2004 (the “2004 Tax Act”), losses attributable to the leasing of tax-exempt use property (including property described in items (2) and (3) of the immediately preceding paragraph) cannot be deducted currently, but must be deferred until there is income derived from such property or when the interest therein is completely disposed of, unless the lease complies with certain requirements. Because these facts depend upon leases that will be acquired or entered into in the future, no conclusion can be expressed now regarding the possible application of Code Section 470 to leases of property to tax-exempt entities.

68

Consequences of Rules Regarding Depreciation of Assets Predominantly Used Outside the U.S. and Tax-Exempt Leasing. To the extent that our assets are subject to the depreciation rules regarding property used outside the U.S. or regarding tax-exempt use property, and to the extent that the loss suspension rules under Code Section 470 apply because we have losses attributable to tax-exempt use property, a partner will generally have to recognize taxable income and may have to pay income tax in greater amounts in the early stages of our existence than would otherwise have been the case, for at least two reasons. First, the longer depreciation periods for assets used predominantly outside the U.S. and tax-exempt use property means that the annual depreciation deduction for such property will be smaller than otherwise would have been the case, but continue longer, thereby increasing net income (or reducing net loss) with respect to such property, in the early years, but reducing net income (or increasing net loss) in the later years. Second, if losses are suspended pursuant to Code Section 470, taxable net income is greater (or net loss is less) during the period that such loss is suspended than otherwise would have been the case, but such taxable net income would be less (or net loss would be greater) in later years, when the property to which the loss is attributable either produces income or is disposed of and the loss can then be taken.

Deferred Payment Leases

Section 467 of the Code requires both the lessor and lessee in certain lease agreements to annually accrue the rent and interest on any rental payments that will be paid in the future. A Section 467 rental agreement is any rental agreement for the use of tangible property that involves total payments in excess of $250,000 and either provides for increasing (or decreasing) rental payments, or provides that some rent for the use of property in a calendar year is payable after the close of the following calendar year. In general, the amount of rent that must be allocated to a tax year will be determined by the terms of the lease. In some circumstances, however, rent will be required to be allocated to a year prior to the year in which it will be paid, with the exact amount determined based upon present-value principles and, in the case of certain rental agreements, on a constant, level rate; the present-value amount would accrue interest until paid. We may enter into transactions that meet the definition of a Section 467 lease agreement, which could result in the acceleration of income recognition by us prior to receipt of the corresponding cash flow. Another consequence would be the conversion of some of our income from rental income (passive) to interest income (portfolio) due to the deemed time value of money rules.

Sale or Other Disposition of Our Property

Because of the different individual tax rates for capital gains and ordinary income, the tax code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

Upon a sale or other disposition of our assets, we will realize gain or loss equal to the difference between the tax basis of the asset at the time of disposition and the price received for such asset upon disposition. Any foreclosure of a security interest in an asset will be considered a taxable disposition, and we will realize gain if the face amount of the debt being discharged were greater than the tax basis of the asset, even though we will not receive cash.

Because our assets are tangible personal property, upon the disposition of such assets, all of the depreciation and cost recovery deductions taken by us will be subject to recapture to the extent of any realized gain. Recapture means that the depreciation previously deducted is reversed by recognizing the depreciated amounts as ordinary income in the year of the sale or other disposition. Recapture cannot be avoided by holding the assets for any specified period of time. If we were to sell assets on an installment basis, all depreciation recapture income would be recognized at the time of sale, even though the payments are received in later taxable years.

Certain gains and losses are grouped together to determine their tax treatment. The gains on the sale or exchange of certain assets, including assets used in a trade or business such as that to be owned by us and held for more than one year, are added to the gains from some compulsory or involuntary conversions. If these gains exceed the losses from such sales, exchanges and conversions, the excess gains will be taxed as capital gains (subject to the general rules of depreciation recapture described above and a special recapture rule described below). If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gain if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years that have not yet been offset against net gains in those years.

Because of the nature of our property, we expect that substantially all, if not all, of any gain we realize on the sale or other disposition of our assets will be treated as ordinary income for income tax purposes rather than capital gain.

69

Tax Treatment of Lending Activities

Until we have conducted operations for a while, we will not know whether our lending activities constitute a trade or business of originating, buying, and selling loans. It could be that we will not be in the business of originating, buying, and selling loans, especially if our loan originations are a small part of our lending activity. The Code contains many special rules regarding the proper recognition of income, gain, loss, deduction and credits. For example, there are specific rules concerning the tax treatment of hedging transactions, constructive sales treatment for appreciated financial positions, and original issue discount. Also, management fees incurred for investment activities are not considered trade or business expenses. Instead, they are considered investment expenses and their deductibility is limited. Thus, if our lending activity (or other activity in which we engage) is not a trade or business, a portion of the Management Fee and other costs incurred by you may be considered investment expenses, the deductibility of which is subject to various limitations. In addition, your tax treatment of any losses we incur on our loans may depend on whether we are in the trade or business of making loans. For example, if loans we acquire are not considered to have been acquired and held by us in connection with our trade or business of lending money, any loss we might incur if a borrower or borrowers defaulted on such loans would be a capital loss rather than an ordinary loss. With very limited exceptions, capital losses can be deducted only against capital gains and not against ordinary income. Because the proper tax treatment will depend on the specific terms and conditions of the loans we originate, buy, and sell, our counsel cannot render an opinion on this issue.

Sale or Other Disposition of Units

The gain or loss you realize on the sale of our units includes the cash or other consideration you receive from the purchaser, as well as your share of our non-recourse indebtedness. This gain or loss will, except as noted below, be taxed as long-term or short-term capital gain or loss, depending on how long you hold your units, assuming that your units qualify as capital assets in your hands.

The portion of your gain attributable to ordinary income assets held by us, which includes inventory and unrealized receivables, would be treated as ordinary income. Ordinary income assets include assets that are subject to recapture of recovery or depreciation deductions, determined as if your proportionate share of our assets is sold at the time you sell your units. Ordinary income assets also include certain income from “market discount bonds” or short-term obligations that we may acquire at a discount. Thus, it is likely that most of any gain upon the sale of your units will be treated as ordinary income.

You must promptly notify us of any transfer of your units, whether by sale, gift or otherwise. Once we are notified, we are required to inform the IRS, the buyer and you of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the units you sold or exchanged. This report must be made on or before January 31 following the calendar year of sale. There are penalties for failure to inform the IRS, and if you fail to notify us of the transfer of your units, you will be penalized $50 per failure.

Treatment of Cash Distributions Upon Redemption or Repurchase

The redemption or repurchase by us of all or a portion of your units will be treated as a sale or exchange of the units for income tax purposes and may generate taxable income or loss to you. The amount you realize in such redemption or repurchase will equal the sum of the cash you receive plus your share of our non-recourse liabilities.

Simultaneously with your receipt of a cash distribution from us in connection with a redemption or repurchase, your share of our ordinary income assets will be reduced. You will be treated as if you have received the cash, or a portion of the cash, in exchange for your share of ordinary income assets. If the distribution that is deemed a payment for the ordinary income assets exceeds your share of the adjusted basis of the ordinary income assets, you must recognize the excess as ordinary income. The remainder of the distribution, if any, will be treated in the same manner as a distribution (that is, you will recognize income only to the extent that the cash distributions exceed your adjusted basis in your units). See “— Taxation of Current Distributions.” Thus, our redemption of your units may cause you to realize ordinary income and a capital loss.

Gifts of Units

Generally, no gain or loss is recognized upon the gift of property. A gift of units, however, including a charitable contribution, may be treated partially as a sale, to the extent of your share of our non-recourse liabilities. You may be required to recognize gain in an amount equal to the difference between your share of non-recourse indebtedness and, in the case of a charitable contribution, the portion of the basis in the units allocable to that deemed sale transaction. In the event of a non-

70

charitable gift, the amount of your share of the non-recourse indebtedness is offset by your entire basis in the units. Charitable contribution deductions for the fair market value of the units will be reduced by the amounts involved in such a partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain that would be taxed as ordinary income on a sale of your units.

Consequence of No Section 754 Election

Because of the complexities of the tax accounting required, we do not presently intend to file an election under Section 754 of the tax code to adjust the basis of our assets in the case of transfers of units. As a consequence, a person who obtains units from another partner may be subject to tax upon the portion of the proceeds of sales of our assets that represents a return of capital to that person. This may adversely affect the price that potential purchasers would be willing to pay for our units. Even if we do not make a Section 754 election, however, the Code requires mandatory basis adjustments for transfers of interests in partnerships with substantial built-in loss (where the adjusted basis of our property exceeds the property’s market value by more than $250,000). In such instances, the adjusted tax basis of our assets will be reduced to their fair market value with respect to the transferee partner. Similarly, we will not make any adjustments upon redeeming a partner, unless required to under the Code.

Tax Treatment of Our Termination Pursuant to Our Partnership Agreement

When we terminate pursuant to our partnership agreement, we are required to dispose of our assets, apply the proceeds and other funds to repayment of our liabilities and generally distribute any remaining funds to our partners first to the extent of any unreturned capital contributions and thereafter in the same manner as current distributions. Provided that such termination does not occur very early during our existence, we expect that the distributions to our limited partners (including our General Partner to the extent it owns units) upon such termination will be proportionate based on the number of units owned by each limited partner as of the liquidation date because of the manner in which profits and losses are allocated among our limited partners during our early fiscal years. Sales and other dispositions of our assets would have the tax consequences described in “— Sale or Other Disposition of Our Property.” Cash distributions made at liquidation that exceed the tax basis of your interest in us generally would be taxable as capital gain, provided your units constitute capital assets in your hands. Cash distributions in amounts less than your basis may result in a loss, generally a capital loss, which would be subject to the general limitations on deductibility of capital losses.

Audit by the IRS

No tax rulings have been sought by us from the IRS. While we (and any joint ventures in which we participate) intend to claim only those deductions and assert only those tax positions for which there is at least substantial authority, the IRS may audit our returns or any joint venture we are involved in, and it may not agree with some or all of the tax positions our General Partner takes.

An audit of our information return may result in an increase in our income, the disallowance of deductions, or the reallocation of income and deductions among our partners. In addition, an audit of our information return may lead to an audit of your personal income tax return, which could lead to adjustments of items unrelated to this investment.

You must report your share of our income, gains, losses, deductions and credits on your individual return in a manner consistent with our return, even if the Schedule K-1 we send to you reports the item differently unless you file a statement with the IRS identifying the inconsistency, or unless you can prove your return is in accordance with information provided by us. Failure to comply with this requirement will subject you to penalties and may result in an extended time period for the IRS to challenge your return.

In most circumstances, the federal tax treatment of the income, gains, losses, deductions and credits of a partnership will be determined at the limited partnership level in a unified partnership proceeding, rather than in separate proceedings with its partners. In any audit of a partnership, the IRS will deal with the partnership’s “tax matters partner.” Our General Partner is designated as our tax matters partner in our partnership agreement. Only limited partners having at least a 1% interest in us will be entitled to receive a separate notice from the IRS of any audit of our return and of the results of the audit. Limited partners who have an interest of less than 1% will not be entitled to notice from the IRS; however, groups of limited partners who together own a 5% or greater interest in us may, by notification to the IRS, become a “notice group” and designate a limited partner of their group to receive IRS notices. All limited partners have the right to participate in any audit of us. We are required to keep you informed of any administrative and judicial proceedings involving our tax matters. Also, we will keep you advised of any significant audit activities with respect to us.

71

As the tax matters partner, our General Partner is authorized to enter into settlement agreements with the IRS that are binding upon limited partners with less than a 1% interest, except for those who belong to a notice group or who have filed a statement with the IRS that we do not have authority to enter into settlement agreements that are binding upon them. You are entitled to have any favorable settlement agreement reached between the IRS and another limited partner with respect to our item applied to you. Our tax matters partner also may extend the statute of limitations period with respect to our tax matters. Note that the statute of limitations for the IRS to adjust your partnership items is generally the longer of your personal statute of limitations or the partnership’s statute of limitations.

Our partnership agreement empowers our General Partner to conduct, on behalf of us and our limited partners, all examinations by tax authorities relating to us at our expense. See “Summary of Our Partnership Agreement.” A tax controversy could result in substantial legal and accounting expenses being charged to us, even if the outcome is favorable.

Alternative Minimum Tax

Some taxpayers must pay an alternative minimum tax (“AMT”) if the AMT exceeds the taxpayer’s regular federal income tax liability for the year. For non-corporate taxpayers, the AMT is imposed on alternative minimum taxable income (“AMTI”) that is above an exemption amount. The AMTI is based on a different computation of taxable income, which is increased by tax preference items, and other adjustments to taxable income are made. The principal adjustment associated with an investment in our units relates to depreciation or cost recovery deductions. In this case depreciation deductions are limited to those that do not exceed those calculated using the 150% declining balance method.

We do not anticipate that any significant tax preference items will be generated by us. You should be aware, however, that, for purposes of computing AMTI, interest you pay to acquire or maintain an ownership interest in a passive activity (such as our units) is deductible only to the extent that the interest payments, when added to your passive activity income or loss and computed with the appropriate alternative minimum tax adjustments and tax preferences, does not result in a passive activity loss. Accordingly, if you borrow money and incur interest expense in connection with your purchase of our units, you may only be allowed a limited deduction for that interest in calculating AMTI.

Additionally, if our lending activity is characterized as an investment activity rather than as a trade or business, a portion of our Management Fee and other costs you incur could be considered investment expenses and not trade or business expenses. Investment expenses are not deductible for AMTI purposes.

The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of our units should consult their tax advisors as to the possible AMT consequences of investing in our units.

Interest Expense

In general, interest paid in connection with investment activities is deductible only against investment income. Interest paid in connection with investments in passive activities, such as in an investment in our units, may only be deducted in accordance with the rules for losses derived from passive activities, except to the extent allocable to portfolio income. As stated above, our activities will include both passive activities and non-passive activities. Thus, any interest expense you incur may need to be bifurcated between our passive activities and our non-passive activities when determining its deductibility on your personal return. See “— Deductibility of Losses; Passive Activity Losses, Tax Basis and “At-Risk” Limitation.”

Interest paid by us will be allocated among our leasing activities, reserves and lending activities according to IRS rules that (subject to certain presumptions) look to how we used the money we borrowed. To the extent allocated to the assets that we lease, such interest will likely be treated as passive activity interest. Interest allocable to our reserves or to loans we make will likely be treated as investment expense and deductible only to the extent of investment income. Interest on money you borrow in order to purchase a unit will have to be allocated among these same categories. However, because we will enter into net leases, the IRS might also argue that the portion of interest expense we incur or that is incurred by you on monies borrowed to purchase our units attributable to such leases might be investment interest expense and deductible only to the extent of investment income. We may enter into transactions involving the prepayment of interest or the payment of points, commitment fees and loan origination or brokerage fees. In general, prepaid interest, points and similar costs may not be deducted currently; they usually have to be capitalized and expensed over the life of the related loan.

72

Self-Employment Tax

Under Code Section 1402(a)(13), limited partners in limited partnerships are not subject to self-employment tax with respect to their distributive share of income or loss of a limited partnership other than with respect to guaranteed payments to a partner for services actually rendered to or on behalf of the partnership. Thus, an individual limited partner’s distributive share of our income, gain, loss, deduction, or credit is not included in the individual’s net earnings from self-employment for purposes of calculating the self-employment tax.

Limited Deductions for Activities Not Engaged in for Profit

The ability to take deductions for activities not engaged in for profit is limited. The law presumes that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of five consecutive years, ending with the tax year at issue. We intend to operate for the purpose of providing an economic profit and anticipate that we will have sufficient income to entitle us to the benefit of the presumption that we operate for profit. If the IRS were to treat our activities as not being engaged in for profit, any deductions of ours in excess of our income might be permanently disallowed.

Foreign-Source Taxable Income

Rental income and interest received by us from sources in foreign countries could be subject to withholding and/or income taxes imposed by those countries. In addition, gains on the sale of our assets also may be subject to taxes in foreign countries where we sell assets. Tax treaties between some countries and the U.S. may reduce or eliminate such taxes. Our foreign activities, however, may require you to file tax returns in foreign countries. We cannot predict what tax rate our income will be subject to in other countries, since the amount and type of our investments in various countries is not known.

We will inform you of your proportionate share of any foreign income and the foreign taxes, if any, paid by us. You will then be required to include these items on your tax return. At your option, you generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if you itemize your deductions, a deduction (subject to the limitations generally applicable to deductions) for your share of foreign taxes in computing your federal income taxes.

Generally, a credit for foreign taxes may not exceed the federal tax liability attributable to your total foreign-source taxable income. Your share of our rental and interest income attributable to assets used outside the U.S. or loans made to foreign persons generally will qualify as foreign-source income, and the source of income from the sale of assets will usually be attributed to the location of the asset. Several limits apply to the foreign tax credit. The credit is applied separately to different types of foreign-source income, including foreign-source passive income like interest income, and special limits also apply to income from the sale of capital assets. Furthermore, in calculating the foreign tax credit limitation, the amount of your foreign-source income is reduced by various deductions that are allocated and/or apportioned to the foreign-source income. One such deduction is interest expense, a portion of which will generally reduce the foreign-source income of any limited partner who owns foreign assets, either directly or indirectly. For these purposes, foreign assets owned by us will be treated as owned by our limited partners, and indebtedness incurred by us will be treated as incurred by limited partners.

Because of these limits, you may be unable to claim credit for the full amount of your proportionate share of the foreign taxes attributable to our income. In addition, any foreign losses generated by us could reduce the tax credits available to you from foreign-source income unrelated to us. The foregoing is only a general description of the foreign tax credit under current law. Since the availability of a credit or deduction depends on your particular circumstances, we advise you to consult your own tax advisor.

Registration, Reportable Transactions, Interest and Penalties

Tax Shelter Registration and Reportable Transactions. The Code imposes disclosure and list maintenance obligations for persons that participate in listed and reportable transactions. In general, listed and reportable transactions are those that the IRS views as having substantial potential for tax avoidance or evasion. By category, reportable transactions include listed transactions, confidential transactions, transactions with contractual protection, transactions that result in substantial losses, and transactions of interest. The Treasury Regulation Section 1.6011-4(b)(1) defines “transaction” as including “all of the factual elements relevant to the expected tax treatment of any investment, entity, plan, or arrangement, and includes any series of steps carried out as part of a plan.” Of the various reportable transaction categories that could apply to us, it is possible that the threshold of the gross out-of-pocket losses contemplated by the loss transaction reportable transaction category may be experienced by us or our partners (including the $2,000,000 in any one year, or $4,000,000 over any combination of years thresholds for a partnership that does not

73

have only “C” corporations as partners). If an investment in our units or our investment in a specific asset or group of assets were considered to be a reportable transaction, then our partners would be required to adequately disclose such transactions on their income tax return and we would be required to disclose such transactions on our information return. We do not expect that, under current regulations, an investment in our units or our investments in assets will constitute reportable transactions, because it is expected that the requisite magnitude of losses, if any, will not be incurred, and the disclosure and list maintenance requirements for such transactions are therefore not applicable. It is possible, however, that we may lease an asset or group of assets that experience losses that meet the threshold or we may incur losses exceeding the threshold in a lending transaction subject to these rules. Nevertheless, because we have not yet made any investments, we do not know whether any of our transactions would be reportable transactions.

Interest on Underpayments. The interest that taxpayers must pay for underpayment of federal taxes is the federal short-term rate plus three percentage points, compounded daily. The federal short-term rate is set quarterly by the Treasury Department based on the yield of U.S. obligations with maturities of three years or less.

Penalty for Substantial Understatements or Understatements Attributable to Reportable Transactions. The tax code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement; and a penalty on the understatement of tax attributable to a reportable transaction equal to 20% of the understatement (30% if the transaction is not disclosed) whether or not the taxpayer’s total understatement is substantial. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer’s returns for the year. An understatement on an individual’s return will be considered substantial for purposes of the penalty if it exceeds the greater of (a) 10% of the correct tax, and (b) $5,000. The imposition of this penalty may be avoided however if, in the case of any item that is not attributable to a reportable transaction, (a) there was substantial authority for the taxpayer’s treatment of the item, or (b) the relevant facts affecting the item’s tax treatment were adequately disclosed in the taxpayer’s return, provided that the taxpayer had a “reasonable basis” for the tax treatment of such item. In the case of an item that is attributable to a reportable transaction, the penalty may be avoided if (a) all the relevant facts affecting the tax treatment of the item are adequately disclosed on the foregoing return, (b) there was substantial authority for the taxpayer’s treatment of the item and (c) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

If any of our transactions constitute reportable transactions, you may receive from us a copy of Form 8886, which is used to disclose such transactions to the IRS. You should consult with your own tax advisor as to the reporting on your own tax returns of that form and the information that it contains. Failure of a limited partner to report such information may result in a penalty for that limited partner.

Certain Recent Developments

The Health Care and Education Reconciliation Act of 2010. On March 30, 2010, the Health Care and Education Reconciliation Act of 2010 was signed into law (the “Health Care Act”). The Health Care Act will require certain individuals, estates and trusts to pay a 3.8% Medicare surtax on “net investment income,” which includes, among other things, distributions on and proceeds from the sale of securities like our units, subject to certain exceptions. This surtax applies to net investment income earned in taxable years beginning after December 31, 2012. Prospective investors are advised to consult their tax advisors regarding this legislation and the potential implications of this legislation on their particular circumstances.

The Hiring Incentives to Restore Employment Act of 2010. On March 18, 2010, the Hiring Incentives to Restore Employment Act of 2010 (the “Hire Act”) was signed into law. Pursuant to the Hire Act and final guidance issued by the IRS, there are withholding taxes on certain types of payments made to “foreign financial institutions” (as specifically defined in the Hire Act) and certain other non-U.S. entities (including financial intermediaries) after June 30, 2014 (or December 31, 2016, in the case of payments of gross proceeds). The Hire Act and final guidance issued by the IRS impose a 30% withholding tax on “withholdable payments” to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. For these purposes, a “withholdable payment” includes any U.S. source payment of interest (including original issue discount), dividends, rents, compensation and other fixed or determinable annual or periodical gains, profits and income. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective investors are advised to consult their tax advisors regarding this legislation and the potential implications of this legislation on their particular circumstances.

74

State and Local Taxation

In addition to the federal income tax consequences described above, you should consider potential State and local tax consequences of this investment. Your share of our taxable income or loss generally will be included in determining reportable income for State or local tax purposes in the jurisdiction where you reside. In addition, other states in which we own assets or do business may require you to file State income tax returns and may impose taxes on your pro rata share of our income derived from that State. Any tax losses generated by our operations in such States may not be available to offset income from other sources in other States. To the extent that you pay tax to a State by virtue of our operations within that State, you may be entitled to a deduction or credit against tax owed to your State of residence with respect to the same income. If you itemize deductions for federal income tax purposes, your payment of State and local taxes will constitute a deduction for federal income tax purposes. We advise you to consult your own tax advisor to determine the effect of State and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with this investment.

Tax Treatment of Certain Trusts and Estates

The tax treatment of trusts and estates can differ from the tax treatment of individuals. Investors who are trusts and estates should consult with their tax advisors regarding the applicability of the tax rules discussed in this section.

Taxation of Tax-Exempt Organizations

Charitable and other tax-exempt organizations, including qualified pension plans and individual retirement accounts, are subject to the unrelated business income tax. Under the Code, a charitable remainder trust that has unrelated business taxable income is subject to an excise tax equal to 100% of such income. Tax-exempt investors will be deemed to be engaged in the business carried on by us and will be subject to the unrelated business income tax. Income from our leasing activities will constitute UBTI. In addition, to the extent that we are considered to have financed our lending activities with borrowed funds, our income from such activities also will constitute UBTI. We do not expect to finance our lending activities with borrowed funds; however, the test linking a partnership’s debt with an activity is broad and is subject to a facts and circumstances test. For example, the IRS has taken the position that a partnership that has invested all of its cash and then needs to finance its working capital has debt-financed income for purposes of the UBTI rules. Thus, even though we do not intend to borrow to finance our lending activities, future operations could give rise to an IRS challenge that we have generated debt-financed income. Further, to the extent that the IRS could successfully assert that a portion of the money we borrowed to finance our leasing activities should instead be attributed to our lending activities, the portion of our income that constitutes UBTI would be increased. This is because rental income, such as the income we derive from the leasing of personal property, constitutes UBTI whether we finance it from our capital or from borrowings. However, interest income we derive from our lending activities constitutes UBTI only if we generate it using borrowed funds. Thus, our UBTI increases proportionately with the amount of any increase to the amount of our debt allocated to our lending activities. Because the proper tax treatment will depend upon the specific terms and conditions of our future borrowings and the uses of the cash from borrowings, our counsel cannot render an opinion on this issue. Such investors should consult with their tax advisors regarding the tax consequences to them of investing in our units. In addition, exempt investors that are required to distribute a certain portion of their assets every year, such as IRAs and 401(k) plans subject to the mandatory distribution requirements, should consider the fact that there will not be any market for our units when determining their ability to satisfy such mandatory distribution requirements.

Corporate Investors

The federal income tax consequences to investors that are corporations may differ materially from the tax consequences discussed in this section, particularly as they relate to the alternative minimum tax. Such investors should consult with their tax advisors as to the tax consequences to them of this investment.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE TO A PROSPECTIVE INVESTOR DEPENDING UPON A PROSPECTIVE INVESTOR’S PARTICULAR SITUATION. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE UNITS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

75

INVESTMENT BY ERISA PLANS AND IRAS

Fiduciaries under ERISA

Under the federal law commonly known as ERISA and similar laws, fiduciaries of ERISA Plans (generally tax qualified plans) and IRAs must act solely in the interest of the plan’s participants and beneficiaries for the exclusive purpose of providing benefits and defraying reasonable expenses of administering the plan. A fiduciary must:

•	perform its duties with the skill, prudence and diligence of a prudent person acting in a like capacity and familiar with such matters;
•	diversify the plan’s investments so as to minimize the risk of large losses unless it is clearly prudent not to do so; and
•	act in accordance with the plan’s governing documents.

Fiduciaries include anyone who exercises any discretionary control over the assets of the plan.

The fiduciary considering investing assets of an ERISA Plan or IRA in our units should consult with its legal advisors about ERISA, fiduciary and other legal considerations before making such an investment. Specifically, before investing in our units, any fiduciary should, after considering the plan’s particular circumstances, determine whether the investment is appropriate under the fiduciary standards of ERISA or other applicable law including standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of ERISA and the Code.

We urge each fiduciary of an ERISA Plan or IRA to consider these rules in the context of the particular circumstances of the ERISA Plan or IRA before purchasing our units.

Prohibited Transactions

ERISA and the Code prohibit ERISA Plans and IRAs from engaging in certain transactions involving their assets, including sales, loans, etc., which are referred to as “prohibited transactions,” with certain parties, which are referred to as “parties in interest” or “disqualified persons,” respectively. For purposes of this discussion, such persons will be referred to as “disqualified persons” only. Disqualified persons generally include:

•	fiduciaries or other service providers of the ERISA Plan or IRA;
•	an employer whose employees are covered by the ERISA Plan;
•	certain employers, officers, directors, certain shareholders and other owners of the company sponsoring the ERISA Plan; and
•	persons and legal entities sharing certain family or ownership relationships with other disqualified persons.

In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules. Types of prohibited transactions include, for example:

•	sale, exchange or leasing of property between an ERISA Plan or IRA and a disqualified person;

•	lending of money between an ERISA Plan or IRA and a disqualified person;

•	direct or indirect transfers of an ERISA Plan’s or IRA’s assets to, or use by or for the benefit of, a disqualified person;
•	the use of an ERISA Plan’s or IRA’s assets by a fiduciary for his or her personal benefit; and
•	a fiduciary receiving cash or other consideration for his or her own benefit from a third party in connection with a transaction involving the assets of an ERISA Plan or IRA.

Under ERISA, a fiduciary that engages in a prohibited transaction must return any profits to the plan and reimburse any losses to the plan. Also, the Code imposes excise taxes on a disqualified person that engages in a prohibited

76

transaction. These prohibited transactions generally must be undone by the disqualified person to avoid additional penalties. In addition, if a taxpayer engages in a prohibited transaction with an IRA in which he or she is a beneficiary, the IRA will cease being an IRA and all of its assets will be treated as if they had been distributed to the taxpayer in the year in which the prohibited transaction occurred, which may result in additional tax and penalties to the taxpayer.

Subject to the rules discussed below, in order to avoid a prohibited transaction under the Code or ERISA, our units generally may not be purchased by an ERISA Plan or an IRA with funds or other assets for which we or any of our affiliates are fiduciaries or other disqualified persons unless a statutory or administrative exemption applies to the transaction.

Plan Assets

In some circumstances, ERISA applies a look-through rule under which the assets of an entity in which an ERISA Plan or IRA has invested are deemed to hold the assets of the ERISA Plan or the IRA itself. If our assets were determined to be plan assets, then fiduciaries of the ERISA Plans and IRAs that purchase our units might be subject to liability for actions that we take. In addition, some of the transactions described in this prospectus in which we might engage, including transactions with our affiliates, may be prohibited transactions. Moreover, fiduciaries of ERISA Plans or IRAs subject to ERISA’s fiduciary duty rules that purchase our units might be deemed to have improperly delegated their fiduciary responsibilities to us. ERISA, however, exempts certain investments from the look-through rule. Under the Department of Labor’s current regulations, our assets will not be treated as plan assets of an ERISA Plan or IRA if:

•	our units are publicly offered, which means that among other things our units must be “freely transferable” and part of a class of units that is “widely held” as those terms are defined by ERISA;
•	less than 25% of the value of any class of our units are owned by ERISA Plans, IRAs, and certain other Benefit Plan Investors; or
•	we are an operating company primarily engaged in the production or sale of a product or service other than the investment of capital.

We cannot be certain that our units will be deemed to be freely transferable or that they will be widely held under the regulations, or that we will be deemed to be an operating company, because those issues involve factual determinations. Therefore, we intend to rely on the “less than 25%” ownership exemption, and we intend that ERISA Plans, IRAs, and other Benefit Plan Investors at all times own less than 25% of the total value of each class of our outstanding units. In making this determination, we will, as provided in the Department of Labor’s regulations, disregard the value of any units held by (i) our General Partner or our Investment Manager or other person (other than a Benefit Plan Investor), who has discretionary authority or control with respect to our assets, (ii) any person who provides investment advice for a fee with respect to our assets, and (iii) any affiliate of those persons.

Other ERISA Considerations

In addition to the considerations described above in connection with the “plan assets” issue, a fiduciary’s decision to cause an ERISA Plan or IRA to purchase our units should involve, among other factors, considerations that include whether:

•	the purchase is prudent in light of the illiquid nature of our units and the potential minimum required distributions from the ERISA Plan or IRA;
•	the investment will provide sufficient cash distributions in light of required benefit payments and other needs for liquidity;
•	the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on UBTI derived from us; and
•	the fair market value of our units will be sufficiently ascertainable, and with sufficient frequency, to enable the ERISA Plan or IRA to value its assets in accordance with the rules and policies applicable to the ERISA Plan or IRA.

The forgoing is only a summary of certain considerations associated with an investment in our units by an ERISA Plan or IRA. IT SHOULD NOT BE CONSTURED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL

77

INVESTORS ARE URGED TO CONSULT THEIR INDEPENDENT LEGAL ADVISORS BEFORE INVESTING ASSETS OF AN ERISA PLAN OR IRA IN OUR UNITS AND TO MAKE THEIR OWN INDEPENDENT DECISIONS.

78

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and notes to consolidated financial statements included elsewhere in this prospectus. This discussion contains forward-looking statements, reflecting our plans and objectives that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus. See “Forward-Looking Statements and Associated Risks” on page 27 above.

Overview

We are a Delaware limited partnership formed on August 10, 2012. We operate a fund in which the capital invested by limited partners is pooled together. This pool of capital is then used to invest in business-essential, revenue-producing (or cost-saving) equipment and Other Physical Assets with substantial economic lives and, in many cases, associated revenue streams and project financings. The pooled capital contributions are also used to pay fees and expenses associated with our organization and to fund a capital reserve.

Our principal investment strategy is to invest in business-essential, revenue-producing (or cost-savings) equipment with high in-place value and long, relative to the investment term, economic life and project financings. We expect to achieve our investment strategy by making investments in equipment already subject to lease or originating equipment leases in such equipment, which will include: (i) purchasing equipment and leasing it to third-party end-users; (ii) providing equipment and other asset financing; (iii) acquiring equipment subject to lease; and (iv) acquiring ownership rights (residual value interests) in leased equipment at lease expiration. From time to time, we may also purchase equipment and sell it directly to our leasing customers.

Many of our investments will be structured as full payout or operating leases. Full payout leases generally are leases under which the rent over the initial term of the lease will return our invested capital plus an appropriate return without consideration of the residual value, and where the lessee may acquire the equipment or other assets at the expiration of the lease term. Operating leases generally are leases under which the aggregate non-cancelable rental payments during the original term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment or other assets under the lease.

We also intend to invest by way of participation agreements and residual sharing agreements where we acquire an interest in a pool of equipment or other assets, or rights to the equipment or other assets, at a future date. We also may structure investments as project financings that are secured by, among other things, essential use equipment and/or assets. Finally, we may use other investment structures that our Investment Manager believes will provide us with the appropriate level of security, collateralization, and flexibility to optimize our return on our investment while protecting against downside risk, such as vendor and rental programs. In many cases, the structure will include us holding title to or a priority or controlling position in the equipment or other asset.

Although the final composition of our portfolio cannot be determined at this stage, we expect to invest in equipment and other assets that are considered essential use or core to a business or operation in the agricultural, energy, environmental, medical, manufacturing, technology, and transportation industries. Our Investment Manager may identify other assets or industries that meet our investment objectives. We expect to invest in equipment, Other Physical Assets and project financings located primarily within the United States of America, Canada and the European Union but may also make investments in other parts of the world.

We are currently in our Offering Period and our and Operating Period. Our Offering Period expires upon the earlier of raising $200,000,000 in limited partner contributions (200,000 units at $1,000 per unit) or April 2, 2015, which is two years from the date our registration statement was declared effective by the SEC. During our Operating Period, we intend to invest most of the net proceeds from our offering in business-essential, revenue-producing (or cost-saving) equipment, Other Physical Assets with substantial economic lives and, in many cases, associated revenue streams, and project financings. Our Operating Period began on the date we admitted our first limited partners at our initial closing, which occurred on May 29, 2013, and will last for three years unless extended in the sole discretion of our Investment Manager. At our initial closing, we reimbursed our Investment Manager for a portion of the fees and expenses associated with our organization and offering which it previously paid on our behalf and we funded a small capital reserve. Our Liquidation Period is the period in which we will sell assets in the ordinary course of business and will last for two years, unless it is extended, at the sole discretion of our Investment Manager.

79

Our General Partner, our Investment Manager and their affiliates, including SQN Securities, LLC in its capacity as our selling agent and certain non-affiliates (namely, Selling Dealers) receive fees and compensation from the offering of our units, including the following, with any and all compensation paid to our General Partner solely in cash. We pay Underwriting Fees of 3% of the gross proceeds of this offering (excluding proceeds, if any, we receive from the sale of our units to our General Partner or its affiliates) to our selling agent or selling agents. While SQN Securities, LLC initially acts as our exclusive selling agent, we may engage additional selling agents in the future. From these Underwriting Fees, a selling agent may pay Selling Dealers, as a marketing reallowance, an aggregate of up to 1% of the offering proceeds of the units sold by such Selling Dealers. This marketing reallowance may be paid to Selling Dealers that actively assist in marketing efforts to reimburse them for permissible marketing expenses. This fee will vary, and may be up to 1%, depending upon separately negotiated agreements with each Selling Dealer. In addition, we pay sales commissions to Selling Dealers of up to 7% of the gross proceeds of this offering (excluding proceeds, if any, we receive from the sale of our units to our General Partner or its affiliates) to Selling Dealers.

Our General Partner receives an Organizational and Offering Expense Allowance of up to 2% of our offering proceeds to reimburse it for expenses incurred in preparing us for registration or qualification under federal and state securities laws and subsequently offering and selling our units. The Organizational and Offering Expense Allowance will be paid out of the proceeds of this offering. The Organizational and Offering Expense Allowance will not exceed the actual fees and expenses incurred by our General Partner and its affiliates. Because organizational and offering expenses will be paid as and to the extent they are incurred, organizational and offering expenses may be drawn disproportionately to the gross proceeds of each closing.

During our Operating Period and our Liquidation Period, our Investment Manager will receive a management fee in an amount equal to the greater of (i) 2.5% per annum of the aggregate offering proceeds, or (ii) $125,000, payable monthly, until such time as an amount equal to at least 15% of our limited partners’ capital contributions has been returned to them, after which the monthly management fee will equal 100% of the management fee as initially calculated above, less 1% for each additional 1% of our limited partners’ capital contributions returned to them, such amounts to be measured on the last day of each month.

Our General Partner will initially receive 1% of all distributed Distributable Cash. Our General Partner has a Promotional Interest in us equal to 20% of all distributed Distributable Cash after we have provided a return to our limited partners of their respective capital contributions plus an 8% per annum, compounded annually, cumulative return on their capital contributions.

Current Business Environment and Outlook

We believe that 2014 will continue to present attractive opportunities for equipment lease and asset finance investments. While interest rates have been at historical lows, we expect rates to increase later in the year. Higher interest rates generally result in increased returns on asset based investments but they also increase the cost of leverage so we do not see much of a net effect on our gross margins on the leverage portions of our portfolios. Our single investor leases and loans should benefit from any increase in interest rates over the long-term. In the short-term, we are seeing a lot of downward pressure on returns in certain of the asset classes that we have historically invested in the United Kingdom. Specifically, alternative energy products tied to the United Kingdom government subsidies such as solar installations and LED lighting. Specialty finance firms have raised a tremendous amount of capital targeted toward these asset classes which has driven down financing rates across the sector. The competitive environment is firming up with a few large participants exiting the market, which we believe to be the last, but with a growing number of well capitalized new participants prepared to absorb market share. As the market settles, we think there is more opportunity than there has been in years to acquire seasoned portfolios of equipment leases. We also believe that there may be opportunity for consolidation in the next year or two. Overall we believe that companies have a positive outlook for growth in 2014 and we anticipate capital asset and equipment acquisition will be an essential part of that growth.

Current Industry Trends

According to the Equipment Leasing and Finance Foundation’s “2014 Equipment Leasing and Finance U.S. Economic Outlook” the U.S. economy is expected to grow 3.0% in 2014, the fastest pace since the 2008-2009 recession. Economic growth will be driven by a number of positive factors such as a strong housing market recovery, falling natural gas prices, robust auto sales, record high household wealth, steadily improving credit availability, and improving employment. However, these positive trends are counter-balanced by high oil prices, slow international growth, moderating fiscal consolidation and the continued threat of policy uncertainty. More dependable economic growth will help to generate stronger overall investment in equipment and

80

software. Additionally, a rising interest rate environment could induce companies to lock in lower rates. Overall, these trends could yield a positive result for the equipment finance industry.

Recent Significant Transactions

Medical Equipment

On June 28, 2013, we entered into a $150,000 promissory note to finance the purchase of medical equipment located in the Tennessee. The promissory note will be paid through 36 monthly installments of principal and interest of $5,100. The promissory note is secured by the medical equipment and other personal property located at the borrower’s principal place of business. The promissory note is guaranteed personally by the officer of the borrower who is required to make all required note payments if the borrower is unable to perform under the promissory note. For the year ended December 31, 2013, the promissory note earned $9,988 of interest income.

Mining Equipment

On September 27, 2013, we entered into a loan facility with Andes Construction & Mining, Inc. (“Andes”) to provide financing in an amount of up to $3,000,000. Andes is a Florida-based company that builds, refurbishes and services mineral refining and mining equipment in the United States, Central and South America. The loan facility is secured by equipment that refines precious metals and other minerals. We advanced $2,500,000 to Andes during September 2013. The loan facility requires 48 monthly payments of principal and interest of $69,577 and a balloon payment of $500,000 in September 2017, which equates to an effective interest rate of 23.25%. For the year ended December 31, 2013, the mining equipment note earned $126,292 of interest income. The loan facility is scheduled to mature in September 2017. Andes’ obligations under the loan facility are personally guaranteed by two significant shareholders of Andes.

Manufacturing Equipment

On October 15, 2013, we entered into a $300,000 loan facility with Pride Products, Inc. (“Pride”) secured by manufacturing equipment owned by Pride. Pride is a New Jersey based manufacturer and assembler of various consumer products. The loan facility is scheduled to be repaid in 29 equal monthly installments of $12,834. For the year ended December 31, 2013, the manufacturing equipment note earned $10,807 of interest income.

SQN Echo

During December 2013, we formed a special purpose entity named SQN Echo LLC (“Echo”), a limited liability company organized in the state of Delaware which is 80% owned by us and 20% owned by SQN III. We purchased the 80% investment by advancing $2,200,000 to Echo. SQN III contributed $550,000 to purchase a 20% share of Echo which is presented as non-controlling interest on our consolidated financial statements. Additional funding of $6,800,000 was provided by an unrelated insurance company in exchange for a senior interest in a participation agreement. On December 20, 2013, Echo entered into a participation agreement with unrelated third parties for the purchase of two portfolios of leases with a combined total of $17,800,000 of various types of equipment including material handling, semiconductor test and manufacturing equipment, computer, medical, and telecommunications equipment. These portfolios consisted of approximately $11,200,000 of assets subject to operating leases and approximately $6,600,000 of assets subject to notes receivable. Echo paid approximately $9,200,000 in cash equity and assumed approximately $8,500,000 in non-recourse debt. In relation with this transaction, Echo incurred $332,500 of initial direct costs which are amortized over the life of the leases. In February 2014, we funded an additional $480,000 to increase the joint venture’s interest in the lease portfolio and decrease the principal of the debt originally obtained to finance the portfolio.

Recent Accounting Pronouncements

See “Recent Accounting Pronouncements” in “Note 2 - Summary of Significant Accounting Policies” of our consolidated financial statements included in this prospectus beginning on page F-1.

Critical Accounting Policies

An understanding of our critical accounting policies is necessary to understand our financial results. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires our General

81

Partner and our Investment Manager to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates will primarily include the determination of allowance for doubtful accounts, depreciation and amortization, impairment losses and the estimated useful lives and residual values of the leased equipment we acquire. Actual results could differ from those estimates.

Lease Classification and Revenue Recognition

Each equipment lease we enter into is classified as either a finance lease or an operating lease, which is determined at lease inception, based upon the terms of each lease, or when there are significant changes to the lease terms. We capitalize initial direct costs associated with the origination and funding of lease assets. Initial direct costs include both internal costs (e.g., labor and overhead), if any, and external broker fees incurred with the lease origination. Costs related to leases that are not consummated are not eligible for capitalization as initial direct costs and are expensed as incurred as acquisition expense. For a finance lease, initial direct costs are capitalized and amortized over the lease term using the effective interest rate method. For an operating lease, the initial direct costs are included as a component of the cost of the equipment and depreciated over the lease term.

For finance leases, we record, at lease inception, the total minimum lease payments receivable from the lessee, the estimated unguaranteed residual value of the equipment at lease termination, the initial direct costs related to the lease, if any, and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable, plus the estimated unguaranteed residual value, minus the cost of the leased equipment. Unearned income is recognized as finance income over the term of the lease using the effective interest rate method.

For operating leases, rental income is recognized on the straight-line basis over the lease term. Billed operating lease receivables are included in accounts receivable until collected. Accounts receivable is stated at its estimated net realizable value. Deferred revenue is the difference between the timing of the receivables billed and the income recognized on the straight-line basis.

Our Investment Manager has an investment committee that approves each new equipment lease and other project financing transaction. As part of its process, the investment committee determines the residual value, if any, to be used once the investment has been approved. The factors considered in determining the residual value include, but are not limited to, the creditworthiness of the potential lessee, the type of equipment considered, how the equipment is integrated into the potential lessee’s business, the length of the lease and the industry in which the potential lessee operates. Residual values are reviewed for impairment in accordance with our impairment review policy.

The residual value assumes, among other things, that the asset will be utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the marketplace are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. The residual value is calculated using information from various external sources, such as trade publications, auction data, equipment dealers, wholesalers and industry experts, as well as inspection of the physical asset and other economic indicators.

Asset Impairments

The significant assets in our portfolio are periodically reviewed, no less frequently than annually or when indicators of impairment exist, to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss will be recognized only if the carrying value of a long-lived asset is not recoverable and exceeds its fair value. If there is an indication of impairment, we will estimate the future cash flows (undiscounted and without interest charges) expected from the use of the asset and its eventual disposition. Future cash flows are the future cash in-flows expected to be generated by an asset less the future out-flows expected to be necessary to obtain those in-flows. If an impairment is determined to exist, the impairment loss will be measured as the amount by which the carrying value of a long-lived asset exceeds its fair value and recorded in the statement of operations in the period the determination is made.

The events or changes in circumstances that generally indicate that an asset may be impaired are, (i) the estimated fair value of the underlying equipment is less than its carrying value, (ii) the lessee is experiencing financial difficulties, and (iii) it does not appear likely that the estimated proceeds from the disposition of the asset will be sufficient to satisfy the residual position in the asset. The preparation of the undiscounted cash flows requires the use of assumptions and estimates, including the level of future rents, the residual value expected to be realized upon disposition of the asset, estimated downtime between re-leasing events and the amount of re-leasing costs. Our Investment Manager’s review for impairment includes a consideration of the existence of impairment indicators including third-party appraisals, published values for similar assets, recent transactions for similar assets, adverse

82

changes in market conditions for specific asset types and the occurrence of significant adverse changes in general industry and market conditions that could affect the fair value of the asset.

Equipment Notes Receivable

Equipment notes receivable are reported in our balance sheets at the outstanding principal balance net of any unamortized deferred fees, premiums or discounts on purchased loans. Costs to originated loans, if any, are reported as other assets in our balance sheets. Unearned income, discounts and premiums, if any, are amortized to interest income in the statements of operations using the effective interest rate method. Equipment notes receivable are generally placed in a non-accrual status when payments are more than 90 days past due. Additionally, we periodically review the creditworthiness of companies with payments outstanding less than 90 days. Based upon the Investment Manager’s judgment, accounts may be placed in a non-accrual status. Accounts on a non-accrual status are only returned to an accrual status when the account has been brought current and we believe recovery of the remaining unpaid receivable is probable. Revenue on non-accrual accounts is recognized only when cash has been received.

Depreciation

We record depreciation expense on equipment when the lease is classified as an operating lease. In order to calculate depreciation, we first determine the depreciable equipment cost, which is the cost less the estimated residual value. The estimated residual value is our estimate of the value of the equipment at lease termination. Depreciation expense is recorded by applying the straight-line method of depreciation to the depreciable equipment cost over the lease term.

Results of Operations for the year ended December 31, 2013

We are currently in both our Offering Period and our Operating Period. Our Offering Period is designated as the period in which we raise capital from investors. During this period we expect to generate the majority of our cash in-flow from financing activities though the sale of our units to investors. Through December 31, 2013, we admitted 84 limited partners with total capital contributions of $7,586,650 resulting in the sale of 7,586.65 units. We received cash of $7,046,490 and applied $540,160 which would have otherwise been paid as sales commissions to the purchase of additional units. We paid or accrued an underwriting fee to SQN Securities, LLC totaling $196,395. On October 1, 2013, we made our first scheduled quarterly distribution to our limited partners totaling approximately $53,700. We have also entered our Operating Period, which is defined as the period in which we invest the net proceeds raised during our Offering Period into business-essential, revenue-producing (or cost-saving) equipment and Other Physical Assets with substantial economic lives and, in many cases, associated revenue streams. During this period we anticipate substantial cash out-flows from investing activities as we acquire leased equipment.

We also expect our operating activities to generate cash in-flows during this time as we collect rental payments from the leased assets we acquire.

83

Our revenue for the year ended December 31, 2013 is summarized as follows:

Year Ended December 31 2013
Revenue:
Rental income	$127,501
Interest income	170,263
Other income	1,000

Total Revenue	$298,764

For the year ended December 31, 2013 we earned $127,501 in rental income. This revenue is a result of the portfolios of leases obtained by us through the Echo transaction. We also recognized $170,263 in interest income, the majority of which was generated by the equipment notes receivable. As we acquire finance leases and operating leases, as well as additional project financings, we believe that our revenue will grow significantly.

Our expenses for the year ended December 31, 2013 are summarized as follows:

Year Ended December 31 2013
Expenses:
Management fees — Investment Manager	$875,000
Depreciation and amortization	77,951
Professional fees	147,556
Organizational expenses	20,000
Acquisition costs	4,260
Administration expense	10,421
Interest expense	25,755
Other expenses	283
Total Expenses	$1,161,226

For the year ended December 31, 2013 we incurred $1,161,226 in total expenses. Our largest expense during the year was $875,000 for management fees paid to our Investment Manager. We pay our Investment Manager a management fee during the Operating Period and the Liquidation Period equal to the greater of, (i) 2.5% per annum of the aggregate offering proceeds, or (ii) $125,000, payable monthly, until such time as an amount equal to at least 15% of our limited partners’ capital contributions have been returned to them, after which the monthly management fee will equal 100% of the management fee as initially calculated above, less 1% for each additional 1% of our Partners’ capital contributions returned to them, such amounts to be measured on the last day of each month. With the addition of the operating leases and initial direct costs from the Echo transaction, we recognized $61,899 and $16,052 in depreciation and amortization expense, respectively. We also incurred $147,556 in professional fees, which were mostly comprised of fees related to compliance with the rules and regulations of the SEC. As the size and complexity of our activities grow we expect our professional fees will increase accordingly. We incurred $20,000 in organization expenses, which is a one-time expense, and we do not expect this to be a recurring charge. In conjunction with the Echo transaction, we assumed approximately $8,500,000 of non-recourse notes payable with various financial institutions for the equipment held for lease which resulted in $25,755 in interest expense for the year.

Net Loss

As a result of the factors discussed above we incurred a net loss for the year ended December 31, 2013 of $862,462 prior to the allocation for non-controlling interest. The non-controlling interest represents the 20% investment by SQN III in the Echo participation agreement. The non-controlling interest recognized income of $5,695 due to its interest in Echo.

84

Liquidity and Capital Resources

Sources and Uses of Cash

Year Ended December 31 2013
Cash provided by (used in):
Operating activities	$(612,671)
Investing activities	$(12,560,173)
Financing activities	$13,317,584

Sources of Liquidity

We are in both our Offering Period and our Operating Period. Our Offering Period is the time frame in which we raise capital contributions from investors through the sale of our units. As such, we expect that during our Offering Period a substantial portion of our cash in-flows will be from financing activities. The Operating Period is the time frame in which we acquire equipment under lease or enter into other equipment financing transactions. During this time period we anticipate that a substantial portion of our cash out-flows will be for investing activities. We believe that the cash in-flows will be sufficient to finance our liquidity requirements for the foreseeable future, including quarterly distributions to our limited partners, general and administrative expenses, fees paid to our Investment Manager and new investment opportunities.

Operating Activities

Cash used by operating activities for the year ended December 31, 2013 was $612,671 and was primarily driven by the following factors; (i) an increase in accounts payable and accrued expenses of $217,405, (ii) an increase in accrued interest on a loan payable from an unrelated insurance company as part of the Echo transaction, and (iii) an increase in unearned interest income which represents the interest income to be recognized on our mining equipment promissory note over the initial six month period. Offsetting these increases was a net loss for the year ended December 31, 2013 of $862,462. We expect our accounts payable and accrued expenses will fluctuate from period to period primarily due to the timing of payments related to lease and financings transactions we enter into. We anticipate that as we enter into additional equipment leasing and financing transactions we will generate greater net cash in-flows from operations principally from rental payments received from lessees.

Investing Activities

Cash used in investing activities was $12,560,173 for the year ended December 31, 2013. Approximately $6,277,000 of this cash used was related to purchasing equipment subject to operating leases. Additional cash of approximately $5,900,000 was paid for the equipment notes receivable and Echo leases purchased during the year. The borrowers made principal payments of $261,243 since our original purchase of the equipment subject to notes receivable. During the fourth quarter of 2013, we entered into a collateralized note receivable agreement with a third party and advanced $322,000 to the borrower.

Financing Activities

Cash provided by financing activities for the year ended December 31, 2013 was $13,317,584 and was primarily due to two factors: (i) the sale of our units to investors which resulted in $7,046,990 in cash proceeds, and (ii) proceeds of $6,800,000 from the loan for the Echo transaction. We began our Offering Period on April 2, 2013 and have admitted a total of 84 limited partners with total cash contributions of $7,046,990. An additional source of cash for financing activities was $550,000 that Echo received from SQN III for the purchase of 20% of Echo. Offsetting this increase were underwriting fees paid of $192,827 and offering expenses of $830,373. An additional decrease in cash for financing activities was the first scheduled quarterly distribution to our limited partners totaling approximately $53,700.

Distributions

During our Operating Period, we intend to pay cash distributions on a quarterly basis to our limited partners at 1.625% per quarter, of each limited partner’s capital contribution (pro-rated to the date of admission for each limited partner). The amount and rate of cash distributions could vary and are not guaranteed. On October 1, 2013, we made the first scheduled quarterly distribution to our limited partners totaling approximately $53,700. We did not make a cash distribution to the General Partner during the year ended December 31, 2013; however, we accrued $537 for distributions due to the General Partner at year end.

Commitments and Contingencies and Off-Balance Sheet Transactions

Commitment and Contingencies

Our income, losses and distributions are allocated 99% to our limited partners and 1% to our General Partner until the limited partners have received total distributions equal to each limited partner’s capital contribution plus an 8%, compounded annually, cumulative return on each limited partner’s capital contribution. After such time, income, losses and distributions will be allocated 80% to our limited partners and 20% to our General Partner.

85

 We enter into contracts that contain a variety of indemnification obligations. Our maximum exposure under these arrangements is not known.

In the normal course of business, we enter into contracts of various types, including lease contracts, contracts for the sale or purchase of lease assets, and management contracts. It is prevalent industry practice for most contracts of any significant value to include provisions that each of the contracting parties, in addition to assuming liability for breaches of the representations, warranties, and covenants that are part of the underlying contractual obligations, to also assume an obligation to indemnify and hold the other contractual party harmless for such breaches, and for harm caused by such party’s gross negligence and willful misconduct, including, in certain instances, certain costs and expenses arising from the contract. Generally, to the extent these contracts are performed in the ordinary course of business under the reasonable business judgment of our General Partner and our Investment Manager, no liability will arise as a result of these provisions. Should any such indemnification obligation become payable, we would separately record and/or disclose such liability in accordance with accounting principles generally accepted in the United States of America.

On December 18, 2013 we entered into a forward purchase agreement with an unrelated third party. According to the agreement, we are obligated to purchase a promissory note for the lease of brake manufacturing equipment prior to April 15, 2014.

Off-Balance Sheet Transactions

In conjunction with the Echo transaction, we appointed the seller of the equipment leases as our exclusive agent to remarket the equipment for us after the expiration of the existing lease terms. We will pay the seller a remarketing fee when remarketing proceeds are received. Remarketing proceeds are defined as the proceeds derived from the fixed or month to month extension of any existing lease, the proceeds from the sale of any equipment to the lessee, the proceeds from the sale or re-lease of any equipment to a third party other than the lessee in the event that such equipment is returned by the lessee, or any other proceeds received regarding the equipment.

Contractual Obligations

During our Operating Period we pay cash distributions on a quarterly basis to our limited partners at 1.625% per quarter, of each limited partner’s capital contribution (pro-rated to the date of admission for each limited partner). The amount and rate of cash distributions could vary and are not guaranteed.

Subsequent Events

Distribution

In January 2014, we paid a cash distribution of $100,566 to our limited partners.

Contributions

Subsequent to December 31, 2013, we admitted 49 partners and issued 3.148.66 units for total capital contributions of $2,968,080.

Quantitative and Qualitative Disclosure About Market Risk

We, like most other companies, are exposed to certain market risks, which include changes in interest rates and the demand for equipment owned by us. We believe that our exposure to other market risks, including commodity risk and equity price risk, are not material at this time to both our financial position and our results of operations.

We currently have no debt at the portfolio level and do not anticipate taking on any debt for the foreseeable future. The non-recourse debt that we do have is tied to fixed receivables and therefore not affected by the credit markets. Our Investment Manager has evaluated the impact of the condition of the credit markets on our future cash flows and we do not believe that we will experience any material adverse impact on our cash flows should credit conditions in general remain the same or deteriorate further.

At times we may have large cash positions in a bank located in the United Kingdom and a substantial portion of our transactions are currently denominated in British Pounds Sterling, exposing us to both currency risk, in the form of foreign currency exposure and market risk, in that the majority of our leased assets and financings are located within the United Kingdom. We currently do

86

not anticipate entering into agreements to hedge our foreign currency risk, therefore we may experience large fluctuations in our operating results due to fluctuations in the value of the British Pound Sterling from year to year but we believe these risks are mitigated by rapid amortization of our leases and our ability to adjust residual pricing to offset currency changes. We do not expect any undue exposure to market risk as our various lease transactions are in diversified industry segments and we believe a downturn in any one industry segment will not have a material negative impact on other industry segments.

We manage our exposure to equipment and residual risk by monitoring the markets our equipment is in and maximizing remarketing proceeds through the re-lease or sale of equipment.

87

SUMMARY OF OUR PARTNERSHIP AGREEMENT

The following is a brief summary of the material provisions of our partnership agreement that are not covered elsewhere in this prospectus. The partnership agreement sets out the terms and conditions on which we will conduct our business and affairs, including the rights and obligations of you and our other limited partners. A copy of our partnership agreement is included as Appendix A to this prospectus. You should read the entire partnership agreement carefully before purchasing our units.

General

We are a Delaware limited partnership formed with SQN AIF IV GP, LLC as our General Partner. Our registered office in Delaware is c/o The Company Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. We may change our registered office place of business by written notice to you. Our General Partner’s offices are located at 110 William Street, 26th Floor, New York, New York 10038.

Our term began when we filed a certificate of limited partnership with the Delaware Secretary of State on August 10, 2012. Under our partnership agreement, we will terminate at midnight on December 31, 2036, or earlier if a dissolution event occurs as described in “— Events Causing Dissolution,” below. However, our General Partner anticipates that our actual term before we cease operations as a limited partnership and liquidate our assets will be much shorter, approximately seven years after April 2, 2013.

Capital Contributions

Our General Partner contributed $100 in cash as its capital contribution to us in exchange for a 1% interest in our income, losses and cash distributions. Each limited partner, and our General Partner and its affiliates, if it or they purchase any units, will contribute $1,000 to our capital for each unit purchased. You and our other limited partners are not obligated to make additional capital contributions to us, except as described below under “— Limited Liability of Limited Partners.”

Powers of our General Partner

Except as otherwise specifically provided in our partnership agreement, our General Partner will have complete and exclusive discretion in the management of our business. You will not be permitted to participate in our management. Except to the extent limited by Delaware law, our General Partner may delegate any or all of its duties under the partnership agreement to another person, including any of its affiliates or independent third parties. The partnership agreement designates our General Partner as our tax matters partner and directs it to represent us and you and our other limited partners in all examinations and proceedings of our affairs by tax authorities, and to expend our funds in doing so.

Liability of Our General Partner

Our General Partner will be liable for all of our general obligations to the extent we do not pay them. However, our General Partner will not have any personal liability for:

•	obligations that are specifically nonrecourse to us; or
•	the repayment of your capital contribution.

Limited Liability of Limited Partners

Our units are not assessable, and you will not have any personal liability for any of our obligations or liabilities. You will only be liable for our obligations and liabilities to the extent of your capital contribution and your pro rata share of our undistributed profits and other assets. However, if you participate in the management or control of our affairs, you may be deemed under Delaware law to be acting as a general partner and you may lose your limited liability as against third parties who reasonably believe, in doing business with us, that you are a general partner. In addition, Delaware law provides that you may be liable to us for a distribution we make to you if, after giving effect to the distribution, our liabilities exceed the fair value of our assets.

Withdrawal or Removal of Our General Partner

Our General Partner may not voluntarily withdraw as our General Partner without:

88

•	60 days’ advance written notice to you and our other limited partners;
•	obtaining an opinion of counsel that the withdrawal will not cause our termination as a limited partnership or materially and adversely affect our federal tax status as a partnership; and
•	the selection of a substitute general partner by limited partners owning a majority of our units.

Our General Partner may be removed by limited partners owning a majority of our units. Neither our General Partner nor any of its affiliates may participate in any vote by our limited partners to remove our General Partner as general partner or appoint a substitute general partner.

Consequences of Withdrawal or Removal of Our General Partner

On the withdrawal or removal of our General Partner, we must pay our General Partner the fair market value of its partnership interest, plus or minus, as the case may be, accrued but unpaid fees owed to our General Partner by us and the difference between any other amounts owed to our General Partner by us and any amounts owed to us by our General Partner. The method of payment must be fair and protect our solvency and liquidity. The method of payment is deemed fair if:

•	in a voluntary withdrawal, it provides for a non-interest bearing unsecured promissory note with principal payable only from distributions from us that our General Partner otherwise would have received; or
•	in an involuntary removal, it provides for a rate of interest equal to the lesser of the rate we would obtain from an unrelated bank lender for an unsecured 60-month loan or the “Prime Rate” of interest published in the Money Rates section of the Wall Street Journal, plus 4%, and provides for payment of principal and interest in 60 equal monthly installments.

Liability of Withdrawn or Removed General Partner

After the withdrawal or removal of our General Partner as our General Partner, it will remain liable for all obligations and liabilities incurred by it or by us while it was acting as our General Partner and for which it was liable as our General Partner. Our General Partner will be free of any obligation or liability arising from our activities after the time its withdrawal or removal becomes effective.

Transfer of Units

There is no public or secondary market for our units, and we do not expect that a market will develop. Generally, you may transfer or assign your units to any person, whom we call an assignee, only if you satisfy the following conditions:

•	you and the assignee sign a document that our General Partner reasonably determines satisfies the following:
-	states your intention that the assignee is to become a substitute limited partner, if that is the case;
-	shows that there is a legal transfer and binds the assignee to all of the terms and provisions of our partnership agreement;
-	includes a representation by both you and the assignee that the assignment or transfer complies with all applicable laws, including the applicable minimum investment and investor suitability requirements under state securities laws; and
•	the assignee pays us a fee that will not exceed $150 for our expenses.

Also, unless our General Partner consents, no units may be assigned:

•	to a minor or incompetent person unless a guardian, custodian or conservator has been appointed for the person;
•	to any person if, in our counsel’s opinion, the assignment would terminate our taxable year or adversely affect our status as a limited partnership for federal income tax purposes;
89

•	to any person if, in our counsel’s opinion, the assignment would affect our existence or qualification as a limited partnership under Delaware law or the laws of any other jurisdiction in which we conduct business;
•	to any person not permitted, in our counsel’s opinion, to be an assignee under applicable law, including federal and state securities laws;
•	if the assignment is for less than 5 units unless the assignment is for all of your units;
•	if the assignment would result in your keeping a portion of your units that is less than the greater of:
-	5 units; or
-	the minimum number of units required to be purchased under the minimum investment standards applicable under the state securities laws to your initial purchase of units; or
•	if, in our counsel’s opinion, the effect of the assignment would be to cause the equity participation in us by certain benefit plan and IRA investors to equal or exceed 25% of the value of any class of our total outstanding units at any time.

Any attempt to assign or transfer units in violation of our partnership agreement or applicable law will be ineffective. We will recognize assignments of units as of the last day of the month in which all conditions to the assignment have been satisfied, and we will amend our partnership agreement at least quarterly to effect the substitution of substitute limited partners.

In addition, our partnership agreement provides that so long as there are adverse federal income tax consequences from being treated as a publicly traded partnership, in our counsel’s opinion, we will not permit any interest in a unit to be assigned or sold which does not meet at least one of the “secondary market” safe harbors set forth in the Treasury Regulations. Under these rules, for example, any transfer that would cause the total of all unit transfers or assignments in a taxable year (including any redemptions of units by us) to exceed 2% of our total capital or profits interests, excluding exempted private transfers, would be prohibited. We anticipate that the “private transfers” and the 2% “lack of actual trading” safe harbors will be the only safe harbors potentially available to you and our other limited partners. For a more detailed summary of these safe harbors, see the “Material U.S. Federal Income Tax Consequences — Publicly Traded Partnerships” section of this prospectus. If we determine that a purported transfer or assignment of a unit was effected on a secondary market, we have the right to refuse to recognize the proposed transfer or assignment and take any action we deem necessary or appropriate so that the proposed transfer or assignment is not in fact recognized. Also, you must provide us with all information with regard to any transfer or assignment of your units (or any proposed transfer or assignment of your units) that we deem necessary to determine whether it occurred or will occur on a secondary market.

Redemption of Units

We are permitted by the partnership agreement to redeem your units on your request at any time. However, any redemption of units is in our General Partner’s sole discretion. For a more complete discussion of the redemption of units, you should read the “Redemption of Units” section of this prospectus.

Books and Records

We will maintain our books and records at our General Partner’s principal office. You or your representative will have the right, on written request, subject to reasonable notice and at your own expense, to inspect and copy, at our General Partner’s principal office, any partnership books and records that we maintain. You also will have the right to have a copy of a list of our limited partners (the “Participant List” described below) mailed to you for a reasonable copying charge. However, you must first certify that the list will not be:

•	reproduced and sold to another party;
•	used for any commercial purpose unrelated to your interest in partnership matters; or
•	used for an unlawful purpose.
90

The Participant List is an alphabetical list of the names, addresses, and business telephone numbers of our limited partners along with the number of units held by each of them. The Participant List is maintained as part of our books and records, and will be updated at least quarterly to reflect changes in the information it contains.

If we or our General Partner neglect or refuse to exhibit, produce, or mail a copy of the Participant List as requested, our General Partner will be liable to any limited partner requesting the list for the costs, including attorneys’ fees, incurred by that limited partner for compelling the production of the Participant List, and for actual damages suffered by any limited partner by reason of such refusal or neglect. It is a defense that the actual purpose and reason for the request for inspection or for a copy of the Participant List is to secure the Participant List or other information for the purpose of selling the list or copies of the list, or using the list or other information for a commercial purpose other than in the interest of the applicant as a limited partner relative to our affairs. Thus, our General Partner will require the limited partner requesting the Participant List to first represent that the list is not being requested for a commercial purpose unrelated to the limited partner’s interest in us. The remedies provided to our limited partners requesting copies of the Participant List are in addition to, and do not in any way limit, other remedies available to our limited partners under federal law or the laws of any state.

Meetings of Limited Partners

There will be no annual or other periodic meetings of the limited partners. However, a meeting of our limited partners must be called by our General Partner following its receipt of written request(s), either in person or by registered mail, for a meeting on any matter on which our limited partners may vote, from limited partners holding 10% or more of the then outstanding units. Every request by our limited partners for a meeting must state with reasonable specificity the purpose(s) for which the meeting is to be held and the text of any matter, resolution or action proposed to be voted on by our limited partners at the meeting. Within 10 days following the receipt of the request, our General Partner will give notice to all limited partners of the meeting, and the time and place of the meeting in the manner specified in our partnership agreement. In addition, our General Partner may, and if so requested by our limited partners in the manner described above, must, submit the proposed matter, resolution or action for action by consent of our limited partners, in lieu of a meeting. Also, our General Partner may call meetings of our limited partners at any time. However, in lieu of a meeting, any matter that could be voted on at a meeting of our limited partners may be submitted by our General Partner for action by consent of our limited partners.

Voting Rights of Limited Partners

Limited partners owning a majority of our units may take action on any of the following matters without our General Partner’s concurrence:

•	an amendment of our partnership agreement, subject to certain limitations discussed in “— Amendment by Limited Partners Without Our General Partner’s Concurrence,” below;
•	our dissolution;
•	the removal of our General Partner and the election of one or more substitute general partners;
•	the sale of all or substantially all of our assets, except in connection with securitization financings or sales in the ordinary course of liquidating our investments after the Operating Period; and
•	the cancellation of any contract for services to us with our General Partner or its affiliates, subject to certain exceptions, such as the Management, Origination and Servicing Agreement, without penalty on 60 days notice.

Our General Partner and its affiliates may not vote or consent on matters submitted to our limited partners regarding the removal of our General Partner and the election of a substitute general partner or regarding any transaction between us and our General Partner or any of its affiliates. In determining the requisite percentage of units necessary to approve a matter on which our General Partner or its affiliates may not vote or consent, any units owned by our General Partner or its affiliates cannot be included in either the numerator or the denominator.

Limited partners who dissent from any matter approved by limited partners owning a majority of our units are bound by the vote and do not have a right to appraisal or automatic repurchase of their units.

91

Amendment by Limited Partners Without Our General Partner’s Concurrence

Amendments of our partnership agreement by our limited partners without our General Partner’s concurrence may not allow our limited partners to take part in the control or management of us or our business, or contract away our General Partner’s fiduciary duties to our limited partners. In addition, any proposed amendment of the partnership agreement that would:

•	change how our partnership agreement can be amended, will require the consent of all of our limited partners;
•	alter the rights, powers, duties or obligations of our General Partner, will require our General Partner’s consent; or
•	adversely affect any partner’s share of our cash distributions will require the consent of each partner affected by the change.

Amendment by Our General Partner Without the Consent of the Limited Partners

Our General Partner may, without the consent of you and our other limited partners, amend our partnership agreement for the benefit or protection of you and our other limited partners, including any one or more of the following:

•	adding to our General Partner’s duties or obligations, or surrendering any of its rights or powers;
•	curing any ambiguity in, or correcting or supplementing any provision of, our partnership agreement;
•	preserving our status as a limited partnership for federal income tax purposes;
•	deleting or adding any provision that the SEC or any other regulatory body or official requires to be deleted or added; or
•	changing our name or the location of our principal office.

Events Causing Dissolution

We will dissolve when any of the following events occurs:

•	withdrawal or removal of our General Partner if a substitute general partner has not been admitted;
•	our dissolution is approved on a vote of limited partners owning a majority of our units;
•	the sale of all or substantially all of our assets other than in connection with a financing transaction, such as a securitization;
•	the expiration of our term; or
•	any other event which would cause us to dissolve under Delaware law.

Liquidation

When a dissolution event occurs, we will liquidate our investments and other assets and distribute the proceeds, after we pay our debts and expenses, to our partners in accordance with their percentage ownership in us. Our existence will terminate once we have paid all our debts and expenses and made final distributions to our partners. You are not guaranteed the return of, or a return on, your investment in us as a result of any of these distributions.

Roll-Up Transactions

We may enter into a “roll-up” transaction only on the vote or consent of limited partners owning a majority of our units and on satisfaction of certain other conditions described below. A “roll-up” transaction generally is a transaction involving the acquisition, merger, conversion or consolidation of us, as a partnership, with an entity created by, or surviving, the transaction (the “roll-up entity”), and the issuance of securities by the roll-up entity. The term “roll-up” does not cover specified transactions,

92

including our conversion into a different legal form, if there will be no significant adverse change in unit voting rights, our term, the compensation we pay our General Partner and its affiliates, our investment objectives or the federal income tax consequences of owning a unit.

In order for us to enter into a proposed roll-up transaction, the additional conditions set forth below must be met.

•	All of our assets must be appraised by a competent, independent expert, which our partnership agreement defines as a person with no material current or prior business or personal relationship with our General Partner or its affiliates, who is engaged to a substantial extent in the business of rendering appraisals and who is qualified to perform the work. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal must be filed with the SEC and the states as an exhibit to the registration statement for the offering. Our assets must be appraised on a consistent basis, and the appraisal must be based on an evaluation of all relevant information and indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal must assume an orderly liquidation of our assets over a 12 month period. The terms of the engagement of the independent expert must clearly state that the engagement is for the benefit of us and our limited partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, must be included in a report to our limited partners in connection with the proposed roll-up transaction. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933, as amended, and comparable provisions under state law for any material misrepresentations or material omissions in the appraisal.
•	The sponsor of the proposed roll-up transaction must offer to our limited partners who vote “no” on the proposal the option of either:
-	accepting the roll-up securities; or
-	one of the following:
-	remaining as limited partners in us on the same terms and conditions as existed previously; or
-	receiving cash equal to the limited partner’s pro rata share of the appraised value of our net assets.
•	We may not participate in any proposed roll-up transaction that would result in our limited partners having voting rights that are less than those provided for under our partnership agreement. If the roll-up entity is a limited partnership, the voting rights of our limited partners must correspond to the voting rights provided for in our partnership agreement to the greatest extent possible.
•	We may not participate in any proposed roll-up transaction that includes provisions that would operate to materially impede or frustrate the accumulation of units by any purchaser of the securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity). We may not participate in any proposed roll-up transaction that would limit the ability of a limited partner to exercise the voting rights of that limited partner’s units of the roll-up entity on the basis of the number of our units held by that limited partner.
•	We may not participate in any proposed roll-up transaction in which our limited partners’ rights of access to the records of the roll-up entity would be less than those provided for under our partnership agreement.
•	We may not participate in any proposed roll-up transaction in which any of the costs of the transaction would be borne by us if the roll-up transaction is not approved by our limited partners.

Deferred Payments

We shall not sell or assign any deferred obligation notes at a discount to meet our financial needs.

93

REDEMPTION OF UNITS

Redemption Price of Units

Your units are illiquid and can be redeemed by us only if the redemption provisions in our partnership agreement, which are summarized below, are met. If we do redeem your units, which may include a reasonable administrative fee charged to you and is in our General Partner’s sole discretion, the redemption price for your units will depend on when you present your units for redemption. Our General Partner is prohibited from charging any fee in connection with the redemption of units. If you present your units for redemption:

•	during the Offering Period and Operating Period, the redemption price will equal not less than $850 per unit, less distributions previously paid to you; or
•	during the Liquidation Period, the redemption price will equal the equity for one unit as set forth on our balance sheet in our most recent periodic report filed with the SEC before your redemption request, less distributions paid to you since the date of the balance sheet.

We will not establish any specific reserves for the redemption of units. Redemptions may be made from our operating income, general reserves, additional limited partner capital contributions or any other sources not prohibited by our partnership agreement.

The redemption price for your units is unlikely to reflect the fair market value of your units at the time of redemption, particularly during the Liquidation Period. You may realize a greater return by holding on to your units for the duration of our term.

Procedure for Redemption of Units

To redeem your units, you must send us a written request in a form satisfactory to us. The request must be signed by all of the owners of the units. We will consider redemption requests to have been made on the earlier of the date the request is personally delivered with receipt acknowledged, or mailed by certified mail, return receipt requested, postage prepaid, at our General Partner’s address set forth in this prospectus. We will accept or deny redemption requests quarterly.

Restrictions on Redemption of Units

We have no obligation to redeem your units, and will do so only in our General Partner’s sole discretion. Beginning when you are admitted as a limited partner and at any time thereafter, you may request that we redeem your units. In any calendar year, we will not redeem any units that, in the aggregate, together with all other transfers of units made to date during the calendar year, subject to certain exceptions, exceed 2% of our total capital or profits interests, or that we reasonably believe might exceed 2% of our total capital or profits interests, as of the last day of the calendar year. This limitation is required so that we will not be treated as a publicly traded partnership for tax purposes. If we believe that the 2% limitation may be reached before year-end, we may redeem only a portion, or none, of the units for which redemption is sought, and we may decide to allocate, at the date of request or later in the year, redemption capacity based on the financial hardship of the limited partners requesting redemption.

In addition, we will not redeem units if, in our General Partner’s sole discretion, we do not have sufficient cash on hand. We intend to reinvest a substantial portion of our revenues during the Operating Period, which began on the initial closing date in this offering and ends three years later. Also, we will not redeem units if the redemption would impair our capital or our operations, which our General Partner will decide in its sole discretion. Cash used to redeem units will reduce our cash available for making investments, reinvestments and distributions to our remaining limited partners. If we receive requests to redeem more units than there are funds available to redeem, we expect to give priority:

•	first, to hardship redemptions (e.g., requests arising from death, major medical expense, family emergency, disability, a material loss of family income, etc.);
•	second, to provide liquidity for ERISA Plans or IRAs to meet required distributions; and
•	third, to all other redemption requests.
94

Additionally, we will not redeem any units that would result in 25% or more of the value of any of the remaining units of any class being held by ERISA Plans, IRAs or other Benefit Plan Investors.

Consequences of Redemption of Units

If we redeem all of your units, then you will no longer be a limited partner and you will have no interest in us. However, a redemption of all of your units will not release you from liability to us to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law. Also, any gain realized by you on the redemption of your units, if you held them as a capital asset and held them for more than one year, generally will be a capital gain, but your gain may be treated as ordinary income to the extent of your share of:

•	recapture of your cost recovery deductions on our equipment and other assets leased to others under operating leases;
•	our substantially appreciated inventory items; and
•	our unrealized receivables.

See the “Material U.S. Federal Income Tax Consequences — Sale or Other Disposition of Units” section of this prospectus.

You are urged to seek advice based on your particular circumstances from an independent tax advisor with respect to the tax consequences to you of a redemption of your units.

95

REPORTS TO LIMITED PARTNERS

Tax Reports

Within 75 days after the end of each year, we will send you a statement on Form K-1 of your share of our income, gains, losses, deductions and other tax items for the previous calendar year just ended to enable you to prepare your income tax returns.

Annual Reports

Within 120 days after the end of each year, we will send you an annual report that will include:

•	Our audited financial statements for the fiscal year prepared in accordance with GAAP, including a balance sheet and related statements of operations, cash flows and changes in partners’ equity, accompanied by an auditor’s report containing an opinion of our independent accountants.
•	A breakdown, by source, of distributions made during the year to you and to our General Partner.
•	A status report with respect to each item of equipment and other assets that individually represent at least 10% of the aggregate purchase price of our investments at the end of the year, if any, including information relevant to the condition and use of the equipment and other assets.
•	A detailed statement of:
-	the services rendered and compensation paid or reimbursed to our General Partner and its affiliates; and
-	a summary of the terms and conditions of any contract with our General Partner or its affiliates that was not filed as an exhibit to the registration statement of which this prospectus forms a part.
•	Our General Partner’s allocation of costs and expenses reimbursed by us to our General Partner and its affiliates will be included within the scope of our annual audit by our independent public accountants.
•	Information regarding investments made by us during the fiscal year, until all of the capital contributions to us by you and our other limited partners have been invested, reinvested or committed to investment and reserves, used to pay permitted fees or returned to you and our other limited partners in accordance with our partnership agreement.
•	A customer account statement.

Quarterly Reports

Within 60 days after the end of each of the first three quarters in each year, we will send you an interim report for the quarter that will include:

•	Our unaudited financial statements for the quarter, including a balance sheet and related statements of operations, cash flows and changes in partners’ equity; or if our units are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, which we anticipate, a copy of our Quarterly Report on Form 10-Q filed by us with the SEC.
•	A detailed statement of:
-	the services rendered and compensation paid, and any expenses reimbursed, to our General Partner or its affiliates, and
-	a summary of the terms and conditions of any contract with our General Partner or its affiliates that was not filed as an exhibit to the registration statement of which this prospectus forms a part.
96

•	Information regarding investments made by us during the quarter, until all of the capital contributions to us by you and our other limited partners have been invested, reinvested or committed to investment and reserves, used to pay permitted fees or returned to you and our other limited partners in accordance with our partnership agreement.

Reports to State Securities Laws Administrators

Our General Partner will submit to all state securities law administrators, including Arizona, California and Ohio, any information concerning us that the administrators require, including, but not limited to:

•	reports and statements required by our partnership agreement to be distributed to you and our other limited partners; and
•	reports required to be filed with the administrators under the applicable state securities laws, regulations or policies, which may include copies of our SEC filings under the Securities Exchange Act of 1934, as amended.
97

PLAN OF DISTRIBUTION

Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of our partnership agreement, SQN Securities, LLC, an affiliate of our General Partner and our Investment Manager, acting initially as the exclusive selling agent of this offering, will offer, on a “best efforts” basis, 200,000 of our units. SQN Securities, LLC was formed for the purpose of serving as the selling agent of partnerships sponsored by its affiliates and became a FINRA member firm in November 2010. Best efforts generally means that the selling agent will not guarantee that a certain number of units will be sold in this offering.

This offering is made on a minimum/maximum basis. We must receive a minimum of $1,200,000 in offering proceeds before we will admit subscribers as limited partners. We received the minimum of $1,200,000 in offering proceeds and held our initial closing on May 29, 2013. Persons who subscribed for units prior to the time that we admitted limited partners deposited their funds in an escrow account held by Signature Bank, a New York chartered bank. If the amount of proceeds raised by April 2, 2014 was insufficient to constitute the minimum offering, all subscription proceeds deposited by the subscribers into the escrow account would have been returned, together with any interest earned thereon and without deduction for fees, commissions, or expenses, to those subscribers. Subscribers had the right to cancel their subscriptions at any time prior to the initial closing of the offering by giving written notice of intent to cancel, after which subscribers would have promptly received a refund of their subscription funds, plus accrued interest, and without any deduction for fees. See “The Offering—Terms of this Offering and the Offering Period.”

Our Offering Period began on April 2, 2013 and will terminate no later than two years after that date. We may terminate the Offering Period at our option at any time.

Compensation of the Selling Agent

Payments of Underwriting Fees to the selling agent and Sales Commissions to the Selling Dealers, in the aggregate, will not exceed 10% of the gross proceeds of this offering.  The offering price of each unit is $1,000.  We will not pay Underwriting Fees or Sales Commissions for units, if any, sold to our General Partner or its affiliates.

We will pay Underwriting Fees of 3% of the gross proceeds of this offering (excluding proceeds, if any, we receive from the sale of our units to our General Partner or its affiliates) to the selling agent.  While we have no current plan to do so, we may use FINRA members other than our initial selling agent as our selling agent in this offering.  The maximum amount of Underwriting Fees that we may pay to the selling agent in this offering is $6,000,000, assuming all 200,000 units being offered are sold by the selling agent and our General Partner or its affiliates do not purchase any units. In addition, under FINRA rules, certain amounts paid directly by our Investment Manager will be deemed additional compensation paid to the selling agent. Underwriting Fees include, among other things, an allocable portion of SQN Securities’ salary expenses and legal fees borne by our Investment Manager.  From these Underwriting Fees, the selling agent may pay Selling Dealers as a marketing reallowance an aggregate of up to 1% of the offering proceeds of the units sold by such Selling Dealers. This marketing reallowance may be paid to Selling Dealers that actively assist in marketing efforts, to reimburse them for permissible marketing expenses. This fee will vary, and may be up to 1%, depending upon separately negotiated agreements with each Selling Dealer. Additionally, we may pay bona fide due diligence expense reimbursements to the dealer-manager and Selling Dealers on a fully accountable basis and only for bona fide due diligence activities and expense reimbursements. We will require expenses to be proven by receipt of detailed, itemized invoices for such bona fide due diligence expenses.

We will pay Sales Commissions of up to 7% of the gross proceeds of this offering (excluding proceeds, if any, we receive from the sale of our units to our General Partner or its affiliates) to Selling Dealers.  The maximum aggregate amount of Sales Commissions that we may pay to the Selling Dealers in this offering is $14,000,000, assuming all 200,000 units being offered are sold by the selling agent and our General Partner or its affiliates do not purchase any units.

We estimate that expenses payable by us in connection with this offering, other than Underwriting Fees and Sales Commissions referred to above, will be approximately $4,000,000, assuming a maximum of 200,000 units ($200,000,000) being offered are sold and the offering continues for two years.

This offering will be made in compliance with FINRA Conduct Rule 2310, and all compensation paid to the selling agent and any other FINRA member in connection with this offering, collectively will not exceed 10% of our gross offering proceeds, except any additional payments for the reimbursement of bona fide due diligence expenses as permitted by FINRA Conduct Rule 2310.

98

Total expenses of our organization and offering, including Underwriting Fees, Sales Commissions and the Organizational and Offering Expense Allowance payable to our General Partner and its affiliates, will not exceed the limits for total organizational and offering expenses set forth in FINRA Conduct Rule 2310.

Indemnification

The selling agent is an underwriter as that term is defined in the Securities Act of 1933, as amended, and the Underwriting Fees will be deemed underwriting compensation.  In addition, Sales Commissions and certain expenses paid by FINRA members are also deemed underwriting compensation.  Our General Partner and the selling agent will agree to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

99

THE OFFERING

Terms of this Offering and the Offering Period

The minimum amount of offering proceeds that we were required to receive in order to break escrow and hold the initial closing was $1,200,000 (1,200 units), and the maximum amount of offering proceeds that we can accept in this offering is $200,000,000 (200,000 units). The amount of our minimum required offering proceeds excluded units subscribed for by Pennsylvania residents and units, if any, subscribed for by our General Partner and its affiliates, as discussed in “−Escrow Arrangements,” below. We raised the minimum amount of $1,200,000 and held our initial closing on May 29, 2013.

Your minimum subscription amount is 5 units ($5,000). However, the minimum may be waived by our General Partner, at its sole discretion, on a case-by-case basis.

Your subscription to purchase our units will be effective only when it is accepted by our General Partner, which reserves the right to reject your subscription in whole or in part, without liability to you. The subscription agreement provided to you for execution must be accompanied by a copy of this prospectus. If our General Partner does not accept your subscription, you will promptly receive a refund of your subscription funds. We will not complete a sale of units to you until at least five business days after the date you receive a final prospectus.

This offering will end not later than April 2, 2015. Some states or jurisdictions may require renewal, requalification or other consents in order for us to continue this offering after April 2, 2014. In addition, we may end this offering at any time.

Escrow Arrangements

Until we received subscriptions for the minimum offering proceeds of $1,200,000 (1,200 units) and admitted the initial subscribers as limited partners, subscription proceeds were held in an escrow account at Signature Bank. Subscription proceeds held in the escrow account were invested in interest-bearing savings or bank money market accounts so long as they are not mutual funds. On the satisfaction of the escrow condition and the initial closing in this offering, any interest that accrued on the funds held in escrow was distributed in cash to the subscribers whose funds were held in escrow and allocated among them based on the amounts of their respective subscriptions and the number of days that those amounts were on deposit in the escrow account.

Pennsylvania Investors. Because the minimum closing amount is less than $20,000,000, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions.

Subscriptions received from residents of Pennsylvania, if any, were placed in a separate escrow account and were not counted toward satisfaction of our minimum offering proceeds of $1,200,000 (1,200 units). Instead, if you are a Pennsylvania resident, we must hold your subscription proceeds in escrow until we receive and accept subscriptions for at least $10,000,000 (10,000 units) including your subscription. In addition, we must offer you the opportunity to rescind your subscription if we have not received subscriptions for 10,000 units within 120 days of the date the escrow agent receives your subscription proceeds. Subsequently, we must repeat this offer to you every 120 days during the Offering Period until we have received and accepted subscriptions for 10,000 units. On the earlier of the termination of this offering or the satisfaction of the escrow condition, any interest that accrues on the funds held in the escrow account or the subscription account will be distributed in cash to the subscribers whose funds were held in the escrow account and allocated among them based on the amounts of their respective subscriptions and the number of days that those amounts were on deposit in the escrow account.

Offering proceeds were transferred to us from escrow after we received and accepted the minimum offering proceeds of $1,200,000 (1,200 units), other than subscriptions from Pennsylvania residents and subscriptions from our General Partner and its affiliates. Subject to the foregoing, subscribers whose subscription proceeds were held in the escrow account were admitted as limited partners in the initial closing in this offering within 15 days after we received the minimum offering proceeds of $1,200,000 and broke escrow. Subsequent subscriptions will be held in a separate interest-bearing subscription account pending our General Partner’s acceptance or rejection of the subscriptions, and no interest will be paid to those subscribers on their subscription amounts if our General Partner accepts their subscriptions.

Our General Partner will accept or reject subsequent subscriptions within 30 days after receipt. Investors whose subscriptions are accepted by our General Partner will be admitted as limited partners promptly after their subscriptions are accepted, but in any event no later than the last day of the month following the date the subscription was accepted. We will promptly return rejected subscription proceeds together with any interest earned and without deduction for any fees. If our General

100

Partner accepts your subscription, either we or an agent of ours will give you prompt written confirmation of your admission as one of our limited partners.

Our offering proceeds from each closing will be kept in our partnership account and will not be commingled with the funds of any other person or entity. Our General Partner will have fiduciary responsibility for the safekeeping and use of all of our funds and assets, whether or not in its immediate possession or control. Also, our General Partner will not employ, nor permit any other person to employ, our funds or assets in any manner except for our benefit.

The escrow agent’s sole role in this offering is that of escrow holder. As the escrow agent, it has not reviewed any of our offering materials and it makes no representations whatsoever as to the nature of this offering or the compliance of this offering with any applicable state or federal laws, rules or regulations. The escrow agent neither endorses, recommends nor guarantees the purchase, value, repayment or any other aspect of an investment in us. The escrow agent does not represent the interests of you or the other potential investors. Its duties are limited as expressly set forth in the escrow agreement. Interested persons may request a copy of the escrow agreement from our General Partner.

HOW TO SUBSCRIBE

If you are investing in us as a natural person, and not as a business or investment entity, you must complete and personally sign the subscription agreement included in Appendix C to this prospectus and deliver it, together with a check for your subscription amount, to a registered representative of the selling agent. Except as discussed below, your minimum investment amount is 5 units ($5,000). In the case of an ERISA Plan or IRA, both the owner and the plan fiduciary, if any, must sign the subscription agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, the donor must sign the subscription agreement in the donor’s fiduciary capacity (e.g. trustee), or both the donor and the fiduciary must sign the subscription agreement. In the case of other fiduciary accounts in which the donor neither exercises control over the account nor is a fiduciary of the account, the plan fiduciary alone may sign the subscription agreement.

Since we have received and accepted offering proceeds of $1,200,000 (1,200 units), excluding units, if any, subscribed for by our General Partner and its affiliates and by residents of Pennsylvania, checks for the purchase of units should be made payable to “SQN AIF IV, L.P. Subscription Account”

Our General Partner will promptly review each subscription and either will accept or decline your subscription as a limited partner.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, our General Partner intends to use the following sales material with the offering of our units:

•	a brochure entitled “SQN AIF IV, L.P.”;

•	a sheet entitled “Fund Fact Sheet”;
•	a sheet entitled “Transaction Summary”; and

•	possibly other supplementary materials.

We anticipate that the supplemental materials will include information relating to this offering and our General Partner and its affiliates. Our supplemental materials also may include audio-visual materials and taped presentations highlighting and explaining various features of this offering. We also may respond to specific questions from the selling agent and prospective investors. We may send business reply cards, introductory letters and seminar invitations to the selling agent for customer use, and other materials relating to this offering may be made available to them for their internal use.

Except as described above, our General Partner has not authorized the use of any other sales material and the offering of our units is made only by means of this prospectus. All sales materials authorized by us for use in this offering are subject to the following conditions:

•	they must be preceded or accompanied by this prospectus;
•	they do not include all of the information set forth in this prospectus;
101

•	they will not contain any material information that is not also set forth in this prospectus; and
•	they should not be considered a part of, or incorporated into, this prospectus or the registration statement of which this prospectus is a part.

In addition, supplementary materials, including prepared presentations for group meetings, must be submitted by us to the administrators of applicable state securities laws before they are used, and their use must be preceded or accompanied by this prospectus. Also, all advertisements of, and oral or written invitations to, “seminars” or other group meetings at which our units are to be described, offered, or sold will clearly indicate the following:

•	that the purpose of the meeting is to offer our units for sale;
•	the minimum purchase price of our units; and
•	the name of the selling agent selling our units.

Also, no cash, merchandise, or other items of value may be offered as an inducement to you or any other prospective investor to attend the meeting.

You should rely only on the information contained in this prospectus in making your investment decision. No one is authorized to provide you with information that is different.

LEGAL MATTERS

The legality of the units has been passed upon and the statements under the caption “Material U.S. Federal Income Tax Consequences” as they relate to federal income tax matters have been reviewed and passed upon by Troutman Sanders LLP, Irvine, California.

EXPERTS

The financial statements of SQN AIF IV GP, LLC included in the registration statement and this prospectus have been so included in reliance upon the report of Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving such report.

The financial statements of SQN AIF IV, L.P. included in the registration statement and this prospectus have been so included in reliance upon the report of Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving such report.

FORECASTS

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that you may receive from the purchase of our units is not permitted.

102

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the units offered in this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our units, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of the contract, agreement or document filed as an exhibit to the registration statement.

Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect these reports and other information without charge at the website maintained by the SEC. The address of the website is http://www.sec.gov.

We file reports and other information with the SEC. You are able to inspect and copy these reports and other information at the public reference facilities maintained by the SEC at the address noted above. You are also able to obtain copies of this material from the Public Reference Room as described above or inspect them without charge at the SEC’s website.

GLOSSARY

The following terms used in this prospectus shall generally have the following respective meanings as set forth in Section 1.1 of our partnership agreement, which is attached as Appendix A to this prospectus.

(1)          “Affiliate” means, with respect to any Person:

(i)	any other Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii)	any other Person owning or controlling 10% or more of the outstanding voting securities of such Person;
(iii)	any officer, director or partner of such Person; and
(iv)	if such Person is an officer, director or partner, any other Person for which such Person acts in such capacity.

(2)          “Affiliated Program” means any Program formed by our General Partner or any Affiliate of our General Partner or in which our General Partner or any of its Affiliates has an interest, including, without limitation, SQN I, SQN II, SQN III and SQN SOF.

103

(3)          “Benefit Plan Investor” means an ERISA Plan, an IRA, any other plan to which Section 4975 of the Code applies and any entity whose underlying assets include assets of an ERISA Plan, IRA or other such plan by reason of an investment in such entity by the ERISA Plan, IRA, other such plan or any other Benefit Plan Investor.

(4)          “Cash Flow” means our Gross Revenues, without deduction for depreciation, but after deducting our cash funds used to pay all our other expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

(5)          “Code” means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent laws.

(6)          “Distributable Cash” means Cash Flow plus any amounts released from Reserves by our General Partner, less amounts allocated to Reserves by our General Partner.

(7)          “Effective Date” means the date the Registration Statement is declared effective by the Commission.

(8)          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or corresponding provisions of subsequent laws.

(9)          “ERISA Plan” means an employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to Part 4 of Subtitle B of Title I of ERISA.

(10)       “Final Closing Date” means the last closing date in the Offering on which a Limited Partner (other than a Substitute Limited Partner) is admitted to us, which shall be as soon as practicable following the Offering Termination Date.

(11)       “General Partner” means SQN AIF IV GP, LLC, a Delaware limited liability company.

(12)       “Gross Revenues” means our gross cash receipts from whatever source (including our share of Gross Revenues from our indirect Investments), excluding capital contributions.

(13)       “Initial Closing Date” means the first Closing Date for us on which Limited Partners with units equal to, or greater than, the Minimum Offering are admitted to us.

(14)       “Investments” means our portfolio, from time to time, of Equipment, Other Physical Assets and Leases, whether we own the portfolio directly or indirectly.

(15)       “Investment Manager” means SQN Capital Management, LLC, a Delaware limited liability company.

(16)       “IRA” means an individual retirement account within the meaning of Section 408 of the Code.

(17)       “Liquidation Period” means the period commencing on the first day following the end of the Operating Period and continuing for the period deemed necessary by our General Partner for the orderly termination of our operations and affairs and the liquidation or disposition of our Investments. Unless extended by our General Partner, the Liquidation Period will last for two years.

(18)       “Management, Origination and Servicing Agreement” means the agreement entered into between us and our Investment Manager, substantially in the form of the Management, Origination and Servicing Agreement filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by its terms.

(19)       “Maximum Offering” means the receipt and acceptance by us of subscriptions for not more than 200,000 Units ($200,000,000), excluding the 1 unit subscribed for by the Original Limited Partner, on or before the Final Closing Date.

(20)       “Minimum Offering” means the receipt and acceptance by us of subscriptions for not less than 1,200 Units ($1,200,000), excluding the 1 unit subscribed for by the Original Limited Partner and any units subscribed for by our General Partner or its officers, directors, employees or other Affiliates, or Pennsylvania subscribers.

104

(21)         “Net Disposition Proceeds” means the proceeds realized by us from the sale, refinancing or other disposition of our Investments, including insurance proceeds or lessee or borrower indemnity payments arising from the loss or destruction of the Equipment, less all our liabilities.

(22)         “Net Offering Proceeds” means the Gross Offering Proceeds minus the Underwriting Fees, Sales Commissions and the Organizational and Offering Expense Allowance payable by us.

(23)         “Net Worth” means, for any Person subscribing for units, the excess of total assets over total liabilities as determined by GAAP, but excluding such Person’s investment in us, such Person’s equity in such Person’s home, and such Person’s home furnishings and automobiles; provided, however, that with respect to our General Partner, “Net Worth” means the excess of total assets over total liabilities as determined by GAAP. However, if any of our General Partner’s assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of the asset to compute our General Partner’s total assets, but only to the extent that does not exceed the fair market value of the asset.

(24)         “Offering” means the offering of units pursuant to this prospectus.

(25)         “Offering Period” means the period from the Effective Date to the Offering Termination Date.

(26)         “Offering Termination Date” means the earliest of:

(i)	the date on which the Maximum Offering has been sold;
(ii)	two years after the Effective Date (subject, as to a particular jurisdiction, to the renewal, requalification or consent of the Administrator requiring the renewal, requalification or consent of the Offering with respect to the extension of the Offering Period beyond one year following the Effective Date in such Administrator’s jurisdiction); or
(iii)	any earlier date after the Effective Date as may be determined by our General Partner in its sole discretion.

(27)        “Operating Period” means the period commencing on the Initial Closing Date and ending three years after the Initial Closing Date, unless extended by our General Partner, in its sole discretion.

(28)        “Organizational and Offering Expense Allowance” means an amount equal to the lesser of 2% of our Gross Offering Proceeds (assuming the Maximum Offering is consummated) and the actual fees and expenses incurred by our General Partner, to reimburse our General Partner and/or its Affiliates for Organizational and Offering Expenses incurred by it and/or its Affiliates.

(29)        “Organizational and Offering Expense” means:

(i)	all costs and expenses incurred in connection with, and in preparing us for, qualification under federal and state securities laws and the securities laws of any other jurisdiction in which units may be offered or sold and subsequently offering and distributing the units to the public (except Underwriting Fees and Sales Commissions) including, without limitation:
(A)	printing costs;
(B)	registration and filing fees;
(C)	attorneys’, accountants’ and other professional fees; and
(ii)	the direct costs of salaries to, and expenses (including costs of travel) of, officers and directors of our General Partner or any Affiliate of our General Partner while engaged in organizing us and registering, offering and selling the units, but shall not include amounts that are included within the 10% underwriting compensation limit as defined in FINRA Conduct Rule 2310.
105

(30)        “Other Physical Assets” means any new, used or reconditioned physical asset or revenue stream associated therewith acquired by us, or in which we have acquired a direct or indirect interest (including, but not limited to, residual interests), and shall also be deemed to include such physical asset which at any time is subject to, or serves as the collateral for, a Lease or other agreement.

(31)        “Person” means any natural person, partnership, trust, corporation, limited liability company, association or other legal entity.

(32)        “Program” means a limited or general partnership, joint venture, unincorporated association or similar unincorporated organization formed and operated for the primary purpose of investment in, and the operation of, or gain from, an interest in equipment, leases or related instruments.

(33)        “Promotional Interest” means the allocable share of all Distributable Cash payable to our General Partner pursuant to Sections 11.1(b)(i) and 11.1(b)(ii) of our partnership agreement.

(34)        “Reserves” means reserves established and maintained by us for working capital, contingent liabilities and the acquisition of Investments.

(35)        “Sales Commissions” means the commissions payable to Selling Dealers in an aggregate amount of up to 7% of the unit price per unit sold in the Offering (excluding any units sold to our General Partner or its Affiliates).

(36)        “Selling Dealer” means a broker-dealer unaffiliated with our General Partner who will be selling our partnership interests, on a best efforts basis, in this offering.

(37)        “Underwriting Fees” means the fees payable to the Selling Agent in an aggregate amount equal to 3% of the unit price per unit sold in the Offering (excluding any units sold to our General Partner or its Affiliates).

106

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member

SQN AIF IV, GP LLC

New York, NY

We have audited the accompanying consolidated balance sheets of SQN AIF IV, GP LLC as of December 31, 2013 and 2012, and the related consolidated statements of operations, member's equity, and cash flows for the year ended December 31, 2013. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SQN AIF IV, GP LLC as of December 31, 2013 and 2012 and the results of their operations and cash flows for the year ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Baker Tilly Virchow Krause, LLP

New York, NY

April 10, 2014

F-2

SQN AIF IV, GP LLC

Consolidated Balance Sheets

Assets

	December 31,
	2013	2012
Cash and cash equivalents	$1,153,794	$925,843
Investments in equipment subject to operating leases, net	11,165,590	—
Equipment notes receivable, including accrued interest of $4,102 and $0	2,692,901	—
Equipment loan receivable, including accrued interest of $19,682 and $0	6,550,448	—
Initial direct costs, net of accumulated amortization of $16,052 and $0	316,448	—
Collateralized loan receivable, including accrued interest of $2,519 and $0	324,519	—
Due from SQN Capital Management, LLC	100,000	75,000
Due from SQN Capital Corporation	374,500	—
Other assets	127,501	1,100

Total Assets	$22,805,701	$1,001,943

Liabilities and Membership Equity

Accounts payable and accrued liabilities	$232,406	$—
Unearned interest income	82,024	—
Equipment notes payable, non-recourse	8,541,339	—
Loan payable, including accrued interest of $25,755 and $0	6,825,755	—
Due to SQN Securities, LLC	10,797	—

Total liabilities	15,692,321	—

Commitments and contingencies

Total Membership Equity	7,113,380	1,001,943

Less: Equity attributable to non-controlling interest in consolidated entities	5,655,008	—

Membership equity attributable to the LLC	1,458,372	1,001,943

Total Liabilities and Membership Equity	$22,805,701	$1,001,943

See notes to consolidated financial statements.

F-3

SQN AIF IV, GP LLC

Consolidated Statement of Operations

	For the Year Ended December 31
	2013	2012
Revenue:
Rental income	$127,501	$—
Interest income	172,274	843
Other income	1,000	—

Total Revenue	300,775	843

Expenses:
Management fees - Investment Manager	875,000	—
Depreciation and amortization	77,951	—
Professional fees	155,056	—
Organizational expenses	20,000	—
Acquisition costs	4,260	—
Administration expense	10,421	—
Interest expense	25,755	—
Other expenses	308	—

Total Expenses	1,168,751	—

Net (loss) income	(867,976)	843

Net loss attributable to non-controlling interest
in consolidated entities	(853,780)	—

Net (loss) income attributable to the Member	$(14,196)	$843

See notes to consolidated financial statements.

F-4

SQN AIF IV, GP LLC
Consolidated Statements of Changes in Member's Equity
For the years ending December 31, 2013 and 2012

	Total	Member's Equity	Non-controlling Interest
Member's capital contributions	$1,001,100	$1,001,100	$—
Net income	843	843	—

Balance, December 31, 2012	1,001,943	1,001,943	—

Fund IV, LP capital contributions	7,586,650	—	7,586,650
Member's capital contributions	500,000	500,000	—
Non-controlling interest contribution to
consolidated entity	550,000	—	550,000
Offering expenses	(830,391)	—	(830,391)
Underwriting fees	(743,765)	—	(743,765)
Distributions	(83,081)	(29,375)	(53,706)
Net loss	(867,976)	(14,196)	(853,780)

Balance, December 31, 2013	$7,113,380	$1,458,372	$5,655,008

See notes to consolidated financial statements.

F-5

SQN AIF IV, GP LLC

Consolidated Statement of Cash Flows

	For the Year Ended December 31
	2013	2012

Cash flows from operating activities:
Net (loss) income	$(867,976)	$843
Adjustments to reconcile net (loss) income to net cash
used in operating activities:
Accrued interest income	(26,344)	—
Depreciation and amortization	77,951	—
Change in operating assets and liabilities:
Other assets	(127,401)	—
Due to SQN Capital Management, LLC	(25,000)	(75,000)
Due from SQN Capital Corporation	(374,500)	—
Due from SQN AIF IV, LP	—	(1,000)
Accounts payable and accrued liabilites	224,907	—
Unearned interest income	82,024	—
Accrued interest	25,755	—

Net cash used in operating activities	(1,010,584)	(75,157)

Cash flows from investing activities:
Cash paid for general partner investment in SQN AIF IV, L.P.	—	(100)
Cash paid for purchase of equipment subject to operating leases	(6,276,754)	—
Cash paid for initial direct costs	(332,500)	—
Cash paid for collateralized loan receivable	(322,000)	—
Cash paid for equipment notes receivable	(5,890,162)	—
Repayment of equipment notes receivable	261,242	—

Net cash used in investing activities	(12,560,174)	(100)

Cash flows from financing activities:
Cash received from Member equity contributions	500,000	1,001,100
Cash received from loan payable	6,800,000	—
Cash received from non-controlling interest capital contributions	7,596,490	—
Cash paid for non-controlling interest distributions	(75,581)	—
Initial Limited Partner contribution redemption	—	—
Cash received for partner advances	1,000	—
Cash paid for underwriting fees	(192,827)	—
Cash paid for organizational and offering costs	(830,373)	—

Net cash provided by financing activities	13,798,709	1,001,100

Net increase in cash and cash equivalents	227,951	925,843
Cash and cash equivalents, beginning of period	925,843	—

Cash and cash equivalents, end of period	$1,153,794	$925,843

Supplemental disclosure of non-cash investing activities:
Offering expenses paid by SQN Capital Management, LLC	$92,678	$—
Debt assumed in lease purchase agreement	$8,541,339	$—
Units issued as underwriting fee discount	$540,160	$—
Dividend payable to member	$7,500	$—

See notes to consolidated financial statements.

F-6

SQN AIF IV GP, LLC
Notes to Financial Statement
December 31, 2013 and 2012

1.	Nature of Operations and Organization

SQN AIF IV GP, LLC (the “LLC”) is a wholly-owned subsidiary of SQN Capital Management, LLC (“Investment Manager”), a Delaware limited liability company. The primary activity of the LLC is to sponsor, manage and act as the general partner of SQN AIF IV, L.P. (the “Fund”), which is a publicly registered equipment leasing and finance fund in the United States of America. The LLC consolidates the financial statements of the Fund. All intercompany transactions and balances are eliminated in consolidation.

The LLC was formed during August 2012, as a Delaware limited liability company, and has a fiscal year ending December 31. The LLC manages and controls the day to day business affairs of the Fund, including, but not limited to, the investments that the Fund makes, pursuant to the terms of the Fund's limited partnership agreement. The Fund is a Delaware limited partnership formed in August 2012 and is engaged in a single business segment, the ownership and investment in leased equipment and related financings which includes: (i) purchasing equipment and leasing it to third-party end users; (ii) providing equipment and other asset financing; (iii) acquiring equipment subject to lease and (iv) acquiring ownership rights (residual value interests) in leased equipment at lease expiration. The Fund will terminate no later than December 31, 2036.

During December 2013, the Fund formed a special purpose entity SQN Echo LLC (“Echo”), a Limited Liability Company registered in the state of Delaware which is 80% owned by the Fund and 20% by SQN Alternate Investment Fund III (“Fund III”), an affiliate. Fund III contributed $550,000 to purchase a 20% share of Echo. On December 20, 2013, Echo entered into an agreement with an unrelated third party for the purchase of two portfolios of leases for $17,800,000. The first portfolio consists of various types of equipment including material handling, semiconductor test and manufacturing equipment, computer, medical, and telecommunications equipment. The second portfolio consists of lease financings, which have been accounted for as loans receivable in the accompanying consolidated financial statements. Echo paid approximately $9,300,000 in cash and assumed approximately $8,500,000 in non-recourse equipment notes payable.

The principal investment strategy of the Fund is to invest in business-essential, revenue-producing (or cost-savings) equipment or other physical assets with high in-place value and long, relative to the investment term, economic life and project financings. The Fund expects to achieve its investment strategy by making investments in equipment already subject to lease or originating equipment leases in such equipment, which will include: (i) purchasing equipment and leasing it to third-party end users; (ii) providing equipment and other asset and project financings; (iii) acquiring equipment subject to lease and (iv) acquiring ownership rights (residual value interests) in leased equipment at lease expiration. From time to time, the Fund may also purchase equipment and sell it directly to its leasing customers. The Fund may use other investment structures that the Investment Manager believes will

F-7

SQN AIF IV GP, LLC
Notes to Financial Statement
December 31, 2013 and 2012

provide the Fund with an appropriate level of security, collateralization, and flexibility to optimize its return on its investment while protecting against downside risk. In many cases, the structure will include the Fund holding title to or a priority or controlling position in the equipment or other asset.

The LLC paid an aggregate capital contribution of $100 for a 1% interest of the Fund's profits, losses, cash distributions and liquidation proceeds. The LLC has a promotional interest in the Fund equal to 20% of all distributed distributable cash after the Fund has provided a return to its Limited Partners of their respective capital contributions plus an 8% per annum, cumulative return, compounded annually on their capital contributions.

The Fund is currently in the Offering and Operating Period. The Offering Period expires the earlier of raising $200,000,000 in limited partner contributions (200,000 units at $1,000 per unit) or April 2, 2015, which is two years from the date the Fund was declared effective by the Securities and Exchange Commission (“SEC”). During the Operating Period the Fund will invest most of the net proceeds from its offering in business-essential, revenue-producing (or cost-saving) equipment, other physical assets with substantial economic lives and, in many cases, associated revenue streams and project financings. The Operating Period begins on the date of the Fund’s initial closing, which occurred on May 29, 2013 and will last for three years unless extended at the sole discretion of the LLC. The Liquidation Period, which tentatively begins three years after the start of the Operating Period, is the period in which the Fund will sell its assets in the ordinary course of business and will last two years, unless it is extended, at the sole discretion of the LLC.

SQN Securities, LLC (“Securities”), a majority-owned subsidiary of the Investment Manager, is currently acting as the Fund’s exclusive selling agent. The Fund may engage additional selling agents in the future. The Fund pays 3% of the gross proceeds of the offering (excluding proceeds, if any, the Fund receives from the sale of its Units to the LLC or its affiliates) to its selling agent or selling agents as an underwriting fee. In addition, the Fund will pay a 7% sales commission to broker-dealers unaffiliated with the LLC who will be selling the Fund’s Units, on a best efforts basis. When Units are not sold by unaffiliated broker-dealers the 7% sales commission is not required to be paid. The Fund applies the proceeds that would otherwise be payable as Sales Commission toward the purchase of additional fractional Units at $1,000 per Unit. The Fund records an underwriting fee discount for the difference between the Unit price and cash selling price for these sales.

During the Operating Period, the Fund plans to make quarterly distributions of cash to the Limited Partners, if, in the opinion of the Investment Manager’s such distributions are in the Fund’s best interests. Therefore, the amount and rate of cash distributions could vary and are not guaranteed. The targeted distribution rate is 6.5% annually, paid quarterly as 1.625%, of each Limited Partners’ capital contribution (pro-rated to the date of admission for each Limited Partner). On October 1, 2013, the Fund made its first quarterly distribution to its

F-8

SQN AIF IV GP, LLC
Notes to Financial Statement
December 31, 2013 and 2012

limited partners totaling approximately $53,700. The Fund accrued $537 for dividends payable to the LLC which is eliminated in the accompanying consolidated financial statements.

The LLC makes distributions to its member when deemed appropriate. During the year ended December 31, 2013, the LLC paid distributions of $21,875 and accrued an additional $7,500 due to its member at December 31, 2013.

From May 29, 2013 through December 31, 2013, the Fund admitted 84 Limited Partners with total capital contributions of $7,586,650 resulting in the sale of 7,586.65 Units. The Fund received cash of $7,046,490 and applied $540,160 which would have otherwise been paid as sales commission to the purchase of an additional 540.16 Units. The Fund paid or accrued an underwriting fee to Securities totaling $196,395.

2.	Summary of Significant Accounting Policies

Consolidation – In accordance with accounting principles generally accepted in the United States of America (“US GAAP”) consolidation is required when one entity exercises control over another entity or group of entities unless significant doubt exists regarding the ability of one entity to control the other entity. At December 31, 2013 and 2012, the Fund had 84 and 1 Limited Partner, respectively.

Non-controlling interest represents the minority equity investment in the LLC and in SQN Echo, plus the minorities’ share of the net operating result and other components of equity relating to the non-controlling interest.

Basis of presentation - The accompanying consolidated financial statements of the LLC at December 31, 2013 and 2012 have been prepared in accordance with U.S. GAAP.

Cash and cash equivalents – The LLC considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of funds maintained in checking and money market accounts held at one financial institution.

The LLC's cash and cash equivalents are held principally at one financial institution in the United States of America and at times the balances may exceed federally insured limits. The LLC has placed these funds in a high quality financial institution in order to minimize risk relating to exceeding insured limits.

Credit risk - In the normal course of business, the Fund is exposed to credit risk. Credit risk is the risk that the Fund’s counterparty to an agreement, at some point, either has an inability

F-9

SQN AIF IV GP, LLC
Notes to Financial Statement
December 31, 2013 and 2012

or unwillingness to make contractually required payments. The Fund expects concentrations of credit risk with respect to lessees to be dispersed across different industry segments and different regions of the world.

Asset impairments - The significant assets in the Fund’s investment portfolio are periodically reviewed, no less frequently than annually or when indicators of impairment exist, to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. If there is an indication of impairment, the Fund estimates the future cash flows (undiscounted and without interest charges) expected from the use of the asset and its eventual disposition. Future cash flows are the future cash in-flows expected to be generated by an asset less the future out-flows expected to be necessary to obtain those in-flows. If an impairment is determined to exist, the impairment loss is measured as the amount by which the carrying value of a long-lived asset exceeds its fair value and is recorded in the statement of operations in the period the determination is made. The events or changes in circumstances that generally indicate that an asset may be impaired are, (i) the estimated fair value of the underlying equipment is less than its carrying value, (ii) the lessee is experiencing financial difficulties and (iii) it does not appear likely that the estimated proceeds from the disposition of the asset will be sufficient to satisfy the residual value in the asset. The preparation of the undiscounted cash flows requires the use of assumptions and estimates, including the level of future rents or receipts from the sale of the residual value investment, estimated downtime between re-leasing events, and the amount of re-leasing costs. The Investment Manager’s review for impairment will include a consideration of the existence of impairment indicators, including third party appraisals, published values for similar assets, recent transactions for similar assets, adverse changes in market conditions for specific asset types, and the occurrence of significant adverse changes in general industry and market conditions that could affect the fair value of the asset.

Equipment Notes Receivable - Equipment notes receivable are reported in the Fund’s balance sheets as the outstanding principal balance net of any unamortized deferred fees, premiums or discounts on purchased loans. Costs to originate loans, if any, are reported as other assets in the Fund’s balance sheets. Income is recognized over the life of the note agreement. On certain equipment notes receivable, specific payment terms were reached requiring prepayments which resulted in the recognition of unearned interest income. Unearned income, discounts and premiums, if any, are amortized to interest income in the statements of operations using the effective interest rate method. Equipment notes receivable are generally placed in a non-accrual status when payments are more than 90 days past due. Additionally, the Investment Manager periodically reviews the creditworthiness of companies with payments outstanding less than 90 days. Based upon the Investment Manager’s judgment, accounts may be placed in a non-accrual status. Accounts on a non-accrual status are only returned to an accrual status when the account has been brought current and the Fund believes recovery of the remaining unpaid receivable is probable. Revenue on non-accrual accounts is recognized only when cash has been received.

Initial direct costs — The Fund capitalizes initial direct costs associated with the origination and funding of lease assets. Initial direct costs include both internal costs (e.g., labor and overhead) and external fees incurred with the origination. These costs are amortized on a

F-10

SQN AIF IV GP, LLC
Notes to Financial Statement
December 31, 2013 and 2012

lease by lease basis based over the actual contract term of each lease using the effective interest rate method for finance leases and the straight-line method for operating leases. Upon disposal of the underlying lease assets, both the initial direct costs and the associated accumulated amortization are relieved. Costs related to leases that are not consummated are not eligible for capitalization as initial direct costs and are expensed as incurred as acquisition expense.

Revenue recognition - The LLC is not expected to generate any revenue, its only source of revenue is expected to be from its investment in the Fund. The LLC is entitled to: (i) 1% of the Fund's profits, losses, cash distributions and liquidation proceeds and (ii) a promotional interest equal to 20% of all distributed distributable cash after the Fund has provided a return to its Limited Partners of their respective capital contributions plus an 8% per annum, cumulative return, compounded annually on their capital contributions. In addition, the LLC and its affiliates may be reimbursed for administrative expenses incurred based upon an allocation of the time it and their affiliate's employees spend working on the Fund's operations.

The Fund records revenue based upon the lease classification determined at the inception of the transaction and based upon the terms of the lease or when there are significant changes to the lease terms.

The Fund leases equipment to third parties and each such lease may be classified as either a finance lease or an operating lease. Initial direct costs are capitalized and amortized over the term of the related lease for a finance lease. For an operating lease, initial direct costs are included as a component of the cost of the equipment and depreciated.

For finance leases, the Fund records, at lease inception, the total minimum lease payments receivable from the lessee, the estimated unguaranteed residual value of the equipment upon lease termination, the initial direct costs, if any, related to the lease and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable plus the estimated unguaranteed residual value, minus the cost of the leased equipment. Unearned income is recognized as finance income over the term of the lease using the effective interest rate method.

For operating leases, rental income is recognized on the straight line basis over the lease term. Billed and uncollected operating lease receivables will be included in accounts receivable. Accounts receivable are stated at their estimated net realizable value. Rental income received in advance is the difference between the timing of the cash payments and the income recognized on the straight line basis.

The Investment Manager has an investment committee that approves each new equipment lease, financing transaction, and lease acquisition. As part this process it determines the unguaranteed residual value, if any, to be used once the acquisition has been approved. The factors considered in determining the unguaranteed residual value include, but are not limited to, the creditworthiness of the potential lessee, the type of equipment being considered, how the equipment is integrated into the potential lessees’ business, the length of the lease and the

F-11

SQN AIF IV GP, LLC
Notes to Financial Statement
December 31, 2013 and 2012

industry in which the potential lessee operates. Unguaranteed residual values are reviewed for impairment in accordance with the Fund’s policy relating to impairment review.

Acquisition expense - Acquisition expense represents costs which include, but are not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, accounting fees and expenses, and miscellaneous expenses related to the selection and acquisition of leased equipment which are incurred by the Fund under the terms of the Partnership Agreement of the Fund, as amended. As these costs are not eligible for capitalization as initial direct costs, such amounts are expensed as incurred.

Income taxes – The LLC and the Fund are taxed as partnerships for federal and state income tax purposes. No provision for income taxes has been recorded since the liability for such taxes is that of each of the members rather than the LLC and the Fund. The income tax returns of the LLC and the Fund are subject to examination by the federal and state taxing authorities, and changes, if any, could adjust the individual income tax of the members.

Uncertain tax positions - The LLC follows the provisions of Accounting for Uncertainty in Income Taxes ("Uncertain Tax Position"). Uncertain Tax Position prescribes recognition thresholds that must be met before a tax position is recognized in the consolidated financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Under Uncertain Tax Position, an entity may only recognize or continue to recognize tax positions that meet a "more likely than not" threshold. The LLC has evaluated its tax position at December 31, 2013 and 2012, and does not expect a material adjustment to be made. The tax years 2013 and 2012 remain open to examination by the major taxing jurisdictions to which the LLC is subject.

Use of estimates - The preparation of financial statements in conformity with US GAAP requires the LLC to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the balance sheet. Actual results could differ from those estimates.

Foreign currency transactions - The Partnership has designated the United States of America dollar as the functional currency for the Partnership’s investments denominated in foreign currencies. Accordingly, certain assets and liabilities are translated at either the reporting period exchange rates or the historical exchange rates, revenues and expenses are translated at the average rate of exchange for the period, and all transaction gains or losses are reflected in the period’s results of operations.

F-12

SQN AIF IV GP, LLC
Notes to Financial Statement
December 31, 2013 and 2012

Recent Accounting Pronouncements - In March 2013, the FASB issued ASU 2013-07, “Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting.” The amendments require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity's governing documents from the entity's inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity's inception. The amendments require financial statements prepared using the liquidation basis of accounting to present relevant information about an entity's expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation. The entity should include in its presentation of assets any items it had not previously recognized under U.S. GAAP but that it expects to either sell in liquidation or use in settling liabilities (for example, trademarks). The amendments are effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. Entities should apply the requirements prospectively from the day that liquidation becomes imminent. Early adoption is permitted. The LLC does not expect the adoption of ASU 2013-07 to have a material effect on its financial position or its results of operations.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

3.	Related Party Transactions

The LLC is responsible for the day-to-day operations of the Fund which pays the LLC an allowance for organizational and offering costs not to exceed 2% of all capital contributions received by the Fund. The LLC is entitled to 1% of the Fund's profits, losses, cash distributions and liquidation proceeds and reimbursement for administrative expenses incurred in relation to the Fund's operations.

The LLC also has a promotional interest in the Fund equal to 20% of all distributed distributable cash after the Fund has provided a return to its Limited Partners of their respective capital contributions plus an 8% per annum, cumulative return, compounded annually on their capital contributions.

During September 2012, the Investment Manager made a capital contribution to the LLC totaling $1,001,100. During the years ended December 31, 2013 and 2012, the LLC had made short term advances to the Investment Manager totaling $275,000 and $75,000, respectively. Throughout the course of each year, the Investment Manager repays the outstanding balance. As of December 31, 2013 and 2012, the LLC had an outstanding

F-13

SQN AIF IV GP, LLC
Notes to Financial Statement
December 31, 2013 and 2012

balance due from the Investment Manager of $100,000 and $75,000, respectively which is included in Due from SQN Capital Management, LLC in the accompanying consolidated balance sheet. From January 1, 2014 through April 10, 2014, the LLC made additional short term advances totaling $99,000. There are no formal repayment terms for the advances.

During the year ended December 31, 2013, the LLC advanced $374,500 to SQN Capital Corporation as short term advances. Subsequent to December 31, 2013, SQN Capital Corp. repaid $186,000 of the outstanding balance.

At December 31, 2013 and 2012, the LLC had a $100 investment in the Fund, which represents the general partnership interest the LLC owns in the Fund. The investment in the Fund is eliminated in consolidation. At December 31, 2012, the LLC had advanced the Fund an additional $1,000 which was repaid in July 2013.

During 2012, the General Partner made a $1,000 cash advance to the Fund to pay for incidental costs. At December 31, 2012, this amount is shown as other assets in the accompanying consolidated balance sheets. This amount was repaid during July 2013 and therefore has a $0 balance due as of December 31, 2013.

The Fund pays the Investment Manager during the Offering Period, Operating Period and the Liquidation Period a management fee equal to or the greater of, (i) 2.5% per annum of the aggregate offering proceeds, or (ii) $125,000, payable monthly, until such time as an amount equal to at least 15% of the Fund’s Limited Partners’ capital contributions have been returned to the Limited Partners, after which the monthly management fee will equal 100% of the management fee as initially calculated above, less 1% for each additional 1% of the Fund’s Limited Partners’ capital contributions returned to them, such amounts are measured on the last day of each month. The management fee is paid regardless of the performance of the fund and will be adjusted in the future to reflect the equity raised. For the year ended December 31, 2013, the Fund paid $875,000 in management fee expense which is recorded in Management fee — Investment Manager in the accompanying consolidated statements of operations.

Prior to the Fund admitting Limited Partners on May 29, 2013, any monies paid by the Investment Manager for offering expenses incurred on behalf of the Fund, were not the responsibility of the Fund due to the possibility that the Fund may not admit Limited Partners. Until such time, these expenses were the responsibility of the LLC. On May 29, 2013, the Fund recorded a payable to the Investment Manager for offering expenses previously paid totaling $225,468 which was paid in 2013.

Securities is a Delaware limited liability company and is majority-owned subsidiary of the Investment Manager. Securities in its capacity as the Fund’s selling agent receives an underwriting fee of 3% of the gross proceeds from Limited Partners’ capital contributions (excluding proceeds, if any, the Fund receives from the sale of the its Units to the LLC or its

F-14

SQN AIF IV GP, LLC
Notes to Financial Statement
December 31, 2013 and 2012

affiliates). While Securities is initially acting as the Fund’s exclusive selling agent, the Fund may engage additional selling agents in the future.

For the year ended December 31, 2013, the Fund incurred the following transactions with Securities:

Year Ended December 31, 2013
Underwriting fees earned by Securities	$196,395
Payments by the Fund to Securities	(185,598)
Balance due to Securities	$10,797

For the year ended December 31, 2013, the Fund incurred the following underwriting fee transactions:

Year Ended December 31, 2013
Underwriting discount incurred by the Fund	$540,160
Underwriting fees earned by Securities	196,395
Fees paid to outside brokers	7,210
Total underwriting fees	$743,765

4.	Investment in Equipment Subject to Operating Leases

On December 20, 2013, Echo entered into a participation agreement with an unrelated third party for the purchase of two portfolios of leases with a combined total of $17,800,000 of assets. One of the portfolios consisted of approximately $11,200,000 of assets subject to operating leases.

The composition of the equipment subject to operating leases in the Echo transaction as of December 31, 2013 is as follows:

F-15

SQN AIF IV GP, LLC
Notes to Financial Statement
December 31, 2013 and 2012

Description	Cost Basis	Accumulated Depreciation	Net Book Value
Agricultural equipment	$653,458	$2,382	$651,076
Computer equipment	1,529,807	17,505	1,512,302
Forklifts and fuels cells	5,473,816	26,569	5,447,247
Heavy equipment	2,514,627	10,244	2,504,383
Industrial	466,618	2,135	464,483
Machine tools	556,686	2,943	553,743
Medical	32,476	120	32,356
	$11,227,488	$61,898	$11,165,590

The Fund records depreciation expense on equipment when the lease is classified as an operating lease.  In order to calculate depreciation, the Fund first determines the depreciable equipment cost, which is the cost less the estimated residual value. The estimated residual value is the estimate of the value of the equipment at lease termination. Depreciation expense is recorded by applying the straight-line method of depreciation to the depreciable equipment cost over the lease term. Depreciation expense for the year ended December 31, 2013 was $61,899.

6.	Equipment Notes Receivable

Medical Equipment

On June 28, 2013, the Fund entered into a $150,000 Promissory Note to finance the purchase of medical equipment located in the Tennessee. The Promissory Note will be paid through 36 monthly installments of principal and interest of $5,100. The Promissory Note is secured by the medical equipment and other personal property located at the borrowers principal place of business. The Promissory Note is guaranteed personally by the officer of the borrower who will make all required note payments if the borrower is unable to perform under the Promissory Note. For the year ended December 31, 2013, the medical equipment note earned $9,988 of interest income.

Mining Equipment

On September 27, 2013, the Fund entered into a loan facility with Andes Construction & Mining, Inc. (“Andes”) to provide financing in an amount up to $3,000,000. Andes is a Florida based company that builds, refurbishes and services mineral refining and mining equipment in the United States, Central and South America. The loan facility is secured by equipment that refines precious metals and other minerals. The Fund advanced $2,500,000 to Andes during September 2013. The loan facility requires 48 monthly payments of principal and interest of $69,577 and a balloon payment of $500,000 in September 2017 which equates to an effective interest rate of 23.25%. For the year ended December 31, 2013, the mining equipment note earned $126,292 of interest income. The loan facility is scheduled to mature in September 2017. Andes’ obligations under the loan facility are also personally guaranteed by two majority shareholders of Andes.

Manufacturing Equipment

F-16

SQN AIF IV GP, LLC
Notes to Financial Statement
December 31, 2013 and 2012

On October 15, 2013, the Fund entered into a $300,000 loan facility with Pride Products, Inc. (“Pride”) secured by manufacturing equipment owned by Pride. Pride is a New Jersey based manufacturer and assembler of various consumer products. The loan facility is scheduled to be repaid in 29 equal monthly installments of $12,834. For the year ended December 31, 2013, the manufacturing equipment note earned $10,807 of interest income. Pride’s obligations under the loan facility are also personally guaranteed by a majority shareholder of Pride.

The future maturities of the Fund’s notes receivable at December 31, 2013 are as follows:

Years ending December 31,
2014	$478,271
2015	645,590
2016	622,434
2017	946,605
$2,692,900

7.	Equipment Loan Receivable

On December 20, 2013, Echo entered into an agreement with an unrelated third party for the purchase of two portfolios of leases for a combined total purchase price of $17,800,000. One of the portfolios consists of approximately $6,600,000 of equipment loans receivable. The loans accrue interest at rate of 10%. The notes mature on various dates through October 2017. For the year ended December 31, 2013, the loans receivable earned $19,682 of interest income.

The composition of the equipment loans receivable in the Echo transaction as of December 31, 2013 is as follows:

Description	Maturity Date	Balance
Furniture and fixtures	06/30/16	$36,860
Fitness	06/30/14	34,209
Computers	06/30/14	104,008
Forklifts and fuels cells	03/31/14 – 10/31/17	5,510,245
Industrial	09/30/14	57,060
Machine tools	09/01/14	42,221
Medical	03/31/16	746,163
		$6,530,766

F-17

SQN AIF IV GP, LLC
Notes to Financial Statement
December 31, 2013 and 2012

The future maturities of the Fund’s loans receivable at December 31, 2013 are as follows:

Years ending December 31,
2014	$1,731,048
2015	1,511,118
2016	1,422,178
2017	1,060,421
2018	736,459
2019	69,542
$6,530,766

8.	Collateralized Loan Receivable

On November 27, 2013, the Fund entered into a loan agreement with an unrelated third party that allows for the borrower to receive a total of $500,000 in advances from the Fund. The maximum outstanding amount on any date is the lesser of $500,000 and 50% of the borrower’s eligible receivables due within 90 days of the advance date. The loan accrues interest at 15% per annum and is collateralized by all of the assets of the borrower. As of December 31, 2013, the Fund had advanced the borrower a total of $322,000, all of which remained outstanding at year end. Subsequent to December 31, 2013, the Fund received approximately $641,000 from the borrower and also advanced an additional $756,000 to the borrower.

9.	Equipment Notes Payable

In connection with the Echo transaction, Echo assumed approximately $8,500,000 in non-recourse debt in connection with the acquisition of a portfolio of assets subject to lease. The debt is held by multiple lenders with interest rates ranging from 2.75% to 6.75% and maturity dates through 2018. The loan is secured by the underlying assets of each lease.

The future maturities of the Fund’s equipment notes payable at December 31, 2013 are as follows:

Years ending December 31,
2014	$3,549,741
2015	2,668,240
2016	1,675,292
2017	608,524
2018	39,542
$8,541,339

10.	Loan Payable

In connection with the Echo transaction, the Fund borrowed $6,800,000 with interest accruing at 10% per annum through February 28, 2014 then at 8.9% per annum when the Fund made a one-time $600,000 payment which was applied to principal. The lender, as collateral, has a first priority security interest in all of the leased assets acquired by Echo. The lender has the right to receive 100% of the cash proceeds from the leased assets until the loan is repaid in full. Beginning January 1, 2014 and monthly thereafter, all of the cash received from these leased assets are applied first against interest with any excess applied against the outstanding principal balance. There is no stated repayment term for the principal.

F-18

SQN AIF IV GP, LLC
Notes to Financial Statement
December 31, 2013 and 2012

11.	Fair Value Measurements

The LLC follows the fair value guidance in ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) for items that are required to be measured at fair value. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect the LLC’s market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 Inputs — Quoted prices for identical instruments in active markets.

.

Level 2 Inputs — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs — Instruments with primarily unobservable value drivers.

Fair value information with respect to the Fund’s leased assets and liabilities are not separately provided for since ASC 820 does not require fair value disclosures of leasing arrangements.

The Fund’s carrying value of cash and cash equivalents, accounts payable and accrued liabilities, due from SQN Capital Corporation, due from SQN Capital Management LLC and due to SQN Securities, LLC, approximate fair value due to their short term until maturity.

The following is a reconciliation of the beginning and ending balances of the fair value of financial instruments calculated on a recurring basis using significant unobservable inputs (Level 3) during the year ended December 31:

	Equipment Notes Receivable	Equipment Loan Receivable	Collateralized Loan Receivable	Equipment Notes Payable	Loan Payable
Beginning balance, January 1, 2013	$—	$—	$—	$—	$—

Issuance of additional notes	2,950,000	6,530,766	322,000	8,541,339	6,800,000

Total gains (losses) included in earnings:
Interest income	4,142	19,682	2,519	—	—
Interest expense	—	—	—	—	25,755
Unrealized gains (losses)	55,072	—	8,968	—	—

Repayment of notes and accrued interest	(261,242)	—	—	—	—
Unrealized appreciation (depreciation)	55,072	—	8,968	—	—

Estimated fair value, December 31, 2013	$2,747,972	$6,550,448	$333,487	$8,541,339	$6,825,755

F-19

SQN AIF IV GP, LLC
Notes to Financial Statement
December 31, 2013 and 2012

12.	Indemnifications

The LLC and the Fund enter into contracts that contain a variety of indemnifications. The maximum exposure under these arrangements is not known.

In the normal course of business, the LLC and the Fund enter into contracts of various types, including lease contracts, contracts for the sale or purchase of lease assets, and management contracts. It is prevalent industry practice for most contracts of any significant value to include provisions that each of the contracting parties, in addition to assuming liability for breaches of the representations, warranties, and covenants that are part of the underlying contractual obligations, to also assume an obligation to indemnify and hold the other contractual party harmless for such breaches, and for harm caused by such party’s gross negligence and willful misconduct, including, in certain instances, certain costs and expenses arising from the contract. Generally, to the extent these contracts are performed in the ordinary course of business under the reasonable business judgment of the LLC and the Investment Manager, no liability will arise as a result of these provisions. The LLC and Investment Manager know of no facts or circumstances that would make the contractual commitments outside standard mutual covenants applicable to commercial transactions between businesses. Accordingly, the LLC believes that these indemnification obligations are made in the ordinary course of business as part of standard commercial and industry practice, and that any potential liability under the LLC’s similar commitments is remote. Should any such indemnification obligation become payable, the LLC would separately record and/or disclose such liability in accordance with accounting principles generally accepted in the United States of America.

13.	Business Concentrations

Significant concentrations in regards to the number of the Fund’s types of investments at December 31, 2013 were as follows:

	2013
	#	%
Operating leases	A	33%
	B	16%

Equipment notes receivable	C	85%
	D	10%

Investment in SQN Echo LLC	E	10%
	F	11%
	G	14%
	H	27%

Significant concentrations in regards to the number of the Fund’s investments and related revenue streams for the year ended December 31, 2013 were as follows:

	2013
	#	%
Rental	—	—
Interest	1	80%

F-20

SQN AIF IV GP, LLC
Notes to Financial Statement
December 31, 2013 and 2012

14.	Commitments and contingencies

On December 18, 2013 the Fund entered into a forward purchase agreement with an unrelated lender. According to the agreement, the Fund is obligated to purchase a promissory note secured by the brake manufacturing equipment with an aggregate principal amount of $432,000 prior to April 15, 2014. The promissory note accrues interest at 12.5% per annum and matures in January 2018.

15.	Subsequent Events

Distribution

In January 2014, the Fund paid a distribution of $100,566 to its Limited Partners.

Contributions

Subsequent to December 31, 2013, the Fund admitted 49 partners and received additional contributions from two existing limited partners and issued 3,148.66 units for total capital contribution of $2,968,080.

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

SQN AIF IV, L.P. and Subsidiary

New York, NY

We have audited the accompanying consolidated balance sheets of SQN AIF IV, L.P. and Subsidiary as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in partners' equity, and cash flows for the year ended December 31, 2013. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SQN AIF IV, L.P. and Subsidiary as of December 31, 2013 and 2012 and the results of their operations and cash flows for the year ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Baker Tilly Virchow Krause, LLP

New York, NY

March 31, 2014

F-22

SQN AIF IV, L.P. and Subsidiary
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets
	December 31,
	2013	2012
Cash and cash equivalents	$146,340	$1,600
Investments in equipment subject to operating leases, net	11,165,590	—
Equipment notes receivable, including accrued interest of $4,102 and $0	2,692,900	—
Equipment loan receivable, including accrued interest of $19,682 and $0	6,550,448	—
Initial direct costs, net of accumulated amortization of $16,052 and $0	316,448	—
Collateralized loan receivable, including accrued interest of $2,519 and $0	324,519	—
Other assets	127,500	500

Total Assets	$21,323,745	$2,100

Liabilities and Partner’s Equity
Accounts payable and accrued liabilities	$217,404	$—
Unearned interest income	82,024	—
Equipment notes payable, non-recourse	8,541,339	—
Distributions payable to General Partner	537	—
Loan payable, including accrued interest of $25,755 and $0	6,825,755	—
Due to SQN AIF IV GP, LLC	—	1,000
Due to SQN Securities, LLC	10,797	—

Total liabilities	15,677,856	1,000

Commitments and contingencies

Partners’ Equity (Deficit):
Limited Partners	5,099,313	1,000
General Partner	(9,119)	100

Total Partners’ Equity attributable to the Partnership	5,090,194	1,100

Non-controlling interest in consolidated entity	555,695	—

Total Partners’ Equity	5,645,889	1,100

Total Liabilities and Partner’s Equity	$21,323,745	$2,100

See notes to accompanying consolidated financial statements.

F-23

SQN AIF IV, L.P. and Subsidiary
(A Delaware Limited Partnership)
Consolidated Statement of Operations

For the Year Ended December 31, 2013
Revenue:
Rental income	$127,501
Interest income	170,263
Other income	1,000

Total Revenue	298,764

Expenses:
Management fees — Investment Manager	875,000
Depreciation and amortization	77,951
Professional fees	147,556
Organizational expenses	20,000
Acquisition costs	4,260
Administration expense	10,421
Interest expense	25,755
Other expenses	283

Total Expenses	1,161,226

Net loss	(862,462)

Net income attributable to non-controlling interest in consolidated entity	5,695

Net loss attributable to the Partnership	$(868,157)

Net loss attributable to the Partnership:
Limited Partners	$(859,475)
General Partner	(8,682)

Net loss attributable to the Partnership	$(868,157)

Weighted average number of limited partnership interests outstanding	3,940.39

Net loss attributable to Limited Partners per weighted average number of limited partnership interests outstanding	$(218.12)

See notes to accompanying consolidated financial statements.

F-24

SQN AIF IV, L.P. and Subsidiary
(A Delaware Limited Partnership)
Consolidated Statement of Changes in Partners’ Equity
Year Ended December 31, 2013

	Limited Partnership Interests	Total	General Partner	Limited Partners	Non-controlling Interest
Balance, January 1, 2013	1.00	$1,100	$100	$1,000	$—

Limited Partner capital contributions	7,586.65	7,586,650	—	7,586,650	—
Non-controlling interest contribution to consolidated entity	—	550,000	—	—	550,000
					—
Offering expenses	—	(830,391)	—	(830,391)	—
Underwriting fees	—	(743,765)	—	(743,765)	—
Net income (loss)	—	(862,462)	(8,682)	(859,475)	5,695
Distributions	—	(53,706)	—	(53,706)	—
Distributions payable to General Partner	—	(537)	(537)	—	—
Redemption of initial Limited Partner contribution	—	(1,000)	—	(1,000)	—

Balance, Decmber 31, 2013	7,587.65	$5,645,889	$(9,119)	$5,099,313	$555,695

See notes to accompanying consolidated financial statements.

F-25

SQN AIF IV, L.P. and Subsidiary
(A Delaware Limited Partnership)
Consolidated Statement of Cash Flows

For the Year Ended December 31, 2013
Cash flows from operating activities:
Net loss	$(862,462)
Adjustments to reconcile net loss to net cash used in operating activities:
Accrued interest income	(26,344)
Depreciation and amortization	77,951
Change in operating assets and liabilities:
Other assets	(127,000)
Accounts payable and accrued liabilites	217,405
Unearned interest income	82,024
Accrued interest	25,755

Net cash used in operating activities	(612,671)

Cash flows from investing activities:
Cash paid for purchase of equipment subject to operating leases	(6,276,754)
Cash paid for initial direct costs	(332,500)
Cash paid for collateralized loan receivable	(322,000)
Cash paid for equipment notes receivable	(5,890,162)
Repayment of equipment notes receivable	261,243

Net cash used in investing activities	(12,560,173)

Cash flows from financing activities:
Cash received from loan payable	6,800,000
Cash received from non-controlling interest contribution in consolidated entity	550,000
Cash received from Limited Partner capital contributions	7,046,490
Cash paid for Limited Partner distributions	(53,706)
Initial Limited Partner contribution redemption	(1,000)
Cash paid for partner advances	(1,000)
Cash paid for underwriting fees	(192,827)
Cash paid for organizational and offering costs	(830,373)

Net cash provided by financing activities	13,317,584

Net increase in cash and cash equivalents	144,740
Cash and cash equivalents, beginning of period	1,600

Cash and cash equivalents, end of period	$146,340

Supplemental disclosure of non-cash investing activities:
Offering expenses paid by SQN Capital Management, LLC	$92,678
Debt assumed in lease purchase agreement	$8,541,339
Units issued as underwriting fee discount	$540,160
Dividend payable to General Partner	$537

See notes to accompanying consolidated financial statements.

F-26

SQN AIF IV, L.P. and Subsidiary
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

1.	Nature of Operations and Organization

Organization — The SQN AIF IV, L.P. (the “Partnership”) was formed on August 10, 2012, as a Delaware limited partnership and is engaged in a single business segment, the ownership and investment in leased equipment and related financings which includes: (i) purchasing equipment and leasing it to third-party end users; (ii) providing equipment and other asset financing; (iii) acquiring equipment subject to lease and (iv) acquiring ownership rights (residual value interests) in leased equipment at lease expiration. The Partnership will terminate no later than December 31, 2036.

During December 2013, the Partnership formed a special purpose entity SQN Echo LLC (“Echo”), a Limited Liability Company registered in the state of Delaware which is 80% owned by the Partnership and 20% by SQN Alternate Investment Fund III (“Fund III”), an affiliate. Fund III contributed $550,000 to purchase a 20% share of Echo which is presented as non-controlling interest on the accompanying consolidated financial statements. On December 20, 2013, Echo entered into an agreement with an unrelated third party for the purchase of two portfolios of leases for $17,800,000. The first portfolio consists of various types of equipment including material handling, semiconductor test and manufacturing equipment, computer, medical, and telecommunications equipment. The second portfolio consists of lease financings, which have been accounted for as loans receivable in the accompanying consolidated financial statements. Echo paid approximately $9,300,000 in cash and assumed approximately $8,500,000 in non-recourse equipment notes payable.

The principal investment strategy of the Partnership is to invest in business-essential, revenue-producing (or cost-savings) equipment or other physical assets with high in-place value and long, relative to the investment term, economic life and project financings. The Partnership expects to achieve its investment strategy by making investments in equipment already subject to lease or originating equipment leases in such equipment, which will include: (i) purchasing equipment and leasing it to third-party end users; (ii) providing equipment and other asset and project financings; (iii) acquiring equipment subject to lease and (iv) acquiring ownership rights (residual value interests) in leased equipment at lease expiration. From time to time, the Partnership may also purchase equipment and sell it directly to its leasing customers. The Partnership may use other investment structures that its Investment Manager believes will provide the Partnership with an appropriate level of security, collateralization, and flexibility to optimize its return on its investment while protecting against downside risk. In many cases, the structure will include the Partnership holding title to or a priority or controlling position in the equipment or other asset.

The General Partner of the Partnership is SQN AIF IV GP, LLC (the “General Partner”), a wholly-owned subsidiary of the Partnership’s Investment Manager, SQN Capital Management, LLC (the “Investment Manager”). Both the Partnership’s General Partner and its Investment Manager are Delaware limited liability companies. The General Partner manages and controls the day to day activities and operations of the Partnership, pursuant to the terms of the Partnership Agreement. The General Partner paid an aggregate capital contribution of $100 for a 1% interest in the Partnership’s income, losses and distributions. The Investment Manager makes all investment decisions and manages the investment portfolio of the Partnership.

The Partnership’s Investment Manager made a cash payment to the Partnership of $1,000 for an initial Limited Partnership interest. The Partnership refunded the initial Limited Partner’s interest of $1,000 during early July 2013.

The Partnership’s income, losses and distributions are allocated 99% to the Limited Partners and 1% to the General Partner until the Limited Partners have received total distributions equal to their capital contributions plus an 8% per year, compounded annually, cumulative return on their capital contributions. After such time, all income, losses and distributable cash will be allocated 80% to the Limited Partners and 20% to the General Partner. The Partnership is currently in the Offering and Operating Period. The Offering Period expires the earlier of raising $200,000,000 in limited partner contributions (200,000 units at $1,000 per unit) or April 2, 2015, which is two years from the date the Partnership was declared effective by the Securities and Exchange Commission (“SEC”). During the Operating Period the Partnership will invest most of the net proceeds from its offering in business-essential, revenue-producing (or cost-saving)

F-27

SQN AIF IV, L.P. and Subsidiary
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

equipment, other physical assets with substantial economic lives and, in many cases, associated revenue streams and project financings. The Operating Period begins on the date of the partnership’s initial closing, which occurred on May 29, 2013 and will last for three years unless extended at the sole discretion of the General Partner. The Liquidation Period, which tentatively begins three years after the start of the Operating Period, is the period in which the Partnership will sell its assets in the ordinary course of business and will last two years, unless it is extended, at the sole discretion of the General Partner.

SQN Securities, LLC (“Securities”), a majority-owned subsidiary of the Investment Manager, is currently acting as the Partnership’s exclusive selling agent. The Partnership may engage additional selling agents in the future. The Partnership pays 3% of the gross proceeds of the offering (excluding proceeds, if any, the Partnership receives from the sale of its Units to the General Partner or its affiliates) to its selling agent or selling agents as an underwriting fee. In addition, the Partnership will pay a 7% sales commission to broker-dealers unaffiliated with our General Partner who will be selling our Units, on a best efforts basis. When Units are not sold by unaffiliated broker-dealers the 7% sales commission is not required to be paid. The Partnership applies the proceeds that would otherwise be payable as Sales Commission toward the purchase of additional fractional Units at $1,000 per Unit. The Partnership records an underwriting fee discount for the difference between the Unit price and cash selling price for these sales. On May 29, 2013, one investor paid $1,500,000 for Partnership Units and received 1,630.43 Units. The Partnership recorded the difference between the cash purchase price and the Unit price as an underwriting fee discount.

During the Operating Period, the Partnership plans to make quarterly distributions of cash to the Limited Partners, if, in the opinion of the Partnership’s Investment Manager’s such distributions are in the Partnership’s best interests. Therefore, the amount and rate of cash distributions could vary and are not guaranteed. The targeted distribution rate is 6.5% annually, paid quarterly as 1.625%, of each Limited Partners’ capital contribution (pro-rated to the date of admission for each Limited Partner). On October 1, 2013, the Partnership made its first quarterly distribution to its limited partners totaling approximately $53,700.

From May 29, 2013 through December 31, 2013, the Partnership admitted 84 Limited Partners with total capital contributions of $7,586,650 resulting in the sale of 7,586.65 Units. The Partnership received cash of $7,046,490 and applied $540,160 which would have otherwise been paid as sales commission to the purchase of an additional 540.16 Units. The Partnership paid or accrued an underwriting fee to Securities totaling $196,395.

2.	Summary of Significant Accounting Policies

Principles of Consolidation — The accompanying consolidated financial statements include the accounts of the Partnership and its subsidiaries, where the Partnership has the primary economic benefits of ownership. The Partnership’s consolidation policy requires the consolidation of entities where a controlling financial interest is held as well as the consolidation of variable interest entities in which the Partnership has the primary economic benefits. All material intercompany balances and transactions are eliminated in consolidation.

Non-controlling interest represents the minority equity investment in SQN Echo, plus the minorities’ share of the net operating result and other components of equity relating to the non-controlling interest.

Basis of presentation — The accompanying consolidated financial statements of the Partnership at December 31, 2013 and 2012 have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Since operations did not commence until 2013, the statement of operations for the year ended December 31, 2012 is not presented on the accompanying consolidated financial statements.

Cash and cash equivalents — The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of funds maintained in checking and money market accounts maintained at financial institutions.

F-28

SQN AIF IV, L.P. and Subsidiary
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The Partnership’s cash and cash equivalents are held principally at one financial institution and at times may exceed federally insured limits. The Partnership has placed these funds in high quality institution in order to minimize risk relating to exceeding insured limits.

Credit risk — In the normal course of business, the Partnership is exposed to credit risk. Credit risk is the risk that the Partnerships’ counterparty to an agreement, at some point, either has an inability or unwillingness to make contractually required payments. The Partnership expects concentrations of credit risk with respect to lessees to be dispersed across different industry segments and different regions of the world.

Asset impairments — The significant assets in the Partnership’s investment portfolio are periodically reviewed, no less frequently than annually or when indicators of impairment exist, to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. If there is an indication of impairment, the Partnership estimates the future cash flows (undiscounted and without interest charges) expected from the use of the asset and its eventual disposition. Future cash flows are the future cash in-flows expected to be generated by an asset less the future out-flows expected to be necessary to obtain those in-flows. If an impairment is determined to exist, the impairment loss is measured as the amount by which the carrying value of a long-lived asset exceeds its fair value and is recorded in the statement of operations in the period the determination is made. The events or changes in circumstances that generally indicate that an asset may be impaired are, (i) the estimated fair value of the underlying equipment is less than its carrying value, (ii) the lessee is experiencing financial difficulties and (iii) it does not appear likely that the estimated proceeds from the disposition of the asset will be sufficient to satisfy the residual value in the asset. The preparation of the undiscounted cash flows requires the use of assumptions and estimates, including the level of future rents or receipts from the sale of the residual value investment, estimated downtime between re-leasing events, and the amount of re-leasing costs. The Investment Manager’s review for impairment will include a consideration of the existence of impairment indicators, including third party appraisals, published values for similar assets, recent transactions for similar assets, adverse changes in market conditions for specific asset types, and the occurrence of significant adverse changes in general industry and market conditions that could affect the fair value of the asset.

Equipment Notes Receivable — Equipment notes receivable are reported in the Partnership’s balance sheets as the outstanding principal balance net of any unamortized deferred fees, premiums or discounts on purchased loans. Costs to originate loans, if any, are reported as other assets in the Partnership’s balance sheets. Income is recognized over the life of the note agreement. On certain equipment notes receivable, specific payment terms were reached requiring prepayments which resulted in the recognition of unearned interest income. Unearned income, discounts and premiums, if any, are amortized to interest income in the statements of operations using the effective interest rate method. Equipment notes receivable are generally placed in a non-accrual status when payments are more than 90 days past due. Additionally, the Investment Manager periodically reviews the creditworthiness of companies with payments outstanding less than 90 days. Based upon the Investment Manager’s judgment, accounts may be placed in a non-accrual status. Accounts on a non-accrual status are only returned to an accrual status when the account has been brought current and the Partnership believes recovery of the remaining unpaid receivable is probable. Revenue on non-accrual accounts is recognized only when cash has been received.

Initial direct costs — The Partnership capitalizes initial direct costs associated with the origination and funding of lease assets. Initial direct costs include both internal costs (e.g., labor and overhead) and external fees incurred with the origination. These costs are amortized on a lease by lease basis based over the actual contract term of each lease using the effective interest rate method for finance leases and the straight-line method for operating leases. Upon disposal of the underlying lease assets, both the initial direct costs and the associated accumulated amortization are relieved. Costs related to leases that are not consummated are not eligible for capitalization as initial direct costs and are expensed as incurred as acquisition expense.

F-29

SQN AIF IV, L.P. and Subsidiary
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Revenue recognition — The Partnership records revenue based upon the lease classification determined at the inception of the transaction and based upon the terms of the lease or when there are significant changes to the lease terms.

The Partnership leases equipment to third parties and each such lease may be classified as either a finance lease or an operating lease. Initial direct costs are capitalized and amortized over the term of the related lease for a finance lease. For an operating lease, initial direct costs are included as a component of the cost of the equipment and depreciated.

For finance leases, the Partnership records, at lease inception, the total minimum lease payments receivable from the lessee, the estimated unguaranteed residual value of the equipment upon lease termination, the initial direct costs, if any, related to the lease and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable plus the estimated unguaranteed residual value, minus the cost of the leased equipment. Unearned income is recognized as finance income over the term of the lease using the effective interest rate method.

For operating leases, rental income is recognized on the straight line basis over the lease term. Billed and uncollected operating lease receivables will be included in accounts receivable. Accounts receivable are stated at their estimated net realizable value. Rental income received in advance is the difference between the timing of the cash payments and the income recognized on the straight line basis.

The Investment Manager has an investment committee that approves each new equipment lease, financing transaction, and lease acquisition. As part this process it determines the unguaranteed residual value, if any, to be used once the acquisition has been approved. The factors considered in determining the unguaranteed residual value include, but are not limited to, the creditworthiness of the potential lessee, the type of equipment being considered, how the equipment is integrated into the potential lessees’ business, the length of the lease and the industry in which the potential lessee operates. Unguaranteed residual values are reviewed for impairment in accordance with the Partnership’s policy relating to impairment review.

Acquisition expense — Acquisition expense represents costs which include, but are not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, accounting fees and expenses, and miscellaneous expenses related to the selection and acquisition of leased equipment which are incurred by the Partnership under the terms of the Partnership Agreement, as amended. As these costs are not eligible for capitalization as initial direct costs, such amounts are expensed as incurred.

Income taxes — As a partnership, no provision for income taxes is recorded since the liability for such taxes is that of each of the Partners rather than the Partnership. The Partnership’s income tax returns are subject to examination by the federal and state taxing authorities, and changes, if any, could adjust the individual income tax of the Partners.

Uncertain tax positions — The Partnership has adopted the provisions of Accounting for Uncertainty in Income Taxes (“Uncertain Tax Position”). Uncertain Tax Position prescribes recognition thresholds that must be met before a tax position is recognized in the financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Under Uncertain Tax Position, an entity may only recognize or continue to recognize tax positions that meet a “more likely than not” threshold. The Partnership has evaluated its entity level tax position for the years ended December 31, 2013 and 2012, and does not expect any material adjustments to be made. The tax years 2013 and 2012 remains open to examination by the major taxing jurisdictions to which the Partnership is subject.

Per Share Data — Net income or loss attributable to Limited Partners per weighted average number of limited partnership interests outstanding is calculated as follows; the net income or loss allocable to the Limited Partners divided by the weighted average number of limited partnership interests outstanding during the period.

Foreign currency transactions — The Partnership has designated the United States of America dollar as the functional currency for the Partnership’s investments denominated in foreign currencies. Accordingly, certain assets

F-30

SQN AIF IV, L.P. and Subsidiary
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

and liabilities are translated at either the reporting period exchange rates or the historical exchange rates, revenues and expenses are translated at the average rate of exchange for the period, and all transaction gains or losses are reflected in the period’s results of operations.

Use of estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the General Partner and Investment Manager to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates primarily include the determination of allowances for doubtful accounts, depreciation and amortization, impairment losses, estimated useful lives, and residual values. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In March 2013, the FASB issued ASU 2013-07, “Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting.” The amendments require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. The amendments require financial statements prepared using the liquidation basis of accounting to present relevant information about an entity’s expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation. The entity should include in its presentation of assets any items it had not previously recognized under U.S. GAAP but that it expects to either sell in liquidation or use in settling liabilities (for example, trademarks). The amendments are effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. Entities should apply the requirements prospectively from the day that liquidation becomes imminent. Early adoption is permitted. The Partnership does not expect the adoption of ASU 2013-07 to have a material effect on its financial position or its results of operations.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

3.	Related Party Transactions

The General Partner is responsible for the day-to-day operations of the Partnership and the Investment Manager makes all investment decisions and manages the investment portfolio of the Partnership. The Partnership pays the General Partner an allowance for organizational and offering costs not to exceed 2% of all capital contributions received by the Partnership. Because organizational and offering expenses will be paid as and to the extent they are incurred, organizational and offering expenses may be drawn disproportionately to the gross proceeds of each closing. The General Partner also has a promotional interest in the Partnership equal to 20% of all distributed distributable cash, after the Partnership has provided an 8% cumulative return, compounded annually, to the Limited Partners on their capital contributions. The General Partner has a 1% interest in the profits, losses and distributions of the Partnership. The General Partner will initially receive 1% of all distributed distributable cash which was accrued for at December 31, 2013.

During 2012, the General Partner made a $1,000 cash advance to the Partnership to pay for incidental costs. At December 31, 2012, this amount is shown as due to SQN AIF IV GP, LLC in the accompanying balance sheets. This amount was repaid during July 2013 and therefore has a $0 balance due as of December 31, 2013.

F-31

SQN AIF IV, L.P. and Subsidiary
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The Partnership pays the Investment Manager during the Offering Period, Operating Period and the Liquidation Period a management fee equal to or the greater of, (i) 2.5% per annum of the aggregate offering proceeds, or (ii) $125,000, payable monthly, until such time as an amount equal to at least 15% of the Partnership’s Limited Partners’ capital contributions have been returned to the Limited Partners, after which the monthly management fee will equal 100% of the management fee as initially calculated above, less 1% for each additional 1% of the Partnership’s Limited Partners’ capital contributions returned to them, such amounts are measured on the last day of each month. The management fee is paid regardless of the performance of the fund and will be adjusted in the future to reflect the equity raised. For the year ended December 31, 2013, the Partnership paid $875,000 in management fee expense which is recorded in management fee — Investment Manager in the accompanying statements of operations.

Prior to the Partnership admitting Limited Partners on May 29, 2013, any monies paid by the Investment Manager for offering expenses incurred on behalf of the Partnership, were not the responsibility of the Partnership due to the possibility that the Partnership may not admit Limited Partners. Until such time, these expenses were the responsibility of the General Partner. On May 29, 2013, the Partnership recorded a payable to the Investment Manager for offering expenses previously paid totaling $225,468 which was paid in 2013.

Securities is a Delaware limited liability company and is majority-owned subsidiary of the Partnership’s Investment Manager. Securities in its capacity as the Partnership’s selling agent receives an underwriting fee of 3% of the gross proceeds from Limited Partners’ capital contributions (excluding proceeds, if any, the Partnership receives from the sale of the Partnership’s Units to the General Partner or its affiliates). While Securities is initially acting as the Partnership’s exclusive selling agent, the Partnership may engage additional selling agents in the future.

For the year ended December 31, 2013, the Partnership incurred the following transactions with Securities:

Year Ended December 31, 2013
Underwriting fees earned by Securities	$196,395
Payments by the Partnership to Securities	(185,598)
Balance due to Securities	$10,797

For the year ended December 31, 2013, the Partnership incurred the following underwriting fee transactions:

Year Ended December 31, 2013
Underwriting discount incurred by the Partnership	$540,160
Underwriting fees earned by Securities	196,395
Fees paid to outside brokers	7,210
Total underwriting fees	$743,765

5.	Investment in Equipment Subject to Operating Leases

On December 20, 2013, Echo entered into a participation agreement with an unrelated third party for the purchase of two portfolios of leases with a combined total of $17,800,000 of assets. One of the portfolios consisted of approximately $11,200,000 of assets subject to operating leases.

F-32

SQN AIF IV, L.P. and Subsidiary
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The composition of the equipment subject to operating leases in the Echo transaction as of December 31, 2013 is as follows:

Description	Cost Basis	Accumulated Depreciation	Net Book Value
Agricultural equipment	$653,458	$2,382	$651,076
Computer equipment	1,529,807	17,505	1,512,302
Forklifts and fuels cells	5,473,816	26,569	5,447,247
Heavy equipment	2,514,627	10,244	2,504,383
Industrial	466,618	2,135	464,483
Machine tools	556,686	2,943	553,743
Medical	32,476	120	32,356
	$11,227,488	$61,898	$11,165,590

The Partnership records depreciation expense on equipment when the lease is classified as an operating lease. In order to calculate depreciation, the Partnership first determines the depreciable equipment cost, which is the cost less the estimated residual value. The estimated residual value is the estimate of the value of the equipment at lease termination. Depreciation expense is recorded by applying the straight-line method of depreciation to the depreciable equipment cost over the lease term. Depreciation expense for the year ended December 31, 2013 was $61,899.

6.	Equipment Notes Receivable

Medical Equipment

On June 28, 2013, the Partnership entered into a $150,000 Promissory Note to finance the purchase of medical equipment located in the Tennessee. The Promissory Note will be paid through 36 monthly installments of principal and interest of $5,100. The Promissory Note is secured by the medical equipment and other personal property located at the borrowers principal place of business. The Promissory Note is guaranteed personally by the officer of the borrower who will make all required note payments if the borrower is unable to perform under the Promissory Note. For the year ended December 31, 2013, the medical equipment note earned $9,988 of interest income.

Mining Equipment

On September 27, 2013, the Partnership entered into a loan facility with Andes Construction & Mining, Inc. (“Andes”) to provide financing in an amount up to $3,000,000. Andes is a Florida based company that builds, refurbishes and services mineral refining and mining equipment in the United States, Central and South America. The loan facility is secured by equipment that refines precious metals and other minerals. The Partnership advanced $2,500,000 to Andes during September 2013. The loan facility requires 48 monthly payments of principal and interest of $69,577 and a balloon payment of $500,000 in September 2017 which equates to an effective interest rate of 23.25%. For the year ended December 31, 2013, the mining equipment note earned $126,292 of interest income. The loan facility is scheduled to mature in September 2017. Andes’ obligations under the loan facility are also personally guaranteed by two majority shareholders of Andes.

F-33

SQN AIF IV, L.P. and Subsidiary
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Manufacturing Equipment

On October 15, 2013, the Partnership entered into a $300,000 loan facility with Pride Products, Inc. (“Pride”) secured by manufacturing equipment owned by Pride. Pride is a New Jersey based manufacturer and assembler of various consumer products. The loan facility is scheduled to be repaid in 29 equal monthly installments of $12,834. For the year ended December 31, 2013, the manufacturing equipment note earned $10,807 of interest income. Pride’s obligations under the loan facility are also personally guaranteed by a majority shareholder of Pride.

The future maturities of the Partnership’s notes receivable at December 31, 2013 are as follows:

Years ending December 31,
2014	$478,271
2015	645,590
2016	622,434
2017	946,605
$2,692,900

7.	Equipment loan receivable

On December 20, 2013, Echo entered into an agreement with an unrelated third party for the purchase of two portfolios of leases for a combined total purchase price of $17,800,000. One of the portfolios consists of approximately $6,600,000 of equipment loans receivable. The loans accrue interest at rates ranging from 10%. The notes mature on various dates through October 2017. For the year ended December 31, 2013, the loans receivable earned $19,682 of interest income.

The composition of the equipment loans receivable in the Echo transaction as of December 31, 2013 is as follows:

Description	Maturity Date	Balance
Furniture and fixtures	06/30/16	$36,860
Fitness	06/30/14	34,209
Computers	06/30/14	104,008
Forklifts and fuels cells	03/31/14 – 10/31/17	5,510,245
Industrial	09/30/14	57,060
Machine tools	09/01/14	42,221
Medical	03/31/16	746,163
		$6,530,766

The future maturities of the Partnership’s loans receivable at December 31, 2013 are as follows:

Years ending December 31,
2014	$1,731,048
2015	1,511,118
2016	1,422,178
2017	1,060,421
2018	736,459
2019	69,542
$6,530,766

8.	Collateralized Loan Receivable

On November 27, 2013, the Partnership entered into a loan agreement with an unrelated third party that allows for the borrower to receive a total of $500,000 in advances from the Partnership. The maximum outstanding amount on any date is the lesser of $500,000 and 50% of the borrower’s eligible receivables due within 90 days of the advance date. The loan accrues interest at 15% per annum and is collateralized by all of the assets of the borrower. As of December 31, 2013, the Partnership had advanced the borrower a total of $322,000, all of which remained outstanding at year end. Subsequent to December 31, 2013, the Partnership received approximately $641,000 from the borrower and also advanced an additional $756,000 to the borrower.

9.	Equipment Notes Payable

In connection with the Echo transaction, Echo assumed approximately $8,500,000 in non-recourse debt in connection with the acquisition of a portfolio of assets subject to lease. The debt is held by multiple lenders with interest rates ranging from 2.75% to 6.75% and maturity dates through 2018. The loan is secured by the underlying assets of each lease.

The future maturities of the Partnership’s equipment notes payable at December 31, 2013 are as follows:

Years ending December 31,
2014	$3,549,741
2015	2,668,240
2016	1,675,292
2017	608,524
2018	39,542
$8,541,339

F-34

SQN AIF IV, L.P. and Subsidiary
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

10.	Loan Payable
In connection with the Echo transaction, the Partnership borrowed $6,800,000 with interest accruing at 10% per annum through February 28, 2014 then at 8.9% per annum when the Partnership made a one-time $600,000 payment which was applied to principal. The lender, as collateral, has a first priority security interest in all of the leased assets acquired by Echo. The lender has the right to receive 100% of the cash proceeds from the leased assets until the loan is repaid in full. Beginning January 1, 2014 and monthly thereafter, all of the cash received from these leased assets are applied first against interest with any excess applied against the outstanding principal balance. There is no stated repayment term for the principal.

11.	Fair Value Measurements

The Partnership follows the fair value guidance in ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) for items that are required to be measured at fair value. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect the Partnership’s market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 Inputs — Quoted prices for identical instruments in active markets.

Level 2 Inputs — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs — Instruments with primarily unobservable value drivers.

Fair value information with respect to the Partnership’s leased assets and liabilities are not separately provided for since ASC 820 does not require fair value disclosures of leasing arrangements.

The Partnership’s carrying value of cash and cash equivalents, accounts payable and accrued liabilities, due to SQN AIF GP, LLC, due to SQN Securities, LLC and due to SQN Capital Management LLC, approximate fair value due to their short term until maturity.

The following is a reconciliation of the beginning and ending balances of the fair value of financial instruments calculated on a recurring basis using significant unobservable inputs (Level 3) during the year ended December 31:

	Equipment Notes Receivable	Equipment Loan Receivable	Collateralized Loan Receivable	Equipment Notes Payable	Loan Payable
Beginning balance, January 1, 2013	$—	$—	$—	$—	$—

Issuance of additional notes	2,950,000	6,530,766	322,000	8,541,339	6,800,000

Total gains (losses) included in earnings:
Interest income	4,142	19,682	2,519	—	—
Interest expense	—	—	—	—	25,755

Repayment of notes and accrued interest	(261,242)	—	—	—	—
Unrealized appreciation (depreciation)	55,072	—	8,968	—	—

Estimated fair value, December 31, 2013	$2,747,972	$6,550,448	$333,487	$8,541,339	$6,825,755

F-35

SQN AIF IV, L.P. and Subsidiary
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

12.	Income Tax Reconciliation (unaudited)

As of December 31, 2013 and 2012, total Partners’ equity attributable to the Partnership included in the consolidated financial statements was $5,090,192 and $1,100, respectively. As of December 31, 2013 and 2012, total Partners’ equity for federal income tax purposes was $5,067,949 and $0. The primary difference was organizational and offering expenses and distribution expenses which is a reduction in Limited Partners’ capital accounts for financial reporting purposes but not for federal income tax reporting purposes and differences in depreciation and amortization for financial reporting purposes and federal income tax purposes.

The following table reconciles the net loss for financial statement reporting purposes to the net income for federal income purposes for the year ended December 31, 2013:

For the Year Ended
December 31, 2013
Net loss per consolidated financial statements	$(868,157)
Net income from non-includable U.S. entities	(28,478)
Income attributable to non-controlling interest	5,696
Organizational costs	14,500
SQN Echo LLC	(32,603)
Unearned interest income	82,024

Net income for federal income tax purposes	$(827,018)

13.	Indemnifications

The Partnership enters into contracts that contain a variety of indemnifications. The Partnership’s maximum exposure under these arrangements is not known.

In the normal course of business, the Partnership enters into contracts of various types, including lease contracts, contracts for the sale or purchase of lease assets, and management contracts. It is prevalent industry practice for most contracts of any significant value to include provisions that each of the contracting parties, in addition to assuming liability for breaches of the representations, warranties, and covenants that are part of the underlying contractual obligations, to also assume an obligation to indemnify and hold the other contractual party harmless for such breaches, and for harm caused by such party’s gross negligence and willful misconduct, including, in certain instances, certain costs and expenses arising from the contract. Generally, to the extent these contracts are performed in the ordinary course of business under the reasonable business judgment of the General Partner and the Investment Manager, no liability will arise as a result of these provisions. The General Partner and Investment Manager knows of no facts or circumstances that would make the Partnership’s contractual commitments outside standard mutual covenants applicable to commercial transactions between businesses. Accordingly, the Partnership believes that these indemnification obligations are made in the ordinary course of business as part of standard commercial and industry practice, and that any potential liability under the Partnership’s similar commitments is remote. Should any such indemnification obligation become payable, the Partnership would separately record and/or disclose such liability in accordance with accounting principles generally accepted in the United States of America.

F-36

SQN AIF IV, L.P. and Subsidiary
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

14.	Selected Quarterly Financial Data (unaudited)

The following table is a summary of selected financial data, by quarter:

	Quarterly Information (unaudited)				Year Ended December 31,
	March 31,	June 30,	September 30,	December 31,	2013
Total revenue	$—	$1,129	$9,784	$287,851	$298,764

Net loss allocable to Limited Partners	$—	$(159,411)	$(389,790)	$(310,276)	$(859,477)

Weighted average number of limited partnership interests outstanding	—	1,687.56	2,589.39	6,075.97	3,940.39

Net loss attributable to Limited Partners per weighted average number of limited partnership	$—	$(94.46)	$(150.53)	$(51.07)	$(218.12)

15.	Business Concentrations

Significant concentrations in regards to the number of the Partnership’s types of investments at December 31, 2013 were as follows:

F-37

SQN AIF IV, L.P. and Subsidiary
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

	2013
	#	%
Operating leases	A	33%
	B	16%

Equipment notes receivable	C	85%
	D	10%

Investment in SQN Echo LLC	E	10%
	F	11%
	G	14%
	H	27%
Significant concentrations in regards to the number of the Partnership’s investments and related revenue streams for the year ended December 31, 2013 were as follows:

	2013
	#	%
Rental	—	—
Interest	1	80%

16.	Commitments and contingencies

On December 18, 2013 the Partnership entered into a forward purchase agreement with an unrelated lender. According to the agreement, the Partnership is obligated to purchase a promissory note secured by the brake manufacturing equipment with an aggregate principal amount of $432,000 prior to April 15, 2014. The promissory note accrues interest at 12.5% per annum and matures in January 2018.

17.	Subsequent Events

Distribution

In January 2014, the Partnership paid a distribution of $100,566 to its Limited Partners.

Contributions

Subsequent to December 31, 2013, the Partnership admitted 45 partners and issued 2,941.12 units for total capital contribution of $2,768,080.

F-38

APPENDIX A

AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP
OF
SQN AIF IV, L.P.

i

ii

iii

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

SQN AIF IV, L.P.

This Amended and Restated Agreement of Limited Partnership is made and entered into by and among SQN AIF IV GP, LLC, a Delaware limited liability company, as the General Partner, SQN Capital Management, LLC, a Delaware limited liability company, as the “Original Limited Partner,” and such other persons who may be admitted to the Partnership from time to time as Limited Partners.

ARTICLE I - DEFINITIONS

1.1               Defined Terms. Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context otherwise requires, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and “Article” and “Section” references are references to the Articles and Sections of this Agreement.

(1)               “Accountants” means any firm of independent certified public accountants that may be engaged from time to time by the General Partner on behalf of the Partnership.

(2)               “Acquisition Expenses” means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to the selection and acquisition of Investments, whether or not acquired, including, but not limited to:

(i)	legal fees and expenses;
(ii)	travel and communication expenses;
(iii)	costs of credit reports, appraisals and reference materials used to evaluate transactions;
(iv)	non-refundable option payments on Investments not acquired;
(v)	accounting fees and expenses;
(vi)	insurance costs;
(vii)	initial direct costs, as that term is defined under United States generally accepted accounting principles (“GAAP”), which includes any origination fees paid by the Investment Manager or its Affiliates to any Person, including its or its Affiliates’ employees, with respect to acquiring and holding Investments on a temporary basis before they are purchased from the Investment Manager or its Affiliates by the Partnership; and
(viii)	miscellaneous other expenses, however designated.

(3)               “Acquisition Fees” means all fees and commissions paid by any party in connection with the initial purchase or funding of any Investment, including fees payable to finders and brokers that are not Affiliates of the General Partner. Also, included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, non-recurring management fee, or any fee of a similar nature, however designated.

(4)               “Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in the Capital Account is less than zero. For this purpose, a Partner’s Capital Account balance shall be:

(i)	reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6);
(ii)	increased for any amount which the Partner is obligated to restore, because of a promissory note to the Partnership or otherwise, or is deemed obligated to restore pursuant to the penultimate
A-1

sentence in each of Regulations Sections 1.704-2(g)(1)(ii) and 1.704-2(i)(5) (relating to Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, respectively).

(5)               “Adjusted Capital Contribution” means, as to any Limited Partner, as determined from time to time, the Limited Partner’s Capital Contribution reduced, but not below zero, by:

(i)	all distributions previously made to the Limited Partner by the Partnership which are deemed by the General Partner to reduce the Limited Partner’s Capital Contribution under Section 11.3(d)(ii); and
(ii)	all payments previously made to the Limited Partner in Redemption of a portion or all of the Limited Partner’s Units under Section 13.5.

(6)               “Administrator” means the official or agency administering the securities laws of a state or other political subdivision of the United States.

(7)               “Affiliate” means, with respect to any Person:

(i)	any other Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii)	any other Person owning or controlling 10% or more of the outstanding voting securities of such Person;
(iii)	any officer, director or partner of such Person; and
(iv)	if such Person is an officer, director or partner, any other Person for which such Person acts in such capacity.

(8)               “Affiliated Limited Partner” means any of the following Persons who purchase Units and are admitted to the Partnership as Limited Partners:

(i)	the General Partner and its Affiliates;
(ii)	the Selling Agent and any registered representative or principal of the Selling Agent;
(iii)	registered investment advisors and their clients; and
(iv)	investors who buy Units through the officers and directors of the General Partner.

(9)               “Affiliated Program” means any Program formed by the General Partner or any Affiliate of the General Partner or in which the General Partner or any of its Affiliates has an interest, including, without limitation, SQN Alternative Investment Fund I, LLC, SQN Alternative Investment Fund II, LLC, SQN Alternative Investment Fund III L.P., and SQN Special Opportunity Fund, LLC.

(10)            “Agreement” means this Amended and Restated Agreement of Limited Partnership, as it may hereafter be amended, supplemented or restated from time to time.

(11)            “Assessments” means additional amounts of capital which may be mandatorily required of, or paid at the option of, a Limited Partner beyond his subscription commitment.

(12)            “Assignee” means any Person to whom any Unit or Partnership Interest, or part thereof, has been Assigned, in whole or in part, in a manner permitted by Section 13.2.

A-2

(13)            “Assignment” means, with respect to any Unit or Partnership Interest, or any part thereof, the sale, assignment, transfer, gift or other disposition of such Unit or Partnership Interest, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto.

(14)            “Capital Account” means the capital account maintained for each Partner under Section 8.14.

(15)            “Capital Contribution” means:

(i)	as to the General Partner, its initial $100 contribution to the capital of the Partnership plus any additional amounts as may be contributed to the capital of the Partnership by the General Partner; and
(ii)	as to any Limited Partner, including Affiliated Limited Partners, the gross amount of investment in the Partnership actually paid by the Limited Partner, i.e. the Unit Price, without deduction for Front-End Fees (whether payable by the Partnership or not);

but excluding Net Disposition Proceeds reinvested in additional Investments under Section 9.1(b)(xxvi).

(16)            “Cash Flow” means the Partnership’s Gross Revenues, without deduction for depreciation, but after deducting the Partnership’s cash funds used to pay all other Partnership expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

(17)            “Closing” means the admission of Limited Partners to the Partnership in accordance with Article VIII.

(18)            “Closing Date” means any date on which any Limited Partner is admitted to the Partnership, and includes the Initial Closing Date, any subsequent Closing Date and the Final Closing Date.

(19)            “Code” means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent laws.

(20)            “Commission” means the Securities and Exchange Commission.

(21)            “Consent” means, as the context may require:

(i)	consent given by vote at a meeting called and held in accordance with the provisions of Section 16.1;
(ii)	the written consent without a meeting of any Person to do the act or thing for which the consent is solicited; or
(iii)	the act of granting the consent.

(22)            “Controlling Person” means, with respect to the General Partner or any Affiliate of the General Partner, any of the following Persons:

(i)	its chairmen, directors, presidents, or other executive or senior officers;
(ii)	any holder of a 5% or greater equity interest in the General Partner or its Affiliate; or
(iii)	any Person having the power to direct or cause the direction of the General Partner or its Affiliate, whether through the ownership of voting securities, by contract or otherwise.

(23)            “Counsel” means any law firm that may be engaged from time to time by the General Partner on behalf of the Partnership.

A-3

(24)            “Cumulative Return” means, as to any Limited Partner, an amount equal to an 8% annual, compounded annually, cumulative return on the Limited Partner’s Capital Contribution calculated from a date not later than the last day of the calendar quarter in which the Capital Contribution of the Limited Partner as to which the Cumulative Return is being calculated was made.

(25)            “Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as amended, and any successor thereto.

(26)            “Distributable Cash” means Cash Flow plus any amounts released from Reserves by the General Partner, less amounts allocated to Reserves by the General Partner.

(27)            “Effective Date” means the date the Registration Statement is declared effective by the Commission.

(28)            “Equipment” means any new, used or reconditioned equipment or revenue stream associated therewith acquired by the Partnership, or in which the Partnership has acquired a direct or indirect interest (including, but not limited to, residual interests), and shall also be deemed to include such equipment which at any time is subject to, or serves as the collateral for, a Lease.

(29)            “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or corresponding provisions of subsequent laws.

(30)            “ERISA Plan” means an employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to Part 4 of Subtitle B of Title I of ERISA.

(31)            “Escrow Account” means an interest-bearing account established and maintained by the Partnership, the General Partner and the Selling Agent with the Escrow Agent in accordance with the terms of the Escrow Agreement for the purpose of holding, pending the distribution thereof in accordance with the terms of the Escrow Agreement and this Agreement, any subscription funds received from Persons who may be admitted to the Partnership as Limited Partners on the Initial Closing Date.

(32)            “Escrow Agent” means a United States banking institution with at least $200,000,000 in assets, which shall be selected by the General Partner to serve in such capacity pursuant to the Escrow Agreement.

(33)            “Escrow Agreement” means the Escrow Agreement among the Partnership, the General Partner, the Selling Agent and the Escrow Agent, substantially in the form of the Escrow Agreement filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by its terms.

(34)            “Final Closing Date” means the last Closing Date in the Offering on which a Limited Partner (other than a Substitute Limited Partner) is admitted to the Partnership, which shall be as soon as practicable following the Offering Termination Date.

(35)            “Financing Transaction” means:

(i)	any extension of credit or loan of money to the Partnership or its subsidiaries that is secured by a security interest in the Partnership’s Investments or other tangible or intangible personal property of the Partnership or any Lease of any such property;
(ii)	any notes issued in connection with a securitization of Investments, or receivables therefrom; or
(iii)	any transaction in which the Partnership’s Investments are sold to a Person for purposes of securitization and with customary retained rights or interests.

(36)            “FINRA” means the Financial Industry Regulatory Authority, Inc.

(37)            “Fiscal Period” means any interim accounting period within a Fiscal Year established by the General Partner.

A-4

(38)            “Fiscal Quarter” means, for each Fiscal Year, the 3-calendar-month period which commences on the first day of such Fiscal Year and each additional 3-calendar-month period commencing on the first day of the first month following the end of the preceding such period within such Fiscal Year (or such shorter period ending on the last day of a Fiscal Year).

(39)            “Fiscal Year” means the Partnership’s annual accounting period established pursuant to Section 15.4.

(40)            “Front-End Fees” means fees and expenses paid by any Person for any services rendered during the Partnership’s organizational and offering or acquisition phases, including Underwriting Fees, Sales Commissions, Organizational and Offering Expense Allowances, Leasing or Financing Fees, Acquisition Fees and Acquisition Expenses (other than any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees unless such Persons are Affiliates of the General Partner) and all other similar fees however designated.

(41)            “Full Payout Lease” means any lease under which the aggregate non-cancelable rental payments due during the initial term of the lease, on a net present value basis, are at least sufficient to permit the Partnership to recover the entire Purchase Price of the Equipment subject to the lease.

(42)            “GAAP” means United States generally accepted accounting principles.

(43)            “General Partner” means SQN AIF IV GP, LLC, and its successors or permitted assigns, as general partner of the Partnership.

(44)            “Gross Asset Value” means, with respect to any asset of the Partnership, the asset’s adjusted tax basis, except that:

(i)	the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of such contribution;
(ii)	the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at the time specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f)(5) if the Partnership so elects;
(iii)	the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;
(iv)	to the extent not otherwise reflected in the Partners’ Capital Accounts, the Gross Asset Values of Partnership assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and
(v)	if on the date of contribution of an asset or a revaluation of an asset in accordance with clauses (ii) through (iv), above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

(45)            “Gross Offering Proceeds” means the gross amount of Capital Contributions, before deduction of Front-End Fees, of all Limited Partners admitted to the Partnership.

(46)            “Gross Revenues” means gross cash receipts of the Partnership from whatever source (including its share of Gross Revenues from its indirect Investments), excluding Capital Contributions.

(47)            “Income” or “Loss” means, for any Fiscal Year, the Partnership’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

A-5

(i)	any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Income or Loss shall be applied to increase such taxable income or reduce such loss;
(ii)	any expenditure of the Partnership described in Code Section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Income or Loss, shall be applied to reduce such taxable income or increase such loss;
(iii)	gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;
(iv)	in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery deductions determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3);
(v)	in the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (ii) of Section 1.1(44), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Income or Loss;
(vi)	to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Income or Loss; and
(vii)	any items which are specially allocated pursuant to Section 11.2(b), (c), (d), (e), (f), (g) or (h) shall not be taken into account in computing Income or Loss.

(48)            “Indebtedness” means, with respect to any Person as of any date, all obligations (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred with respect to property purchased in the ordinary course of business that are not overdue or are being contested in good faith by appropriate proceedings and are not required to be classified as debt on a balance sheet of the Person that is prepared in accordance with GAAP as of that date).

(49)            “Independent Expert” means a Person with no material current or prior business or personal relationship with the General Partner or its Affiliates, who is engaged to a substantial extent in the business of rendering appraisals regarding the value of assets of the type held by the Partnership and who is qualified to perform the work.

(50)            “Initial Closing Date” means the first Closing Date for the Partnership on which Limited Partners with Units equal to, or greater than, the Minimum Offering are admitted to the Partnership.

(51)            “Investment in Equipment” means the aggregate amount of Capital Contributions and Financial Transactions actually paid or allocated to the purchase, manufacture or renovation of Investments acquired by the Partnership, together with other cash payments such as interest, taxes and Reserves allocable thereto (to the extent that Reserves do not exceed 3% of Capital Contributions), but excluding Front-End Fees.

(52)            “Investment Committee” means a committee of certain of the General Partner’s or its Affiliates’ officers and/or directors, as determined in the sole discretion of the General Partner, that shall do the following on behalf of the Partnership:

A-6

(i)	approve significant transactions and transactions which differ from the standards and procedures the Investment Committee has established;
(ii)	pursuant to Section 9.5, resolve conflicts in allocating Investments among Affiliated Programs; and
(iii)	consider any other matter submitted to the Investment Committee for its review by the General Partner.

(53)            “Investment Manager” means SQN Capital Management, LLC, an Affiliate of the General Partner, or its successor pursuant to the Management, Origination and Servicing Agreement.

(54)            “Investments” means the Partnership’s portfolio, from time to time, of Equipment, Other Physical Assets and Leases, whether the Partnership owns the portfolio directly or indirectly.

(55)            “IRA” means an individual retirement account within the meaning of Section 408 of the Code.

(56)            “IRS” means the Internal Revenue Service or any successor agency thereto.

(57)            “Lease” means any Full Payout Lease, any Operating Lease and any residual value interest therein or any other agreement directly or indirectly collateralized by Investments.

(58)            “Leasing or Financing Fee” means the total of all fees and commissions paid by any Person in connection with the initial lease or initial financing of Equipment and Other Physical Assets acquired by the Partnership.

(59)            “Lender” means any Person that lends cash or cash equivalents to the Partnership or its subsidiaries, including any Person that acquires by purchase, assignment, or otherwise, an interest in:

(i)	the future amounts payable under any Lease and in the related Equipment or Other Physical Assets; or
(ii)	payments due under any Financing Transaction and in any property securing the Financing Transaction.

(60)            “Lessee” means a lessee under a Lease.

(61)            “Limited Partner” means:

(i)	any Person who owns at least a portion of a Unit and who has been admitted to the Partnership as a Limited Partner, including Affiliated Limited Partners; and
(ii)	any Person who becomes a Substitute Limited Partner in accordance with this Agreement;

including the General Partner and its Affiliates to the extent they purchase Units.

(62)            “Liquidation Period” means the period commencing on the first day following the end of the Operating Period and continuing for the period deemed necessary by the General Partner for the orderly termination of the Partnership’s operations and affairs and the liquidation or disposition of the Partnership’s Investments. Unless extended by our General Partner, the Liquidation Period will last for two years.

(63)            “Majority” or “Majority Interest” means Limited Partners owning more than 50% of the aggregate outstanding Units from time to time.

(64)            “Management Fees” means, during the Operating Period and the Liquidation Period, for any month, an amount equal to the greater of (i) 2.5% per annum of the Gross Offering Proceeds, or (ii) $125,000, until such time as an amount equal

A-7

to at least 15% of the Limited Partners’ Capital Contributions has been returned to them, after which the monthly management fee will equal 100% of the management fee as initially calculated above, less 1% for each additional 1% of the Limited Partners’ Capital Contributions returned to them, such amounts to be measured on the last day of each month, such that, for example, after the return of 16% of the Limited Partners’ Capital Contributions, the monthly management fee will equal 99% of the management fee payable as initially calculated above. In determining the Management Fees, amounts payable in respect of the Cumulative Return (including our targeted distributions of 6.5% annually) shall not be considered a return of the Limited Partners’ Capital Contributions regardless of when received or the tax treatment attributable to such amounts. Management Fees shall be payable monthly to the Investment Manager, or an Affiliate designated by the Investment Manager. The amount of the Management Fee payable in any year will be reduced to the extent that it would exceed the maximum amount of fees that are permissible under the NASAA Guidelines.

(65)            “Management, Origination and Servicing Agreement” means the agreement entered into between the Partnership and the Investment Manager, substantially in the form of the Management, Origination and Servicing Agreement filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by its terms.

(66)            “Maximum Offering” means the receipt and acceptance by the Partnership of subscriptions for not more than 200,000 Units ($200,000,000), excluding the 1 Unit subscribed for by the Original Limited Partner, on or before the Final Closing Date.

(67)            “Minimum Offering” means the receipt and acceptance by the Partnership of subscriptions for not less than 1,200 Units ($1,200,000), excluding the 1 Unit subscribed for by the Original Limited Partner and any Units subscribed for by the General Partner or its officers, directors, employees or other Affiliates, or Pennsylvania subscribers.

(68)            “NASAA Guidelines” means the North American Securities Administrators Association, Inc. Statement of Policy on Equipment Programs, as amended through May 6, 2012, as in effect as of the Effective Date.

(69)            “Net Disposition Proceeds” means the proceeds realized by the Partnership from the sale, refinancing or other disposition of Partnership Investments, including insurance proceeds or lessee or borrower indemnity payments arising from the loss or destruction of the Equipment, less all Partnership liabilities.

(70)            “Net Offering Proceeds” means the Gross Offering Proceeds minus the Underwriting Fees, Sales Commissions and the Organizational and Offering Expense Allowance payable by the Partnership.

(71)            “Net Worth” means, for any Person subscribing for Units, the excess of total assets over total liabilities as determined by GAAP, but excluding such Person’s investment in the Partnership, such Person’s equity in such Person’s home, and such Person’s home furnishings and automobiles; provided, however, that with respect to the General Partner, “Net Worth” means the excess of total assets over total liabilities as determined by GAAP. However, if any of the General Partner’s assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of the asset to compute the General Partner’s total assets, but only to the extent that does not exceed the fair market value of the asset.

(72)            “Notice” means a writing containing the information required by this Agreement to be communicated to any Person and delivered as follows:

(i)	personally delivered to the Person;
(ii)	sent by registered, certified or regular mail, postage prepaid or by a national recognized courier to such Person at the last known address of the Person; or
(iii)	sent by facsimile, with receipt confirmed by telephone during normal business hours.

(73)            “Offering” means the offering of Units pursuant to the Prospectus.

(74)            “Offering Period” means the period from the Effective Date to the Offering Termination Date.

(75)            “Offering Termination Date” means the earliest of:

A-8

(i)	the date on which the Maximum Offering has been sold;
(ii)	two years after the Effective Date (subject, as to a particular jurisdiction, to the renewal, requalification or consent of the Administrator requiring the renewal, requalification or consent of the Offering with respect to the extension of the Offering Period beyond one year following the Effective Date in such Administrator’s jurisdiction); or
(iii)	any earlier date after the Effective Date as may be determined by the General Partner in its sole discretion.

(76)            “Operating Lease” means a lease under which the aggregate non-cancelable rental payments during the original term of the lease, on a net present value basis, are not sufficient to recover the entire Purchase Price of the Equipment subject to the lease.

(77)            “Operations” means all operations and activities of the Partnership except Sales.

(78)            “Operating Period” means the period commencing on the Initial Closing Date and ending three years after the Initial Closing Date, unless extended by the General Partner, in its sole discretion.

(79)            “Organizational and Offering Expense Allowance” means an amount equal to the lesser of 2% of the Gross Offering Proceeds (assuming the Maximum Offering is consummated) and the actual fees and expenses incurred by the General Partner, to reimburse the General Partner and/or its Affiliates for Organizational and Offering Expenses incurred by it and/or its Affiliates.

(80)            “Organizational and Offering Expense” means:

(i)	all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and state securities laws and the securities laws of any other jurisdiction in which Units may be offered or sold and subsequently offering and distributing the Units to the public (except Underwriting Fees and Sales Commissions) including, without limitation:
(A)	printing costs;
(B)	registration and filing fees;
(C)	attorneys’, accountants’ and other professional fees; and
(ii)	the direct costs of salaries to, and expenses (including costs of travel) of, officers and directors of the General Partner or any Affiliate of the General Partner while engaged in organizing the Partnership and registering, offering and selling the Units, but shall not include amounts that are included within the 10% underwriting compensation limit as defined in FINRA Conduct Rule 2810.

(81)            “Other Physical Assets” means any new, used or reconditioned physical asset or revenue stream associated therewith acquired by the Partnership, or in which the Partnership has acquired a direct or indirect interest (including, but not limited to, residual interests), and shall also be deemed to include such physical asset which at any time is subject to, or serves as the collateral for, a Lease or other agreement.

(82)            “Participant” means the holder of a Unit or Partnership Interest.

(83)            “Participant List” means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Units held by, each Participant. The list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in its information.

A-9

(84)            “Partner” means the General Partner (including any Substitute General Partner) and any Limited Partner or Affiliated Limited Partner (including the Original Limited Partner and any Substitute Limited Partner).

(85)            “Partner Nonrecourse Debt” means any Partnership nonrecourse liability for which any Partner bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).

(86)            “Partner Nonrecourse Debt Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Partner Nonrecourse Debt Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

(87)            “Partner Nonrecourse Deductions” consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(i)(1), 1.704-2(i)(2) and 1.704-2(j).

(88)            “Partnership” means SQN AIF IV, L.P., a Delaware limited partnership.

(89)            “Partnership Interest” means the Units owned by a Limited Partner or the percentage interest in the Partnership held by the General Partner.

(90)            “Partnership Loan” means any loan made to the Partnership by the General Partner or any Affiliate of the General Partner in accordance with Section 9.2(c).

(91)            “Partnership Minimum Gain” has the meaning specified in Treas. Reg. Sections 1.704-2(b)(2) and 1.704-2(d), and such additional amount as shall be treated as Partnership Minimum Gain pursuant to Treas. Reg. Section 1.704- 2(j)(1)(iii).

(92)            “Partnership Nonrecourse Deductions” consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(b)(1), 1.704-2(c) and 1.704-2(j).

(93)            “Payout” means the time when the aggregate amount of cash distributions to a Limited Partner pursuant to this Agreement equals the sum of the amount of the Limited Partner’s Capital Contribution plus the Cumulative Return from a date not later than the last day of the calendar quarter in which the Limited Partner was admitted to the Partnership as a Limited Partner, and includes an amount of Distributable Cash resulting from Sales and refinancings of the Partnership’s Investments, if any, sufficient for the Limited Partners to pay their federal, state and local income taxes resulting from those Sales assuming the Limited Partners are in an aggregate 30% tax bracket.

(94)            “Person” means any natural person, partnership, trust, corporation, limited liability company, association or other legal entity.

(95)            “Program” means a limited or general partnership, joint venture, unincorporated association or similar unincorporated organization formed and operated for the primary purpose of investment in, and the operation of, or gain from, an interest in equipment, leases or related instruments.

(96)            “Promotional Interest” means the allocable share of all Distributable Cash payable to the General Partner pursuant to Sections 11.1(b)(i) and 11.1(b)(ii).

(97)            “Prospectus” means the prospectus included as part of the Registration Statement, as supplemented or amended.

(98)            “Purchase Price” means, with respect to any Investment, the price paid by, or on behalf of, the Partnership for or in connection with the purchase, acquisition or funding of the Investment, including the amount of the related:

(i)	Acquisition Fees;
(ii)	Acquisition Expenses; and
A-10

(iii)	all liens and encumbrances on the Investment, but excluding points and prepaid interest.

“Purchase Price” also includes, with respect to options to acquire an Investment, the sum of the exercise price and the price paid to acquire the option.

(99)           “Redemption” means the purchase of a portion or all of any Limited Partner’s Units by the Partnership under Section 13.5.

(100)         “Registration Statement” means the Registration Statement on Form S-1 filed by the Partnership with the Commission under the Securities Act in the form in which the Registration Statement is declared to be effective for the offer and sale of the Partnership’s Units.

(101)         “Reserves” means reserves established and maintained by the Partnership for working capital, contingent liabilities and the acquisition of Investments.

(102)         “Roll-Up” means any transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership with, and the issuance of securities of, a Roll-Up Entity. The term does not include:

(i)	a transaction involving securities of the Partnership if they have been listed on a national securities exchange for at least 12 months; or
(ii)	a transaction involving only the conversion of the Partnership to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in:
(A)	Limited Partners’ voting rights;
(B)	the term of existence of the Partnership;
(C)	the compensation of the General Partner or its Affiliates from the Partnership;
(D)	the Partnership’s investment objectives; or
(E)	the income taxation of the Partnership or the Limited Partners.

(103)         “Roll-Up Entity” means any partnership, corporation, trust, or other entity that is created by, or surviving after, the successful completion of a proposed Roll-Up transaction.

(104)         “Sale” means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of an Investment.

(105)         “Sales Commissions” means the commissions payable to Selling Dealers in an aggregate amount equal to up to 7% of the Unit Price per Unit sold in the Offering (excluding any Units sold to our General Partner or its Affiliates).

(106)         “Securities Act” means the Securities Act of 1933, as amended.

(107)         “Selling Agent” means SQN Securities, LLC, an Affiliate of the General Partner, the selling agent which will conduct the offer and sale of the Units in all states and other jurisdictions in the Offering.

(108)         “Selling Agent Agreement” means the agreement entered into between the General Partner, the Partnership and the Selling Agent, substantially in the form of the Selling Agent Agreement filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by its terms.

(109)         “Selling Dealer” means a broker-dealer unaffiliated with our General Partner who will be selling our Partnership Interests, on a best efforts basis, in the Offering.

A-11

(110)         “Specified Equipment Program” means a Program where, at the time a securities registration is ordered effective, at least 75% of the net proceeds from the sale of program interests are allocable to the purchase or renovation of identified equipment or one specified type of identified equipment. Reserves shall not be included in the 75%.

(111)         “Sponsor Fee Limit” means the limit on the payment of Front-End Fees, Management Fees and Promotional Interest calculated pursuant to Section 9.4(e) of this Agreement.

(112)         “Subscription Account” means the non-interest-bearing account established and maintained by the Partnership for the purpose of holding subscription funds received from Persons who may be admitted to the Partnership as Limited Partners on any Closing Date subsequent to the Initial Closing Date, pending the acceptance or rejection of their subscriptions by the General Partner.

(113)         “Subscription Agreement” means the subscription agreement substantially in the form included as an appendix to the Prospectus.

(114)         “Substitute General Partner” means any Assignee of, or successor to, the General Partner admitted to the Partnership in accordance with Section 12.5.

(115)         “Substitute Limited Partner” means any Assignee of Units who is admitted to the Partnership as a Limited Partner under Section 13.3.

(116)         “Treasury Regulation” or “Treas. Reg.” means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

(117)         “Underwriting Fees” means the fees payable to the Selling Agent in an aggregate amount equal to 3% of the Unit Price per Unit sold in the Offering (excluding any Units sold to the General Partner or its Affiliates).

(118)         “Unit” or “Partnership Interest” means a unit of limited partnership interest in the Partnership held by any Limited Partner, including rights to profits, losses, income, gain, credits, deductions, cash distributions, returns of capital, voting rights and other attributes of the Units all as provided by, and subject to the terms and provisions of, this Agreement.

(119)         “Unit Price” means $1,000 per Unit.

(120)         “Unpaid Cumulative Return” means, as to any Limited Partner, the unpaid amount of the Limited Partner’s Cumulative Return calculated through the date as of which the Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions previously made to the Limited Partner by the Partnership that are deemed by the General Partner to be a reduction of the Limited Partner’s Unpaid Cumulative Return under Section 11.3(d)(i).

ARTICLE II - FORMATION OF PARTNERSHIP

2.1                Formation of Partnership. Our initial general partner, the General Partner and the Original Limited Partner have previously formed the Partnership as a limited partnership under the Delaware Act. The General Partner and the Original Limited Partner hereby amend and restate in its entirety the original Agreement of Limited Partnership of the Partnership and agree that this Amended and Restated Agreement of Limited Partnership shall govern the rights and liabilities of the Partners, except as otherwise expressly provided in this Agreement.

ARTICLE III - NAME

3.1                Name. The business of the Partnership shall be conducted under the name “SQN AIF IV, L.P.” or such other name as the General Partner shall hereafter designate in writing to the Limited Partners.

ARTICLE IV - PLACES OF BUSINESS

4.1                Principal Place of Business. The principal office and place of business of the Partnership is c/o SQN AIF IV GP, LLC, 110 William Street, 26th Floor, New York, New York 10038. The General Partner may from time to time change the

A-12

Partnership’s principal place of business and, in that event, the General Partner shall notify the Limited Partners of the change in writing no later than 60 days following the effective date of the change.

4.2                 Other Places of Business. The Partnership may maintain other offices and places of business within or outside the State of Delaware as the General Partner deems advisable.

4.3                 Registered Office and Registered Agent. The registered office of the Partnership shall be at 2711 Centerville Road, Suite 400, Wilmington (New Castle County), Delaware 19808. The name of its registered agent at such address shall be The Company Corporation. The General Partner may from time to time change the registered office and the registered agent of the Partnership, and, in that event, the General Partner shall notify the Limited Partners of the change in writing no later than 60 days following the effective date of the change.

ARTICLE V - NAMES AND ADDRESSES OF PARTNERS

5.1                 Names and Addresses of Partners. The name and address of the General Partner shall be as set forth in Section 19.1, and the names and addresses of the Limited Partners shall initially be as set forth in their respective Subscription Agreements, as supplemented or amended from time to time. Any Partner may change the Partner’s place of business or residence, as the case may be, by giving Notice of the change to the Partnership (and, in the case of the General Partner, by also giving Notice of the change to all Limited Partners). The Notice shall become effective on receipt by the Partnership, or the date the Notice is given by the General Partner.

ARTICLE VI - PURPOSES AND OBJECTIVES

6.1                 Purposes. The purposes and business of the Partnership are to:

(i)	acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, loan, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create or receive security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Investments of all kinds; and
(ii)	engage in any and all businesses and to do any and all things permitted to a limited partnership under the Delaware Act.

6.2                 Investment Objectives. The investment objectives of the Partnership shall be those set forth in the Prospectus.

ARTICLE VII - TERM

7.1                 Term. The term of the Partnership began with the filing of its Certificate of Limited Partnership with the Secretary of State of the State of Delaware on August 10, 2012 and will end at midnight on December 31, 2036, unless sooner dissolved or terminated as provided in Article XIV of this Agreement.

ARTICLE VIII - PARTNERS AND CAPITAL

8.1                 General Partner. The General Partner has contributed $100 in cash as its Capital Contribution to the Partnership as consideration for its Partnership Interest.

8.2                 Original Limited Partner. The Original Limited Partner has made a capital contribution of $1,000 to the Partnership as consideration for 1 Unit purchased by it. By its execution of this Agreement, the Original Limited Partner agrees to withdraw as Original Limited Partner, and the parties agree to return its capital contribution, retire its original 1 Unit and restore its original 1 Unit to the Maximum Offering on the Initial Closing Date when additional Limited Partners are admitted to the Partnership.

8.3                 Limited Partners and Maximum Offering. From and after the Initial Closing Date there shall be one class of Limited Partners, which includes Affiliated Limited Partners. The General Partner is hereby authorized to obtain capital for the Partnership through the offer and sale of up to 200,000 Units ($200,000,000) to the Limited Partners.

A-13

8.4                 Subscription Documents and Suitability. Any Person desiring to become a Limited Partner shall execute and deliver to the General Partner a Subscription Agreement and all other documents as the General Partner reasonably requests. These documents shall be in form and substance reasonably satisfactory to the General Partner. Among other things, each Person shall, subject to acceptance of his subscription by the General Partner, agree to be bound by all of the terms, provisions and conditions of this Agreement. Units shall be sold only to Persons:

(i)	who represent that they have either:
(A)	an annual gross income of at least $70,000 and a Net Worth of at least $70,000; or
(B)	a Net Worth of at least $250,000; or
(ii)	who satisfy the suitability standards applicable in the state or other jurisdiction of their residence or domicile as set forth in the Prospectus if those standards are more stringent than the standards described in clause (i) above.

In addition, residents of certain states are required to meet suitability requirements that differ or are in addition to the general investor suitability requirements.

8.5                 Payment of Subscription Price of Units. At the time of subscribing each Limited Partner, including Affiliated Limited Partners, shall make a Capital Contribution, in cash, in an amount equal to the Unit Price for each Unit, or portion of a Unit, purchased.

8.6                 Minimum Subscription Amount. Each Limited Partner must purchase a minimum of 5 Units ($5,000) unless a greater minimum number of Units is required by the Administrator of the Limited Partner’s state or other jurisdiction of residence. Notwithstanding the foregoing, the General Partner, in its sole discretion, may accept subscriptions for fewer than 5 Units, except as may be required by the Administrator of the subscriber’s state or other jurisdiction of residence.

8.7                 Subscriptions for Units by General Partner and its Affiliates. The General Partner and its Affiliates may, but are not obligated to, subscribe for Units at the Unit Price, for their own account for investment purposes only.

8.8                 Partnership Closings. No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. After the General Partner has determined that the Minimum Offering has been achieved, it shall set the Initial Closing Date within 15 days thereafter. Following the Initial Closing Date, Closings will be held on such dates as determined by the General Partner in its sole discretion.

8.9                 Acceptance of Units. Subscriptions for Units received after the Initial Closing Date shall promptly be accepted or rejected by the General Partner after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of acceptance shall be sent by the General Partner to each subscriber admitted to the Partnership as a Limited Partner. The General Partner shall have the unconditional right to refuse to admit any subscriber as a Limited Partner, without liability. Also, each subscriber shall have the right to cancel his or her subscription before it has been accepted by the General Partner by providing written notice to the General Partner, signed by each Person who signed the subscriber’s Subscription Agreement, of their intent to cancel their subscription, in a form satisfactory to the General Partner. The Partnership may not complete a sale of Units to a subscriber for Units until at least five business days after the date the subscriber received a final Prospectus.

8.10              Admission to Partnership as Limited Partners. Each Person whose subscription is accepted by the General Partner shall be admitted to the Partnership as a Limited Partner and shall for all purposes of this Agreement be treated as a Limited Partner not later than (i) the Initial Closing Date or, (ii) if the Person’s subscription is accepted after the Initial Closing Date, the last day of the calendar month following the date the subscription was accepted by the Partnership. The amount of each Limited Partner’s Capital Contribution shall be set forth on the Partnership’s books and records, which shall be supplemented or amended from time to time promptly following each Closing Date, to reflect the name, address and Capital Contribution of each Limited Partner admitted to the Partnership as a result of the Closing; provided that any failure to so attend to the books and records following any Closing Date shall not in any way affect the admission of any Limited Partner to the Partnership for all purposes of this Agreement if the Limited Partner was admitted to the Partnership at that Closing.

A-14

8.11            Escrow Account and Subscription Account. The General Partner shall establish the Escrow Account and the Subscription Account. From the date up to, but not including, the Initial Closing Date, all subscription funds shall be deposited in the Escrow Account. From and after the Initial Closing Date, except as provided in Section 8.12, all subscription funds shall be held by the Partnership in the Subscription Account until the General Partner either accepts or rejects the subscription as described below.

On the Initial Closing Date and any subsequent Closing Date, all Gross Offering Proceeds then held in the Escrow Account or Subscription Account with respect to Units purchased by any Person admitted to the Partnership on the Initial Closing Date or such subsequent Closing Date, together with interest earned, if any, shall be released to the Partnership. With respect to Limited Partners admitted to the Partnership on the Initial Closing Date, the Partnership shall pay the foregoing interest, if any, to such Limited Partners based on the amounts of their respective subscriptions and the number of days that those amounts were held in the Escrow Account within at least 30 days after the Initial Closing Date. With respect to Limited Partners admitted to the Partnership on any subsequent Closing Date, the Partnership shall retain the foregoing interest, if any, and not pay the interest to such Limited Partners, except to the extent provided in Section 8.12. Subscription funds deposited by any Person whose subscription is rejected by the General Partner shall be promptly returned to that Person, together with interest earned, if any, and without deduction for any fees. In no event shall any Gross Offering Proceeds be held in the Escrow Account or the Subscription Account beyond the Offering Termination Date. All such proceeds shall either be released to the Partnership at a Closing or, if the Minimum Offering has not been achieved or the subscriber has been rejected as a Limited Partner by the General Partner, returned to the subscriber with interest earned, if any, and without deduction for any fees.

8.12            Separate Escrow Account for Residents of Pennsylvania. Notwithstanding any provision to the contrary in this Agreement, subscription funds received from residents of Pennsylvania shall be held in a separate escrow account by the Escrow Agent on the terms set forth in the Escrow Agreement, and shall not be used in computing the Minimum Offering. If subscriptions for 10,000 Units ($10,000,000) have been received and accepted by the Partnership, including the subscription funds of Pennsylvania residents whose subscriptions have been accepted by the General Partner, the subscription funds of the Pennsylvania residents whose subscriptions have been accepted shall be released from such escrow account to the Partnership, together with interest earned, if any, and those Pennsylvania residents shall be admitted to the Partnership as Limited Partners. The Partnership shall pay the interest to the Limited Partners who are residents of Pennsylvania based on the amounts of their respective subscriptions and the number of days that those amounts were held in such escrow account within at least 60 days after the applicable Closing Date.

8.13            Partnership Capital

(a)               No Interest Paid on Capital Contributions. No Person shall be paid interest on the Person’s Capital Contribution, except interest earned on subscription funds deposited in the Escrow Account prior to the Initial Closing Date as provided in Section 8.11 and interest earned on subscription funds deposited in the escrow account established for residents of Pennsylvania as provided in Section 8.12.

(b)               No Limited Partner Right to Withdraw. In addition to the redemption of the Original Limited Partner’s Units, the Partnership may redeem Units presented by Limited Partners for redemption pursuant to Section 13.5 in the General Partner’s sole discretion. No Limited Partner shall have the right to otherwise withdraw or receive any return of the Limited Partner’s Capital Contribution except as specifically provided in this Agreement, and no Capital Contribution shall be returned by the Partnership to any Limited Partner in the form of any property other than cash.

(c)               No Limited Partner Priority. Except as otherwise specifically provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to:

(i)	the return of the Limited Partner’s Capital Contribution or Capital Account;
(ii)	the Limited Partner’s share of Income or Loss or items thereof or any amounts required to be specially allocated; or
(iii)	the Limited Partner’s share of Distributable Cash.

(d)               No General Partner Personal Liability for Repayment. The General Partner and its Affiliates shall not have any personal liability for the repayment of the Capital Contribution of any Limited Partner.

A-15

8.14            Capital Accounts

(a)               Separate Capital Account. A separate Capital Account shall be established and maintained for the General Partner and for each Limited Partner.

(b)               General Partner’s Initial Capital Account. The Capital Account of the General Partner initially shall be $100.

(c)               Limited Partner’s Initial Capital Account. The Capital Account of each Limited Partner, including Affiliated Limited Partners, initially shall be the Limited Partner’s Capital Contribution.

(d)               Increases to Capital Account. The Capital Account of each Partner shall be increased by:

(i)	the amount of any additional money contributed by the Partner to the Partnership;
(ii)	the fair market value of any property contributed by the Partner to the Partnership (net of liabilities secured by the contributed property that the Partnership is considered to assume under Code Section 752); and
(iii)	allocations to the Partner of Income (or items thereof), including, but not limited to, items of income and gain specially allocated pursuant to Section 11.2(b), (c), (d), (e), (f), (g) or (h).

(e)               Decreases to Capital Account. The Capital Account of each Partner shall be decreased by:

(i)	the amount of money distributed to or on behalf of the Partner by the Partnership;
(ii)	the fair market value of any property distributed to or on behalf of the Partner by the Partnership (net of liabilities secured by the distributed property that the Partner is considered to assume under Code Section 752); and
(iii)	allocations to the Partner of Loss (or items thereof), including but not limited to items of loss and deduction specially allocated pursuant to Section 11.2(b), (c), (d), (e), (f), (g) or (h).

(f)                General Partner’s Limited Partner Capital Account. For purposes of this Agreement, a General Partner who also owns Units as a Limited Partner will be treated as a limited partner with respect to the purchased Partnership Interests.

(g)               Succession to Capital Account. If the Partnership Interest of a General Partner or a Unit is sold or otherwise transferred, the Capital Account of the transferor with respect to the Partnership Interest or the Unit transferred shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l). However, if the transfer causes a termination of the Partnership under Code Section 708(b)(1)(B), the Capital Account that carries over to the transferee shall be adjusted in accordance with the constructive contribution and liquidation rules under Treas. Reg. Section 1.708-1.

(h)               Section 754 Election. For any taxable year in which the Partnership has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m). The Partnership shall not be required to make any elections pursuant to Code Section 754.

(i)                 Revaluation. Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Partners’ Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

(j)                 Capital Accounts Maintained in Accordance with Treasury Regulations. Notwithstanding anything in this Agreement to the contrary, the Partners’ Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising under this Agreement shall be resolved by reference to those Treasury Regulations. Further, those Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement does not provide for the treatment of a particular item. If Treas. Reg. Section 1.704-1(b)(2)(iv) does not provide for a

A-16

particular item, the Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners based, wherever practicable, on federal tax accounting principles.

8.15            Limitations on Additional Capital Contributions

(a)               Additional Capital Contributions of General Partner. The General Partner shall not be required to make any Capital Contribution in addition to its initial Capital Contribution except pursuant to, and in accordance with, Section 8.7 and Section 14.2(c)(ii).

(b)               Additional Capital Contributions of Limited Partners. No Limited Partner shall be required to make any Capital Contribution in addition to the Capital Contribution required under Section 8.3.

8.16            Loans by Partners. Except as provided otherwise in Section 14.2(c)(ii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as Indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions on which the loan was made.

ARTICLE IX - POWERS, RIGHTS AND DUTIES OF GENERAL PARTNER

9.1               Extent of Powers and Duties

(a)               General. Except as expressly limited by the provisions of this Agreement, the General Partner shall have complete and exclusive discretion to manage and control the affairs and business of the Partnership and may employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership.

The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner’s immediate possession or control.

(b)               Powers and Duties. Pursuant to the authority granted in this Section 9.1, and subject only to the limitations otherwise provided in this Agreement, the General Partner’s powers and duties shall include, but not be limited to, the following:

(i)	to acquire, invest in (directly or indirectly), purchase, own, hold, lease, re-lease, finance, refinance, borrow, loan, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create and receive security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Investments and other tangible or intangible property (including securities, debt instruments, contract rights, lease rights, equity interests and, to the extent permitted by Section 9.1(b)(xix), joint ventures), and to contract with others to do the same on behalf of the Partnership;
(ii)	to select and supervise the activities of any Equipment and Other Physical Asset management agents for the Partnership;
(iii)	to assure the proper application of revenues of the Partnership;
(iv)	to maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to the Partners pursuant to this Agreement or to taxing bodies or other governmental agencies, including Administrators, in accordance with applicable laws and regulations;
(v)	to enter into the Selling Agent Agreement with the Selling Agent to provide for the offer and sale of Units;
(vi)	to enter into the Management, Origination and Servicing Agreement with the Investment Manager to provide for the services described therein;
A-17

(vii)	to invest any and all funds held by the Partnership;
(viii)	to designate depositories of the Partnership’s funds, and establish the terms and conditions of the deposits and drawings on the deposits;
(ix)	without the Consent of a Majority Interest under Section 9.2(i), to enter into Financing Transactions and otherwise to borrow money or procure extensions of credit for the Partnership (except that neither the Partnership nor the General Partner shall borrow money solely for the purpose of making Cash Distributions during the Operating Period that the Partnership would otherwise be unable to make) and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents evidencing Financing Transactions or constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in Investments or any other assets of the Partnership as security for Financing Transactions;
(x)	to hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees, or other entities or agents of or for the Partnership;
(xi)	to acquire and enter into any contract that the General Partner deems necessary or appropriate for the protection of the Partnership and (subject to Sections 9.2(b), 9.2(c) and 9.2(g)) the General Partner, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership;
(xii)	to employ agents, employees, managers, accountants, attorneys, consultants and other persons in the operation and management of the business of the Partnership including, but not limited to, Affiliates of the General Partner, supervisory managing agents, management agents, and lease, loan or securities brokers, on terms and for compensation as the General Partner shall determine, provided, however, that, with respect to services provided by the General Partner or its Affiliates, compensation for those services shall be limited as specifically set forth in this Agreement;
(xiii)	to cause the Partnership to make or revoke any of the elections referred to in Sections 108, 732, 754 and 1017 of the Code or any similar provisions enacted in lieu of those elections;
(xiv)	to select as the accounting year for the Partnership the calendar year or any other fiscal year as may be permitted under the Code or Treasury Regulations or approved by the IRS;
(xv)	to determine the accounting method or methods to be used by the Partnership (the Partnership intends, at least initially, to use the accrual method of accounting in maintaining its books and records) in accordance with the Code or Treasury Regulations;
(xvi)	to require in all Partnership obligations to any Person other than a Limited Partner, acting as a Limited Partner, that the General Partner shall not have any personal liability on those obligations, and that the person or entity contracting with the Partnership must look solely to the Partnership and its assets for satisfaction;
(xvii)	to invest the Gross Offering Proceeds and Net Offering Proceeds temporarily in short term, highly liquid investments where there is appropriate safety of principal, before the funds are used to make or acquire Investments;
(xviii)	to execute or sign, individually or jointly, a check or certificate on behalf of the Partnership;
(xix)	to cause the Partnership to invest in a joint venture to own one or more Investments with any one or more Affiliated Programs if the General Partner determines, in its sole discretion, that:
(A)	doing so would be in the best interest of the Partnership and the Affiliated Program;
A-18

(B)	the Partnership and the Affiliated Program would have substantially identical investment objectives;
(C)	there would be no duplicate fees;
(D)	the compensation of the sponsor of the Affiliated Program would be substantially identical to the compensation of the General Partner from the Partnership;
(E)	the Partnership would have the right of first refusal to purchase any Investment jointly owned with the Affiliated Program that the Affiliated Program wishes to sell;
(F)	the respective investments in the Investment by the Partnership and the Affiliated Program would be on substantially the same terms and conditions; and
(G)	the joint venture would be entered into either for the purpose of effecting appropriate diversification for the Partnership and the Affiliated Program, or for the purpose of relieving the General Partner or its Affiliates from a commitment entered into pursuant to Section 9.2(b);
(xx)	to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, on any terms as it may determine and on any evidence as it deems sufficient, any obligation, suit, liability, cause of action or claim, including those relating to federal, state or local taxation, either in favor of or against the Partnership;
(xxi)	to establish and maintain Reserves, and to increase or reduce the amounts of the Reserves, as it deems appropriate from time to time, but initially the Partnership’s Reserves shall not be less than an amount equal to 0.5% of the Gross Offering Proceeds;
(xxii)	subject to Section 8.3, to do all things necessary or advisable, in its sole discretion, to effect the admission of the Limited Partners, including, but not limited to, registering the Units under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Units for sale with Administrators, and determining that the purchase of Units is a suitable and appropriate investment for each Limited Partner, based on information provided by each Limited Partner regarding his financial situation and investment objectives;
(xxiii)	to enter into the Escrow Agreement on behalf of the Partnership and provide for compensation to the Escrow Agent that the General Partner deems reasonable under the circumstances;
(xxiv)	to cause the Partnership to redeem, or not Redeem, Units, in its sole discretion, if a Limited Partner requests the Partnership to redeem a portion or all of the Limited Partner’s Units as provided in Section 13.5;
(xxv)	to cause the Partnership to obtain and pay the premiums with respect to insurance policies covering all risks the General Partner deems reasonably necessary to protect the interests of the Partnership; provided that the General Partner, its Affiliates and their respective employees and agents may be named as additional insured parties under the insurance policies only if doing so does not increase the cost of premiums payable by the Partnership or if the additional cost, if any, is paid by the General Partner and its Affiliates; and provided further, that the Partnership shall not incur or assume the cost of any portion of any insurance which insures any party against any liability the indemnification of which is prohibited by Section 9.3(b);
(xxvi)	subject to the limitations and requirements of Section 11.1(b), (A) to reinvest all or a substantial portion of the Net Disposition Proceeds in additional Investments during the Operating Period, and (B) to reinvest Net Disposition Proceeds in additional Investments during the Liquidation
A-19

Period if, in the Investment Manager’s sole discretion, such reinvestment would be in the best interests of the Limited Partners;

(xxvii)	to manage and supervise all marketing and investor relations matters;
(xxviii)	subject to Section 9.2(m), to enter into on behalf of the Partnership arrangements with itself or its Affiliates to provide services for the Partnership, if necessary, in addition to those provided for under this Agreement or the Management, Origination and Servicing Agreement, which additional arrangements must meet the following criteria:
(A)	the compensation, price or fee charged for providing the services must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods and materials which could reasonably be made available to the Partnership;
(B)	the fees and other terms of the contract shall be fully disclosed to the Limited Partners; and
(C)	the General Partner or its Affiliate providing the services must be independently engaged in the business of providing those services to Persons other than Affiliates of the General Partner; and
(xxix)	to take all actions and execute all documents and other instruments as the General Partner may deem necessary, convenient or advisable to accomplish or further the purposes or objectives of the Partnership or to protect and preserve Partnership assets.

(c)               Delegation of Powers. Except as otherwise provided under this Agreement or by law, the General Partner may, in its sole discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person, including any Affiliate of the General Partner; provided, however, the delegation shall not relieve the General Partner of responsibility for any of its obligations or duties under this Agreement. The General Partner shall have the authority to enter into, on behalf of the Partnership, the Management, Origination and Servicing Agreement, pursuant to which the Investment Manager will, on behalf of the Partnership, originate Investments, temporarily make Investments, service the Investments, including, but not limited to, performing credit analysis and underwriting, receivables management, portfolio management, accounting and financial and tax reporting, remarketing and marketing services.

(d)               Reliance by Third-Parties. No Person dealing with the Partnership or its Investments or other assets, whether as assignee, lessee, purchaser, borrower, mortgagee, grantee or otherwise, shall be required to investigate the authority of the General Partner in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with a portion or all of any Investments or other assets, nor shall any assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for the assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any Person dealing with the Partnership shall be conclusively protected in relying on a certificate of authority or of any other material fact signed by the General Partner, or in accepting any instrument signed by the General Partner in the name and on behalf of the Partnership or the General Partner.

9.2               Limitations on the Exercise of Powers of General Partner. The General Partner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the General Partner shall be subject to Sections 9.2(a) through 9.2(m) in the administration of the Partnership’s business and affairs:

(a)               Investment Company Status. The General Partner shall use its best efforts to assure that the Partnership is not deemed to be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(b)               Sales and Leases of Investments from or to the General Partner and its Affiliates. The Partnership shall neither purchase nor lease Investments from, nor sell or lease Investments to, the General Partner, any Affiliate of the General Partner or any Affiliated Program (including any Investment in which the General Partner or any of its Affiliates has an interest) except as

A-20

provided in this Section 9.2(b). Notwithstanding the foregoing, the Partnership may purchase Investments from the General Partner or any of its Affiliates (but not including an Affiliated Program) if:

(i)	the General Partner determines, in its sole discretion, that making the Investment is in the best interests of the Partnership;
(ii)	the Investment is purchased by the Partnership at a Purchase Price that does not exceed the sum of:
(A)	the cost to the General Partner or the Affiliate of acquiring and holding the Investment (as determined under GAAP and as adjusted for any income received, capital or investment returned and reasonable and necessary expenses paid or incurred while holding the Investment); plus
(B)	any compensation to which the General Partner and any Affiliate of the General Partner is entitled to under this Agreement;
(iii)	there is no difference in the interest terms of any Indebtedness secured by the Investment at the time it is acquired by the General Partner or its Affiliate and the time the Investment is acquired by the Partnership, although there may be different interest terms if the applicable financing is provided through a different credit facility or different Lender;
(iv)	neither the General Partner nor any Affiliate of the General Partner receives any other benefit, other than compensation permitted by this Agreement, as a result of the Partnership purchasing the Investment; and
(v)	at the time of transfer of the Investment to the Partnership, the General Partner or its Affiliate had held the Investment on a temporary or interim basis (generally not longer than 6 months) for the purposes of:
(A)	facilitating the acquisition of the Investment by the Partnership; or
(B)	any other lawful purpose related to the business of the Partnership.

(c)               Loans to or from the General Partner and its Affiliates. No loans may be made by the Partnership to the General Partner or any Affiliate of the General Partner. The General Partner or any Affiliate of the General Partner may loan or advance funds to the Partnership provided that:

(i)	any interest or other financing charges or fees payable by the Partnership in connection with the loan shall not exceed the lesser of the following:
(A)	the rate of interest and other amounts paid or payable by the General Partner or the Affiliate in connection with the loan (if the General Partner or the Affiliate borrowed money for the specific purpose of making the loan); or
(B)	the rate of interest and other amounts that would be charged to the Partnership (without reference to the General Partner’s or the Affiliate’s financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the General Partner nor the Affiliate borrowed money to make the loan); and
(ii)	all payments of principal and interest on the loan must be due and payable within 12 months after the date on which the loan is made.
A-21

If the General Partner or any Affiliate of the General Partner purchases an Investment in its own name and with its own funds in order to facilitate the ultimate purchase of the Investment by the Partnership, the General Partner or the Affiliate, as the case may be, shall be deemed to have made a loan to the Partnership in the amount of the Purchase Price and shall be entitled to receive interest on that amount in accordance with clause (i) above.

However, any advances made by the General Partner or any Affiliate of the General Partner for the purpose of paying Organizational and Offering Expenses shall not constitute a loan to the Partnership. Instead, those advances shall be reimbursed to the General Partner or the Affiliate (to the extent possible) from the General Partner’s Organizational and Offering Expense Allowance, without interest, in accordance with, and to the extent provided in, Section 9.4(c).

(d)               No Exchange of Partnership Units for Investments. The Partnership shall not acquire any Investments in exchange for Units.

(e)               Roll-Ups. Any proposal that the Partnership enter into a Roll-Up shall require the Consent of a Majority Interest. Any proposed Roll-Up shall also be subject to the following:

(i)	An appraisal of all Partnership assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Commission and applicable Administrators as an exhibit to the registration statement for the offering. Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Partnership’s assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up transaction.
(ii)	The Person sponsoring the Roll-Up transaction shall offer to Limited Partners who vote “no” on the proposal the choice of:
(A)	accepting the securities offered in the proposed Roll-Up transaction; or
(B)	one of the following:
(1)	remaining as Limited Partners, and preserving their Units in the Partnership on the same terms and conditions as existed previously; or
(2)	receiving cash in an amount equal to the Limited Partners’ pro-rata share of the appraised value of the net assets of the Partnership.
(iii)	The Partnership shall not participate in any proposed Roll-Up transaction that would result in Limited Partners having voting rights which are less than those provided for under this Agreement. If the Roll-Up Entity is a limited partnership, the voting rights of Limited Partners shall correspond to the voting rights provided for in this Agreement to the greatest extent possible. If the Roll-Up Entity is a corporation, then the democracy rights of Limited Partners shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.
(iv)	The Partnership shall not participate in any proposed Roll-Up transaction that includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Partnership shall not participate in any proposed Roll-Up transaction that would limit the ability of a Limited Partner to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner.
A-22

(v)	The Partnership shall not participate in any proposed Roll-Up transaction in which Limited Partners’ rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.
(vi)	The Partnership shall not reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest, nor bear any other costs of the transaction if the Roll-Up is not approved by a Majority Interest.

(f)                No Exclusive Listings. No exclusive listing for the sale of Investments, or of any other Partnership assets, shall be granted to the General Partner or any Affiliate of the General Partner.

(g)               Other Transactions Involving the General Partner and its Affiliates.

(i)	Except as specifically permitted by this Agreement and the Management, Origination and Servicing Agreement, the Partnership shall not enter into any agreements, contracts or arrangements with the General Partner, any Affiliate of the General Partner or any Affiliated Program not otherwise discussed in this Agreement or the Prospectus.
(ii)	Except as permitted by Section 9.4, the General Partner and its Affiliates shall not receive, directly or indirectly, a commission or fee in connection with the reinvestment of Net Disposition Proceeds in new Investments.
(iii)	Neither the General Partner nor any of its Affiliates may receive any rebates or “give-ups,” nor may the General Partner or any of its Affiliates participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of this Agreement.

(h)               Payments to Investor Advisors. Neither the General Partner nor any Affiliate of the General Partner shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor as an investment advisor as an inducement to such Person to advise the potential investor concerning the Units. Provided, however, this Section 9.2(h) shall not prohibit the payment to any such Person of the Underwriting Fees or Sales Commissions in accordance with the terms of this Agreement and the Selling Agent Agreement.

(i)                 Sale of All or Substantially All Assets; Dissolution. During the Operating Period, the General Partner may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of a Majority Interest.

(j)                 No Investments in or Underwriting of Interests of Other Programs. The Partnership shall not invest in or underwrite the equity interests of any other Program; provided, however, that nothing in this Agreement shall preclude the Partnership from making investments in joint ventures to the extent and in the manner provided in Section 9.1(b)(xix).

(k)               Use of Partnership’s Assets. The General Partner shall not employ, nor permit any other Person to employ, the Partnership’s funds or assets in any manner except for the benefit of the Partnership.

(l)                 Fiduciary Duty to Limited Partners. Neither the General Partner nor any Affiliate shall permit a Limited Partner to contract away the fiduciary duty owed to the Limited Partner by the General Partner or its Affiliates under Delaware law and, to the extent applicable, common law.

(m)              Contracts for Goods and Services. All services or goods for which the General Partner or any of its Affiliates are to receive compensation that are not otherwise described or specifically authorized in this Agreement, the Selling Agent Agreement or the Management, Origination and Servicing Agreement shall be subject to the following provisions:

(i)	a written contract shall precisely describe the services to be rendered and all compensation to be paid;
A-23

(ii)	the contract may be modified only by a Majority vote of the Limited Partners, and the contract shall contain a clause allowing its termination without penalty by a Majority vote of the Limited Partners on 60 days’ notice to the General Partner or its Affiliates, as the case may be;
(iii)	the compensation, price or fee charged for providing the services must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods and materials which could reasonably be made available to the Partnership;
(iv)	the fees and other terms of the contract shall be fully disclosed to the Limited Partners; and
(v)	the General Partner or its Affiliate must be independently engaged in the business of providing the services to Persons other than Affiliates of the General Partner and at least 75% of its gross revenue from providing the services must be derived from Persons other than the General Partner or its Affiliates.

9.3               Limitation on Liability of General Partner and its Affiliates; Indemnification. Any amounts payable pursuant to this Section 9.3 shall be recoverable solely out of the assets of the Partnership and not from the Limited Partners.

(a)               Limitation on General Partner’s Liability. Neither the General Partner nor any Affiliate of the General Partner shall have any liability to the Partnership or to any Limited Partner for any loss suffered by the Partnership or the Limited Partners that arises out of any action or inaction of the General Partner or its Affiliates if:

(i)	the General Partner and its Affiliates determined in good faith that the course of conduct was in the best interest of the Partnership;
(ii)	the General Partner and its Affiliates were acting within the scope of authority on behalf of, or performing services for, the Partnership; and
(iii)	the course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.

(b)               Indemnification of General Partner. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that:

(i)	the General Partner and its Affiliates determined in good faith that the course of conduct that caused the loss or liability was in the best interest of the Partnership;
(ii)	the General Partner and its Affiliates were acting within the scope of authority on behalf of, or performing services for, the Partnership; and
(iii)	the liability or loss was not the result of negligence or misconduct by the General Partner or its Affiliates.

(c)               Securities Act Liability. Notwithstanding the above, the General Partner and its Affiliates, including the Selling Agent, and any Person acting as a broker/dealer, shall not be indemnified by the Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless:

(i)	there has been a successful adjudication on the merits of each count involving securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or
A-24

(ii)	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or
(iii)	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and a court of competent jurisdiction has found that indemnification of the settlement and related costs should be made.

In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall apprise the court of the position of the Commission and, if a position be taken by it, the Administrator in any jurisdiction in which Units have been sold, with respect to the issue of indemnification for securities law violations before seeking the court’s approval for the indemnification.

(d)               Insurance. The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is prohibited in this Agreement; provided, however, that with respect to public liability insurance obtained by the Partnership in connection with any Investment or operations of the Partnership, the General Partner shall be permitted to add itself and its Affiliates as an additional insured thereunder so long as and to the extent that the General Partner pays for any incremental premium costs resulting from their being added as an additional insured.

For purposes of this Section 9.3, “public liability insurance” shall include insurance that would cover damage to property or personal injury to non-affiliated Persons incurred during the performance of services related to the Partnership and its operations.

9.4               Compensation of General Partner and its Affiliates. Neither the General Partner nor any of its Affiliates shall receive any compensation except in accordance with this Section 9.4, Section 9.1(b), Section 9.2(m), Section 14.2, and Section 15.9.

(a)               Allocations and Distributions. The General Partner shall be entitled to receive the allocations and distributions provided in Article XI and Article XIV with respect to its Partnership Interest.

(b)               Underwriting Fees and Sales Commissions. Underwriting Fees shall be paid by the Partnership to the Selling Agent for each Unit sold, but no Underwriting Fees shall be payable by the Partnership for any Units sold to the General Partner or its Affiliates. From these Underwriting Fees, the selling agent may pay Selling Dealers as a marketing reallowance an aggregate of up to 1% of the offering proceeds of the Units sold by such Selling Dealers. This marketing reallowance may be paid to Selling Dealers that actively assist in marketing efforts, to reimburse them for permissible marketing expenses. This fee will vary, and may be up to 1%, depending upon separately negotiated agreements with each Selling Dealer. Sales Commissions shall be paid by the Partnership to the Selling Dealers for each Unit sold, but no Sales Commissions shall be payable by the Partnership for any Units sold to the General Partner or its Affiliates.

(c)               Organizational and Offering Expense Allowance. The Partnership shall pay to the General Partner and its Affiliates, immediately following each Closing Date, the Organizational and Offering Expenses actually incurred by the General Partner and its Affiliates without deduction for Underwriting Expenses payable by the Partnership, up to an aggregate amount of all Organizational and Offering Expenses paid by the Partnership equal to the Organizational and Offering Expense Allowance. The General Partner shall bear any Organizational and Offering Expenses incurred by the General Partner or its Affiliates (including, without limitation, the Selling Agent) in excess of the Organizational and Offering Expense Allowance.

(d)               Management Fees. For management services rendered, the Partnership shall pay the Management Fees to the Investment Manager or its designated Affiliate each month in advance following the Initial Closing Date. The amount of the Management Fee payable in any year will be reduced for that year to the extent that it, together with the Promotional Interest, would otherwise exceed the Sponsor Fee Limit, as provided in Section 9.4(e). Any such reduction in the Management Fee would be deferred until any subsequent period during which it could be paid without exceeding the Sponsor Fee Limit, as provided in Section 9.4(e).

(e)               Sponsor Fee Limit. The Sponsor Fee Limit will be calculated each year during the Partnership’s term by calculating the maximum amount of fees that would be payable from the Initial Closing through the end of the year in question under Article IV, Sections C through G of the NASAA Guidelines. For purposes of the application of the NASAA Guidelines, all Investments will be deemed “Equipment” as defined in the NASAA Guidelines. To the extent that the total amount paid through the end of such year as Front-End Fees, Management Fees and Promotional Interest would cause the total compensation to exceed the

A-25

aggregate amount of fees that would have been payable as calculated under the NASAA Guidelines through the end of that year, the Management Fee and/or the Promotional Interest, as determined by the General Partner, in its sole discretion, for that year will be reduced to equal the maximum aggregate fees that would have been payable under the NASAA Guidelines. To the extent any such fees are reduced, the amount of such reduction will be accrued and deferred, and such accrued and deferred compensation would be paid to the Investment Manager, the General Partner, or their Affiliates, as the case may be, in a subsequent period, but only to the extent that the deferred compensation would be within the Sponsor Fee Limit as calculated through that later period. The limitations set forth in this Section 9.4(e) will be subject to adjustment pursuant to the limitations imposed under Section 9.6 relating to the Minimum Investment in Equipment. Under Section 9.6, a separate calculation will be performed upon completion of the offering of Units, final commitment of Net Offering Proceeds to acquisition of Investments and establishment of final levels of permanent portfolio debt encumbering such Investments, and applied to the then current and all prior years, and then such calculation will be performed annually as of the end of each fiscal year thereafter and applied to the immediately preceding fiscal year. To the extent required under the provisions of Section 9.6, the maximum amount of fees payable under the NASAA Guidelines will be adjusted as provided therein.

(f)                Partnership Expenses.

(i)	Except as otherwise provided in this Section 9.4(f), Partnership expenses (including Acquisition Expenses) other than those reimbursed in accordance with Sections 9.4(b) through (d) of this Section 9.4 shall be billed directly to and paid by the Partnership.
(ii)	Subject to clause (iv), the General Partner and its Affiliates may be reimbursed for the actual cost of goods, materials and services used for or by the Partnership and obtained by it or them from non-Affiliates of the General Partner.
(iii)	Subject to clause (iv), the General Partner and its Affiliates may be reimbursed for the administrative services reasonably necessary, convenient or advisable, in the discretion of the General Partner and/or the Investment Manager, to the prudent operation of the Partnership (including, without limitation, legal, accounting, remarketing and agency expenses) provided that the reimbursement shall not exceed the lesser of:
(A)	its or their actual cost; or
(B)	the amount the Partnership would be required to pay to non-Affiliates for comparable administrative services in the same geographic location; and

provided, further, that there shall be no reimbursement for their services if the General Partner or its Affiliates are entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 9.4.

(iv)	The General Partner and its Affiliates shall not be reimbursed by the Partnership for amounts expended by them with respect to the following:
(A)	salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the General Partner or its Affiliates; or
(B)	rent, depreciation, utilities, capital equipment or, subject to clause (iii), other administrative items.

9.5               Other Interests of the General Partner and its Affiliates

(a)               General Partner’s Right to Pursue Other Activities. The General Partner shall be required to devote only such time to the affairs of the Partnership as the General Partner, in its sole discretion, determines in good faith to be necessary for the business and operations of the Partnership. The General Partner and its Affiliates may engage in, or possess an interest in, business ventures (other than the Partnership) of every kind and description, independently or with others, including, but not limited to, serving as sponsor, general partner or investment manager of other Programs (including the Affiliated Programs) and participating in the equipment leasing or financing business, whether or not those business ventures are competitive with the business or Investments of

A-26

the Partnership; provided, however, that the General Partner and its Affiliates may not offer for sale interests in another Program before the Offering Termination Date unless the other Programs have investment objectives that are different from the Partnership’s or the other Programs are Specified Equipment Programs.

The Partnership and the Limited Partners shall have no rights in or to the General Partner’s and its Affiliates’ independent ventures or the related income or profits resulting from them.

Except as set forth in the Prospectus, the General Partner and its Affiliates shall not be obligated to present any particular investment opportunity to the Partnership. The General Partner and its Affiliates shall have the right to invest in equipment, portfolios of equipment subject to existing equipment leases, equipment financing, and in leasing and re-leasing opportunities on its or their own behalf or on behalf of other Programs. The General Partner and its Affiliates shall have the right, subject only to the provisions of Section 9.5(b), to take for their own account (individually or otherwise), or to recommend to any Affiliated Program, any particular investment opportunity.

(b)               Resolving Conflicts. Any conflicts in determining and allocating Investments between the General Partner and its Affiliated Programs, on the one hand, and the Partnership, on the other hand, shall be resolved by the Investment Committee, which will evaluate the suitability of all prospective Investments. If the Investments available from time to time to the Partnership and to other Affiliated Programs are less than the aggregate amount of the Investments then sought by them, an available Investment shall be allocated by the General Partner to an Affiliated Program (including the Partnership) after taking into consideration at least the following factors:

(i)	which Affiliated Program has been seeking Investments or reinvesting Cash Flow from its Investments for the longest period of time;
(ii)	whether the Affiliated Program has the cash required for the Investment;
(iii)	whether the amount of debt to be incurred with respect to the Investment is acceptable for the Affiliated Program;
(iv)	the effect the Investment would have on the Affiliated Program’s cash flow;
(v)	whether the Investment would further diversify, or unduly concentrate, the Affiliated Program’s Investments in a particular lease, class or type of equipment, location, industry, etc.; and
(vi)	whether the term of the Investment is within the term of the Affiliated Program.

If conflicts arise between the Partnership and one or more Affiliated Program, which may be seeking to realize on investments in similar Investments at the same time, the first opportunity to realize on such investments or Investments shall generally be allocated by the General Partner or its Affiliates to the Affiliated Program (including the Partnership) whose investments are closer to maturity and, in the case of investments with the same maturity, the oldest investment. However, the General Partner or its Affiliates, in their discretion, may make exceptions to this general policy where an Investment is subject to remarketing commitments which provide otherwise or in cases in which, in the General Partner’s judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Affiliated Program (including the Partnership). If the financing available from time to time to two or more Affiliated Programs (including the Partnership) is less than the aggregate amount then sought by them, the available financing generally shall be allocated to the Affiliated Program (including the Partnership) that has been seeking financing for the longest period of time.

9.6               Minimum Requirement for Investments/Maximum Front-End Fees. Under the NASAA Guidelines, the Partnership is required to commit a minimum percentage of the Gross Offerings Proceeds to Investment in Equipment, which shall be deemed to be Investments for the purposes of this Agreement, calculated as the greater of: (i) 80% of the Gross Offerings Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Partnership’s Investments; or (ii) 75% of such Gross Offerings Proceeds. The maximum amounts to be paid under the terms of this Agreement are subject to the application of the Sponsor Fee Limit provided in Section 9.4(e), which limits the annual amount payable as the Management Fee and the Promotional Interest to an aggregate not to exceed the maximum amount of fees that would be payable under specified provisions of the NASAA Guidelines. Upon completion of the offering of Units, final commitment of Net Offering Proceeds to acquisition of Investments and establishment of final levels of

A-27

permanent portfolio debt encumbering such Investments, the General Partner shall calculate the maximum front-end fees, carried interest and promotional interest payable under the NASAA Guidelines and compare such total permitted fees to the total of the Management Fee and Promotional Interest to be paid pursuant to this Agreement. If and to the extent that the fees exceed the Sponsor Fee Limit provided in Section 9.4(e), the fees payable to the General Partner and the Investment Manager shall be reduced as described herein. In such event, Section 9.4(e) of this Agreement shall be amended immediately to reduce the amounts calculated as the Promotional Interest by an amount sufficient to cause the total of such compensation to comply with the limitations in the NASAA Guidelines on the aggregate of promotional interests and carried interests. A comparison of the Front-End Fees, Management Fees and Promotional Interest actually paid by the Partnership and the NASAA Guideline maximums shall be repeated, and any required adjustments shall be made, at least annually thereafter.

ARTICLE X - OWNERS AND LIABILITIES OF LIMITED PARTNERS

10.1            Absence of Control Over Partnership Business. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this Agreement. No Limited Partner shall have any of the following rights:

(i)	the right to participate in or have any control over the Partnership’s business;
(ii)	the right or authority to act for, or to bind or otherwise obligate, the Partnership (except if the Limited Partner also is a General Partner, and then only in its capacity as a General Partner);
(iii)	the right to have the Partnership dissolved and liquidated, except as provided in Section 16.2 through the Consent or vote of the Majority Interest of the Limited Partners; or
(iv)	the right to have all or any part of the Limited Partner’s Capital Contribution or Capital Account returned, except as provided in this Agreement.

10.2          Limited Liability. The liability of each Limited Partner, in his capacity as a Limited Partner, shall be limited to the amount of the Limited Partner’s Capital Contribution and pro rata share of any undistributed Income, Cash Flow and other assets of the Partnership. Except as may otherwise be required by law or by this Agreement, after a Limited Partner pays his entire Capital Contribution to the Partnership as set forth on his Subscription Agreement for the purchase of his Units, the Limited Partner shall not:

(i)	have any further obligations to the Partnership;
(ii)	be subject to any additional Assessment; or
(iii)	be required to make any additional Capital Contribution to, or to loan any funds to, the Partnership.

ARTICLE XI - DISTRIBUTIONS AND ALLOCATIONS

11.1            Distribution of Distributable Cash

(a)               Distributions Prior to the Admission of Limited Partners. Prior to the admission to the Partnership of any Limited Partners, distributions of Distributable Cash shall be made 1% to the General Partner and 99% to the Original Limited Partner.

(b)               Distributions After the Admission of Limited Partners. Subject to 9.4(b), beginning with the admission to the Partnership of any Limited Partner on the Initial Closing Date, provided that sufficient Distributable Cash is available and subject to the General Partner’s right to reinvest all or any portion of Net Disposition Proceeds pursuant to Section 9.1(b)(xxvi), the General Partner shall, in its sole discretion, distribute Distributable Cash to the Partners in the following order of priority:

(i)	first, prior to Payout, 1% to the General Partner and 99% to the Limited Partners; and
(ii)	thereafter, 20% to the General Partner and 80% to the Limited Partners.
A-28

Subject to this Section 11.1(b), distributions of Distributable Cash, if any, shall be made to the Partners at such times and in such amounts as determined by the General Partner, in its sole discretion, based on the amount of the Partnership’s then available Distributable Cash and other funds of the Partnership and the General Partner’s estimate of the Partnership’s total Distributable Cash for the Fiscal Year. During the Operating Period, the General Partner intends, but is not required, to make distributions quarterly in aggregate amounts equal to 6.5% per annum (1.625% quarterly) of the Capital Contributions of the Partners.

11.2            Allocations of Income and Loss

(a)               Income and Loss. Except as otherwise provided herein, Income, Loss and, to the extent necessary, individual items of income, gain, loss or deduction of the Partnership shall be allocated among the Capital Accounts of the Partners in a manner that as closely as possible gives economic effect to the provisions of Articles IX, XI, XIV and the other relevant provisions of this Agreement.

(b)               Special Allocations. The following special allocations shall, except as otherwise provided, be made prior to allocations in Sections 11.2(a) in the following order:

(i)	Minimum Gain Charge-Back. Notwithstanding any other provision of this Article XI, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, before any other allocation under this Article XI each Partner shall be specially allocated items of Partnership Income and gain for the Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.
(ii)	Partnership Nonrecourse Deductions. Partnership Nonrecourse Deductions for any Fiscal Period shall be allocated 99% to the Limited Partners and 1% to the General Partner.
(iii)	Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the loan to which the Partner Nonrecourse Deductions are attributable in accordance with the principles of Treas. Reg. Section 1.704-2(i) or any successor provision.
(iv)	Qualified Income Offset. If in any Fiscal Period, any Partner has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, the Partner shall be allocated items of Partnership Income (consisting of a pro rata portion of each item of Partnership Income for the Fiscal Period, including gross income and gain for such Fiscal Period) sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible, to the extent required by Treas. Reg. Section 1.704-1(b)(2)(ii)(d); provided that an allocation pursuant to this Section 11.2(b)(iv) shall be made only if and to the extent that the Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article XI have been tentatively made as if this Section 11.2(b)(iv) were not in the Agreement. It is the intention of the parties that this allocation provision constitute a “qualified income offset” within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).
(v)	Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any Fiscal Period that is in excess of the sum of the amount such Partner is obligated to restore pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704 2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 11.2(b)(v) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article XI have been made as if Section 11.2(b)(iv) and this Section 11.2(b)(v) were not in the Agreement.
A-29

(vi)	Curative Allocations. The special allocations provided for in Section 11.2(e) and in Sections 11.2(b)(i) through (iv) are intended to comply with Treas. Reg. Sections 1.704-1 and 1.704- 2. To the extent that any of those special allocations have been made, subsequent allocations of Income, Loss and items thereof (“curative allocations”) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Partners’ Capital Account balances to be as nearly as possible in the same proportions in which they would have been had the special allocations not occurred. In making these curative allocations, due regard shall be given to the character of the Income and Loss and items thereof that were originally allocated under the provisions of Section 11.2(a) and Sections 11.2(b)(i) through (iv) in order to put the Partners as nearly as possible in the positions in which they would have been had those special allocations not occurred.
(vii)	Loss Limitation. Losses allocated pursuant to Section 11.2(a) hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Period. In the event some but not all of the Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 11.2(a) hereof, the limitation set forth in this Section 11.2(b)(vii) shall be applied on a Partner by Partner basis and Losses not allocable to any Partner as a result of such limitation shall be allocated to the other Partners in accordance with the positive balances in such Partner’s Capital Accounts so as to allocate the maximum permissible Losses to each Partner under Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

(c)               Misallocated Items. If the General Partner determines, after consultation with Counsel, that the allocation of any item of Income or Loss is not specified in this Article XI (an “unallocated item”), or that the allocation of any item of Income or Loss under this Article XI is clearly inconsistent with the Partners’ economic interests in the Partnership determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii) (a “misallocated item”), then the General Partner may allocate the unallocated items, and reallocate the misallocated items, to reflect the Partners’ economic interests in the Partnership.

(d)               Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of a state, locality or foreign jurisdiction, including any item(s) of Income or Loss resulting therefrom, shall be specially allocated to that Partner.

(e)               Transactions with Partnership. If, and to the extent that, any Partner is deemed to recognize any item of Income or Loss as a result of any transaction between the Partner and the Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision of the Code now or hereafter in effect, any corresponding Income or Loss or items thereof shall be allocated to the Partner who was charged with that item.

(f)                  Fees and Commissions Paid to General Partner. It is the intent of the Partnership that any amount paid or deemed paid to the General Partner or Affiliates as a fee or other payment described in Section 9.4 shall be treated as a “guaranteed payment” or a payment to a partner not acting in his capacity as a partner pursuant to Section 707(c) of the Code to the extent possible. If a fee or payment is deemed to be a distribution to the General Partner, and not a guaranteed payment or a payment to a partner not acting in his capacity as a partner, the General Partner shall be allocated an amount of Partnership gross ordinary income equal to the payment.

(g)               Underwriting Expenses, Sales Commissions, Acquisition Fees and Organizational and Offering Expense Allowance. Underwriting Fees, Sales Commissions, Acquisition Fees and the Organizational and Offering Expense Allowance shall be allocated 100% to the Limited Partners. Organizational and Offering Expenses in excess of the Organizational and Offering Expense Allowance shall be allocated 100% to the General Partner.

(h)                 Tax-Exempt Entities. Notwithstanding any other provision of this Agreement, if it is determined that the tax-exempt use property rules of Section 168(h)(6) of the Code apply to the Partnership, because any Limited Partner is a tax-exempt entity (as defined by the Code Section 168(h)(2)), so that any portion of the Partnership’s depreciation or cost recovery deductions is reduced, suspended or otherwise adversely affected, the resulting depreciation adjustments shall be specially allocated 100% to (i.e.,

A-30

borne by) such tax-exempt entity Limited Partners and shall be shared among such Limited Partners in proportion to their respective number of Units unless otherwise allocated among them by this Agreement or the Code.

11.3           Distributions and Allocations Among the Limited Partners

(a)              In General. Except to the extent otherwise provided in this Agreement, all distributions of Distributable Cash and all allocations of Income and Loss and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Limited Partners in proportion to their respective numbers of Units. Each distribution of Distributable Cash shall be made to the Limited Partners (or their respective assignees) of record as of the last day of the month next preceding the date on which the distribution is made.

(b)              Initial Year of Admission. All distributions of Distributable Cash and all allocations of Income and Loss or items thereof for any Fiscal Year in which any Limited Partners are admitted to the Partnership shall be allocated among the Limited Partners as follows:

(i)	first, the Operations and Sales of the Partnership shall be deemed to have occurred ratably over the Fiscal Year, irrespective of the actual results of Operations or Sales of the Partnership;
(ii)	second, all Income and Loss for the Fiscal Year shall be allocated among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in the Fiscal Year that the Units were held by the Limited Partner bears to the sum of that calculation for all Limited Partners; and
(iii)	third, all quarterly distributions of cash made to the Limited Partners under Section 11.1 shall be distributed among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in the quarterly period preceding the quarterly period in which the distribution is made that the Units were held by the Limited Partner bears to the sum of that calculation for all Limited Partners. If the General Partner determines at any time that the sum of the quarterly period distributions made to any Limited Partner during or with respect to a Fiscal Year does not (or will not) properly reflect the Limited Partner’s share of the total distributions made or to be made by the Partnership for the Fiscal Year, the General Partner shall, as soon as practicable, make a supplemental distribution to the Limited Partner, or withhold from a subsequent distribution that otherwise would be payable to the Limited Partner, an amount that will cause the total distributions to the Limited Partner for the Fiscal Year to be the proper amount.

(c)              Transfer. In the event of a transfer of a Unit during a Fiscal Year in accordance with Article XIII, the transferor and transferee shall be allocated a ratable share of Income and Loss for the Fiscal Year based on the number of days in the Fiscal Year that each held the transferred Unit.

(d)              Application of Distributions. Solely for purposes of calculating a Limited Partner’s Cumulative Return, each distribution made to a Limited Partner under Sections 11.1, 11.5 or 14.3, and any interest earned on a Limited Partner’s subscription funds while held in an Escrow Account before the admission of the Limited Partner to the Partnership and subsequently paid to the Limited Partner under Section 8.11 or while held in the escrow account established for residents of Pennsylvania before the admission of the Limited Partner to the Partnership and subsequently paid to the Limited Partner under Section 8.12, shall be deemed to be applied as follows:

(i)	first, in reduction of the Limited Partner’s Unpaid Cumulative Return, to the extent thereof, as determined immediately before the distribution; and
(ii)	thereafter, in reduction of the Limited Partner’s Adjusted Capital Contribution, as determined immediately before the distribution.
A-31

11.4           Tax Allocations: Code Section 704(c); Revaluations

(a)              Contribution of Property. In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, Income, Loss and items thereof with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of the property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

(b)              Adjustments. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (ii) of Section 1.1(44), subsequent allocations of Income, Loss, and items thereof with respect to the asset shall take account of any variation between the adjusted basis of the asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Treas. Reg. Section 1.704-3(a)(6).

(c)              Elections. Any elections or other decisions relating to the allocations required by subsections (a) and (b), above, shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations under this subsection (c) are solely for purposes of federal, state, and local income taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Income or Loss under any provision of this Agreement.

11.5           Return of Uninvested Capital Contribution. If 100% of the Partnership’s Net Offering Proceeds has not been used to make Investments, committed to Reserves (to the extent Reserves have been established and maintained for the acquisition of Investments) or used to pay permitted Front-End Fees within two years from the date of the Prospectus, the amount of the uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Limited Partners, pro rata based on their respective number of Units, as a return of capital, without interest. Funds shall be deemed to have been committed to investment and need not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts are executed and not terminated during the applicable 24-month period described above, if the investments are ultimately consummated within a further period of 12 months. Funds deemed committed which are not actually so invested within the 12 month period shall be promptly distributed, without interest, to the Limited Partners on a pro rata basis, as a return of capital, except that Investments using funds from Ohio Limited Partners must be completed within a three-month period or those funds must be returned to the Ohio Limited Partners.

11.6           No Distributions in Kind. Distributions in kind shall not be permitted except on dissolution and liquidation of the Partnership’s assets and then only to a liquidating trust established for the purpose of liquidating the assets transferred to it and distributing the net cash proceeds of the liquidation in cash to the Partners in accordance with the provisions of this Agreement.

11.7           Partnership Entitled to Withhold Taxes. The Partnership shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner or former Partner arising as a result of the Partner’s participation in the Partnership. Each amount so withheld or paid shall be deemed to be a distributed to such Partner for all purposes of this Agreement. To the extent that the amount of withholdings or payments made with respect to any Partner exceeds the amount to which the Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to 12% per annum simple interest from the date of the payment or withholding until the excess is repaid to the Partnership either by deduction from any distributions subsequently payable to the Partner under this Agreement or earlier payment of the excess and interest by the Partner to the Partnership.

The excess withholdings or payments, together with interest thereon, shall, in any case, be payable not less than 30 days after demand therefor by the General Partner. However, the General Partner shall demand payment only if it determines that the Partner is not likely to be entitled to distributions within 12 months from the date of the withholding or payment by the Partnership in an amount sufficient to pay the excess and interest.

ARTICLE XII - WITHDRAWAL OF GENERAL PARTNER

12.1           Voluntary Withdrawal. The General Partner may not voluntarily withdraw as a General Partner from the Partnership unless:

(i)	the Limited Partners have received 60 days’ advance written notice of the General Partner’s intention to withdraw;
A-32

(ii)	the Partnership has received an opinion of Counsel to the effect that the withdrawal will not constitute a termination of the Partnership as a limited partnership under the Delaware Act or otherwise materially adversely affect the status of the Partnership for federal income tax purposes; and
(iii)	a Substitute General Partner has been selected, and the Substitute General Partner has:
(A)	consented to its admission as General Partner;
(B)	received the written Consent of a Majority Interest to its admission as General Partner; and
(C)	a Net Worth sufficient, in the opinion of Counsel, for the Partnership to continue to be classified as a partnership for federal income tax purposes and to satisfy the Net Worth requirements for “sponsors” under applicable laws, rules, regulations and policies of Administrators.

12.2           Involuntary Withdrawal. The General Partner shall be deemed to have involuntarily withdrawn as a General Partner from the Partnership on the removal of the General Partner pursuant to the Consent of the Majority Interest or on the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect. For purposes of this Section 12.2 and Article XVI, neither the General Partner nor any Affiliate of the General Partner may participate in any vote by the Limited Partners to involuntarily remove the General Partner.

12.3           Consequences of Withdrawal

(a)              Upon Withdrawal. On the withdrawal of the General Partner as such from the Partnership:

(i)	the Partnership shall pay to the withdrawn General Partner the fair market value of the Partnership Interest then held by the General Partner, calculated in the manner set forth in subsection (b), below, and payable as set forth in subsection (c), below; and
(ii)	an amount equal to the difference between any fees accrued but not yet paid to the General Partner, plus all other amounts due and owing to the General Partner by the Partnership, minus any amounts due and owing by the General Partner to the Partnership, which shall be payable in cash within 30 days of the date of withdrawal, by the debtor party to the creditor party.

(b)              Determination of Fair Market Value. For purposes of this Section 12.3, the fair market value of the withdrawn General Partner’s Partnership Interest shall be determined, in good faith, by the withdrawn General Partner and the Substitute General Partner, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn General Partner and the Partnership, provided, however, that each party shall bear its own attorneys’ fees.

(c)              Method of Payment. The method of payment to the General Partner on withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn General Partner otherwise would have received under the Partnership Agreement had the General Partner not withdrawn.

When the withdrawal is involuntary, unless otherwise agreed by the withdrawn General Partner and the Partnership, the method of payment shall be a promissory note providing for repayments of principal thereunder in 60 equal monthly installments, together with accrued but unpaid interest, bearing interest on the outstanding principal amount thereof at the lesser of:

(i)	the rate of interest (inclusive of any points or other loan charges) that the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount; or
A-33

(ii)	the “Prime Rate” of interest published in the Money Rates section of the Wall Street Journal, plus 4%.

12.4           Liability of Withdrawn General Partner. If the business of the Partnership is continued after withdrawal of the General Partner, the General Partner, or its estate, successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but they shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time the withdrawal became effective.

12.5           Notice of Withdrawal; Admission of Substitute General Partner; Dissolution if No Substitute General Partner Approved. If the General Partner voluntarily withdraws from the Partnership, the General Partner, or its estate, successors or legal representatives, shall deliver to the Limited Partners a Notice that includes the effective date of its withdrawal. Within 90 days following a voluntary or involuntary withdrawal, a Majority Interest may agree in writing to continue the business of the Partnership and elect, effective as of the date of the withdrawn General Partner’s withdrawal, a Substitute General Partner. The Substitute General Partner shall execute a counterpart of this Agreement. If this action is not taken within 90 days following the date of the General Partner’s withdrawal, then the Partnership shall dissolve.

ARTICLE XIII - TRANSFER OF UNITS

13.1           Withdrawal of a Limited Partner. A Limited Partner may withdraw from the Partnership only by Assigning or having the Partnership Redeem all Units owned by the Limited Partner in accordance with this Article XIII. The withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. If a Limited Partner withdraws because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of the Limited Partner shall be deemed to be the Assignee of the Limited Partner’s Units and may become a Substitute Limited Partner on compliance with the provisions of Section 13.3.

13.2           Assignment

(a)              Assignment by a Limited Partner. Subject to the provisions of subsections (b) and (c), below, and Section 13.3, any Limited Partner may Assign all or any portion of his Units to an Assignee if:

(i)	the Limited Partner and the Assignee each execute a written Assignment, which:
(A)	sets forth the terms of the Assignment;
(B)	in the case of Assignments other than by operation of law, states the intention of the Limited Partner that the Assignee shall become a Substitute Limited Partner and, in all cases, evidences the acceptance by the Assignee of all of the terms and provisions of this Agreement; and
(C)	includes a representation by both the Limited Partner and the Assignee that the Assignment was made in accordance with all applicable laws and regulations (including, without limitation, the minimum investment and investor suitability requirements as may then be applicable under state securities laws); and
(ii)	the Assignee pays to the Partnership an aggregate amount, not exceeding $150, for expenses reasonably incurred by the Partnership in connection with processing the Assignment.

(b)              General Partner Must Consent to the Withdrawal. Notwithstanding the foregoing, unless the General Partner specifically Consents, no Units may be Assigned:

(i)	to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of that Person);
(ii)	to any Person if, in the opinion of Counsel, the Assignment would result in the termination of the Partnership’s taxable year or its status as a partnership for federal income tax purposes, provided
A-34

that the Partnership may permit the Assignment to become effective if and when, in the opinion of Counsel, the Assignment would no longer result in the termination of the Partnership’s taxable year or its status as a partnership for federal income tax purposes;

(iii)	to any Person if the Assignment, in the opinion of Counsel, would affect the Partnership’s existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;
(iv)	to any Person not permitted, in the opinion of Counsel, to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;
(v)	if the Assignment would result in the transfer of less than 5 Units (unless the Assignment includes all of the Units owned by the Limited Partner);
(vi)	if the Assignment would result in the retention by the Limited Partner of a portion of his Units representing less than the greater of 5 Units or the minimum number of units required to be purchased under the minimum investment standards applicable under state securities laws to applicable Limited Partner’s initial purchase of the Units; or
(vii)	if, in the opinion of Counsel, the effect of the Assignment would be to cause the “equity participation” in the Partnership by “benefit plan investors” (within the meaning of Department of Labor Reg. Section 2510.3-101(f)) and possibly other tax-exempt investors (as determined by the General Partner after consultation with Counsel) to equal or exceed 25% of the Partnership’s total outstanding Units.

Any attempt to make any Assignment of Units in violation of this Section 13.2(b) shall be without force or effect.

(c)              Publicly Traded Partnership Prohibition. The General Partner shall not permit any interest in a Unit to be Assigned (including Redemptions of Units under Section 13.5) on a “secondary market or substantial equivalent thereof” as within the meaning of Treas. Reg. Section 1.7704-1(c) (a “Secondary Market”). For purposes of this Section 13.2(c), any Assignment that fails to meet one or more of the secondary market “safe- harbor” provisions of Treas. Reg. Section 1.7704-1 or any substitute safe-harbor provisions that subsequently may be established by Treasury Regulations or published notices of the IRS, shall be treated as an Assignment on a Secondary Market under this Section 13.2(c).

If the General Partner determines, pursuant to an opinion of Counsel, that an Assignment was or will be effected on a Secondary Market, the Partnership and the General Partner shall not recognize the Assignment and shall not admit the transferee as a Substitute Limited Partner, nor recognize any rights of the transferee in the Partnership, such as the right to receive distributions of Distributable Cash or any interest in Partnership capital or profits. Each Limited Partner agrees to provide to the General Partner all information with regard to any Assignment by the Limited Partner, whether proposed or purportedly completed, that the General Partner deems necessary in order to determine whether the Assignment by the Limited Partner occurred or will occur on a Secondary Market.

(d)              Effectiveness of Assignment. Assignments made in accordance with this Section 13.2 shall be considered effective on the last day of the month on which all of the conditions of this Section 13.2 have been satisfied. Distributions to the Assignee shall begin the month following effectiveness of the Assignment.

13.3           Substitution

(a)              Condition on Substitution. An Assignee of a Limited Partner shall be admitted to the Partnership as a Substitute Limited Partner only if:

(i)	the General Partner has reasonably determined that all of the conditions specified in Section 13.2 have been satisfied and no adverse effect to the Partnership will result from the admission; and
A-35

(ii)	the Assignee has executed a transfer agreement and the other forms, including a power of attorney to the effect required by Article XVIII, as the General Partner reasonably may require to comply with this Article XIII.

(b)              Effect of Assignment Without Substitution. An Assignee of Units who does not become a Substitute Limited Partner in accordance with this Section 13.3 and who desires to make a further Assignment of his Units shall be subject to all of the provisions of Sections 13.2, 13.3 and 13.4 to the same extent and in the same manner as a Limited Partner desiring to make an Assignment of his Units. Failure or refusal of the General Partner to admit an Assignee as a Substitute Limited Partner, if the Assignment otherwise complies with Section 13.2, and subsection (c) thereof in particular, shall not affect the right of the Assignee to receive Distributable Cash and the share of Income or Loss to which his predecessor in interest would have been entitled in accordance with Article XI and Article XIV.

(c)              Amendment of Records. The Partnership shall amend its records at least once each calendar quarter, to the extent necessary, to effect the substitution of Substitute Limited Partners.

13.4           Status of an Assigning Limited Partner. If a Limited Partner Assigns all of his Units to an Assignee who becomes a Substitute Limited Partner, the assignor Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner.

13.5           Limited Right of Presentment for Redemption of Units

(a)              Limited Right to Redeem Units. Subject to the limitations set forth below, beginning with the admission of a Limited Partner to the Partnership, each Limited Partner (other than the General Partner or its Affiliates if they own Units) may request that the Partnership Redeem, for cash, up to 100% of the Limited Partner’s Units. This right of presentment shall be subject to the limitations set forth below.

(i)	The Partnership shall never be required to Redeem any Units of any Limited Partner and shall do so only with the prior Consent of the General Partner, which is in the sole discretion of the General Partner. In this regard, the General Partner may take into consideration the time of year during which a Redemption request is made, and the effect making a Redemption would have on the Partnership’s compliance with the 2% limitation described in clause (ii), below.
(ii)	The Partnership shall not, in any calendar year, Redeem Units that, in the aggregate with all Units otherwise transferred in that calendar year, would exceed 2% of the Partnership’s total capital or profits interests as of the last day of that year.
(iii)	No Reserves shall be established by the Partnership for the Redemption of Units. The availability of funds for the Redemption of any Unit shall be subject to the availability of sufficient Cash Flow. Furthermore, Units may be Redeemed only if the Redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of the Partnership’s taxable year or its federal income tax status as a partnership, all as determined in the sole discretion of the General Partner.
(iv)	The Partnership may charge a reasonable administrative fee as determined by the General Partner in its sole discretion.

(b)              Applicable Redemption Price. The Redemption price for a Limited Partner’s Units (the “Applicable Redemption Price”) will depend on when the Limited Partner presents his Units for Redemption and shall be determined as set forth below. If a Limited Partner presents his Units for Redemption:

(i)	during the Offering Period and Operating Period, the Redemption price will equal not less than $850 per Unit, less 100% of previous distributions paid to the Limited Partner per Unit; or
(ii)	during the Liquidation Period, the Redemption price will equal the equity per Unit as set forth on the Partnership’s balance sheet in its most recent periodic report filed with the Commission before
A-36

the Redemption request, less 100% of any distributions paid to the Limited Partner per Unit since the date of the balance sheet.

(c)              Procedure for Presentment. A Limited Partner desiring to have a portion or all of his Units Redeemed shall submit a written request to the General Partner on a form approved by the General Partner and duly signed by all owners on the books of the Partnership of the Units to be Redeemed. Redemption requests shall be deemed given on the earlier of the date they are:

(i)	personally delivered with receipt acknowledged; or
(ii)	mailed by certified mail, return receipt requested, postage prepaid, to the General Partner’s address set forth in this Agreement.

Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, collectively “Hardship Redemptions,” shall be treated as having been received at 12:01 a.m. ET on the day of receipt and all other Redemption requests shall be deemed received with the start of the business day during which received.

(d)              Priority of Redemption Requests. If the General Partner receives requests for the Partnership to redeem more Units than there are funds sufficient to redeem, the General Partner shall use its reasonable efforts to honor requests for Redemptions of Units with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or ERISA Plans to meet required distributions and finally as to all other Redemption requests.

(e)              Notice and Closing of Redemption of Units. Redemption requests shall be accepted or rejected quarterly following the date on which the General Partner receives a written request from any Limited Partner to Redeem the Limited Partner’s Units, and the General Partner shall deliver a written notice to the Limited Partner (the “Notice”):

(i)	stating the number, if any, of the Units to be Redeemed; and
(ii)	if appropriate:
(A)	stating the date of the Redemption of the Units, which shall be a date within 30 days following the date of the Notice;
(B)	stating the Applicable Redemption Price with respect to the Units to be Redeemed; and
(C)	advising the Limited Partner that not less than 10 days before the Redemption date stated in the Notice (the “Delivery Date”) the Limited Partner must duly execute and deliver to the Partnership all transfer instruments and other documents requested by the Partnership to evidence the Redemption of the Units. In the General Partner’s discretion, these transfer instruments and documents may be prepared by the Partnership for execution by the Limited Partner and enclosed with the Notice.

On or before the Redemption date stated in the Notice, the Partnership shall pay the Applicable Redemption Price to the Limited Partner for each Unit Redeemed if:

(i)	all of the Limited Partner’s transfer instruments and other documents requested by the Partnership are duly executed and returned to the Partnership no later than the Delivery Date stated in the Notice; and
(ii)	the transfer instruments and other documents are in good order and acceptable to the General Partner, in its sole discretion.

(f)               Effect of Redemption. If all of the Units owned by a Limited Partner are Redeemed by the Partnership, then the Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner in the Partnership.

A-37

ARTICLE XIV - DISSOLUTION AND WINDING-UP

14.1           Events Causing Dissolution. The Partnership shall be dissolved on the happening of any of the following events (each a “Dissolution Event”):

14.1(a).  Withdrawal of General Partner. The withdrawal of the General Partner, whether voluntarily or involuntarily, unless a Substitute General Partner has been admitted to the Partnership in accordance with Section 12.5.

14.1(b).  Voluntary Dissolution. The voluntary dissolution of the Partnership either by:

(i)	the General Partner with the Consent of a Majority Interest;
(ii)	the Consent of a Majority Interest without action by the General Partner.
(iii)	the Sale of all or substantially all of the assets of the Partnership not constituting a Financing Transaction, but only with the vote or Consent of the Majority Interest;
(iv)	the expiration of the Partnership’s term as set forth in Section 7.1; or
(v)	any other event that causes the dissolution or winding-up of the Partnership under the Delaware Act.

14.2           Winding Up of the Partnership; Capital Contribution by the General Partner On Dissolution

14.2(a).  Effectiveness of Dissolution. Dissolution of the Partnership shall be effective on the day on which the Dissolution Event occurs, but the Partnership shall not terminate until a certificate of termination has been filed in accordance with the Delaware Act and the assets of the Partnership have been distributed as provided in Section 14.3. Notwithstanding the dissolution of the Partnership as provided above, its business and the affairs of the Partners, as such, shall continue to be governed by this Agreement until the Partnership is terminated.

14.2(b).  Liquidation. On dissolution of the Partnership, the General Partner (or any other Person effecting the winding-up) shall liquidate the assets of the Partnership and apply and distribute the proceeds as set forth in Section 14.3. Notwithstanding anything to the contrary contained in this Article XIV, if the General Partner (or any other Person effecting the winding-up) determines that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the General Partner (or any other Person effecting the winding-up), in order to avoid the loss, may, after having notified all of the Limited Partners, to the extent not then prohibited by law, defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy the Partnership’s debts and obligations.

14.2(c).  Procedures on Liquidation. In connection with the dissolution of the Partnership:

(i)	all Income or Loss or items thereof, and all amounts required to be specially allocated for the period before final termination, shall be allocated among the Capital Accounts of the Partners in accordance with Article XI;
(ii)	if after all requirements of clause (i) of this Section 14.2(c) have been accomplished, the General Partner has a deficit balance in its Capital Account, then within 30 days the General Partner shall contribute the amount of the deficit balance to the Partnership as a Capital Contribution, provided that for this purpose, any payments made by the General Partner as co-signatory or guarantor of any Indebtedness of the Partnership that has not yet been reimbursed to the General Partner by the Partnership at the time of dissolution of the Partnership, and any amounts due and unpaid to the General Partner with respect to any Partnership Loans at the time of dissolution, shall be deemed to be Capital Contributions by the General Partner to the Partnership and any obligation of the Partnership to reimburse or repay those amounts to the General Partner shall then cease;
A-38

(iii)	the proceeds from Sales or other dispositions of all other assets of the Partnership shall be applied and distributed in liquidation of the Partnership as provided in Section 14.3; and
(iv)	the General Partner (or any other Person effecting the winding-up) shall file all certificates and other documents as may be required by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.

14.2(d).  Fees for Winding-Up. Whether the winding-up of the Partnership is effected by the General Partner or any other Person (whether selected by the Majority Interest or as required by law), either the General Partner or the other Person, as the case may be, shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third-parties rendering similar services in respect of similar entities in the same geographic location.

14.3           Application of Liquidation Proceeds On Dissolution. Following the occurrence of any Dissolution Event, the proceeds of liquidation Sales and the Sale or other disposition of the other assets of the Partnership shall be applied as follows and in the following order of priority:

(i)	first, to the payment of creditors of the Partnership in the order of priority as provided by law, except obligations to Partners or their Affiliates;
(ii)	next, to setting up any Reserve that the General Partner (or any other Person effecting the winding-up) determines is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the General Partner; the Reserve may, in the sole discretion of the General Partner (or the other Person effecting the winding-up) be deposited with an escrow agent selected by it to be held in escrow for the purpose of disbursing the Reserve in payment of any of the aforementioned contingencies, and at the expiration of the period that the General Partner (or the other Person effecting the winding-up) deems advisable, to distribute the remaining balance as provided in subsections (iii) through (vi), below;
(iii)	next, to the payment of all obligations to the Partners in proportion to, and to the extent of, advances made by them to the Partnership under the provisions of this Agreement;
(iv)	next, to the payment of all reimbursements to which the General Partner and its Affiliates may be entitled under this Agreement;
(v)	next, to the Limited Partners pro rata in proportion to their respective Adjusted Capital Contributions;
(vi)	next, prior to Payout, 1% to the General Partner and 99% to the Limited Partners; and
(vii)	thereafter, 20% to the General Partner and 80% to the Limited Partners.

14.4           No Recourse Against Other Partners. Each Limited Partner shall look solely to the assets of the Partnership for the return of, and any return on, the Limited Partner’s Capital Contribution (whether before or after a Dissolution Event). If, after the complete payment and discharge of all debts, liabilities and other obligations of the Partnership, the assets of the Partnership are insufficient to provide the return of, or a return on, the Capital Contribution of any Limited Partner, the Limited Partner shall have no recourse against any other Limited Partner, the Partnership or the General Partner, except to the extent that the General Partner is obligated to make an additional Capital Contribution to the Partnership under Section 14.2.

ARTICLE XV - FISCAL MATTERS

15.1           Title to Property and Bank Accounts. Unless trustees, nominees or other agents are used as permitted under this Agreement, all Investments and other assets of the Partnership shall be held in the name of the Partnership or its subsidiaries. The funds of the Partnership shall be deposited in the name of the Partnership in any bank account or accounts as are designated by the General Partner, and withdrawals therefrom shall be made on the signature of the General Partner or any Person or Persons as may be designated in writing by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person.

A-39

15.2           Maintenance of and Access to Basic Partnership Documents

15.2(a).  Maintenance of Documents. The General Partner shall maintain at the General Partner’s principal office, on behalf of the Partnership, the following documents:

(i)	the Participant List;
(ii)	a copy of the certificate of limited partnership and all amendments thereto, together with executed copies of any powers of attorney under which the certificate or any amendment thereto has been executed;
(iii)	copies of this Agreement and any amendments hereto;
(iv)	copies of the audited financial statements of the Partnership for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners’ equity at or for those Fiscal Years, together with the reports of the Partnership’s independent auditors with respect thereto;
(v)	copies of the Partnership’s federal, state and local income tax returns and reports, if any, for its three most recently completed Fiscal Years;
(vi)	records as required by applicable tax authorities, including those specifically required to be maintained by “reportable transactions,” if so required of the Partnership; and
(vii)	investor suitability records for Units sold for a period of no less than six years.

15.2(b).  Access to Records. Each Limited Partner and his designated representative shall be given access to the records specified in Section 15.2(a)(i) through (vi) and any other records of the Partnership that relate to the business affairs and financial condition of the Partnership, other than records under Section 15.2(a)(vii) relating to other Limited Partners, and may inspect the same and make copies of the same during normal business hours, subject to the following:

(i)	a reasonable copying charge;
(ii)	providing reasonable advance written notice to the General Partner that states the date and time of the intended visit and identifies with reasonable specificity the documents that the Limited Partner or his representative wishes to examine or copy; and
(iii)	in the case of copying the Participant List, compliance with Section 15.2(c).

15.2(c).  Maintenance of Participant List. The General Partner shall mail a copy of the Participant List to any Limited Partner or his representative within 10 days of the Partnership’s receipt of the Limited Partner’s written request therefor and a check in payment of the reasonable copying charge permitted under Section 15.2(b)(i); provided that, in connection with any request for a copy of the Participant List, the Limited Partner shall provide the certification required in the penultimate sentence of Section 15.2(d).

15.2(d).  General Partner’s Refusal to Provide Participant List. If the General Partner refuses or neglects to:

(i)	permit a Limited Partner or his representative to examine the Participant List at the General Partner’s principal office during normal business hours and with reasonable notice to the General Partner; or
(ii)	mail a copy of the Participant List to the Limited Partner or his representative as required by Section 15.2(c);
A-40

the General Partner shall be liable to the Limited Partner who requested the Participant List for the costs, including reasonable attorneys’ fees, incurred by the Limited Partner to compel production of the Participant List, and for the actual damages (if any) suffered by the Limited Partner by reason of the General Partner’s refusal or neglect.

It shall be a defense that the requesting Limited Partner failed or refused to provide the General Partner with the certification called for in the next sentence or that the actual purpose and reason for a request to inspect or copy the Participant List is to secure the Participant List or other information for the purpose of the sale, reproduction or other use thereof for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership. The General Partner shall require a Limited Partner requesting the Participant List to certify that the Participant List is not being requested for the purpose of the sale, reproduction or other use thereof for a commercial purpose unrelated to the Limited Partner’s interest in the Partnership or for any unlawful purpose. The remedies provided under this Section 15.2(d) to Limited Partners requesting to inspect or copy the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state.

15.3           Financial Books and Accounting. The General Partner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, the books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with GAAP.

15.4           Fiscal Year. Except as may otherwise be determined from time to time by the General Partner (in a manner which is consistent with the Code and the Treasury Regulations thereunder or as consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.

15.5           Reports.

15.5(a).  Quarterly Reports. Within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during the Fiscal Quarter the following written materials:

(i)	a report containing the same financial information as is contained in the Partnership’s quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended;
(ii)	a detailed statement identifying any services rendered or to be rendered to the Partnership by the General Partner or any of its Affiliates and the compensation received therefor and summarizing the terms and conditions of any contract that was not filed as an exhibit to the Registration Statement; and the requirement for this statement shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the General Partner or its Affiliates; and
(iii)	until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 11.5), a special report concerning all Investments made during the Fiscal Quarter which shall include:
(A)	a description of the types of Investments made;
(B)	the total Purchase Price paid for each category of Investment;
(C)	the amounts of cash used to acquire the Investments;
(D)	the Acquisition Fees and Acquisition Expenses paid, identified by party, in connection therewith; and
(E)	the amount of Capital Contributions, if any, that remains unexpended and uncommitted to pending Investments as of the end of the Fiscal Quarter.
A-41

15.5(b).  Annual Reports. Within 120 days after the end of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during the Fiscal Year the following written materials:

(i)	financial statements for the Partnership for the Fiscal Year, including a balance sheet as of the end of the Fiscal Year and related statements of operations, cash flows and changes in Partners’ equity, which shall be prepared in accordance with Section 15.3 and shall be accompanied by an auditor’s report containing an opinion of the Accountants;
(ii)	an analysis prepared by the General Partner (which need not be audited, but shall be reviewed by the Accountants) of distributions made to the General Partner and the Limited Partners during the Fiscal Year, separately identifying the portion (if any) of the distributions from:
(A)	Cash Flow during the period;
(B)	Cash Flow from prior periods that had been held as Reserves;
(C)	Cash Flow and/or Distributable Cash from Sales and refinancings; and
(D)	Capital Contributions originally used to establish a Reserve;
(iii)	a status report with respect to each Investment that individually represents at least 10% of the aggregate Purchase Price of the Partnership’s Investments held at the end of the Fiscal Year, which report shall state:
(A)	the condition of the Equipment and each material item thereof and of any collateral securing any Investment to which the report applies;
(B)	how the Equipment or collateral was being used as of the end of the Fiscal Year (e.g., leased, operated directly by the Partnership, or held for lease, repair or Sale);
(C)	the projected or intended use of the Equipment or collateral during the next following Fiscal Year (e.g., renew lease, lease, retire or Sale);
(D)	the remaining term of the Investment; and
(E)	such other information as may be relevant to the value or use of the Equipment or collateral as the General Partner, in good faith, deems appropriate, including a description of the method used or basis for valuation;
(iv)	a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the General Partner or its Affiliates by the Partnership during the Fiscal Year identified (and properly allocated) as to type and amount:
(A)	in the case of any fees and other compensation, the breakdown shall provide the information required under Section 15.5(a)(ii); and
(B)	in the case of reimbursed costs and expenses, the General Partner shall also prepare an allocation of the total amount of all those items in accordance with this Agreement. The cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Partnership for the Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such Accountants shall state that, in connection with the performance of the audit, they reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the General Partner or its Affiliates, the cost of whose services were reimbursed. The additional costs of the special
A-42

review required by this clause shall be itemized by the Accountants on a Program by Program basis and shall be reimbursed to the General Partner by the Partnership only to the extent that the reimbursement, when added to the cost for administrative services rendered, does not exceed the amount the Partnership would be required to pay independent third-parties for comparable administrative services in the same geographic location; and

(v)	a special report containing the information required by Section 15.5(a)(iii).

15.5(c).  Reports to State Securities Law Administrators. The General Partner shall submit to all state securities law Administrators, including Arizona, California and Ohio, if applicable, any information which the Administrator requires, including, but not limited to:

(i)	reports and statements required by this Agreement to be distributed to Limited Partners; or
(ii)	reports required to be filed with the Administrator by state securities laws, regulations or policies.

15.6           Tax Returns and Tax Information. The General Partner shall:

(i)	prepare, or cause the Accountants to prepare, in accordance with applicable laws and regulations, the Partnership’s tax returns (federal, state, local and foreign, if any) for each Fiscal Year within 75 days after the end of the Fiscal Year; and
(ii)	deliver to each Partner within 75 days after the end of the Fiscal Year a Schedule K-1 or other statement permitted under the Code or by the IRS setting forth the Partner’s share of the Partnership’s Income or Loss for the Fiscal Year.

15.7           Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary in this Agreement, shall be made by the General Partner in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with GAAP. Such decisions must be acceptable to the Accountants, and the General Partner may rely on the advice of the Accountants as to whether its decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or GAAP.

15.8           Federal Tax Elections. The Partnership, in the sole discretion of the General Partner, may make elections for federal tax purposes as follows:

15.8(a). Elections Under Section 754 of the Code. In case of a transfer of all or part of a General Partner’s Partnership Interest or a Limited Partner’s Units, the Partnership may timely elect under Section 754 of the Code (or corresponding provisions of future law), and under similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In that event, any basis adjustment attributable to the election shall be allocated solely to the transferee.

15.8(b). Other Elections. All other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the General Partner in a manner that will, in the opinion of the General Partner (as advised by Counsel or the Accountants as the General Partner deems necessary), be most advantageous to the Limited Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges that may, in accordance with applicable law and regulations, be considered to be expenses.

15.8(c). Elections Regarding Partnership Interests Issued for Services. The Partnership, the General Partner and each Limited Partner hereby agree to be legally bound by the provisions of this Section 15.8(c) and further agree that, in the General Partner’s sole discretion, the Partnership and all of its Partners may elect a safe harbor (that is the same or substantially similar to the safe harbor set forth in Internal Revenue Service Notice 2005-43 , 2005-24 I.R.B. 1221 and Proposed Treasury Regulations Section 1.83-3(l) [REG-105346-03]) under which the fair market value of a Partnership Interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest for transfers on or after the date final regulations providing the safe harbor are published in the Federal Register. If the General Partner determines that the Partnership and

A-43

all of its Partners will elect the safe harbor, which determination may be made solely in the best interests of the General Partner, then the Partnership, the General Partner and each Limited Partner further agree that:

(i)	the Partnership shall be authorized and directed to elect the safe harbor;
(ii)	the Partnership and each of its Partners (including any Person to whom a Partnership Interest is transferred in connection with the performances of services) shall comply with all requirements of the safe harbor with respect to all Partnership Interests transferred in connection with the performance of services while the election remains effective; and
(iii)	the General Partner, in its sole discretion, may cause the Partnership to terminate the safe harbor election, which determination may be made in the best interests of the General Partner.

15.9           Tax Matters Partner

15.9(a).  Designation of Tax Matters Partner. The General Partner is hereby designated the Partnership’s “Tax Matters Partner” under Section 6231(a)(7) of the Code, and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the IRS with respect to Partnership matters. The Limited Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the General Partner as Tax Matters Partner in connection with tax audits of the Partnership shall be binding in all respects on the Limited Partners, except as provided below.

15.9(b).  Duties of Tax Matters Partner. The Tax Matters Partner shall have the following duties:

(i)	to the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, number of Units and taxpayer identification number of each Limited Partner to the Secretary of the Treasury or his delegate (the “Secretary”); and
(ii)	to the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall keep each Limited Partner informed of administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Limited Partner for income tax purposes (these judicial proceedings are referred to hereinafter as “judicial review”).

15.9(c).  Indemnification of Tax Matters Partner. Subject to Section 9.3, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all of these expenses shall be made before any distributions are made from Distributable Cash. Neither the General Partner nor any Affiliate or other Person, except the Partnership, shall have any obligation to provide funds for this purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any of these proceedings, except to the extent required by law, shall be in the sole discretion of the Tax Matters Partner. The provisions on limitations of liability of the General Partner and indemnification set forth in Section 9.3 shall be fully applicable to the General Partner acting in its capacity as Tax Matters Partner.

15.9(d). Authority of Tax Matters Partner. The Tax Matters Partner is hereby authorized, but not required:

(i)	to enter into any settlement with the IRS with respect to any tax audit or judicial review of the Partnership, in which agreement the Tax Matters Partner may expressly state that the agreement shall bind the other Partners, except that the settlement agreement shall not bind any Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the IRS providing that the Tax Matters Partner does not have authority to enter into a settlement agreement on the behalf of the Partner;
(ii)	if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of the final adjustment, including the filing of a petition for
A-44

readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership’s principal place of business is located, the United States Court of Claims or any other appropriate forum;

(iii)	to intervene in any action brought by any other Partner for judicial review of a final adjustment relating to the Partnership;
(iv)	to file a request for an administrative adjustment relating to the Partnership with the IRS at any time and, if any part of the request is not allowed by the IRS, to file a petition for judicial review with respect to the request;
(v)	to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item of the Partnership required to be taken in to account by a Partner for tax purposes, or an item affected by the item; and
(vi)	to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

ARTICLE XVI - MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS

16.1           Meetings of the Limited Partners

16.1(a).  Procedure for Limited Partner Meetings. A meeting of the Limited Partners for any purpose(s) may be called by the General Partner. A meeting of the Limited Partners shall be called by the General Partner following its receipt of written request(s), either in person or by registered mail, for a meeting on any matter on which the Limited Partners may vote as set forth in this Article XVI from Limited Partners holding 10% or more of the then outstanding Units. Every request for a meeting shall state with reasonable specificity the purpose(s) for which the meeting is to be held and the text of any matter, resolution or action proposed to be voted on by the Limited Partners at the meeting. Within 10 days following the receipt of the request, the General Partner shall give Notice to all Limited Partners of the meeting in the manner and at a time and place as specified in Section 16.1(b), below. In addition, the General Partner may, and if so requested by the Limited Partners in the manner described above, shall, submit the proposed matter, resolution or action for action by Consent of the Limited Partners in lieu of a meeting.

16.1(b).  Delivery of Notice. A Notice of any meeting or action by written Consent of the Limited Partners shall be given to all Limited Partners either:

(i)	personally or by certified mail (if a meeting is being called or a Consent action is being solicited, by the General Partner on the request of the Limited Partners); or
(ii)	by regular mail (if a meeting is being called or a Consent action is being solicited, by the General Partner).

A meeting called pursuant to a Notice shall be held, or Consent action taken, neither less than 15 days nor more than 60 days after the date a Notice is distributed, subject to extension to the extent necessary to comply with applicable requirements of the Commission and Administrators. The Notice shall be delivered or mailed to each Limited Partner at his record address, or at any other address as he may have furnished in writing to the General Partner as his address for receipt of Notices and, with respect to meetings, shall state the place, date and time of the meeting (which shall be the place, date and time specified in the request for the meeting or, if none, any other place, date and time as the General Partner determines to be reasonable and convenient to the Limited Partners) and, with respect both to meetings or solicitations of Consent actions, shall state the purpose(s) for which the meeting is to be held or the Consent action is requested.

If any meeting of the Limited Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of a Majority Interest shall constitute a quorum at all meetings of the Limited Partners; provided, however, that, if there is no quorum, holders of a majority of the Units so present or so represented may adjourn the meeting from time to time without further notice, until a quorum has been obtained. No Notice of any meeting of Limited Partners need be given to any Limited Partner

A-45

who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Limited Partner otherwise entitled to Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of Notice.

16.1(c).  Record Date for Voting. For the purpose of determining the Limited Partners entitled to vote on any matter submitted to the Limited Partners at any meeting of the Limited Partners, or to take action by Consent in lieu thereof, or any adjournment thereof, the General Partner or the Limited Partners requesting the meeting may fix, in advance, a date as the record date, which shall be a date not more than 60 days nor less than 10 days prior to the meeting (or Consent action), for the purpose of that determination.

16.1(d).  Proxies. Any Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy in respect of all matters as to which the Limited Partner is entitled to participate, including matters proposed for actions by Consent. Every proxy must be signed by a Limited Partner or his attorney-in- fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

16.1(e).  Procedure at Meeting. At each meeting of the Limited Partners, the Limited Partners present or represented by proxy may adopt rules for the conduct of the meeting as they deem appropriate, provided that the rules shall not be inconsistent with the provisions of this Agreement.

16.2           Voting Rights of the Limited Partners. Subject to Section 16.3, the Limited Partners, acting by Consent of the Majority Interest, or by the vote of the Majority Interest at a meeting duly called for that purpose, may take the following actions without the concurrence of the General Partner:

(i)	amend this Agreement;
(ii)	dissolve the Partnership;
(iii)	remove the General Partner and elect one or more Substitute General Partners;
(iv)	approve or disapprove of the Sale or series of Sales of all, or substantially all, of the assets of the Partnership, except any Sale or series of Sales that is in connection with a Financing Transaction or in the ordinary course of liquidating the Partnership’s Investments after the Operating Period; and
(v)	modify or terminate on 60 days’ notice any contract or arrangement with the General Partner or any of its Affiliates to provide goods or services for the Partnership other than this Agreement, the Management, Origination and Servicing Agreement and all other contracts specifically authorized under this Agreement.

The General Partner and its Affiliates may not vote or Consent on matters submitted to the Limited Partners regarding the removal of the General Partner or regarding any transaction between the Partnership and the General Partner or any of its Affiliates. In determining the requisite percentage of Units necessary to approve a matter on which the General Partner or its Affiliates may not vote or Consent, any Units owned by the General Partner or its Affiliates shall not be included in either the numerator or the denominator.

16.3           Limitations on Action by the Limited Partners. This Agreement may not be amended by the Limited Partners to do the following:

(i)	allow the Limited Partners to take part in the control or management of the Partnership’s business or otherwise subject a Limited Partner to liability as a general partner under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own an Investment;
A-46

(ii)	alter the rights, powers, duties or obligations of the General Partner without the Consent of the General Partner;
(iii)	contract away the fiduciary duty owed to any Limited Partner by the General Partner;
(iv)	except in connection with the offer and sale of the Units as provided in this Agreement, alter the interest of any Partner in any item of Income or Loss or in distributions without the consent of each affected Partner; or
(v)	Without the consent of all of the Limited Partners, amend the provisions of this Agreement relating to how this Agreement may be amended.

ARTICLE XVII - AMENDMENTS

17.1              Amendments by the General Partner. In addition to any amendments by the Limited Partners under Section 16.2, as limited by Section 16.3, this Agreement may be amended, at any time and from time to time, by the General Partner without the Consent of a Majority Interest:

(i)	to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner in this Agreement;
(ii)	to cure any ambiguity in this Agreement, to correct or supplement any provision in this Agreement that may be inconsistent with any other provision in this Agreement, or to add any provision to this Agreement with respect to matters or questions arising under this Agreement that is not inconsistent with the other provisions of this Agreement;
(iii)	to preserve the status of the Partnership as a partnership for federal income tax purposes, or as a limited partnership under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified;
(iv)	to delete any provision of this Agreement, or add any provision to this Agreement, required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any “blue sky” commission), or by any Administrator or similar such official;
(v)	to permit the Units to fall within any exemption from the definition of “plan assets” contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations or any successor regulation or law;
(vi)	if the Partnership is advised by Counsel, the Accountants or the IRS that any allocation of Income, Loss or distribution provided for in this Agreement is unlikely to be respected for federal income tax purposes, the General Partner may amend the allocation provisions of this Agreement, in accordance with that advice to the minimum extent necessary to comply with federal income tax requirements and still effect, as nearly as practicable, the original plan of allocations and distributions set forth in this Agreement; and
(vii)	to change the name of the Partnership or the location of its principal office.

ARTICLE XVIII - POWER OF ATTORNEY

18.1              Appointment of Attorney-in-Fact. By subscribing for Units and being admitted as a Limited Partner of the Partnership under this Agreement, each Limited Partner makes, constitutes and appoints the General Partner, each authorized officer of the General Partner and each Person who thereafter becomes a Substitute General Partner during the term of the Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, the Limited Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

A-47

(i)	this Agreement, the Partnership’s certificate of limited partnership and any amendment of any thereof, including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners (or the Capital Contribution made by any Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute General Partner and any Substitute Limited Partner) to the Partnership;
(ii)	any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not the Limited Partner voted in favor of or otherwise Consented to the action;
(iii)	any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the General Partner deems advisable;
(iv)	any certificate of dissolution or cancellation of the certificate of limited partnership that may be reasonably necessary to effect the termination of the Partnership; and
(v)	any instrument or documents required to continue or terminate the business of the Partnership under Section 12.5 and Article XIV; provided that no attorney-in-fact shall take any action as attorney-in-fact for any Limited Partner if the action could in any way increase the liability of the Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of the Limited Partner under Article XI, unless (in either case) the Limited Partner has given a power of attorney to the attorney-in-fact expressly for that purpose.

18.2              Amendments to Agreement and Certificate of Limited Partnership. If, under this Agreement, any action, adoption proposal, right, power or authority requires the Consent, vote, ratification or approval of fewer than all of the Limited Partners, then, on the satisfaction of that requirement, the Consent, vote, ratification or approval shall be deemed, and each Limited Partner hereby agrees that it shall constitute, that of all of the Limited Partners for all purposes, including unanimity requirements under the Delaware Act. Limited Partners who did not respond in connection with the proposed Consent, vote, ratification or approval, if any, shall be deemed to have abstained for all purposes under this Agreement.

18.3              Power Coupled With an Interest. The grant of authority by each Limited Partner in Section 18.1:

(i)	is a special power of attorney coupled with an interest in favor of the attorney-in-fact and shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of the Limited Partner;
(ii)	may be exercised for the Limited Partner by a signature of the attorney-in-fact or by listing or referring to the names of all of the Limited Partners, including that Limited Partner, and executing any instrument with a single signature of any one of the attorneys-in-fact acting as attorney-in-fact for all of them; and
(iii)	shall survive the Assignment by any Limited Partner of all or any portion of the Limited Partner’s Units, provided that, if any Assignee of all of a Limited Partner’s Units has furnished to the General Partner a power of attorney complying with the provisions of Section 18.1 and the admission to the Partnership of the Assignee as a Substitute Limited Partner has been approved by the General Partner, this power of attorney shall survive the Assignment with respect to the assignor Limited Partner for the sole purpose of enabling the attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect the Assignment and admission and shall thereafter terminate with respect to the assignor Limited Partner.
A-48

ARTICLE XIX - GENERAL PROVISIONS

19.1              Notices, Approvals and Consents. All Notices, approvals, Consents or other communications under this Agreement shall be in writing and signed by the party giving the same and, except as otherwise specifically provided in this Agreement, shall be deemed to have been delivered when the same are deposited in the United States mail and sent by first class or certified mail, postage prepaid; hand delivered; sent by overnight courier; or sent by facsimile and confirmed by telephone during normal business hours.

In each case, delivery shall be made to the parties at the addresses set forth below or at any other addresses as the parties may designate by Notice to the Partnership as specified in Section 5.1:

(i)	if to the Partnership: SQN AIF IV, L.P., c/o SQN AIF IV GP, LLC, 110 William Street, 26th Floor, New York, New York 10038; Telephone Number: (212) 422-2166; Fax Number: (877) 214-1425.
(ii)	if to the General Partner: SQN AIF IV GP, LLC, 110 William Street, 26th Floor, New York, New York 10038; Telephone Number: (212) 422-2166; Fax Number: (877) 214-1425.
(iii)	if to any Limited Partner, at the address set forth in the Limited Partner’s Subscription Agreement unless a different address has been provided to the Partnership under Section 5.1.

19.2              Further Assurances. The Partners agree to execute, acknowledge and deliver all further instruments and do all further acts and things as may reasonably be necessary to carry out the intent and purpose of this Agreement.

19.3              Captions. Captions contained in this Agreement are inserted only as a matter of convenience and do not define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement.

19.4              Binding Effect. Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of, or be enforceable by, any creditor of the Partnership.

19.5              Severability. If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement and any other application thereof shall not be affected or impaired in any way thereby, and the remaining provisions shall be interpreted consistently with the omission of the invalid, illegal or unenforceable provision or applicable thereof.

19.6              Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings of the parties in connection with the subject matter of this Agreement that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict the express provisions of this Agreement.

19.7              Applicable Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof that would apply the laws of another jurisdiction.

19.8              Counterparts. This Agreement may be signed by each party to this Agreement on a separate counterpart (including, in the case of a Limited Partner, a separate Subscription Agreement or signature page executed by one or more the Partners), but all counterparts, when taken together, shall constitute but one and the same instrument.

19.9              Creditors. No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor.

19.10           Successors and Assigns. Each and every covenant, term, provision and agreement contained in this Agreement shall be binding on and inure to the benefit of the successors and assigns of the respective parties to this Agreement. In furtherance of, and not in limitation of, the foregoing, the General Partner may assign, as collateral security or otherwise, any items of compensation

A-49

payable to it under the terms of this Agreement. Notwithstanding the assignment, if any, however, the General Partner, and not the assignee, shall remain solely liable for the General Partner’s obligations under this Agreement.

19.11           Waiver of Action for Partition. Each of the parties to this Agreement irrevocably waives during the term of the Partnership any right that he may have to maintain any action for partition with respect to the Partnership’s Investments and other property and assets.

A-50

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this     day of         , 2012.

GENERAL PARTNER:

SQN AIF IV GP, LLC

By:
Name:
Its:

ORIGINAL LIMITED PARTNER:

SQN CAPITAL MANAGEMENT, LLC

By:
Name:
Its:

LIMITED PARTNERS:

By: SQN AIF IV GP, LLC, as Attorney in Fact

By:
Name:
Its:
A-51

APPENDIX B

PRIOR PERFORMANCE TABLES

The following unaudited tables disclose certain information relating to the performance, operations and investment for three private equipment leasing and finance programs and one publicly registered equipment leasing and finance program sponsored by our Investment Manager (collectively, the “Prior Funds”):

•	SQN Alternative Investment Fund I, LLC (“SQN I”), a private program created in December 2007 that entered a four-year liquidation period that began on February 12, 2011 and is anticipated to end on February 11, 2015;
•	SQN Alternative Investment Fund II, LLC (“SQN II”), a private program created in April 2009 that entered a four-year liquidation period that began on April 15, 2012 and is anticipated to end on April 14, 2016;
•	SQN Special Opportunity Fund, LLC (“SQN SOF”), a private program created in September 2010; and
•	SQN Alternative Investment Fund III, L.P. (“SQN III”), a publicly registered program created in March 2010.

All four Prior Funds were previously sponsored by our Investment Manager or its affiliates and, except for SQN SOF, had or have investment objectives similar to our investment objectives. SQN SOF is a direct participation program designed to make investments in modular accommodations and panelized structures used as classrooms, dormitories, hospitals, nurseries, clinics and government facilities and programs. As such, its investment objectives are much narrower and therefore differ from the other Prior Funds. Accordingly, SQN SOF has been excluded from certain tables.

The purpose of this prior performance information is to enable you to evaluate accurately the experience of our Investment Manager and its affiliates. A summary of the information provided in these Prior Performance Tables can be found in the prospectus under the heading “Other Programs Managed by our Investment Manager or its Affiliates.”

The results of the Prior Funds should not be considered indicative of the likely results of the Fund. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Funds will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

Additional information concerning SQN III is contained in its Annual Reports on Form 10-K (without exhibits) filed with the Securities and Exchange Commission, which may be obtained without charge, upon request to Investor Relations, SQN AIF IV, L.P., 110 William Street, 26th Floor, New York, New York 10038. The telephone number is (800) 258-6610. If exhibit copies are requested, a copying charge of $0.20 per page applies. In addition, all of SQN III’s public filings, including its Annual Report, can be found free of charge on the website of the Securities and Exchange Commission at http://www.sec.gov.  Neither the Annual Report nor any other public filings are incorporated by reference into this prospectus and such filings are not deemed to be a part of this prospectus.

Additionally, see Table VI “Acquisition of Assets by Programs,” which is contained in Part II to the registration statement, as amended, of which this prospectus is a part.

Purchasers of interests in the Fund being offered by this prospectus will not acquire any ownership interest in any of the Prior Funds and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Funds.

B-1

Table I

Experience in Raising and Investing Funds

December 31, 2013

(Unaudited)

The following table sets forth certain information as of December 31, 2013 concerning the experience of SQN Capital Management, LLC in raising and investing funds in all prior direct participation programs the offering period of which has closed in the most recent three years. The Prior Funds, other than SQN SOF, have the same investment strategy and target investment community as SQN AIF IV, L.P. SQN SOF is a direct participation program designed to make investments in modular accommodations and panelized structures used as classrooms, dormitories, hospitals, nurseries, clinics and government facilities and programs. As such, its investment objectives are much narrower and therefore differ from the other Prior Funds. As private programs, SQN I, SQN II and SQN SOF were limited to 100 accredited investors. SQN III is a publicly registered program.

Program Name	SQN I		SQN II		SQN SOF		SQN III
		% of Dollar		% of Dollar		% of Dollar		% of Dollar
		Amount Raised		Amount Raised		Amount Raised		Amount Raised
Dollar amount offered	$15,000,000		$15,000,000		$10,000,000		$50,000,000
Dollar amount raised	$6,957,500	100%	$6,870,500	100%	$7,673,000	100%	$27,861,100	100%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$—	0.00%	$—	0.00%	$—	0.00%	$555,222	1.99%
Organizational and offering expenses	$137,985	1.98%	$148,861	2.17%	$180,000	2.35%	$557,222	2.00%
Investor relations	$—	0.00%	$—	0.00%	$—	0.00%	$—	0.00%
Reserves	$50,000	0.72%	$50,000	0.73%	$50,000	0.65%	$50,000	0.18%
Offering proceeds available for investment	$6,819,515	98.02%	$6,721,639	97.83%	$7,493,000	97.65%	$26,748,656	96.01%
Total assets acquired	$7,834,800	112.61%	$10,891,707	158.53%	$7,749,223	100.99%	$36,234,027	130.05%
Percent leverage (mortgage financing divided by total acquisition cost)	$—	0.00%	$—	0.00%	$—	0.00%	$—	0.00%
Date offering began	12-Feb-08		15-Apr-09		15-Sep-10		17-Mar-11
Length of offering (in months)	13		15		24		24
Months to invest 90% of amount available for investment	10		13		22		27

Investors in the Fund should not expect results comparable to those of the Prior Funds.
Prior performance is not indicative of future performance.

B-2

Table II

Compensation to SQN Capital Management, LLC and Affiliates

December 31, 2013

(Unaudited)

The following table sets forth certain information as of December 31, 2013 concerning the compensation received by SQN Capital Management, LLC and its affiliates from all prior programs the offering period of which has closed in the most recent three years. The Prior Funds, other than SQN SOF, have the same investment strategy and target investment community as SQN AIF IV, L.P. SQN SOF is a direct participation program designed to make investments in modular accommodations and panelized structures used as classrooms, dormitories, hospitals, nurseries, clinics and government facilities and programs. As such, its investment objectives are much narrower and therefore differ from the other Prior Funds. As private programs, SQN I, SQN II and SQN SOF were limited to 100 accredited investors. SQN III is a publicly registered program. It is anticipated that, as a publicly registered program, SQN AIF IV, L.P. will have more associated expenses than the private programs.

Program Name	SQN I	SQN II	SQN SOF	SQN III
Date offering commenced	12-Feb-08	15-Apr-09	15-Sep-10	17-Mar-11
Dollar amount raised	$6,957,500	$6,870,500	$7,673,000	$27,861,100
Amount paid to SQN Capital Management LLC and affiliates:
Underwriting fees	$—	$—	$—	$—
Organizational and offering expenses	$137,985	$148,861	$180,000	$557,222
Investor relations	$—	$—	$—	$—
Dollar amount of cash generated from operations before deducting payments to sponsor	$2,717,237	$5,065,011	$1,964,923	$4,859,225
Amount paid to sponsor from operations:
Management fees	$1,399,957	$1,696,000	$—	$1,805,031
Acquisition fees	$—	$—	$—	$—
Debt placement fees	$—	$—	$—	$—
Remarketing fees	$—	$—	$—	$—
Administrative expense reimbursements	$—	$—	$565,953	$—
Other fees	$—	$—	$—	$—

Investors in the Fund should not expect results comparable to those of the Prior Funds.
Prior performance is not indicative of future performance.

B-3

Table III

Operating Results of Prior Programs

December 31, 2013

(Unaudited)

The following tables summarize the operating results for the three years ended December 31, 2013 for all prior programs the offering periods of which closed in the most recent five years. All prior programs, except for SQN SOF, have the same investment strategy and target investment community as SQN AIF IV, L.P. SQN SOF is a direct participation program designed to make investments in modular accommodations and panelized structures used as classrooms, dormitories, hospitals, nurseries, clinics and government facilities and programs. As such, its investment objectives are much narrower and therefore differ from the other prior programs. SQN I, SQN II and SQN SOF are private programs. SQN III is a publicly registered program.

As equipment leasing programs, SQN I, SQN II, SQN SOF, SQN III and SQN AIF IV, L.P. are expected to generate book losses during their operating periods while making distributions to investors.

Except for cash and tax information, the information provided in Table III is presented using accounting principles generally accepted in the United States of America (“GAAP”).

Investors in the Fund should not expect results comparable to those of the Prior Funds.

Prior performance is not indicative of future performance.

B-4

Table III

Operating Results of Prior Programs (continued)

December 31, 2013

(Unaudited)

SQN I

	Years Ended December 31,
	2013	2012	2011
Revenues	$1,093,233	$68,427	$123,907
Profit on sale of assets	11,771	82,994	133,504
Gross revenue	1,105,004	151,421	257,411
Less:
Impairment loss	—	—	143,597
Management fees - Manager	211,725	211,725	211,725
Professional fees	73,760	67,318	67,619
Fund administration expense	21,074	21,232	15,127
Depreciation	178,300	9,789	2,720
Other expenses	25,524	1,949	1,752
Interest expense	217,576
Foreign currency transaction loss (gain)	(3,359)	(15,917)	(15,724)
Net income (loss) - GAAP basis	$380,404	$(144,675)	$(169,405)
Net income (loss) allocable to investors - GAAP basis	$376,600	$(143,228)	$(167,711)
Taxable income (loss):
- from operations	$1,020,947	$(258,971)	$(70,732)
- from gain (loss) on sale	$—	$76,074	$126,870)
Cash generated from (used in) operations	$(104,765)	$39,658	$300,995
Cash generated from sales	21,210	351,518	493,002
Cash generated from refinancings	—	—	—
Cash generated from (used in) operations, sales and refinancings	(83,555)	391,176	793,997
Less:
- cash distributions to investors from operations, sales, and refinancings	6,234,326	382,663	976,018
- cash distributions to Investment Manager from operations, sales, and refinancings	—	—	—
Cash generated from (used in) operations, sales and refinancings	$(6,317,881)	$8,513	$(182,021)
Tax and distributions data per $1,000 investment
Federal income tax results:
Taxable income (loss):
- from operations	$0.15	$(0.04)	$(0.01)
- from gain on sales	$—	$0.01	$0.02
Cash distribtions to investors source - GAAP basis
- Investment income	$(0.02)	$0.01	$0.04
- Return of capital	$0.00	0.05	0.10
Total	$(0.01)	$0.06	$0.14
Cash distribtions to investors source - cash basis
- Operations (current and/or prior periods)	$(0.02)	$0.01	$0.04
- Sales	0.00	0.05	0.10
- Refinancing	0.91	—	—
Total	$0.90	$0.06	$0.14
Amount remaining invested in fund assets at December 31, 2013	60.4%

Investors in the Fund should not expect results comparable to those of the Prior Funds.

Prior performance is not indicative of future performance.

B-5

Table III

Operating Results of Prior Programs (continued)

December 31, 2013

(Unaudited)

SQN II

	Years Ended December 31,
	2013	2012	2011
Revenues	$408,236	$729,363	$772,174
Profit on sale of assets	2,229,729	12,154	692,700
Gross revenue	2,637,965	741,517	1,464,874
Less:
Impairment loss	2,887	5,052	—
Management fees - Manager	360,000	360,000	360,000
Professional fees	62,762	67,318	67,197
Fund administration expense	18,782	24,953	17,281
Depreciation	49,737	122,968	109,295
Other expenses	6,220	14,904	23,317
Foreign currency transaction loss (gain)	36,118	(172,562)	65,517
Net income (loss) - GAAP basis	$2,101,459	$318,884	$822,267
Net income (loss) allocable to investors - GAAP basis	$2,080,444	$315,695	$814,044
Taxable income (loss):
- from operations	$41,582	$352,418	$940,673
- from gain (loss) on sale	$(135,138)	$(51,519)	$210,508
Cash generated from operations	$396,359	$1,160,241	$910,290
Cash generated from sales	5,127,633	4,122	2,927,684
Cash generated from refinancings	—	—	—
Cash generated from operations, sales and refinancings	5,523,992	1,164,363	3,837,974
Less:
- cash distributions to investors from operations, sales, and refinancings	5,496,320	1,061,052	410,731
- cash distributions to Investment Manager from operations, sales, and refinancings	—	—	—
Cash generated from operations, sales and refinancings	$27,672	$103,311	$3,427,243
Tax and distributions data per $1,000 investment
Federal income tax results:
Taxable income (loss):
- from operations	$0.01	$0.05	$0.14
- from gain on sales	$(0.02)	$(0.01)	$0.03
Cash distribtions to investors source - GAAP basis
- Investment income	$0.06	$0.15	$0.06
- Return of capital	—	—	—
Total	$0.80	$0.15	$0.06
Cash distribtions to investors source - cash basis
- Operations (current and/or prior periods)	$0.06	$0.15	$0.06
- Sales	0.75	—	—
- Refinancing	—	—	—
Total	$0.81	$0.15	$0.06
Amount remaining invested in fund assets at December 31, 2013	21.2%

Investors in the Fund should not expect results comparable to those of the Prior Funds.

Prior performance is not indicative of future performance.

B-6

Table III

Operating Results of Prior Programs (continued)

December 31, 2013

(Unaudited)

SQN SOF

	Years Ended December 31,
	2013	2012	2011
Revenues	$1,783,472	$988,347	$784,476
Profit on sale of assets	—	25,659	4,823
Gross revenue	1,783,472	1,014,006	789,299
Less:
Impairment loss	—	—	—
Expense reimbursement - manager	101,728	137,170	234,542
Professional fees	73,692	54,398	59,388
Remarketing fees	28,845	—	—
Fund administration expense	23,975	23,840	22,068
Depreciation	162,025	55,492	103,111
Other expenses	502	9,098	1,095
Foreign currency transaction loss (gain)	20,979	(19,504)	21,350
Net income (loss) - GAAP basis	$1,371,726	$753,512	$347,745
Net income (loss) allocable to investors - GAAP basis	$1,358,009	$745,977	$344,268
Taxable income (loss):
- from operations	$1,471,716	$728,329	$412,887
- from gain (loss) on sale	$—	$80,828	$—
Cash generated from operations	$975,314	$203,162	$335,723
Cash generated from sales	—	—	151,476
Cash generated from refinancings	—	—	—
Cash generated from operations, sales and refinancings	975,314	203,162	487,199
Less:
- cash distributions to investors from operations, sales, and refinancings	493,320	203,013	92,515
- cash distributions to Investment Manager from operations, sales, and refinancings	—	—	—
Cash generated from operations, sales and refinancings	$481,994	$149	$394,684
Tax and distributions data per $1,000 investment
Federal income tax results:
Taxable income (loss):
- from operations	$0.18	$0.09	$0.06
- from gain on sales	$—	$0.01	$—
Cash distribtions to investors source - GAAP basis
- Investment income	$0.06	$0.03	$0.04
- Return of capital	—	—	—
Total	$0.06	$0.03	$0.04
Cash distribtions to investors source - cash basis
- Operations (current and/or prior periods)	$0.06	$0.03	$0.04
- Sales	—	—	—
- Refinancing	—	—	—
Total	$0.06	$0.03	$0.04
Amount remaining invested in fund assets at December 31, 2013	97.2%

Investors in the Fund should not expect results comparable to those of the Prior Funds.

Prior performance is not indicative of future performance.

B-7

Table III

Operating Results of Prior Programs (continued)

December 31, 2013

(Unaudited)

SQN III

	Years Ended December 31,

	2013	2012	2011
Revenues	$2,906,969	$1,261,031	$194,830
Profit on sale of assets	41,447	—	—
Gross revenue	2,948,416	1,261,031	194,830
Less:
Impairment loss	—	—
Management fees - Manager	605,031	720,000	480,000
Professional fees	227,172	176,975	116,604
Fund administration expense	44,256	52,328	34,006
Depreciation	581,606	395,588	94,596
Other expenses	33,594	18,709	18,634
Interest expense	394,806	—	—
Foreign currency transaction loss (gain)	(680,739)	(312,351)	125,095
Net income (loss) - GAAP basis	$1,742,690	$209,782	$(674,105)
Net income (loss) allocable to investors - GAAP basis	$1,725,263	$207,684	$(667,364)
Taxable income (loss):
- from operations	$1,387,272	$80,615	$(526,896)
- from gain (loss) on sale	$(1,432,472)	$(43,116)	$—
Cash generated from (used in) operations	$1,817,572	$1,513,610	$(276,990)
Cash generated from sales	1,309,263	—	—
Cash generated from refinancings	—	—	—
Cash generated from (used in) operations, sales and refinancings	3,126,835	1,513,610	(276,990)
Less:
- cash distributions to investors from operations, sales, and refinancings	(1,530,271)	(822,671)	120,853
- cash distributions to Investment Manager from operations, sales, and refinancings	—	—	—
Cash generated from (used in) operations, sales and refinancings	$4,657,106	$2,336,281	$(397,843)
Tax and distributions data per $1,000 investment
Federal income tax results:
Taxable income (loss):
- from operations	$0.05	$0.00	$(0.06)
- from gain on sales	$(0.05)	$(0.00)	$—
Cash distributions to investors source - GAAP basis
- Investment income	$(0.06)	$(0.04)	$(0.03)
- Return of capital	—	—	—
Total	$(0.06)	$(0.04)	$(0.03)
Cash distributions to investors source - cash basis
- Operations (current and/or prior periods)	$(0.06)	$0.04	$(0.03)
- Sales	—	—	—
- Refinancing	—	—	—
Total	$(0.06)	$0.04	$(0.03)
Amount remaining invested in fund assets at December 31, 2013	70.2%
B-8

Table IV

Results of Completed Programs

December 31, 2013

(Unaudited)

No Prior Funds have completed operations in the most recent five years.

Investors in the Fund should not expect results comparable to those of the Prior Funds.

Prior performance is not indicative of future performance.

B-9

Table V

Sales or Disposals of Assets

December 31, 2013

(Unaudited)

The following tables summarize the sales and dispositions of assets as of December 31, 2013 for SQN I, SQN II and SQN III for the most recent three years. SQN SOF is a direct participation program designed to make investments in modular accommodations and panelized structures used as classrooms, dormitories, hospitals, nurseries, clinics and government facilities and programs. As such, its investment objectives are much narrower and therefore differ from the other Prior Funds. Accordingly, SQN SOF is excluded from the tables. The tables do not include transactions that have reached their initial maturity dates and have been extended and continue to produce revenue.

The information provided in Table V for SQN I, SQN II and SQN III is not presented using GAAP. The information is presented using the cash basis of accounting and only reflects the gross amount paid for leased equipment or equipment financing transactions, total cash collected from such transactions and the cash gain or loss on the transaction. GAAP would include initial direct costs associated with the acquisition of the leased equipment, depreciation and foreign currency transaction gains and losses.

SQN I
Type of Asset	Date Acquired	Date Sold	Total Acquisition Cost	Cash Proceeds	Profit (Loss)	Investment Term (Months)
IT Infrastructure	2008	2008	$14,276	$12,141	$(2,135)	3
IT Infrastructure	2008	2008	$103,505	$107,217	$3,712	5
IT Infrastructure	2008	2008	$175,269	$178,321	$3,052	5
IT Infrastructure	2008	2008	$8,438	$9,832	$1,394	6
IT Infrastructure	2008	2008	$6,233	$6,976	$743	9
IT Infrastructure	2008	2008	$3,064	$4,658	$1,594	24
IT Infrastructure	2008	2010	$30,137	$52,883	$22,746	24
IT Infrastructure	2008	2010	$41,208	$81,553	$40,345	26
IT Infrastructure	2008	2010	$4,729	$6,608	$1,879	27
IT Infrastructure	2008	2010	$19,470	$37,313	$17,843	29
IT Infrastructure	2008	2010	$1,044	$3,841	$2,797	29
IT Infrastructure	2008	2010	$8,559	$14,759	$6,200	29
Industrial Equipment	2008	2010	$3,435	$3,586	$151	30
Modular Accomodations	2008	2010	$275,066	$429,175	$154,109	31
IT Infrastructure	2008	2010	$11,890	$46,940	$35,050	33
IT Infrastructure	2008	2010	$15,223	$27,924	$12,701	33
IT Infrastructure	2008	2010	$33,834	$38,485	$4,651	33
IT Infrastructure	2008	2010	$12,081	$18,741	$6,660	33
IT Infrastructure	2008	2010	$4,030	$—	$(4,030)	35
IT Infrastructure	2008	2010	$1,627	$—	$(1,627)	35
Modular Accomodations	2008	2010	$161,639	$231,484	$69,845	27
Modular Accomodations	2008	2010	$215,505	$299,594	$84,089	11
Retail Equipment	2010	2011	$85,706	$124,970	$39,264	29
Furniture and Fixtures	2008	2011	$152,267	$210,320	$58,053	35
Medical Equipment	2008	2011	$82,381	$122,765	$40,384	29
IT Infrastructure	2009	2011	$550,045	$728,386	$178,341	38
IT Infrastructure	2008	2011	$481,093	$570,680	$89,587	37
IT Infrastructure	2008	2011	$18,987	$32,666	$13,679	42
Medical Equipment	2008	2011	$174,212	$233,843	$59,631	39
Modular Accommodations	2008	2012	$262,349	$338,901	$76,552	54
Medical Equipment	2008	2012	$14,821	$21,234	$6,413	57
IT Infrastructure	2008	2012	$54,500	$26,000	$(28,500)	51
Furniture and Fixtures	2010	2012	$75,000	$—	$(75,000)	26

Investors in the Fund should not expect results comparable to those of the Prior Funds.

Prior performance is not indicative of future performance.

B-10

Table V

Sales or Disposals of Assets (continued)

December 31, 2013

(Unaudited)

SQN II
Type of Asset	Date Acquired	Date Sold	Total Acquisition Cost	Cash Proceeds	Profit (Loss)	Investment Term (Months)
Modular Accomodation	2010	2011	$1,077,527	$1,497,905	$420,378	11
Agricultural Equipment	2010	2011	$1,301,358	$2,127,265	$825,907	13
Modular Accomodation	2009	2012	$203,885	$121,486	$(82,399)	34
IT Infrastructure	2009	2013	$289,275	$427,895	$138,620	49
Furniture and Fixtures	2009	2013	$709,130	$873,267	$164,137	43
IT Infrastructure	2010	2013	$504,737	$706,706	$201,969	39
IT Infrastructure	2010	2013	$291,400	$370,290	$78,890	34
IT Infrastructure	2010	2013	$191,576	$241,615	$50,039	31
Furniture and Fixtures	2011	2013	$937,499	$1,070,488	$132,989	27
Furniture and Fixtures	2011	2013	$491,012	$560,842	$69,830	24
Anaerobic Digestion Plant	2012	2013	$239,621	$286,479	$46,858	16
Modular Accomodation	2010	2013	$1,330,686	$2,500,000	$1,169,314	40
Aircraft Rotables	2011	2013	$875,414	$1,666,540	$791,126	21
Aircraft Rotables	2011	2013	$134,440	$419,258	$284,818	21

SQN III
Type of Asset	Date Acquired	Date Sold	Total Acquisition Cost	Cash Proceeds	Profit (Loss)	Investment Term (Months)
Entertainment and Leisure	2011	2013	$782,591	$893,020	$110,429	19
Stadium Sound System	2011	2013	$985,509	$1,326,141	$340,632	23
Entertainment and Leisure	2012	2013	$679,406	$763,567	$84,161	12
Entertainment and Leisure	2012	2013	$865,311	$964,755	$99,444	11
IT Equipment	2012	2013	$1,365,256	$1,675,271	$310,015	10
Agricultural Containers	2013	2013	$1,192,641	$806,657	$385,984	16
Modular Accommodation	2013	2013	$2,947,855	$3,208,007	$260,152	4
Marine Equipment	2013	2013	$1,388,990	$1,576,861	$187,871	2
Medical Equipment	2013	2013	$475,317	$528,820	$53,503	3
Anaerobic Digestion Plant	2013	2013	$1,993,860	$1,993,860	$—	2

Investors in the Fund should not expect results comparable to those of the Prior Funds.

Prior performance is not indicative of future performance.

B-11

APPENDIX C

SUBSCRIPTION AGREEMENT

SQN AIF IV, L.P.

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

Consult with your registered representative or financial planner regarding suitability requirements and subscriber representations.

A.	INITIAL INVESTMENT	•	Complete all of the information requested in section 1.
- Each unit costs $1,000.
- The minimum initial investment is 5 units ($5,000).
B.	FORM OF OWNERSHIP	•	Mark only one box in section 2.
		•	Consult your registered representative or investment advisor with any questions about designating the form of ownership.
C.	REGISTRATION INFORMATION	•	Complete all of the information requested in sections 3(a) through (d). If you are not a United States citizen, please specify the country of which you are a citizen.
		•	Complete section 3(c) only if you are investing in us as an IRA, ERISA Plan, Keogh plan or trust or using a qualified custodian.
D.	DIRECT DEPOSIT AND ALTERNATIVE PAYEE ELECTIONS	•	All subscribers except IRAs should complete section 6 if you wish to have our distributions to you sent to an address different from the address shown in section 3, and you should complete that section if you want direct deposit.
E.	INITIALS AND SIGNATURES	•	All investors must sign and initial the various items in section 7 to the extent applicable as indicated in the form. The signature of an authorized partner, manager or officer is required for a partnership, limited liability company or corporate investor.
F.	SUBSCRIPTION CHECKS, MAILING INSTRUCTIONS AND CONFIRMATIONS	•	If your registered representative or investment advisor notifies you that the sale of 1,200 units (or 10,000 units in the case of residents of Pennsylvania) has not been completed, checks should be made payable to “Signature Bank as Escrow Agent SQN AIF IV, L.P.” Otherwise, checks should be made payable to “SQN AIF IV, L.P. Subscription Account”. Pending receipt of subscriptions for 1,200 units, the Selling Agent and the General Partner shall (i) deposit all subscription proceeds with the Escrow Agent no later than 12:00 p.m. ET on the business day after receipt and (ii) deliver to the Escrow Agent a copy of the Subscription Agreement. Wire transfer instructions are available on request.
		•	Mailing:
- IRAs, ERISA Plans and Keogh plan investors should mail all of their subscription documents with their check and transfer instructions to their designated custodian.
- All other investors should mail all their subscription documents with their check and transfer instructions to their investment advisor, or the Selling Agent at the address below:
SQN AIF IV GP, LLC c/o Phoenix American Financial Services, Inc. 2410 Kerner Blvd. San Rafael, CA 94901 Telephone: (888) 991-1775 Fax: (415) 485-4553
		•	Mail your signed Subscription Agreement as set forth above. We will send you a confirmation letter for your records after your subscription to purchase units in us has been approved by our general partner and we will return a copy of the signed Subscription Agreement to you for your records.

YOUR SUBSCRIPTION AGREEMENT WILL NOT BE PROCESSED BY US UNLESS IT IS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL. ANY SUBSCRIPTION PAYMENT THAT IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY NOTICE OF ACCEPTANCE OF THE SUBSCRIPTION BY OUR GENERAL PARTNER TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED WITH THE DISHONORED PAYMENT.

If you have any questions about completing this Subscription Agreement, please call SQN Securities, LLC, Investor Services at (800) 258-6610.

C-1

IMPORTANT INFORMATION FOR POTENTIAL SUBSCRIBERS

•	No offer to sell our units to you may be made except by means of this Prospectus.

•	You should not rely on any oral statements made by any person, or on any written information other than this Prospectus or supplements to this Prospectus in deciding whether or not to purchase our units.

•	An investment in our units involves certain risks including, without limitation, the matters set forth in this Prospectus under the captions “Risk Factors,” “Conflicts of Interest and Fiduciary Responsibilities,” “Investment Objectives and Strategies,” and “Material U.S. Federal Income Tax Consequences.”

•	The disclosures made under the “Investor Suitability Requirements” section are not a waiver of any of your rights under the Delaware Revised Uniform Limited Partnership Act or applicable federal and state securities laws.

•	Our units are subject to substantial restrictions on transferability.

•	There will be no public market for our units.

•	It may not be possible for you to readily liquidate your units, if at all, even in the event of an emergency.

•	Any transfer of units is subject to our approval and must comply with the terms of Article XIII of our partnership agreement.

Important Information for Residents of Certain States

•	Alabama Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and similar equipment leasing programs may not exceed 10% of your liquid net worth.
•	California Investors. You must have either (i) a liquid net worth of not less than $100,000 and a gross annual income of not less than $75,000, or (ii) a liquid net worth of $250,000, in both instances exclusive of your home, home furnishings and automobiles. In addition, your investment in us may not exceed 10% of your liquid net worth.

You will receive units that have certain additional restrictions on transfer as summarized by the following legend:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

•	Connecticut Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.
•	Florida Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.
•	Illinois Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.
•	Iowa Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our affiliates may not exceed 10% of your liquid net worth, calculated exclusive of your home, home furnishings and automobiles. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments that can be liquidated within a short time, excluding investments in an IRA or other retirement plan that can be liquidated.
•	Kansas Investors. Under suitability guidelines of the Office of the Kansas Securities Commissioner, you are cautioned to carefully evaluate whether your aggregate investment in us and other similar investments should exceed 10% of your liquid net worth. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax or other penalties that may apply for early distribution.
•	Kentucky Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us may not exceed 10% of your net worth.
C-2

•	Maine Investors. It is recommended by the Maine Office of Securities that Maine investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.
•	Massachusetts Investors. Under suitability guidelines of the Massachusetts Securities Division, your aggregate investment in us and other illiquid direct participation programs may not exceed 10% of your liquid net worth. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax or other penalties that may apply for early distribution.
•	Michigan Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our Affiliated Programs may not exceed 10% of your liquid net worth.
•	Missouri Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.
•	Nebraska Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our Affiliated Programs may not exceed 10% of your net worth, calculated exclusive of your home, home furnishings and automobiles.
•	New Jersey Investors. You must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, shares of our affiliates, and other direct participation investments may not exceed ten percent (10%) of his or her liquid net worth.
•	New Mexico Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and in Affiliated Programs may not exceed 10% of your liquid net worth, calculated exclusive of your home, home furnishings and automobiles.
•	New York Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.
•	North Carolina Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.
•	North Dakota Investors. You must meet the general investor suitability requirements set forth above. In addition, you must have a net worth of at least ten times that of your investment in us.
•	Ohio Investors. It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded equipment programs to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
•	Oklahoma Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us may not exceed 10% of your net worth, calculated exclusive of your home, home furnishings and automobiles.
•	Oregon Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.
•	Pennsylvania Investors. Because the minimum offering amount is less than $20,000,000, which represents 10% of the maximum offering amount, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions. In addition, subscription proceeds of Pennsylvania investors will be held in an escrow account until we receive and accept subscriptions for at least $10,000,000 in offering proceeds. We must offer you the opportunity to rescind your subscription if we have not received subscriptions for $10,000,000 within 120 days of the date the escrow agent receives your subscription proceeds. We must repeat this offer to you every 120 days during the Offering Period until we have received and accepted subscriptions for $10,000,000.
•	Rhode Island Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.
•	South Carolina Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.
•	Texas Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.
C-3

•	Tennessee Investors. You must have (i) a minimum annual gross income of $100,000; and (ii) a minimum net worth of $100,000; or (iii) a minimum net worth of $500,000, calculated exclusive of home, home furnishings and automobile. In addition, your investment in us must not exceed 10% of your liquid net worth.
•	Vermont Investors. You must meet the general investor suitability requirements set forth above. In addition, your maximum investment in us and our affiliates may not exceed 10% of your net worth.
•	Virginia Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.
C-4

SQN USE ONLY

SUBSCRIPTION AGREEMENT	Date:
SQN AIF IV, L.P.	Number of Units:
A Delaware Limited Partnership	Blue Sky State:
Please complete electronically for expedited processing	Officer Approval:

1.	Initial Investment: ($5,000 minimum)

Initial Subscription Amount: $___________________________________________

2.	Form of Ownership:

	(check only one box)	☐	Individual	☐	Corporation	☐	Joint Tenants
		☐	Limited Liability Co.	☐	Community Property	☐	ERISA Plan
		☐	Tenants in Common	☐	Trust	☐	Custodial Agent
		☐	Partnership	☐	IRA or Keogh	☐	Other Benefit Plan Investor
		☐	Other

3.	Registration Information: (Please type and complete (a) through (d) if applicable)

(a) Individual Subscriber(s) Information

Investor Name		Telephone No.
Social Security No.		Date of Birth
Address
City	State		Zip Code
Citizenship: (check one)	☐	U.S. Citizen ☐ U.S. Resident Alien
	☐	Non-Resident of U.S. (Resident Country:	)

Co-Investor Name		Telephone No.
Social Security No.		Date of Birth
Address
City	State		Zip Code
Citizenship: (check one)	☐	U.S. Citizen ☐ U.S. Resident Alien
	☐	Non-Resident of U.S. (Resident Country:	)

(b) Entity Subscriber Information (including trusts):

Entity Name
Tax I.D. No.*		Formation Date
Jurisdiction of Formation		State File No.
Address
City	State		Zip Code
Authorized Person		Telephone No.

* Non-grantor trusts must furnish a tax ID number. Grantor trusts may furnish grantor’s social security number.

(c) Custodial Accounts: (If applicable)

Custodian Name		Custodian Acct. No.
Custodian Contact		Tax I.D. No.
Address
City	State		Zip Code
Contact Email		Telephone No.

(d) Transfer of Death Designation (minimum $5,000 per beneficiary)

Percentage	%	Beneficiary Name	Social Security No.
Percentage	%	Beneficiary Name	Social Security No.

C-1

4.	Broker-Dealer or Investment Advisor:

Firm Name		CRD No.
Firm Representative		CRD No.
Address
City	State		Zip Code
Email		Telephone No.

☐ (Check only if) This investment is made through a registered Investment Advisor whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services.

I, the above-named representative, represent and warrant that: (i) I have reviewed all applicable investor suitability requirements with the above-named investor(s); and (ii) the above-named investor(s) satisfy all applicable investor suitability requirements.

(Check One)	☐	Accredited	☐	Non-Accredited

Representative Sign Here: X

5.	Disclosure Authorization: (Check One)

☐	SQN Capital Management, LLC is authorized and instructed to provide the above named Broker-Dealer, including its representatives and agents, with all information regarding my/our investment, including without limitation all statements, confirmations, notices and annual tax information on Schedule K-1.
☐	Do not disclose information regarding my investment to anyone without my prior written instruction.

6.	Direct Deposit and Alternative Payee Elections:

Check if: ☐ You want your distributions sent to your custodial account indicated in Section 3(c).
☐	You want your distributions sent to you by direct deposit, or to a different payee and address and complete the following section:

Payee Name
ABA (Routing) No.		Account No.
Account Type		Account Holder
Address
City	State		Zip Code

7.	Initials and Signatures:

The undersigned confirms that he/she/it:

(Initials ____) (Initials ____)	Received the Prospectus at least 5 business days prior.
(Initials ____) (Initials ____)	Received a copy of the disclosures contained in the section entitled “Investor Suitability Requirements” hereof.
(Initials ____) (Initials ____)	Acknowledges that an investment in us is not liquid.
(Initials ____) (Initials ____)	Declares that, to the best of his/her/its knowledge, all applicable information in this Subscription Agreement is accurate and may be relied on by our general partner.
(Initials ____) (Initials ____)	Appoints our general partner as his/her/its attorney-in-fact as described in paragraph 2 under the section entitled “Investor Suitability Requirements” below.
(Initials ____) (Initials ____)	Meets the minimum income and net worth standards set forth in the Prospectus AND if he/she/it resides in a state for which more stringent suitability standards are required, as described in the Prospectus, he/she/it meets such applicable standards.
(Initials ____) (Initials ____)	Is purchasing the units for his/her/its own account and not with a view to distribution.
(Initials ____) (Initials ____)	Will inform us of any change in residence.

(Initials ____) (Initials ____)	Alabama Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and similar equipment leasing programs may not exceed 10% of your liquid net worth.

(Initials ____) (Initials ____)	California Investors. You must have either (i) a liquid net worth of not less than $100,000 and a gross annual income of not less than $75,000, or (ii) a liquid net worth of $250,000, in both instances exclusive of your home, home furnishings and automobiles. In addition, your investment in us may not exceed 10% of your liquid net worth.

C-2

You will receive units that have certain additional restrictions on transfer as summarized by the following legend:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

(Initials ____) (Initials ____)	Connecticut Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

(Initials ____) (Initials ____)	Florida Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

(Initials ____) (Initials ____)	Illinois Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

(Initials ____) (Initials ____)	Iowa Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our affiliates may not exceed 10% of your liquid net worth, calculated exclusive of your home, home furnishings and automobiles. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments that can be liquidated within a short time, excluding investments in an IRA or other retirement plan that can be liquidated.

(Initials ____) (Initials ____)	Kansas Investors. Under suitability guidelines of the Office of the Kansas Securities Commissioner, you are cautioned to carefully evaluate whether your aggregate investment in us and other similar investments should exceed 10% of your liquid net worth. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax or other penalties that may apply for early distribution.

(Initials ____) (Initials ____)	Kentucky Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us may not exceed 10% of your net worth.

(Initials ____) (Initials ____)	Maine Investors. It is recommended by the Maine Office of Securities that Maine investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

(Initials ____) (Initials ____)	Massachusetts Investors. Under suitability guidelines of the Massachusetts Securities Division, your aggregate investment in us and other similar illiquid direct participation programs may not exceed 10% of your liquid net worth. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax or other penalties that may apply for early distribution.

(Initials ____) (Initials ____)	Michigan Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our Affiliated Programs may not exceed 10% of your liquid net worth.

(Initials ____) (Initials ____)	Missouri Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

(Initials ____) (Initials ____)	Nebraska Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our Affiliated Programs may not exceed 10% of your net worth, calculated exclusive of your home, home furnishings and automobiles.

C-3

(Initials ____) (Initials ____)	New Jersey Investors. You must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, shares of our affiliates, and other direct participation investments may not exceed ten percent (10%) of his or her liquid net worth.

(Initials ____) (Initials ____)	New Mexico Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and in Affiliated Programs may not exceed 10% of your liquid net worth, calculated exclusive of your home, home furnishings and automobiles.

(Initials ____) (Initials ____)	New York Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

(Initials ____) (Initials ____)	North Carolina Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

(Initials ____) (Initials ____)	North Dakota Investors. You must meet the general investor suitability requirements set forth above. In addition, you must have a net worth of at least ten times that of your investment in us.

(Initials ____) (Initials ____)	Ohio Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and in Affiliated Programs may not exceed 10% of your liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

(Initials ____) (Initials ____)	Oklahoma Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us may not exceed 10% of your net worth, calculated exclusive of your home, home furnishings and automobiles.

(Initials ____) (Initials ____)	Oregon Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

(Initials ____) (Initials ____)	Pennsylvania Investors. Because the minimum offering amount is less than $20,000,000, which represents 10% of the maximum offering amount, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions. In addition, subscription proceeds of Pennsylvania investors will be held in an escrow account until we receive and accept subscriptions for at least $10,000,000 in offering proceeds. We must offer you the opportunity to rescind your subscription if we have not received subscriptions for $10,000,000 within 120 days of the date the escrow agent receives your subscription proceeds. We must repeat this offer to you every 120 days during the Offering Period until we have received and accepted subscriptions for $10,000,000.

(Initials ____) (Initials ____)	Rhode Island Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

(Initials ____) (Initials ____)	South Carolina Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

(Initials ____) (Initials ____)	Texas Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

(Initials ____) (Initials ____)	Tennessee Investors. You must have (i) a minimum annual gross income of $100,000; and (ii) a minimum net worth of $100,000; or (iii) a minimum net worth of $500,000, calculated exclusive of home, home furnishings and automobile. In addition, your investment in us must not exceed 10% of your liquid net worth.

(Initials ____) (Initials ____)	Vermont Investors. You must meet the general investor suitability requirements set forth above. In addition, your maximum investment in us and our affiliates may not exceed 10% of your net worth.
C-8

(Initials ____) (Initials ____)	Virginia Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

Your Subscription cannot be accepted without your initials and signature(s)

Sign Here:	X
		Authorized Signature	Date

Sign Here:	X
		Authorized Signature	Date

(If entity: Custodian/Trustee/Officer/Partner)

Sign Here:	X
		Authorized Signature	Date

Name
Title

8.            Investment Check and Subscription Agreement:

Return the completed Subscription Agreement, your Taxpayer Identification Certification, with a check for your initial subscription amount as set forth in Section 1 hereof made payable as indicated in Paragraph F of the Instructions for Completing the Subscription Agreement to your registered representative or investment advisor.

Acceptance of Subscription Agreement by:

SQN AIF IV, L.P.

By: SQN AIF IV GP, LLC, General Partner

By:
	Authorized Signature	Date

No. of Initial Units:

C-9

INVESTOR SUITABILITY REQUIREMENTS

1.  Subscription for Units.

•	I, by signing my name in Section 7 hereof:
(a)	subscribe for the number of units and dollar subscription amount set forth in Section 1 hereof;
(b)	agree to become a limited partner of SQN AIF IV, L.P. (“SQN IV”) on the acceptance of my subscription by SQN AIF IV GP, LLC, the general partner of SQN IV (the “General Partner”); and
(c)	adopt and agree to be bound by each and every provision of SQN IV’s partnership agreement (the “Partnership Agreement”) and my Subscription Agreement.
•	I am tendering good funds with my Subscription Agreement in full payment for the units I have subscribed for (if I am required to do so under Section 1 hereof) at the per unit subscription price applicable to me.

2.  Appointment of the General Partner as the Subscriber’s Attorney-in-Fact.

•	By signing my name in Section 7 hereof (and effective on my admission as a limited partner of SQN IV), I hereby make, constitute and appoint the General Partner, each authorized officer of the General Partner and each person who may thereafter become a substitute general partner of SQN IV, with full power of substitution, as my true and lawful attorney-in-fact, in my name, place and stead, to the full extent and for the purposes and duration set forth in Article XVIII of the Partnership Agreement (all of the terms of which are hereby incorporated in this Subscription Agreement by this reference).
•	Such purposes include, without limitation, the power to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish any of the following:
(a)	the Partnership Agreement, certificates of limited partnership and any amendment thereof, including amendments reflecting the admission or substitution of any general partner or limited partner (or their capital contributions) and any other document, certificate or instrument required to reflect the admission of any partner (including any substitute general partner and any substitute limited partner);
(b)	any other document, certificate or instrument required to reflect any action of the partners provided for in the Partnership Agreement (whether or not I voted in favor of or otherwise consented to the action);
(c)	any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which SQN IV is doing or intends to do business or that the General Partner deems advisable;
(d)	any certificate of dissolution or cancellation of the certificate of limited partnership that may be reasonably necessary to effect the termination of SQN IV; and
(e)	any instrument or papers required to continue or terminate the business of SQN IV under Section 12.5 or Article XIV of the Partnership Agreement; provided that no such attorney-in-fact shall take any action as attorney-in-fact for me if the action could in any way increase my liability beyond the liability expressly set forth in the Partnership Agreement or alter my rights under Article XI of the Partnership Agreement, unless (in either case) I have given a power of attorney to the attorney-in-fact expressly for that purpose.
•	The foregoing appointment shall not in any way limit the authority of the General Partner as my attorney-in-fact under Article XVIII of the Partnership Agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive my death, incapacity, insolvency, dissolution or termination or my delivery of any assignment of all or any portion of my units.
C-10

The above representations do not constitute a waiver of any rights that I may have under federal or state law.

3.  General Subscriber Representations.

•	As a condition to my being admitted as a limited partner of SQN IV, I represent and warrant to the General Partner and SQN IV that I have reviewed all applicable investor suitability requirements with my financial adviser and, based on such review, further represent and warrant to the General Partner and SQN IV that I:
(a)	either:
(i)	have annual gross income of at least $70,000, plus a net worth of at least $70,000 (exclusive of my investment in SQN IV, home furnishings, automobiles and equity in my home), or a net worth of at least $250,000 (determined in the same manner); or
(ii)	meet any higher investor gross income and/or net worth standards applicable to residents of my State, as set forth in the “Investor Suitability” section of the Prospectus (which begins on page v of the Prospectus);
(b)	if I am investing as an ERISA Plan, IRA, HR-10 (Keogh) plan or other benefit plan or trust or other Benefit Plan Investor, I have accurately been identified as such in Section 2 and Section 3 hereof;
(c)	have been accurately identified in Section 3 hereof as either a U.S. Citizen or a non-U.S. Citizen;
(d)	I meet the suitability requirements that are applicable to investors that are resident in my state of residence; and
(e)	if I am an individual, I am not less than 21 years of age.
•	If I am investing in a fiduciary or representative capacity, the investment is being made for one or more persons, entities or trusts, all of which meet the applicable suitability requirements described above.

4.  Additional Fiduciary and Entity Representations.

•	If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the subscriber, including, without limitation, a corporation, a partnership, an IRA, an ERISA Plan, a Keogh plan, a trust or other Benefit Plan Investor, the signatory, by signing his/her/its name in Section 7 hereof, attests that:
(a)	he or she is duly authorized to:
(i)	execute and deliver this Subscription Agreement; and
(ii)	bind the Subscriber by signing this Subscription Agreement; and
(b)	this investment is an authorized investment for the Subscriber under applicable documents and/or agreements (articles of incorporation or corporate bylaws or action, partnership agreement, trust indenture, etc.) and applicable law.

[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]

C-11

Taxpayer Identification Number Certification

Under penalties of perjury, the undersigned certifies that: (i) the tax identification number set forth in Section 3 is correct; (ii) the undersigned is a U.S. person (which includes U.S. citizens, resident aliens, entities or associations formed in the U.S. or under U.S. law, and U.S. estates and trusts.)

(Initial Once)

(Initials _____) (Initials _____)	You are not subject to backup withholding because (a) you are exempt from backup withholding under §3406(g)(1) of the Internal Revenue Code and the related regulations, or (b) you have not been notified by the Internal Revenue Service (IRS) that you are subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified you that you are no longer subject to backup withholding;

OR

(Initials _____) (Initials _____)	You are subject to backup withholding.

TRUSTS ONLY: (Initial Once)

(Initials _____) (Initials _____)	The Trust named in Section 3 is a Grantor Trust as defined by the Internal Revenue Code.

OR

(Initials _____) (Initials _____)	The Trust named in Section 3 is not a Grantor Trust as defined by the Internal Revenue Code.

Note:  If there is a change in circumstances that makes any of the information provided by you in the certification above incorrect, then you are under a continuing obligation so long as you own units in SQN IV to notify the General Partner and furnish the General Partner a new certificate within thirty (30) days of the change.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

ON YOUR EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND ITS ACCEPTANCE BY THE GENERAL PARTNER, SECTIONS 1 THROUGH 8 OF THIS SUBSCRIPTION AGREEMENT WILL BECOME A PART OF THE PARTNERSHIP AGREEMENT.

C-12

CONSENT TO ELECTRONIC DELIVERY OF OFFERING MATERIALS

SQN AIF IV, L.P. (“SQN IV”) can deliver offering materials to investors electronically. By signing the consent provided below you can choose to have SQN IV electronically deliver offering materials to you, including:

•	prospectuses;

•	prospectus supplements;

•	prospectus amendments;

•	annual, quarterly and periodic reports;

•	notices; and

•	supplemental sales material (collectively “Offering Materials”).

SQN IV may accomplish electronic delivery via:

•	posting Offering Materials to SQN Capital Management, LLC’s Internet website (http://www.sqncapital.com), whereby investors will be notified that such materials are available for viewing on the website by e-mail, physical mail or telephone;

•	sending e-mails to investors containing Offering Materials (including portable document format (.pdf) of such material); and

•	sending CD-ROMs to investors containing Offering Materials (including portable document format (.pdf) of such material).

You should note that electronic delivery may impose costs on you that you would not bear with traditional, physical mailing. You may incur Internet online costs for accessing e-mail.

At the same time, you may need to download a .pdf document viewer, such as Adobe Acrobat® in order to view Offering Materials sent as a .pdf file. You can download the Adobe Acrobat® software free of charge at http://www.adobe.com/products/reader.html.

The general partner of SQN IV (the “General Partner”) will try to provide assistance to investors in connection with electronic delivery of Offering Materials free of charge. If you are in need of such assistance, you should contact the General Partner at (212) 422-2166.

The undersigned hereby consents to electronic delivery of all Offering Materials by SQN IV in any or all of the manners described above. Information provided below as to the undersigned’s e-mail address will be used by SQN IV in lieu of different instructions from the undersigned.

The undersigned understands that he or she may revoke this consent at any time by providing timely notice of revocation to the General Partner. Revocation of such consent will act to revoke consent as to all future electronic deliveries of Offering Materials by SQN IV.

The undersigned also understands that he or she may elect to receive paper copies of Offering Materials at any time upon request, with or without revoking this consent.

The undersigned also understands that this Consent to Electronic Delivery of Offering Materials is optional and is not a part of the SQN IV Subscription Agreement, which must be executed in accordance with the instructions hereof.

Print Name

Signature	Date

E-mail Address (please print, and include domain extension [.com, .net, etc.])

C-13

No person is authorized to give any information or make any representation that is not contained in this prospectus. You must not rely on any unauthorized representations or information. This prospectus is an offer to sell only the units of limited partnership interests offered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

SQN AIF IV, L.P.

Units of Limited Partnership Interests

$1,000 per unit

PROSPECTUS

April 18, 2014

No one has been authorized to give any information or make any representations other than those contained in this prospectus in connection with this offering. If given or made, you should not rely on such information or representations as having been authorized by the General Partner. The delivery of this prospectus does not imply that its information is correct as of any time after its date. This prospectus is not an offer to sell these securities in any state to any person where the offer and sale is not permitted. Until April 2, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.